As filed with the Securities and Exchange Commission on February 11, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VERSO PAPER HOLDINGS LLC

(Exact name of registrant as specified in its charter)

DELAWARE	2621	56-2597634
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6775 Lenox Center Court, Suite 400

Memphis, Tennessee 38115-4436

(901) 369-4100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

VERSO PAPER INC.

(Exact name of registrant as specified in its charter)

DELAWARE	2621	56-2597640
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6775 Lenox Center Court, Suite 400

Memphis, Tennessee 38115-4436

(901) 369-4100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

SEE TABLE OF ADDITIONAL REGISTRANTS

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter H. Kesser, Esq.

Senior Vice President, General Counsel and Secretary

6775 Lenox Center Court, Suite 400

Memphis, Tennessee 38115-4436

(901) 369-4100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

David S. Huntington, Esq.

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

(212) 373-3000

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Note	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
11.75% Senior Secured Notes due 2019	$72,882,000	100%	$72,882,000	$9,941.10
Guarantee of 11.75% Senior Secured Notes due 2019(3)	—	—	—	(4)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Calculated pursuant to Rule 457(f) of the rules and regulations of the Securities Act.
(3)	Each of Verso Paper Holdings LLC’s domestic 100% owned subsidiaries, as of the date of this Registration Statement, except Verso Paper Inc., Bucksport Leasing LLC and Verso Quinnesec REP LLC, guarantees the 11.75% Senior Secured Notes due 2019.
(4)	See the Table of Additional Registrants on the inside facing page for table of additional registrant guarantors. Pursuant to Rule 457(n) of the rules and regulations under the Securities Act, no separate fee for the guarantees are payable.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission (“SEC”), acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Guarantor	State or Other Jurisdiction of Incorporation or Organization	Address of Registrants’ Principal Executive Offices	Primary Standard Industrial Classification Code No.	IRS Employer Identification Number
Verso Paper LLC	Delaware	6775 Lenox Center Court, Suite 400 Memphis, Tennessee 38115-4436 (901) 369-4100	2621	75-3217399

Verso Androscoggin LLC	Delaware	6775 Lenox Center Court, Suite 400 Memphis, Tennessee 38115-4436 (901) 369-4100	2621	75-3217400

Verso Bucksport LLC	Delaware	6775 Lenox Center Court, Suite 400 Memphis, Tennessee 38115-4436 (901) 369-4100	2621	75-3217402

Verso Sartell LLC	Delaware	6775 Lenox Center Court, Suite 400 Memphis, Tennessee 38115-4436 (901) 369-4100	2621	75-3217406

Verso Quinnesec LLC	Delaware	6775 Lenox Center Court, Suite 400 Memphis, Tennessee 38115-4436 (901) 369-4100	2621	75-3217404

Verso Maine Energy LLC	Delaware	6775 Lenox Center Court, Suite 400 Memphis, Tennessee 38115-4436 (901) 369-4100	2621	26-1857446

Verso Fiber Farm LLC	Delaware	6775 Lenox Center Court, Suite 400 Memphis, Tennessee 38115-4436 (901) 369-4100	2621	75-3217398

nexTier Solutions Corporation	California	6775 Lenox Center Court, Suite 400 Memphis, Tennessee 38115-4436 (901) 369-4100	2621	33-0901108

Verso Quinnesec REP Holding Inc.	Delaware	6775 Lenox Center Court, Suite 400 Memphis, Tennessee 38115-4436 (901) 369-4100	2621	27-4272864

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated February 11, 2013

PRELIMINARY PROSPECTUS

Verso Paper Holdings LLC

Verso Paper Inc.

Exchange Offer for $72,882,000

11.75% Senior Secured Notes due 2019

The Notes and the Guarantees

•

Verso Paper Holdings LLC and Verso Paper Inc. (the “Issuers”) are offering to exchange for $72,882,000 of our outstanding 11.75% Senior Secured Notes due 2019 and certain related guarantees, which we refer to collectively as the “additional senior secured notes,” a like aggregate amount of our registered 11.75% Senior Secured Notes due 2019 and certain related guarantees, which we refer to collectively as the “additional exchange notes.” The additional senior secured notes were issued on January 31, 2013. The additional exchange notes will be issued under the indenture dated as of March 21, 2012, as amended and supplemented by the First Supplemental Indenture dated as of March 29, 2012 and as further amended and supplemented by the Second Supplemental Indenture dated as of January 31, 2013. We refer to the additional senior secured notes and the additional exchange notes collectively as the “additional notes.”

•

On December 19, 2012, we exchanged $344,318,000 aggregate principal amount of our 11.75% Senior Secured Notes due 2019 and certain related guarantees, which we refer to as the “existing senior secured notes,” for a like aggregate principal amount of our registered 11.75% Senior Secured Notes due 2019 and certain related guarantees, which we refer to as the “existing exchange notes.” The additional exchange notes will bear the same CUSIP as the existing exchange notes. The additional exchange notes and the existing exchange notes will have identical terms, except as stated herein. We refer collectively to the additional senior secured notes, the additional exchange notes, the initial senior secured notes and the existing exchange notes as the “notes.”

•

The additional exchange notes will mature on January 15, 2019. We will pay interest on the additional exchange notes semi-annually on January 15 and July 15 of each year, commencing on July 15, 2013, at a rate of 11.75% per annum, to holders of record on the January 1 or July 1 immediately preceding the interest payment date.

•

The additional exchange notes will be guaranteed by Verso Paper Holdings LLC’s wholly owned domestic restricted subsidiaries (except Verso Paper Inc., Bucksport Leasing LLC and Verso Quinnesec REP LLC) that guarantee the ABL Facility and the Cash Flow Facility, each as defined herein.

•

The additional exchange notes and the related guarantees will be secured by (i) first-priority security interests in the “Notes Priority Collateral” (which generally includes most fixed assets of the Issuers and the guarantors) and (ii) second-priority security interests in the “ABL Priority Collateral” (which generally includes most inventory and accounts receivable of the Issuers and guarantors), in each case subject to certain permitted liens and as described herein.

Terms of the Exchange Offer

•	The exchange offer will expire at 11:59 p.m., New York City time, on , 2013, unless we extend it.

•	If all the conditions to this exchange offer are satisfied, we will exchange all of our additional senior secured notes that are validly tendered and not withdrawn for the additional exchange notes.

•	You may withdraw your tender of additional senior secured notes at any time before the expiration of this exchange offer.

•

The additional exchange notes that we will issue you in exchange for your additional senior secured notes will be substantially identical to your additional senior secured notes except that, unlike your additional senior secured notes, the additional exchange notes will have no transfer restrictions or registration rights.

•	The additional exchange notes that we will issue you in exchange for your additional senior secured notes are new securities with no established market for trading.

Before participating in this exchange offer, please refer to the section in this prospectus entitled “Risk Factors” beginning on page 17.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We have not applied, and do not intend to apply, for listing the notes on any national securities exchange or automated quotation system.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for additional senior secured notes where those additional senior secured notes were acquired by that broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

The date of this prospectus is                     , 2013.

We have not authorized anyone to give you any information or to make any representations about us or the transactions we discuss in this prospectus other than those contained in this prospectus. If you are given any information or representations about these matters that is not discussed in this prospectus, you must not rely on that information. This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law. The delivery of this prospectus does not, under any circumstances, mean that there has not been a change in our affairs since the date of this prospectus. Subject to our obligation to amend or supplement this prospectus as required by law and the rules of the SEC the information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities.

Until                     , 2013 (90 days after the date of this prospectus), all dealers that effect transactions in the additional exchange notes, whether or not participating in the exchange offer, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Each prospective purchaser of the additional exchange notes must comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells the notes or possesses or distributes this prospectus and must obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the additional exchange notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales, and we shall not have any responsibility therefor.

i

SUMMARY

This summary highlights important information about our business and about this exchange offer. It does not include all information you should consider before making a decision to participate in the exchange offer. For a more complete understanding of the Issuers, we urge you to carefully read this prospectus in its entirety, including the sections entitled “Risk Factors,” “Cautionary Statement Concerning Forward-Looking Statements,” and “Where You Can Find More Information” and our financial statements and the related notes. Unless otherwise noted, the terms “we,” “us” and “our” refer collectively to Verso Paper Holdings LLC, a Delaware limited liability company, and its subsidiaries. The term “Company” refers to Verso Paper Holdings LLC only and does not include any of its subsidiaries. Our definition of “Adjusted EBITDA” and other financial terms are described in footnote 3 under “—Summary Historical Financial Data.”

Our Company

We are a leading North American supplier of coated papers to catalog and magazine publishers. The coating process adds a smooth uniform layer in the paper, which results in superior color and print definition. As a result, coated paper is used primarily in media and marketing applications, including catalogs, magazines, and commercial printing applications, such as high-end advertising brochures, annual reports, and direct mail advertising.

We are one of North America’s largest producers of coated groundwood paper, which is used primarily for catalogs and magazines. We are also a low cost producer of coated freesheet paper, which is used primarily for annual reports, brochures, and magazine covers. We also produce and sell market kraft pulp, which is used to manufacture printing and writing paper grades and tissue products. Our net sales by product line for the nine months ended September 30, 2012 were approximately $889 million, $104 million and $120 million for coated paper, hardwood market pulp and other, respectively.

We currently operate eight paper machines at three mills located in Maine and Michigan. We believe our coated paper mills are among the most efficient and lowest cost coated paper mills in the world based on the cash cost of delivery to Chicago. We attribute our manufacturing efficiency, in part, to the significant historical investments made in our mills. Our mills have a combined annual production capacity of approximately 1,290,000 tons of coated paper, 165,000 tons of ultra-lightweight specialty and uncoated papers, and 930,000 tons of kraft pulp. Of the pulp that we produce, we consume approximately 635,000 tons internally and sell the rest. Our facilities are strategically located within close proximity to major publication printing customers, which affords us the ability to more quickly and cost-effectively deliver our products. The facilities also benefit from convenient and cost-effective access to northern softwood fiber, which is required for the production of lightweight and ultra-lightweight coated papers.

We sell and market our products to approximately 125 customers that comprise approximately 700 end-user accounts. We have long-standing relationships with many leading magazine and catalog publishers, commercial printers, specialty retail merchandisers and paper merchants. Our relationships with our ten largest coated paper customers average more than 20 years. We reach our end-users through several distribution channels, including direct sales, commercial printers, paper merchants, and brokers. Many of our customers provide us with forecasts of their paper needs, which allows us to plan our production runs in advance, optimizing production over our integrated mill system and thereby reducing costs and increasing overall efficiency. Our key customers include leading magazine publishers such as Condé Nast Publications, Inc., Hearst Corporation, and Time Inc.; leading catalog producers such as Uline Inc. and Sears Holdings Corporation; leading commercial printers such as Quad/Graphics, Inc., and RR Donnelley & Sons Company and leading paper merchants and brokers, such as A.T. Clayton & Co., xpedx, and Clifford Paper, Inc.

As of September 30, 2012, we had approximately 2,200 employees. For the fiscal years ended December 31, 2011, 2010, and 2009, we had net sales of $1,722.5 million, $1,605.3 million and $1,360.9 million, respectively. We had net losses of $122.5 million and $125.5 million in fiscal years 2011 and 2010, respectively, and net income of $80.7 million in fiscal year 2009. For the nine months ended September 30, 2012, we had net sales of $1,113.6 million and a net loss of $194.6 million.

Recent Developments

On January 31, 2013, the Issuers issued 11.75% Senior Secured Notes due 2019 (the “additional senior secured notes”) to certain lenders (the “Holdco Lenders”) under the credit agreement (the “Holdco Credit Agreement”) of Verso Paper Finance Holdings LLC and Verso Paper Finance Holdings Inc. (together, the “Holdco Borrowers”), in exchange for approximately $85.8 million of aggregate principal amount of the outstanding loans under the Holdco Credit Agreement (the “Holdco Loans”) and net accrued interest thereon through the closing date, at an exchange rate of 85%, pursuant to exchange agreements entered into among the Holdco Borrowers, the Issuers, the Guarantors, and the Holdco Lenders. The Issuers issued the additional senior secured notes to the Holdco Lenders in exchange for the assignment to the Holdco Borrowers of their Holdco Loans and the cancellation of such Holdco Loans. We refer to these exchange transactions collectively as the “Refinancing Transactions.”

Additional Information

Our principal executive offices are located at 6775 Lenox Center Court, Suite 400, Memphis, Tennessee 38115-4436. Our telephone number is (901) 369-4100. Our website address is www.versopaper.com. Information on or accessible through our website is not part of, and is not incorporated by reference into, this prospectus.

Corporate Structure

The chart below is a summary of the organizational structure of the Issuers and their parents and subsidiaries and illustrates the long-term debt that was outstanding as of September 30, 2012, after giving effect to the Refinancing Transactions.

(1)	Certain intermediate holding companies without material assets or obligations are not shown.
(2)	As of September 30, 2012, there was $35.0 million of debt outstanding under the ABL Facility, $43.3 million in letters of credit issued and $71.7 million available for future borrowing.
(3)	As of September 30, 2012, there was no debt outstanding under the Cash Flow Facility and $50.0 million available for future borrowing.
(4)	Including the $72.9 million of the additional senior secured notes being exchanged.
(5)	Secured by liens that are junior in priority to the additional senior secured notes.
(6)	Guarantors of the ABL Facility, the Cash Flow Facility, the notes, the secured notes, the second priority senior secured notes, the second priority senior secured floating rate notes and the senior subordinated notes include all of the domestic wholly owned operating subsidiaries of Verso Paper Holdings LLC, except Verso Paper Inc., Bucksport Leasing LLC and Verso Quinnesec REP LLC, as of the date of this prospectus, but do not include any of our future foreign subsidiaries.

Summary of the Exchange Offer

In connection with the closing of the offering of the additional senior secured notes, we entered into a registration rights agreement (as more fully described below) with Citigroup Global Markets Inc., on behalf of the holders of the additional senior secured notes. You are entitled to exchange in the exchange offer your additional senior secured notes for additional exchange notes, which are identical in all material respects to the additional senior secured notes except that:

•	the additional exchange notes have been registered under the Securities Act and will be freely tradable by persons who are not affiliated with us;

•	the additional exchange notes are not entitled to the registration rights applicable to the additional senior secured notes under the registration rights agreement; and

•	our obligation to pay additional interest on the additional senior secured notes due to the failure to consummate the exchange offer by a prior date does not apply to the additional exchange notes.

Exchange Offer	We are offering to exchange up to $72,882,000 aggregate principal amount of our additional exchange notes for a like aggregate principal amount of our additional senior secured notes.

In order to exchange your additional senior secured notes, you must properly tender them and we must accept your tender. We will exchange all outstanding additional senior secured notes that are validly tendered and not validly withdrawn. Additional senior secured notes may be exchanged only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Expiration Date	This exchange offer will expire at 11:59 p.m., New York City time, on , 2013, unless we decide to extend it. We do not currently intend to extend the expiration date.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, some of which we may waive, that include the following conditions:

•	there is no change in the laws and regulations which would impair our ability to proceed with this exchange offer,

•	there is no change in the current interpretation of the staff of the SEC permitting resales of the additional exchange notes,

•

there is no stop order issued by the SEC which would suspend the effectiveness of the registration statement which includes this prospectus or the qualification of the additional exchange notes under the Trust Indenture Act of 1939,

•	there is no litigation or threatened litigation which would impair our ability to proceed with this exchange offer, and

•	we obtain all the governmental approvals we deem necessary to complete this exchange offer.

Please refer to the section in this prospectus entitled “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering Additional Senior Secured Notes	To participate in this exchange offer, you must complete, sign and date the letter of transmittal or its facsimile and transmit it, together with your additional senior secured notes to be exchanged and all other documents required by the letter of transmittal, to Wilmington Trust, National Association, as exchange agent, at its address indicated under “The Exchange Offer—Exchange Agent.” In the alternative, you can tender your additional senior secured notes by book-entry delivery following the procedures described in this prospectus. For more information on tendering your additional senior secured notes, please refer to the section in this prospectus entitled “The Exchange Offer—Procedures for Tendering Additional Senior Secured Notes.”

Special Procedures for Beneficial Owners	If you are a beneficial owner of additional senior secured notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your additional senior secured notes in the exchange offer, you should contact the registered holder promptly and instruct that person to tender on your behalf.

Guaranteed Delivery Procedures	If you wish to tender your additional senior secured notes and you cannot get the required documents to the exchange agent on time, you may tender your additional senior secured notes by using the guaranteed delivery procedures described under the section of this prospectus entitled “The Exchange Offer—Procedures for Tendering Additional Senior Secured Notes—Guaranteed Delivery Procedure.”

Withdrawal Rights	You may withdraw the tender of your additional senior secured notes at any time before 11:59 p.m., New York City time, on the expiration date of the exchange offer. To withdraw, you must send a written or facsimile transmission notice of withdrawal to the exchange agent at its address indicated under “The Exchange Offer—Exchange Agent” before 11:59 p.m., New York City time, on the expiration date of the exchange offer.

Acceptance of Additional Senior Secured Notes and Delivery of Exchange Notes	If all the conditions to the completion of this exchange offer are satisfied, we will accept any and all additional senior secured notes that are properly tendered in this exchange offer on or before 11:59 p.m., New York City time, on the expiration date. We will return any initial note that we do not accept for exchange to you without expense promptly after the expiration date. We will deliver the additional exchange notes to you promptly after the expiration date and acceptance of your additional senior secured notes for exchange. Please refer to the section in this prospectus entitled “The Exchange Offer—Acceptance of Additional Senior Secured Notes for Exchange; Delivery of Exchange Notes.”

Federal Income Tax Considerations Relating to the Exchange Offer	Exchanging your additional senior secured notes for additional exchange notes will not be a taxable event to you for United States federal income tax purposes. Please refer to the section of this prospectus entitled “Certain U.S. Federal Income Tax Considerations.”

Exchange Agent	Wilmington Trust, National Association is serving as exchange agent in the exchange offer.

Fees and Expenses	We will pay all expenses related to this exchange offer. Please refer to the section of this prospectus entitled “The Exchange Offer—Fees and Expenses.”

Use of Proceeds	We will not receive any proceeds from the issuance of the additional exchange notes. We are making this exchange offer solely to satisfy certain of our obligations under our registration rights agreement entered into in connection with the offering of the additional senior secured notes.

Consequences to Holders Who Do Not Participate in the Exchange Offer	All untendered additional senior secured notes will continue to be subject to the restrictions on transfer provided for in the additional senior secured notes and in the indenture. In general, the additional senior secured notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register under the Securities Act any additional senior secured notes that remain outstanding after completion of the exchange offer.

Please refer to the section of this prospectus entitled “The Exchange Offer—Your Failure to Participate in the Exchange Offer Will Have Adverse Consequences.”

Resales of the Additional Exchange Notes	Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the additional exchange notes issued pursuant to the exchange offers in exchange for additional senior secured notes may be offered for resale, resold and otherwise transferred by you (unless you are our “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that you:

•	are acquiring the additional exchange notes in the ordinary course of business; and

•

have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person or entity, including any of the Issuers’ affiliates, to participate in, a distribution of the additional exchange notes.

In addition, each participating broker-dealer that receives exchange notes for its own account pursuant to the exchange offers in exchange for additional senior secured notes that were acquired as a result of market-making or other trading activity must also acknowledge that it will deliver a prospectus in connection with any resale of the additional exchange notes. For more information, see “Plan of Distribution.” Any holder of additional senior secured notes, including any broker-dealer, who

•	is our affiliate,

•	does not acquire the additional exchange notes in the ordinary course of its business, or

•	tenders in the exchange offers with the intention to participate, or for the purpose of participating, in a distribution of exchange notes,

cannot rely on the position of the staff of the SEC expressed in Exxon Capital Holdings Corporation, Morgan Stanley & Co., Incorporated or similar no-action letters and, in the absence of an exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the additional exchange notes.

Please refer to the sections of this prospectus entitled “The Exchange Offer—Procedures for Tendering Additional Senior Secured Notes—Proper Execution and Delivery of Letters of Transmittal,” “Risk Factors—Risks Related to the Exchange Offer—Some persons who participate in the exchange offer must deliver a prospectus in connection with resales of the additional exchange notes” and “Plan of Distribution.”

Summary of Terms of the Additional Exchange Notes

The summary below describes the principal terms of the additional exchange notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Additional Exchange Notes” section of this prospectus contains more detailed descriptions of the terms and conditions of the additional exchange notes.

Issuers	Verso Paper Holdings LLC, a Delaware limited liability company (the “Company”), and Verso Paper Inc., a Delaware corporation. Verso Paper Inc. is a wholly owned subsidiary of the Company and was incorporated in Delaware for the sole purpose of serving as co-issuer of the notes, our secured notes, our second priority senior secured notes, our second priority senior secured floating rate notes and our senior subordinated notes. Investors in the additional exchange notes should not expect Verso Paper Inc. to have the ability to service the interest and principal obligations on the additional exchange notes. When used in this prospectus, “Issuers” refers to the Company and Verso Paper Inc.

Notes Offered	$72,882,000 aggregate principal amount of 11.75% Senior Secured Notes due 2019.

Maturity Date	January 15, 2019; provided, however, that, if as of 45 days prior to the maturity dates of our 11.375% Senior Subordinated Notes due 2016, more than $100,000,000 of such senior subordinated notes remains outstanding, the notes will mature on that day.

Interest Rate	The additional exchange notes will accrue interest from January 15, 2013 at the rate of 11.75% per annum and will be payable in cash.

Interest Payment Dates	January 15 and July 15 of each year, commencing on July 15, 2013.

Denominations	Minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof; provided that notes may be issued in denominations of less than $2,000 solely to accommodate book-entry positions that have been created by a DTC participant in denominations of less than $2,000.

Guarantees	Our obligations under the notes will be fully and unconditionally guaranteed by the Company’s direct and indirect restricted subsidiaries (other than Verso Paper Inc., Bucksport Leasing LLC and Verso Quinnesec REP LLC) that are wholly owned domestic subsidiaries on the issue date and guarantee indebtedness under the asset based revolving facility (“ABL Facility”) and the cash flow facility (“Cash Flow Facility”).

Ranking	The notes are our senior secured obligations and:

•	rank senior in right of payment to all of the Issuers’ and the guarantors’ existing and future subordinated indebtedness;

•	rank equally in right of payment with all of the Issuers’ and the guarantors’ existing and future senior indebtedness, including our ABL Facility and our Cash Flow Facility;

•	are effectively senior to all of the Issuers’ and the guarantors’ indebtedness under the ABL Facility, to the extent of the value of the Notes Priority Collateral;

•	are effectively junior to all of the Issuers’ and the guarantors’ indebtedness under the ABL Facility, to the extent of the value of the ABL Priority Collateral;

•

are effectively senior to all of the Issuers’ and the guarantors’ indebtedness under the secured notes, second priority senior secured notes and related guarantees and the second priority senior secured floating rate notes and related guarantees, to the extent of the value of the collateral securing the additional exchange notes, and to all unsecured indebtedness of the Issuers and the guarantors;

•

are effectively pari passu with all of the Issuers’ and the guarantors’ indebtedness under the Cash Flow Facility and all future Other First-Priority Lien Obligations (as defined in the “Description of Additional Exchange Notes”), to the extent of the value of the Notes Priority Collateral; and

•

are effectively subordinated in right of payment to all existing and future indebtedness, preferred stock and other liabilities of our non-guarantor subsidiaries (other than indebtedness, preferred stock and liabilities held by an Issuer or a guarantor).

As of September 30, 2012, after giving effect to the Refinancing Transactions, the notes would have been:

•

senior to $271.6 million of secured notes and $409.3 million of existing second-lien notes, to the extent of the value of the collateral securing the additional exchange notes, and contractually senior in right of payment to $142.5 million of our senior subordinated notes; and

•

effectively junior to $35.0 million outstanding borrowings under our ABL Facility, to the extent of the value of the ABL Priority Collateral, with $43.3 million of letters of credit outstanding, leaving $71.7 million available for borrowing (based on a borrowing base of $150.7 million and a maximum committed amount of $150.0 million).

Collateral

The additional exchange notes are secured by first-priority security interests in the “Notes Priority Collateral” (which generally included most fixed assets of the Issuers and the guarantors) and by second-priority interests in the “ABL Priority Collateral” (which generally includes most inventory and accounts receivable of the Issuers and the guarantors), in each case subject to Permitted Liens (as defined in the “Description of Additional Exchange Notes”) and as described herein. The Cash Flow Facility and the existing notes (and any Other First Priority Lien Obligations) are secured by security interests in the same collateral securing the additional exchange notes and related guarantees. The security interest securing the Cash Flow Facility (and any Other First-Priority Lien Obligations) rank equal in priority with those securing the additional exchange notes and the guarantees.

Upon an enforcement action or insolvency proceedings, the proceeds from ABL Priority Collateral will be applied first to repay amounts owing under the ABL Facility before being used to repay the notes, the Cash Flow Facility or any Other First-Priority Lien Obligations, while proceeds from our Notes Priority Collateral would be first applied to repay the notes, the Cash Flow Facility and any Other First-Priority Lien Obligations.

See “Description of Additional Exchange Notes—Security for the Notes.”

Intercreditor Agreements	The right of holders of the notes and the guarantees to receive the proceeds of collateral will be contractually equal to the rights of holders of all of our obligations under the Cash Flow Facility (and any Other First-Priority Lien Obligations). The First-Lien Revolving Facility Collateral Agent (as defined in the “Description of Additional Exchange Notes”) will have the exclusive right (subject to limited exceptions) to exercise remedies and take enforcement actions on behalf of the holders of the First-Priority Lien Obligations (as defined in the “Description of Additional Exchange Notes”) relating to the collateral until such date as the principal amount of commitments outstanding under the Cash Flow Facility is less than $30.0 million. Thereafter, the Authorized First-Lien Collateral Agent (as defined in the “Description of Additional Exchange Notes”) will be appointed by holders of a majority in aggregate outstanding principal amount of the series of First-Priority Lien Obligations that is the largest principal amount of any such series, subject to the First-Lien Revolving Facility Collateral Agent continuing as the Authorized First-Lien Collateral Agent in certain cases.

The collateral agent, on behalf of the holders of the notes, the First-Lien Revolving Facility Collateral Agent and the collateral agent under the ABL Facility have entered into an intercreditor agreement as to the relative priorities of their respective security interests in the ABL Priority Collateral and the Notes Priority Collateral and certain other matters relating to the administration of security interests. So long as first-priority liens on the collateral securing the ABL Facility are outstanding, holders of the notes or lenders under the Cash Flow Facility are not entitled to enforce their security interest under the second-priority lien on such collateral.

See “Description of Additional Exchange Notes—Intercreditor Agreements.”

Optional Redemption	We may redeem the notes, in whole or part, at any time before January 15, 2015, at a redemption price equal to 100% of the principal amount thereof, plus the make-whole premium described in this prospectus, plus accrued and unpaid interest on the date of redemption.

We may redeem the notes, in whole or part, at any time on or after January 15, 2015, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during periods set forth below:

January 15, 2015 through January 14, 2016	108.813%
January 15, 2016 through January 14, 2017	105.875%
January 15, 2017 through January 14, 2018	102.938%
January 15, 2018 and thereafter	100.000%

In addition, prior to January 15, 2015 we may redeem during each 12-month period up to 10% of the aggregate principal amount of the notes at a redemption price equal to 103% of the principal amount of the notes redeemed, and we may redeem up to 35% of the original aggregate principal amount of the notes with the proceeds of qualified equity offerings at a redemption price equal to 111.75% of the principal amount of the notes redeemed, plus accrued and unpaid interest.

Change of Control	If we experience a change of control, we may be required to offer to purchase the notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest.

We might not be able to pay you the required price for the notes you present us at the time of a change of control because our ABL Facility or our Cash Flow Facility or other indebtedness may prohibit payment or we might not have enough funds at that time.

Certain Covenants	The indenture governing the notes contains covenants that, among other things, limits our ability and the ability of our subsidiaries to, among other things:

•	incur additional indebtedness;

•	pay dividends or make other distributions or repurchase or redeem our stock;

•	make investments;

•	sell assets;

•	incur certain liens;

•	enter into agreements restricting out subsidiaries’ ability to pay dividends;

•	enter into transactions with affiliates; and

•	consolidate, merge or sell all or substantially all of our assets.

These covenants are subject to important exceptions and qualifications, which are described under the heading “Description of Additional Exchange Notes” in this prospectus and will not apply so long as the notes are rated investment grade by both rating agencies.

Book-Entry Form	The additional exchange notes will be issued in registered book-entry form represented by one or more global notes to be deposited with or on behalf of DTC or its nominee. Transfers of the additional exchange notes will only be effected through facilities of DTC. Beneficial interests in the global notes may not be exchanged for certificated notes except in limited circumstances. See “Book-Entry; Delivery and Form.”

Risk Factors	You should consider all of the information contained in this prospectus before making an investment in the additional exchange notes. In particular, you should consider the risks described under “Risk Factors.”

Summary Historical Financial Data

The following table presents our summary historical financial data as of and for the periods presented. The following information is only a summary and should be read in conjunction with the financial statements included in this prospectus.

The summary historical financial data for the years ended December 31, 2009, 2010 and 2011 have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The summary historical financial data as of December 31, 2009, 2010 and 2011, and for the years ended December 31, 2009, 2010 and 2011 have been derived from, and should be read in conjunction with, our audited consolidated financial statements. The summary historical financial data as of and for the nine months ended September 30, 2011 and September 30, 2012 and the twelve months ended September 30, 2012, are derived from our unaudited consolidated financial statements and, in the opinion of our management, include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the information set forth herein. Interim financial statements are not necessarily indicative of results that may be experienced for the fiscal year or any future reporting period.

You should read the following summary historical financial data in conjunction with the Management’s Discussion and Analysis of Results of Operation and Financial Condition with respect to the relevant periods.

	Year ended December 31,			Nine months ended September 30,		Twelve months ended September 30, 2012
(Dollars and tons in millions)	2009	2010	2011	2011	2012
Statement of Operations:
Net sales	$1,360.9	$1,605.3	$1,722.5	$1,272.2	$1,113.6	$1,563.9
Costs and expenses:
Cost of products sold (exclusive of depreciation, amortization, and depletion)	1,242.7	1,410.8	1,460.3	1,066.5	962.3	1,356.1
Depreciation, amortization, and depletion	132.7	127.4	125.3	94.2	91.3	122.4
Selling, general and administrative expenses	61.7	70.9	78.0	59.8	56.3	74.5
Goodwill impairment	—	—	10.5	—	—	10.5
Restructuring and other charges	1.0	—	24.5	—	97.0	121.5

Operating income (loss)	(77.2)	(3.8)	23.9	51.7	(93.3)	(121.1)
Interest income	(0.2)	(0.1)	(1.6)	(1.2)	(1.1)	(1.5)
Interest expense	116.1	122.5	122.2	91.5	94.9	125.6
Other (income) expense, net(1)	(273.8)	(0.7)	25.8	25.9	7.5	7.4

Net income (loss)	$80.7	$(125.5)	$(122.5)	$(64.5)	$(194.6)	$(252.6)

Balance Sheet Data (at period end):
Working capital	$210.4	$162.3	$142.9	$164.9	$79.4	$79.4
Property, plant and equipment, net	1,022.6	972.7	934.7	949.4	818.7	818.7
Total assets	1,560.3	1,530.5	1,444.4	1,465.2	1,215.8	1,215.8
Total debt	1,118.3	1,172.7	1,201.1	1,200.0	1,221.9	1,221.9
Total equity (deficit)	198.0	71.4	(61.2)	6.8	(247.0)	(247.0)

Statement of Cash Flows Data:
Cash provided by (used in) operating activities	$180.1	$75.8	$14.6	$(47.6)	$(37.0)	$25.2
Cash used in investing activities	(34.1)	(98.3)	(66.2)	(47.2)	(44.6)	(63.6)
Cash (used in) provided by financing activities	(115.8)	25.4	(6.3)	(6.2)	(3.1)	(3.2)

Other Financial and Operating Data:
EBITDA(2)	$329.3	$124.3	$123.4	$120.0	$(9.5)	$(6.1)
Adjusted EBITDA(3)	76.9	132.0	202.8	155.0	99.0	146.8
Capital expenditures	(34.2)	(73.6)	(90.3)	(67.8)	(46.8)	(69.3)
Total tons sold	1,724.5	2,063.6	2,023.4	1,493.0	1,358.8	1,889.2

(1)	Other income was $273.8 million for the year ended December 31, 2009, which includes $238.9 million in net benefits from alternative fuel mixture tax credits provided by the U.S. government for our use of black liquor in alternative fuel mixtures and $31.3 million in net gains related to the early retirement of debt.
(2)	EBITDA consists of earnings before interest, taxes, depreciation, and amortization. EBITDA is a measure commonly used in our industry, and we present EBITDA to enhance your understanding of our operating performance. We use EBITDA as a way of evaluating our performance relative to that of our peers. We believe that EBITDA is an operating performance measure, and not a liquidity measure, that provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies. However, EBITDA is not a measurement of financial performance under GAAP, and our EBITDA may not be comparable to similarly titled measures of other companies. You should consider our EBITDA in addition to and not as a substitute for, or superior to, our operating or net income determined in accordance with GAAP or cash flows from operating activities, determined in accordance with GAAP.

The following table reconciles net income (loss) to EBITDA for the periods presented:

	Year ended December 31,			Nine months ended September 30,		Twelve months ended September 30, 2012
(Dollars in millions)	2009	2010	2011	2011	2012
Reconciliation of net income (loss) to EBITDA:
Net income (loss)	$80.7	$(125.5)	$(122.5)	$(64.5)	$(194.6)	$(252.6)
Interest expense, net	115.9	122.4	120.6	90.3	93.8	124.1
Depreciation, amortization, and depletion	132.7	127.4	125.3	94.2	91.3	122.4

EBITDA	$329.3	$124.3	$123.4	$120.0	$(9.5)	$(6.1)

(3)	Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is EBITDA further adjusted to eliminate the impact of certain items that we do not consider to be indicative of the performance of our ongoing operations and other pro forma adjustments permitted in calculating covenant compliance under the indentures governing our notes. You are encouraged to evaluate each adjustment and to consider whether the adjustment is appropriate. In addition, in evaluating adjusted EBITDA, you should be aware that in the future, we may incur expenses similar to the adjustments included in the presentation of adjusted EBITDA. We believe that Adjusted EBITDA is an important measure that supplements discussions and analysis of our results of operations. We believe that it is useful to investors to provide disclosures of our results of operations on the same basis as that used by management. Management relies upon Adjusted EBITDA as a primary measure to review and assess operating performance of our business and the management team. Adjusted EBITDA is also used to determine compliance with certain covenants contained in our ABL Facility and Cash Flow Facility, the notes and our other existing notes that restrict our ability to incur additional debt, make certain restricted payments or make certain acquisitions if we cannot meet specified ratios of Adjusted EBITDA to total net first-lien indebtedness and Adjusted EBITDA to fixed charges. Management and investors review both the overall performance (GAAP net income) and operating performance (Adjusted EBITDA) of our business. Adjusted EBITDA is not a measure of financial performance under GAAP, and you should consider Adjusted EBITDA in addition to and not as a substitute for, or superior to, our operating or net income determined in accordance with GAAP or cash flows from operating activities, determined in accordance with GAAP. Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies. There may also be additional adjustments to Adjusted EBITDA under the agreements governing our material debt obligations.

The following table reconciles cash flow from operations to Adjusted EBITDA for the periods presented:

	Year ended December 31,			Nine months ended September 30,		Twelve months ended September 30, 2012
(Dollars in millions)	2009	2010	2011	2011	2012
Reconciliation of cash flows to EBITDA and Adjusted EBITDA:
Cash flow from operating activities	$180.1	$75.8	$14.6	$(47.6)	$(37.0)	$25.2
Amortization of debt issuance costs	(5.3)	(5.3)	(5.0)	(3.8)	(3.7)	(4.9)
Accretion of discount on long-term debt	(2.1)	(3.7)	(4.1)	(3.1)	(1.3)	(2.3)
Interest income	(0.2)	(0.1)	(1.6)	(1.2)	(1.1)	(1.5)
Interest expense	116.1	122.5	122.2	91.5	94.9	125.6
Gain (loss) on early extinguishment	31.3	0.3	(26.1)	(26.1)	(8.2)	(8.2)
Goodwill impairment	—	—	(10.5)	—	—	(10.5)
Asset impairment	—	—	—	—	(75.7)	(75.7)
Equity award expense	(0.6)	(1.7)	(2.4)	(1.8)	(2.3)	(2.9)
Other, net	(28.4)	4.7	(1.3)	0.8	2.8	0.7
Changes in assets and liabilities, net	38.4	(68.2)	37.6	111.3	22.1	(51.6)

EBITDA	$329.3	$124.3	$123.4	$120.0	$(9.5)	$(6.1)
Alternative fuel tax credit(1)	(238.9)	—	—	—	—	—
Loss (gain) on early extinguishment of debt, net(2)	(31.3)	(0.3)	26.1	26.1	8.2	8.2
Goodwill impairment(3)	—	—	10.5	—	—	10.5
Restructuring and other charges(4)	1.0	—	24.5	—	97.0	121.5
Hedge losses (gains)(5)	—	—	7.5	—	(3.6)	3.9
Equity award expense(6)	0.6	1.7	2.4	1.8	2.3	2.9
Other items, net(7)	16.2	6.3	8.4	7.1	4.6	5.9

Adjusted EBITDA before pro forma effects of profitability program	$76.9	$132.0	$202.8	$155.0	$99.0	$146.8

(1)	Represents earnings from the federal government’s program which provides incentives for the use of alternative fuels.
(2)	Represents net losses (gains) related to debt refinancing.
(3)	Represents impairment of goodwill allocated to the coated paper segment.
(4)	Represents costs in 2012 related to the closure of the Sartell mill, costs in 2011 associated with the shut-down of three paper machines and transition costs in 2009 related to the acquisition of our business from International Paper Company.
(5)	Represents unrealized losses (gains) on energy-related derivative contracts.
(6)	Represents amortization of non-cash incentive compensation.
(7)	Represents earnings adjustments for product development costs and other miscellaneous items.

RISK FACTORS

Investing in the additional exchange notes in this exchange offer involves a high degree of risk. You should carefully consider the risk factors set forth below, as well as the other information contained in this prospectus, before participating in the exchange offer. Any of the following risks could materially and adversely affect our business, financial condition or results of operations. In addition, the risks described below are not the only risks that we face. Additional risks and uncertainties not currently known to us or those that we currently view to be immaterial could also materially and adversely affect our business, financial condition or results of operations. In any such case, you may lose all or a part of your original investment. As used herein, “existing notes” refers to our outstanding initial senior secured notes, existing exchange notes, secured notes, second priority senior secured notes, second priority senior secured floating rate notes and our senior subordinated notes.

Risks Related to the Exchange Offer

If you do not properly tender your additional senior secured notes, you will continue to hold unregistered additional senior secured notes and be subject to the same limitations on your ability to transfer additional senior secured notes.

We will only issue exchange notes in exchange for additional senior secured notes that are timely received by the exchange agent together with all required documents, including a properly completed and signed letter of transmittal. Therefore, you should allow sufficient time to ensure timely delivery of the additional senior secured notes and you should carefully follow the instructions on how to tender your additional senior secured notes. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the additional senior secured notes. If you are eligible to participate in the exchange offer and do not tender your additional senior secured notes or if we do not accept your additional senior secured notes because you did not tender your additional senior secured notes properly, then, after we consummate the exchange offer, you will continue to hold additional senior secured notes that are subject to the existing transfer restrictions and will no longer have any registration rights or be entitled to any additional interest with respect to the additional senior secured notes. In addition:

•

if you tender your additional senior secured notes for the purpose of participating in a distribution of the additional exchange notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the additional exchange notes; and

•

if you are a broker-dealer that receives exchange notes for your own account in exchange for additional senior secured notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you (i) have not entered into any arrangement or understanding with the Issuers or an affiliate of the Issuers to distribute those exchange notes and (ii) will deliver a prospectus in connection with any resale of those exchange notes.

We have agreed that, for a period of 180 days after the exchange offer is consummated, we will make this prospectus available to any broker-dealer for use in connection with any resales of the additional exchange notes.

You may have difficulty selling the additional senior secured notes that you do not exchange.

If you do not exchange your additional senior secured notes for exchange notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your additional senior secured notes described in the legend on your additional senior secured notes. The restrictions on transfer of your additional senior secured notes arise because we issued the additional senior secured notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the additional senior secured notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. Except as required by the registration rights agreements, we do not intend to register the additional senior secured notes under the Securities Act. The tender of additional senior secured notes under the exchange offer will reduce the principal amount of the currently outstanding additional senior secured notes. Due to the corresponding reduction in liquidity, this may have an adverse effect upon, and increase the volatility of, the market price of any currently outstanding additional senior secured notes that you continue to hold following completion of the exchange offer. See “The Exchange Offer—Your Failure to Participate in the Exchange Offer Will Have Adverse Consequences.”

The issuance of the additional exchange notes may adversely affect the market for the additional senior secured notes.

To the extent the additional senior secured notes are tendered and accepted in the exchange offer, the trading market for the untendered and tendered but unaccepted additional senior secured notes could be adversely affected. Because we anticipate that most holders of the additional senior secured notes will elect to exchange their additional senior secured notes for exchange notes due to the absence of restrictions on the resale of exchange notes under the Securities Act, we anticipate that the liquidity of the market for any additional senior secured notes remaining after the completion of this exchange offer may be substantially limited. Please refer to the section in this prospectus entitled “The Exchange Offer—Your Failure to Participate in the Exchange Offer Will Have Adverse Consequences.”

Some persons who participate in the exchange offer must deliver a prospectus in connection with resales of the additional exchange notes.

Based on interpretations of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1983), we believe that you may offer for resale, resell or otherwise transfer the additional exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under “Plan of Distribution,” you will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer your additional exchange notes. In these cases, if you transfer any additional exchange note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your additional exchange notes under the Securities Act, you may incur liability under the Securities Act. We do not and will not assume, or indemnify you against, this liability.

You must comply with the exchange offer procedures in order to receive new, freely tradable exchange notes.

Delivery of exchange notes in exchange for additional senior secured notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of book-entry transfer of additional senior secured notes into the exchange agent’s account at DTC, as depositary, including an agent’s message (as defined herein). We are not required to notify you of defects or irregularities in tenders of additional senior secured notes for exchange notes. Additional senior secured notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the exchange offer, certain registration and other rights under the registration rights agreements will terminate. See “The Exchange Offer—Procedures for Tendering Additional Senior Secured Notes” and “The Exchange Offer—Your Failure to Participate in the Exchange Offer Will Have Adverse Consequences.”

There is no public market for the additional exchange notes, and we do not know if a market will ever develop or, if a market does develop, whether it will be sustained. If an active market does not develop for the additional exchange notes, you may not be able to resell your exchange notes at a particular time or at favorable prices.

We cannot assure you that a liquid market for the additional exchange notes will develop or, if developed, that it will continue or that you will be able to sell your exchange notes at a particular time or that the prices that you receive when you sell the additional exchange notes will be favorable. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the additional exchange notes and we cannot assure you that any such disruptions may not adversely affect the prices at which you may sell your exchange notes.

We do not intend to apply for listing or quotation of the additional exchange notes on any securities exchange or automated quotation system. The liquidity of any market for the additional exchange notes is subject to a number of factors, including:

•	the number of holders of exchange notes;

•	our operating performance and financial condition;

•	our ability to complete the offer to exchange the additional senior secured notes for the additional exchange notes;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the additional exchange notes; and

•	prevailing interest rates.

Risks Related to Our Indebtedness

Our substantial indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, expose us to interest rate risk to the extent of our variable rate debt and prevent us from meeting our obligations under these exchange notes and our other indebtedness.

We are a highly leveraged company. As of September 30, 2012, after giving effect to the Refinancing Transactions, the principal amount of our total indebtedness was $1,299.6 million (including a $23.3 million loan from Verso Paper Finance Holdings LLC (“Verso Finance Holdings”) to Chase NMTC Verso Investment Fund). Our high degree of leverage could have important consequences, including:

•	making it more difficult for us to satisfy our obligations with respect to the additional exchange notes;

•	increasing our vulnerability to general adverse economic and industry conditions;

•

requiring us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, research and development efforts and other general corporate purposes;

•	increasing our vulnerability to and limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•

exposing us to the risk of increased interest rates as borrowings under our ABL Facility and our Cash Flow Facility and our second priority senior secured floating rate notes are subject to variable rates of interest;

•	placing us at a competitive disadvantage compared to our competitors that have less debt; and

•	limiting our ability to borrow additional funds.

The indentures governing the notes and our other existing notes, our Cash Flow Facility and our ABL Facility contain financial and other restrictive covenants that limit our ability to engage in activities that may be in our long-term best interests. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all of our debts.

In addition, our ability to make distributions to our parent is subject to restrictions in our various debt instruments. For example, the additional exchange notes and our existing notes generally limit the amount of

“restricted payments,” including dividends, that we can make to an amount generally equal to 50% of our consolidated net income (as defined in the indentures governing the notes and our other existing notes) since July 1, 2006, subject to satisfaction of certain other tests and certain exceptions. Our ABL Facility and the Cash Flow Facility will only permit dividends to fund debt service of our parent from a “cumulative credit” basket built from proceeds of equity, certain cash flow and certain other items or when certain other payment conditions are met. In addition, the indenture governing the notes and our other existing notes provide certain exceptions to this to permit additional dividends. Our ability to generate net income will depend upon various factors that may be beyond our control. A portion of our debt bears variable rates of interest so our interest expense could increase further in the future. We may not generate sufficient cash flow from operations or be permitted by the terms of our debt instruments to pay dividends or distributions to our parent in amounts sufficient to allow it to pay cash interest on its debt. If Verso Finance Holdings is unable to meet its debt service obligations, it could attempt to restructure or refinance its indebtedness or seek additional equity capital. We cannot assure you that our parent will be able to accomplish these actions on satisfactory terms, if at all.

We will require a significant amount of cash to service our indebtedness and make planned capital expenditures. Our ability to generate cash or refinance our indebtedness depends on many factors beyond our control, including general economic conditions.

Our ability to make payments on and to refinance our indebtedness, including the additional exchange notes, and to fund planned capital expenditures and research and development efforts will depend on our ability to generate cash flow in the future and our ability to borrow under our ABL Facility and our Cash Flow Facility to the extent of available borrowings. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. If adverse regional and national economic conditions persist, worsen, or fail to improve significantly, we could experience decreased revenues from our operations attributable to decreases in wholesale and consumer spending levels and could fail to generate sufficient cash to fund our liquidity needs or fail to satisfy the restrictive covenants and borrowing limitations which we are subject to under our indebtedness. Additionally, until December 31, 2009, the United States government provided an excise tax credit to taxpayers for the use of alternative fuel mixtures. As a result of our use of an alternative fuel mixture containing “black liquor,” a byproduct of pulp production, at our Androscoggin and Quinnesec mills, we recognized $238.9 million of alternative fuel mixture tax credits in the year ended December 31, 2009, including approximately $10 million for claims pending at December 31, 2009. The amount recognized in fiscal 2009 includes amounts received for claims for use of the alternative fuel mixture from September 2008 through December 2009. The tax credit, as it relates to liquid fuels derived from biomass, expired on December 31, 2009.

Based on our current and expected level of operations, we believe our cash flow from operations, available cash and available borrowings under our ABL Facility and our Cash Flow Facility, will be adequate to meet our future liquidity needs for at least the next year.

We cannot assure you, however, that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our ABL Facility and our Cash Flow Facility, or otherwise in an amount sufficient to enable us to pay our indebtedness, including the notes or to fund our other liquidity needs.

Restrictive covenants in the indentures governing the notes and our other existing notes, our ABL Facility and our Cash Flow Facility may restrict our ability to pursue our business strategies.

The indenture governing the notes and our other existing notes, our ABL Facility and our Cash Flow Facility limit our ability, among other things, to:

•	incur additional indebtedness;

•	pay dividends or make other distributions or repurchase or redeem our stock;

•	prepay, redeem or repurchase certain of our indebtedness;

•	make investments;

•	sell assets, including capital stock of restricted subsidiaries;

•	enter into agreements restricting our subsidiaries’ ability to pay dividends;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

•	enter into transactions with our affiliates; and

•	incur liens.

The Cash Flow Facility requires us to maintain a maximum total net first-lien leverage ratio of not more than 3.50 to 1.00 at any time that any portion of the facility is drawn (including outstanding letters of credit). In addition, the ABL Facility will require us to maintain a minimum fixed charge coverage ratio at any time when the average availability (defined as the lesser of the availability under the ABL Facility and the borrowing base at such time, net of any unrestricted cash) is less than the greater of (a) 10% of the lesser of (i) the borrowing base at such time and (ii) the aggregate amount of ABL Facility commitments at such time, and (b) $10.0 million. In that event, we must satisfy a minimum fixed charge coverage ratio of 1.0 to 1.0. The ABL Facility also contains certain other customary affirmative covenants and events of default. Although, on a pro forma basis, after giving effect to the Refinancing Transactions, the fixed charge coverage ratio is not in effect, even after giving effect to the Refinancing Transaction, we are in compliance with the covenant. As of September 30, 2012 and after giving effect to the Refinancing Transactions, we were not subject to the above described financial maintenance covenants.

A breach of any of these restrictive covenants could result in a default under the indentures governing the notes, our other existing notes, the Cash Flow Facility or the ABL Facility. If a default occurs, the holders of these instruments may elect to declare all borrowings thereunder outstanding, together with accrued interest and other fees, to be immediately due and payable. The lenders under our Cash Flow Facility and the ABL Facility would also have the right in these circumstances to terminate any commitments they have to provide further borrowings. If we are unable to repay our indebtedness when due or declared due, the lenders thereunder will also have the right to proceed against the collateral pledged to them to secure the indebtedness. If such indebtedness were to be accelerated, we cannot assure you that our assets would be sufficient to repay in full our indebtedness, including the additional exchange notes, and we could be forced into bankruptcy or liquidation.

Despite our current indebtedness levels, we and our subsidiaries may still be able to incur substantially more debt. This could further exacerbate the risks associated with our substantial leverage.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future, because the terms of the indentures governing the notes and our other existing notes do not and the terms of our ABL Facility and our Cash Flow Facility will not fully prohibit us or our subsidiaries from doing so. Much of this indebtedness could constitute first-priority secured obligations effectively senior to the additional exchange notes to the extent of the collateral securing it, and all of this indebtedness could constitute pari passu or junior priority secured obligations. In addition, subject to covenant compliance and certain conditions, our ABL Facility and our Cash Flow Facility will permit borrowing of up to approximately an additional $121.7 million of incremental revolving loans. If new indebtedness is added to our and our subsidiaries’ current debt levels, the related risks that we and they now face could intensify.

A downgrade in our debt ratings could result in increased interest and other financial expenses related to future borrowings, and could further restrict our access to additional capital or trade credit.

Standard and Poor’s Ratings Services (“S&P”) and Moody’s Investors Service (“Moody’s’) maintain credit ratings for us. Each of these ratings is currently below investment grade. On November 27, 2012, S&P lowered our corporate rating to B-/Stable and Moody’s lowered our corporate rating to B3/Negative. Any decision by these or other ratings agencies to downgrade our ratings further in the future could result in increased interest and other financial expenses relating to our future borrowings, and could restrict our ability to obtain financing on satisfactory terms. In addition, any further downgrades could restrict our access to, and negatively impact the terms of, trade credit extended by our suppliers of raw materials.

Risks Related to the Notes

If we default on our obligations to pay our indebtedness, we may not be able to make payments on the notes.

Any default under the agreements governing our indebtedness, including a default under our ABL Facility or our Cash Flow Facility or any other future indebtedness, that is not waived by the required lenders or a default under the indentures governing the notes and our other existing notes, and the remedies sought by the holders of such indebtedness, could make it difficult for us to pay principal, premium, if any, and interest on the notes and could substantially decrease the market value of the additional exchange notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including operating covenants, in the instruments governing our indebtedness (including covenants in our ABL Facility and our Cash Flow Facility, the indentures governing the notes and our other existing notes), we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under our ABL Facility or our Cash Flow Facility or such other indebtedness could elect to terminate their commitments, cease making further loans and initiate proceedings against our assets, and we could be forced into bankruptcy or liquidation. If we breach our covenants under our ABL Facility or our Cash Flow Facility or our other indebtedness and seek a waiver, we may not be able to obtain a waiver from the required lenders or requisite holders. If this occurs, we would be in default under the instrument governing that indebtedness, the lenders or holders could exercise their rights, as described above, and we could be forced into bankruptcy, insolvency or liquidation.

We will in most cases have control over the collateral, and the sale of particular assets by us could reduce the pool of assets securing the notes and the guarantees.

The collateral documents for each series of exchange notes allow us to remain in possession of, retain exclusive control over, freely operate, and collect, invest and dispose of any income from, the collateral securing the additional exchange notes and the related guarantees.

In addition, we will not be required to comply with all or any portion of Section 314(d) of the Trust Indenture Act of 1939 (the “TIA”) if we determine, in good faith based on advice of counsel, that, under the terms of that Section and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or such portion of Section 314(d) of the TIA is inapplicable to the released collateral. For example, so long as no default or event of default under the indenture would result therefrom and such transaction would not violate the TIA, we may, among other things, without any release or consent by the indenture trustee, conduct ordinary course activities with respect to collateral, such as selling, factoring, abandoning or otherwise disposing of collateral and making ordinary course cash payments (including repayments of indebtedness). See “Description of Additional Exchange Notes.”

There are circumstances other than repayment or discharge of the notes under which the collateral securing the notes and guarantees will be released automatically, without your consent or the consent of the trustee.

Under various circumstances, collateral securing the notes will be released automatically, including:

•	a sale, transfer or other disposition of such collateral in a transaction not prohibited under the indenture;

•	with respect to collateral held by a guarantor, upon the release of such guarantor from its guarantee; and

•	with respect to collateral that is capital stock, upon the dissolution of the issuer of such capital stock in accordance with the indenture.

Furthermore, the various intercreditor arrangements applicable to the notes, the guarantees and the liens securing them will generally impose significant limitations on the ability of holders of the notes or the collateral agent to take enforcement actions with respect to such liens until all obligations secured by senior-ranking liens are discharged. Therefore, until such time, the various agents and holders of senior lien obligations could take actions with respect to the collateral to which holders of the notes might not give their consent.

In addition, the guarantee of a subsidiary guarantor will be automatically released to the extent it is released in connection with a sale of such subsidiary guarantor in a transaction not prohibited by the indenture.

Our existing indentures also permit us to designate one or more of our restricted subsidiaries that is a guarantor of the notes as an unrestricted subsidiary. If we designate a subsidiary guarantor as an unrestricted subsidiary for purposes of the indenture governing the notes, all of the liens on any collateral owned by such subsidiary or any of its subsidiaries and any guarantees of the notes by such subsidiary or any of its subsidiaries will be released under the indenture. Designation of an unrestricted subsidiary will reduce the aggregate value of the collateral securing the notes to the extent that liens on the assets of the unrestricted subsidiary and its subsidiaries are released. In addition, the creditors of the unrestricted subsidiary and its subsidiaries will have a claim on the assets of such unrestricted subsidiary and its subsidiaries that is senior to the claim of the holders of the notes. See “Description of Additional Exchange Notes—Security for the Notes.”

The imposition of certain permitted liens will cause the assets on which such liens are imposed to be excluded from the collateral securing the notes and the guarantees. There are certain other categories of property that are also excluded from the collateral.

The indenture permits liens in favor of third parties to secure additional debt, including purchase money indebtedness and capital lease obligations, and any assets subject to such liens will be automatically excluded from the collateral securing the notes and the guarantees. Our ability to incur purchase money indebtedness and capital lease obligations is subject to the limitations as described in “Description of Additional Exchange Notes” and “Description of Senior Secured Notes.” In addition, certain categories of assets are excluded from the collateral securing the notes and the guarantees. Excluded assets include the assets of our non-guarantor subsidiaries, securities of our subsidiaries to the extent such liens would require financial statements of such subsidiaries pursuant to Rule 3-16 of Regulation S-X, for our notes, certain properties that do not secure our other indebtedness, leaseholds and motor vehicles, and the proceeds from any of the foregoing. See “Description of Additional Exchange Notes—Security for the Notes.” If an event of default occurs and the notes are accelerated, the notes and the guarantees will rank equally with the holders of other unsubordinated and unsecured indebtedness of the relevant entity with respect to such excluded property.

As of September 30, 2012, our non-guarantor subsidiaries did not have any material assets, except that Verso Quinnesec REP LLC, an unrestricted subsidiary, in connection with certain limited recourse financing, owns property, plant and equipment, including a parcel of land at the Quinnesec mill on which certain renewable energy facilities were constructed for use by the mill under a long term lease. As of September 30, 2012, Verso Quinnesec REP LLC had assets of approximately $30.7 million. As of September 30, 2012, Verso Quinnesec REP LLC had liabilities of $31.2 million, consisting in part of a $23.3 million loan owed to Chase NMTC Verso Investment Fund LLC. See “Description of Other Indebtedness—Verso Quinnesec REP.”

It may be difficult to realize the value of the collateral securing the notes.

The collateral securing the additional exchange notes is subject to any and all exceptions, defects, encumbrances, liens and other imperfections as may be accepted by the trustee for the notes and any other creditors that have the benefit of first liens on the collateral securing the notes from time to time, whether on or after the date the notes are issued. We have not analyzed the effect of, nor participated in any negotiations relating to, such exceptions, defects, encumbrances, liens and other imperfections. The existence of any such exceptions, defects, encumbrances, liens and other imperfections could adversely affect the value of the collateral securing the notes as well as the ability of the collateral agent to realize or foreclose on such collateral.

The security interest of the collateral agent is also subject to practical problems generally associated with the realization of security interests in collateral. For example, the collateral agent may need to obtain the consent of a third party to obtain or enforce a security interest in a contract. We cannot assure you that the collateral agent will be able to obtain any such consent. We also cannot assure you that the consents of any third parties will be given when required to facilitate a foreclosure on such assets. Accordingly, the collateral agent may not have the ability to foreclose upon those assets and the value of the collateral may significantly decrease.

In addition, our business requires numerous federal, state and local permits and licenses. Continued operation of properties that are the collateral for the notes depends on the maintenance of such permits and licenses may be prohibited. Our business is subject to substantial regulations and permitting requirements and may be adversely affected if we are unable to comply with existing regulations or requirements or changes in applicable regulations or requirements. In the event of foreclosure, the transfer of such permits and licenses may be prohibited or may require us to incur significant cost and expense. Further, we cannot assure you that the applicable governmental authorities will consent to the transfer of all such permits. If the regulatory approvals required for such transfers are not obtained or are delayed, the foreclosure may be delayed, a temporary shutdown of operations may result and the value of the collateral may be significantly decreased.

Delivery of security interests in certain collateral after the issue date increases the risk that the mortgages or other security interests could be avoidable in bankruptcy.

Certain collateral, including real property and after-acquired property, was secured after the issue date of the initial senior secured notes. If the grantor of such security interest were to become subject to a bankruptcy proceeding, any mortgage or security interest in certain collateral delivered after the original issue date of our initial senior secured notes, would face a greater risk than security interests in place on the issue date of being avoided by the pledgor (as debtor in possession) or by its trustee in bankruptcy as a preference under bankruptcy law if certain events or circumstances exist or occur, including if the pledgor is insolvent at the time of the pledge, the pledge permits the holders of the notes to receive a greater recovery than if the pledge had not been given and a bankruptcy proceeding in respect of the pledgor is commenced within 90 days following the pledge, or, in certain circumstances, a longer period. To the extent that the grant of any such mortgage or other security interest is avoided as a preference, you would lose the benefit of the mortgage or security interest.

State law may limit the ability of the trustee and the holders of the notes to foreclose on real property and improvements included in the collateral.

The notes are secured by, among other things, liens on real property and improvements located in various states. State laws may limit the ability of the collateral agent to foreclose on the improved real property collateral located therein. State laws govern the perfection, enforceability and foreclosure of mortgage liens against real property which secure debt obligations such as the notes. These laws may impose procedural requirements for foreclosure different from and necessitating a longer time period for completion than the requirements for foreclosure of security interests in personal property. Debtors may have the right to reinstate defaulted debt (even if it has been accelerated) before the foreclosure date by paying the past due amounts and a right of redemption after foreclosure. Governing law may also impose security first and one form of action rules, which rules can affect the ability to foreclose or the timing of foreclosure on real and personal property collateral regardless of the location of the collateral and may limit the right to recover a deficiency following a foreclosure.

The holders of the notes and the trustee also may be limited in their ability to enforce a breach of the “no liens” covenant. Some decisions of certain state courts have placed limits on a lender’s ability to accelerate debt as a result of a breach of this type of a covenant. Under these decisions, a lender seeking to accelerate debt secured by real property upon breach of covenants prohibiting the creation of certain junior liens or leasehold estates may need to demonstrate that enforcement is reasonably necessary to protect against impairment of the lender’s security or to protect against an increased risk of default. Although the foregoing court decisions may have been preempted, at least in part, by certain federal laws, the scope of such preemption, if any, is uncertain. Accordingly, a court could prevent the trustee and the holders of the additional exchange notes from declaring a default and accelerating the notes by reason of a breach of this covenant, which could have a material adverse effect on the ability of holders to enforce the covenant.

The collateral is subject to casualty risks.

We intend to continue to maintain insurance or otherwise insure against hazards in a manner appropriate and customary for our business. There are, however, certain losses that may be either uninsurable or not economically insurable, in whole or in part. Insurance proceeds may not compensate us fully for our losses. If there is a complete or partial loss of any of the pledged collateral, the insurance proceeds may not be sufficient to satisfy all of the secured obligations, including the notes and the guarantees.

Your rights in the collateral may be adversely affected by the failure to perfect security interests in collateral.

Applicable law requires that a security interest in certain tangible and intangible assets can only be properly perfected and its priority retained through certain actions undertaken by the secured party. In addition, applicable law requires that certain property and rights acquired after the grant of a general security interest, such as real property, equipment subject to a certificate and certain proceeds, can only be perfected at the time such property and rights are acquired and identified. We and our guarantors have limited obligations to perfect noteholders’ security interest in specified collateral. There can be no assurance that the trustee or the collateral agent for the notes will monitor, or that we will inform such trustee or collateral agent of, the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the security interest in such after-acquired collateral. The collateral agent for the additional exchange notes has no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interest. Such failure may result in the loss of the security interest in the collateral or the priority of the security interest in favor of the notes against third parties.

Bankruptcy laws may limit your ability to realize value from the collateral.

The right of the collateral agent to repossess and dispose of the collateral upon the occurrence of an event of default under the indenture governing the notes is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy case were to be commenced by or against us before the collateral agent repossessed and disposed of the collateral. Upon the commencement of a case under the U.S. Bankruptcy Code, a secured creditor such as the collateral agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval, which may not be given.

Moreover, the U.S. Bankruptcy Code permits the debtor to continue to retain and use collateral even though the debtor is in default under the applicable debt instruments, and also permits a debtor to obtain post-petition financing that may (subject to certain conditions being satisfied) prime existing liens, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral as of the commencement of the bankruptcy case and may include cash payments or the granting of additional security if and at such times as the bankruptcy court in its discretion determines that the value of the secured creditor’s interest in the collateral is declining during the pendency of the bankruptcy case. A bankruptcy court may determine that a secured creditor may not require compensation for a diminution in the value of its collateral if the value of the collateral exceeds the debt it secures. In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary power of a bankruptcy court, it is impossible to predict:

•	how long payments under the notes could be delayed following commencement of a bankruptcy case;

•	whether or when the collateral agent could repossess or dispose of the collateral;

•	the value of the collateral at the time of the bankruptcy petition; or

•	whether or to what extent holders of the notes would be compensated for any delay in payment or loss of value of the collateral through the requirement of “adequate protection.”

Any disposition of the collateral during a bankruptcy case would also require permission from the bankruptcy court. The bankruptcy code only permits the payment and accrual of post-petition interest, costs and attorney’s fees to a secured creditor during a debtor’s bankruptcy case to the extent the value of its collateral is determined by the bankruptcy court to exceed the aggregate outstanding principal amount of the obligations secured by the collateral. In the event a bankruptcy court determines the value of the collateral is not sufficient to repay all amounts due on debt which is to be repaid first out of the proceeds of collateral, the holders of the notes would hold a secured claim to the extent of the value of such collateral to which the holders of the notes are entitled and unsecured claims with respect to such shortfall. In addition, a bankruptcy court may consolidate the assets and liabilities of related companies under the doctrine of substantive consolidation. Substantive consolidation may result in any such unsecured claims sharing pro rata with holders of all claims against the consolidated estates, which may dilute the recoveries available to holders of the notes or otherwise affect the priority of payment on the notes. Finally, under the intercreditor agreements, the holders of the notes will waive a significant number of rights ordinarily accruing to secured creditors in bankruptcy. See “Description of Additional Exchange Notes—Intercreditor Agreements.”

The pledge of collateral to secure the notes might be voidable in bankruptcy.

The pledge of collateral in favor of the collateral agent for the notes might be voidable by the pledgor (as debtor in possession) or by its trustee in bankruptcy if certain events or circumstances exist or occur, including, among others, if we are insolvent at the time of the pledge, or if the pledge permits the holders of the notes to receive a greater recovery than if the pledge had not been given and a bankruptcy proceeding in respect of the pledgor is commenced within 90 days following the pledge, or, in certain circumstances, a longer period.

Federal and state statutes allow courts, under specific circumstances, to void the notes and guarantees and require note holders to return payments received or prevent the noteholders from receiving payments.

Under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a court may void, subordinate or otherwise decline to enforce the notes, a guarantee may be voided, or claims in respect of a guarantee may be subordinated to all other debts of that guarantor if, among other things, the Issuers or the guarantor, at the time it incurred the indebtedness evidenced by the notes or its guarantee received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

•	was insolvent or rendered insolvent by reason of such incurrence; or

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guaranty and security agreements if the guarantor did not substantially benefit directly or indirectly from the issuance of the notes. Because the guarantees are for our benefit and only indirectly for the benefit of the guarantors, a court could conclude that the guarantors received less than fully equivalent value.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, the Issuer or a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets; or

•

if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

Each guaranty contains a provision intended to limit the guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guaranty to be a fraudulent transfer. This provision may not be effective to protect the guaranties from being voided under fraudulent transfer law, or may reduce or eliminate the guarantor’s obligation to an amount that effectively makes the guaranty worthless. In a recent Florida bankruptcy case, a similar provision was found to be ineffective to protect the guarantees.

We cannot assure you as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard. Sufficient funds to repay the additional exchange notes may not be available from other sources, including the remaining issuers or guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from the guarantor or with respect to the collateral.

We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture.

Upon the occurrence of certain kinds of change of control events, we will be required to offer to repurchase all outstanding notes at 101% of the principal amount thereof plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase. Similar change of control offer requirements are applicable to the existing notes issued under our other indentures as well. It is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of our notes. The occurrence of a change of control would also constitute an event of default under our ABL Facility and our Cash Flow Facility and could constitute an event of default under our other indebtedness. Our bank lenders may have the right to prohibit any such purchase or redemption, in which event we will seek to obtain waivers from the required lenders under our ABL Facility and our Cash Flow Facility and our other indebtedness, but may not be able to do so.

We can enter into transactions like recapitalizations, reorganizations and other highly leveraged transactions that do not constitute a change of control but that could adversely affect the holders of the notes.

Certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a change of control under the indentures governing the notes and our other existing notes. Therefore, we could, in the future, enter into certain transactions, including acquisitions, reorganizations, refinancings or other recapitalizations, that would not constitute a change of control under the indenture governing the additional exchange notes, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings.

The value of the collateral securing the additional exchange notes may not be sufficient to satisfy our obligations under the notes, the ABL Facility and the Cash Flow Facility. Holders of the notes will not have control over many decisions related to the collateral.

No appraisal of the value of the collateral has been made in connection with this exchange offer, and the fair market value of the collateral is subject to fluctuations based on factors that include, among others, general economic conditions and similar factors. The amount to be received upon a sale of the collateral would be dependent on numerous factors, including, but not limited to, the actual fair market value of the collateral at such time, the timing and the manner of the sale and the availability of buyers. By its nature, portions of the collateral may be illiquid and may have no readily ascertainable market value. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, the collateral may not be sold in a timely or orderly manner, and the proceeds from any sale or liquidation of this collateral may not be sufficient to pay our obligations under the notes.

The rights of the holders of the notes with respect to the ABL Priority Collateral will be substantially limited by the terms of the lien ranking agreements set forth in the indenture and the applicable intercreditor agreement, even during an event of default. Under the indenture and the applicable intercreditor agreement, at any time that obligations that have the benefit of the higher priority liens are outstanding, any actions that may be taken with respect to such collateral, including the ability to cause the commencement of enforcement proceedings against such collateral, to control the conduct of such proceedings and to approve releases of such collateral from the lien of such documents relating to such collateral, will be at the direction of the holders of the obligations secured by the first-priority liens, and the holders of the notes secured by the second-priority liens may be adversely affected.

To the extent that liens securing obligations under our ABL Facility, the Cash Flow Facility, pre-existing liens, liens permitted under the indenture and other rights, including liens on excluded assets, such as those securing purchase money obligations and capital lease obligations granted to other parties (in addition to the holders of any other obligations secured by higher priority liens), encumber any of the collateral securing the notes and the guarantees, those parties may have or may exercise rights and remedies with respect to the collateral that could adversely affect the value of the collateral and the ability of the collateral agent, the trustee under the indenture or the holders of the notes to realize or foreclose on the collateral. Under the terms of the First-Lien Intercreditor Agreement, the First-Lien Revolving Facility Collateral Agent (as defined in the “Description of the Additional Exchange Notes”) will have the exclusive right (subject to limited exceptions) to exercise remedies and take enforcement actions on behalf of the holders of First-Priority Lien Obligations (as defined in the “Description of the Additional Exchange Notes”) relating to the collateral until such date as the principal amount of commitments outstanding under the Cash Flow Facility is less than $30.0 million. Thereafter, the Authorized First-Lien Collateral Agent (as defined in the “Description of the Additional Exchange Notes”) will be appointed by holders of a majority in aggregate outstanding principal amount of the series of First-Priority Lien Obligations that is the largest principal amount of any such series, subject to the First-Lien Revolving Facility Collateral Agent continuing as the Authorized First-Lien Collateral Agent in certain cases. Because the holders of the notes cannot directly take enforcement action and, in any case, the collateral trustee must take instructions from the agent for the lenders under our Cash Flow Facility for enforcement when an event of default is continuing unless the loans outstanding thereunder are less than $30.0 million and the obligations owed to holders of the notes are greater than the obligations owed to each class of permitted future secured creditors, there may be significant delays in taking effective action to enforce your security interest with respect to the collateral. Delays in enforcement could decrease or eliminate recovery values. By accepting an additional exchange note, you will be deemed to have agreed to these restrictions. As a result of these restrictions, holders of the notes may not be able to act quickly or at all to have the collateral agent realize on the collateral in the event of a default with respect to the notes.

The notes are secured by first-priority security interests in the Notes Priority Collateral and by second-priority security interests in the ABL Priority Collateral, in each case subject to Permitted Liens (as defined in the “Description of the Additional Exchange Notes”). The indenture governing the notes permits us to incur additional Other First-Priority Lien Obligations (as defined in the “Description of the Additional Exchange Notes”), which will be secured by liens that rank equally with the liens securing the notes, the guarantees and the Cash Flow Facility. Any such indebtedness may further limit the recovery from the realization of the value of such collateral available to satisfy holders of the additional exchange notes. As of September 30, 2012, (i) the ABL Facility had $35.0 million outstanding, $43.3 million in letters of credit issued and $71.7 million for future borrowing and (ii) the Cash Flow Facility had no outstanding balance, no letters of credit issued and $50.0 million available for future borrowing.

The total commitment under the Cash Flow Facility is subject to increase at our option by up to $25.0 million of incremental commitments. The indenture governing the notes also permits us to incur additional indebtedness under our ABL Facility. Our ABL Facility will be entitled to be paid out of the proceeds of the ABL Priority Collateral upon an insolvency or enforcement action before the proceeds are applied to pay obligations with respect to the notes, the Cash Flow Facility and the Other First-Priority Lien Obligations. The

maximum committed amount under the ABL Facility is subject to increase at our option by up to the greater of (x) $100.0 million and (y) the excess of the borrowing base over the amount of then-effective commitments at the time of such increase. The rights of the holders of the notes with respect to the ABL Priority Collateral will be substantially limited by the terms of the lien ranking agreements set forth in the indenture and the applicable intercreditor agreement, even during an event of default. Under the indenture and the applicable intercreditor agreement, at any time that obligations that have the benefit of the higher priority liens are outstanding, any actions that may be taken with respect to such collateral, including the ability to cause the commencement of enforcement proceedings against such collateral, to control the conduct of such proceedings and to approve releases of such collateral from the lien of such documents relating to such collateral, will be at the direction of the holders of the obligations secured by the first-priority liens, and the holders of the notes secured by the second-priority liens may be adversely affected. By accepting an additional exchange note, you will be deemed to have agreed to these restrictions. As a result of these restrictions, holders of the notes may not be able to act quickly or at all to have the collateral agent realize on the collateral in the event of a default with respect to the notes. See “—The secured indebtedness under our ABL Facility will be effectively senior to the additional exchange notes to the extent of the value of the ABL Priority Collateral.”

There may not be sufficient collateral to pay off all amounts we may borrow under our ABL Facility, our Cash Flow Facility, the notes and additional indebtedness that we may incur that would be secured on the same basis as the notes. Liquidating the collateral securing the notes may not result in proceeds in an amount sufficient to pay any amounts due under the notes after also satisfying the obligations to pay any creditors with prior or pari passu liens, including our Cash Flow Facility and any Other First-Lien Obligations. If the proceeds of any sale of collateral are not sufficient to repay all amounts due on the notes, the holders of the notes (to the extent not repaid from the proceeds of the sale of the collateral) would have only a senior unsecured, unsubordinated claim against our and the subsidiary guarantors’ remaining assets.

The secured indebtedness under our ABL Facility will be effectively senior to the notes to the extent of the value of the ABL Priority Collateral.

Our ABL Facility will be entitled to be paid out of the proceeds of the ABL Priority Collateral upon an insolvency or enforcement action before the proceeds are applied to pay obligations with respect to the notes and the Cash Flow Facility. Holders of the indebtedness under our ABL Priority Collateral will be entitled to receive proceeds from the realization of value of such collateral to repay such indebtedness in full before the holders of the notes and other obligations secured equally and ratably with the notes will be entitled to any recovery from such collateral. As a result, holders of the notes will only be entitled to receive proceeds from the realization of value of the ABL Priority Collateral after all indebtedness and other obligations under our ABL Facility are repaid in full and then on an equal basis with obligations under our Cash Flow Facility and any Other First-Priority Lien Obligations. The notes will be effectively junior in right of payment to indebtedness under our ABL Facility to the extent of the realizable value of such collateral. As of September 30, 2012, the (i) ABL Facility had $35.0 million outstanding, $43.3 million in letters of credit issued and $71.7 million for future borrowing and (ii) Cash Flow Facility had no outstanding balance, no letters of credit issued and $50.0 million available for future borrowing. The maximum committed amount under the ABL Facility is subject to increase at our option by up to the greater of (x) $100.0 million and (y) the excess of the borrowing base over the amount of then-effective commitments at the time of such increase. As of September 30, 2012, we had approximately $255.2 million of assets constituting ABL Priority Collateral.

The pledge of the capital stock, other securities and similar items of our subsidiaries that secure the notes will automatically be released from the liens on them and no longer constitute collateral to the extent and for so long as the pledge of such capital stock or such other securities would require the filing of separate financial statements with the SEC for that subsidiary.

The notes and the guarantees are secured by a pledge of the stock and other securities of certain of our subsidiaries. Under the SEC regulations in effect as of the issue date of the notes, if the par value, book value as carried by us or market value (whichever is greatest) of the capital stock, other securities or similar items of a subsidiary pledged as part of the collateral is greater than or equal to 20% of the aggregate principal amount of the notes then outstanding, such subsidiary would be required to provide separate financial statements to the SEC. Therefore, the indenture and the collateral documents that govern the additional exchange notes provide that any capital stock and other securities of any of our subsidiaries will be excluded from the collateral to the extent and for so long as the pledge of such capital stock or other securities to secure the additional exchange notes would cause such subsidiary to be required to file separate financial statements with the SEC pursuant to Rule 3-16 of Regulation S-X (as in effect from time to time).

As a result, holders of the notes could lose a portion or all of their security interest in the capital stock or other securities of those subsidiaries. It may be more difficult, costly and time-consuming for holders of the notes to foreclose on the assets of a subsidiary than to foreclose on its capital stock or other securities, so the proceeds realized upon any such foreclosure could be significantly less than those that would have been received upon any sale of the capital stock or other securities of such subsidiary. See “Description of Additional Exchange Notes—Security for the Notes.”

Risks Related to Our Business

We have limited ability to pass through increases in our costs to our customers. Increases in our costs or decreases in coated paper prices could have a material adverse effect on our business, financial condition and results of operations.

Our earnings are sensitive to price changes in coated paper. Fluctuations in paper prices (and coated paper prices in particular) historically have had a direct effect on our net income (loss) and EBITDA for several reasons:

•

Market prices for paper products are a function of supply and demand, factors over which we have limited control. We therefore have limited ability to control the pricing of our products. Market prices of grade No. 3, 60 lb. basis weight paper, which is an industry benchmark for coated freesheet paper pricing, have fluctuated since 2000 from a high of $1,100 per ton to a low of $705 per ton. In addition, market prices of grade No. 5, 34 lb. basis weight paper, which is an industry benchmark for coated groundwood paper pricing, have fluctuated between a high of $1,120 per ton to a low of $795 per ton over the same period. Our average coated paper prices declined from 2008 through the first quarter of 2010. While our average coated paper prices climbed modestly beginning in the second quarter of 2010 through the third quarter of 2011, they have recently declined again. Prices may not improve significantly in 2013 and we do not expect prices in 2013 to return to the levels they were at in 2008 before they declined. Because market conditions determine the price of our paper products, the price for our products could fall below our cash production costs.

•

Market prices for paper products typically are not directly affected by raw material costs or other costs of sales, and consequently we have limited ability to pass through increases in our costs to our customers absent increases in the market price. Thus, even though our costs may increase, we may not have the ability to increase the prices for our products, or the prices for our products may decline.

•

The manufacturing of coated paper is highly capital-intensive and a large portion of our operating costs are fixed. Additionally, paper machines are large, complex machines that operate more efficiently when operated continuously. Consequently, both we and our competitors typically continue to run our machines whenever marginal sales exceed the marginal costs, adversely impacting prices at times of lower demand.

Therefore, our ability to achieve acceptable margins is principally dependent on (1) managing our cost structure, (2) managing changes in raw materials prices, which represent a large component of our operating costs and fluctuate based upon factors beyond our control and (3) general conditions in the paper market. If the prices of our products continue to decline, or if our raw material costs increase, it could have a material adverse effect on our business, financial condition and results of operations.

The paper industry is cyclical and North American demand for certain paper products tends to decline during a weak U.S. economy. Fluctuations in supply and demand for our products could have a material adverse effect on our business, financial condition and results of operations.

The paper industry is a commodity market to a significant extent and is subject to cyclical market pressures. North American demand for coated paper products tends to decline during a weak U.S. economy. Accordingly, general economic conditions and demand for magazines and catalogs may have a material adverse impact on the demand for our products, which may result in a material adverse effect on our business, financial condition and results of operations. In addition, currency fluctuations can have a significant impact on the supply of coated paper products in North America. If the U.S. dollar strengthens, imports may increase, which would cause the supply of paper products available in the North American market to increase. Foreign overcapacity also could result in an increase in the supply of paper products available in the North American market. An increased supply of paper available in North America could put downward pressure on prices and/or cause us to lose sales to competitors, either of which could have a material adverse effect on our business, financial condition and results of operations.

Developments in alternative media could adversely affect the demand for our products.

Trends in advertising, electronic data transmission and storage and the internet could have adverse effects on traditional print media, including our products and those of our customers, but neither the timing nor the extent of those trends can be predicted with certainty. Our magazine and catalog publishing customers may increasingly use, and compete with businesses that use, other forms of media and advertising and electronic data transmission and storage, particularly the internet, instead of paper made by us. As the use of these alternatives grows, demand for our paper products could decline.

Litigation could be costly and harmful to our business.

We are involved from time to time in claims and legal proceedings relating to contractual, employment, environmental, intellectual property and other matters incidental to the conduct of our business. We do not believe that any currently pending claim or legal proceeding is likely to result in an unfavorable outcome that would have a material adverse effect on our financial condition or results of operations. Nonetheless, claims and legal proceedings could result in unfavorable outcomes that could have a material adverse effect on our financial condition and results of operations.

The markets in which we operate are highly competitive.

Our business is highly competitive. Competition is based largely on price. We compete with foreign producers, some of which are lower cost producers than we are or are subsidized by governments. We also face competition from numerous North American coated paper manufacturers. Some of our competitors have advantages over us, including lower raw material and labor costs and fewer environmental and governmental regulations to comply with than we do. One of our competitors recently completed a restructuring through bankruptcy proceedings, and it is not possible to predict whether such restructuring will have any effect on competition (such as reduced costs for our competitor). Furthermore, some of our competitors have greater financial and other resources than we do or may be better positioned than we are to compete for certain opportunities.

Our non-U.S. competitors may develop a competitive advantage over us and other U.S. producers if the U.S. dollar strengthens in comparison to the home currency of those competitors or ocean shipping rates decrease. If the U.S. dollar strengthens, if shipping rates decrease or if overseas supply exceeds demand, imports may increase, which would cause the supply of coated paper products available in the North American market to increase. An increased supply of coated paper could cause us to lower our prices or lose sales to competitors, either of which could have a material adverse effect on our business, financial condition and results of operations.

In addition, the following factors will affect our ability to compete:

•	product availability;

•	the quality of our products;

•	our breadth of product offerings;

•	our ability to maintain plant efficiencies and to achieve high operating rates;

•	manufacturing costs per ton;

•	customer service and our ability to distribute our products on time; and

•	the availability and/or cost of wood fiber, market pulp, chemicals, energy and other raw materials and labor.

If we are unable to obtain energy or raw materials at favorable prices, or at all, it could have a material adverse effect on our business, financial condition and results of operations.

We purchase energy, wood fiber, market pulp, chemicals and other raw materials from third parties. We may experience shortages of energy supplies or raw materials or be forced to seek alternative sources of supply. If we are forced to seek alternative sources of supply, we may not be able to do so on terms as favorable as our current terms or at all. The prices for energy and many of our raw materials, especially petroleum-based chemicals, have recently been volatile and are expected to remain volatile for the foreseeable future. Chemical suppliers that use petroleum-based products in the manufacture of their chemicals may, due to a supply shortage and cost increase, ration the amount of chemicals available to us and/or we may not be able to obtain the chemicals we need to operate our business at favorable prices, if at all. In addition, certain specialty chemicals that we purchase are available only from a small number of suppliers. If any of these suppliers were to cease operations or cease doing business with us, we may be unable to obtain such chemicals at favorable prices, if at all.

The supply of energy or raw materials may be adversely affected by, among other things, natural disasters or an outbreak or escalation of hostilities between the United States and any foreign power. For example, wood fiber is a commodity and prices historically have been cyclical. The primary source for wood fiber is timber. Environmental litigation and regulatory developments have caused, and may cause in the future, significant reductions in the amount of timber available for commercial harvest in Canada and the United States. In addition, future domestic or foreign legislation, litigation advanced by aboriginal groups, litigation concerning the use of timberlands, the protection of endangered species, the promotion of forest biodiversity, and the response to and prevention of wildfires and campaigns or other measures by environmental activists also could affect timber supplies. The availability of harvested timber may further be limited by factors such as fire and fire prevention, insect infestation, disease, ice and wind storms, droughts, floods and other natural and man-made causes. Additionally, due to increased fuel costs, suppliers, distributors and freight carriers have charged fuel surcharges, which have increased our costs. Any significant shortage or significant increase in our energy or raw material costs in circumstances where we cannot raise the price of our products due to market conditions could have a material adverse effect on our business, financial condition and results of operations. Any disruption in the supply of energy or raw materials also could affect our ability to meet customer demand in a timely manner and could harm our reputation. Furthermore, we may be required to post letters of credit or other financial assurance obligations with certain of our energy and other suppliers, which could limit our financial flexibility.

Currency fluctuations may adversely affect our business, financial condition and results of operations.

We compete with producers in North America and abroad. Changes in the relative strength or weakness of the U.S. dollar may affect international trade flows of coated paper products. A stronger U.S. dollar may attract imports from foreign producers, increase supply in the United States, and have a downward effect on prices, while a weaker U.S. dollar may encourage U.S. exports. Variations in the exchange rates between the U.S. dollar and other currencies, particularly the Canadian dollar and the euro, may significantly affect our competitive position, including by making it more attractive for foreign producers to restart previously shut-down paper mills or by increasing production capacity in North America or Europe.

We are involved in continuous manufacturing processes with a high degree of fixed costs. Any interruption in the operations of our manufacturing facilities may affect our operating performance.

We seek to run our paper machines on a nearly continuous basis for maximum efficiency. Any downtime at any of our paper mills, including as a result of or in connection with planned maintenance and capital expenditure projects, results in unabsorbed fixed costs that negatively affect our results of operations for the period in which we experience the downtime. Due to the extreme operating conditions inherent in some of our manufacturing processes, we may incur unplanned business interruptions from time to time and, as a result, we may not generate sufficient cash flow to satisfy our operational needs. In addition, many of the geographic areas where our production is located and where we conduct our business may be affected by natural disasters, including snow storms, forest fires and flooding. Such natural disasters could cause our mills to stop running, which could have a material adverse effect on our business, financial condition and results of operations. Furthermore, during periods of weak demand for paper products, such as the current market, we have experienced and may in the future experience market-related downtime, which could have a material adverse effect on our financial condition and results of operations.

Our operations require substantial ongoing capital expenditures, and we may not have adequate capital resources to fund all of our required capital expenditures.

Our business is capital intensive, and we incur capital expenditures on an ongoing basis to maintain our equipment and comply with environmental laws, as well as to enhance the efficiency of our operations. Our total capital expenditures were $90 million in 2011. We anticipate that our available cash resources, including amounts under the ABL Facility and the Cash Flow Facility and cash generated from operations will be sufficient to fund our operating needs and capital expenditures for at least the next year. We may also dispose of certain of our non-core assets in order to obtain additional liquidity. However, if we require additional funds to fund our capital expenditures, we may not be able to obtain them on favorable terms, or at all. If we cannot maintain or upgrade our facilities and equipment as we require or as necessary to ensure environmental compliance, it could have a material adverse effect on our business, financial condition and results of operations.

We depend on a small number of customers for a significant portion of our business.

Our largest customers, Quad/Graphics, Inc. and xpedx and their respective affiliates, accounted for approximately 10% and 9% respectively of our net sales in 2011. In 2011, our ten largest customers (including Quad/Graphics, Inc. and xpedx and their respective affiliates) accounted for approximately 53% of our net sales, while our ten largest end-users accounted for approximately 26% of our net sales. The loss of, or reduction in orders from, any of these customers or other customers could have a material adverse effect on our business, financial condition and results of operations, as could significant customer disputes regarding shipments, price, quality or other matters.

We may not realize certain productivity enhancements or improvements in costs.

As part of our business strategy, we are in the process of identifying opportunities to improve profitability by reducing costs and enhancing productivity. For example, through our continuous process improvement program, we have implemented focused programs to optimize material and energy sourcing and usage, reduce repair costs and control overhead. We will continue to utilize the process improvement program to drive further cost reductions and operating improvements in our mill system, and have targeted additional profitability enhancements in the next twelve months. Any cost savings or productivity enhancements that we realize from such efforts may differ materially from our estimates. In addition, any cost savings or productivity enhancements that we realize may be offset, in whole or in part, by reductions in pricing or volume, or through increases in other expenses, including raw material, energy or personnel. We cannot assure you that these initiatives will be completed as anticipated or that the benefits we expect will be achieved on a timely basis or at all. Our calculation of Adjusted EBITDA includes adjustments for cost savings expected to be realized from these initiatives. Although our management believes these estimates and assumptions to be reasonable, investors should not place undue reliance upon the calculation of Adjusted EBITDA given how it is calculated and the possibility that the underlying estimates and assumptions may ultimately not reflect actual results.

Rising postal costs could weaken demand for our paper products.

A significant portion of paper is used in magazines, catalogs and other promotional mailings. Many of these materials are distributed through the mail. Future increases in the cost of postage could reduce the frequency of mailings, reduce the number of pages in magazine and advertising materials and/or cause catalog and magazine publishers to use alternate methods to distribute their materials. Any of the foregoing could decrease the demand for our products, which could have a material adverse effect on our business, financial condition and results of operations.

Our business may suffer if we do not retain our senior management.

We depend on our senior management. The loss of services of members of our senior management team could adversely affect our business until suitable replacements can be found. There may be a limited number of persons with the requisite skills to serve in these positions and we may be unable to locate or employ qualified personnel on acceptable terms. In addition, our future success requires us to continue to attract and retain competent personnel.

A large percentage of our employees are unionized. Wage and benefit increases and work stoppages and slowdowns by our unionized employees may have a material adverse effect on our business, financial condition and results of operations.

As of September 30, 2012, approximately 23% of our employees were represented by labor unions at one of our mills. As of December 5, 2011, three new collective bargaining agreements with the labor unions were ratified and implemented at the site. These new agreements were effective retroactive to May 1, 2011, and will expire on April 30, 2015. We may become subject to material cost increases or additional work rules imposed by agreements with labor unions. This could increase expenses in absolute terms and/or as a percentage of net sales. In addition, although we believe we have good relations with our employees, work stoppages or other labor disturbances may occur in the future. Any of these factors could negatively affect our business, financial condition and results of operations.

We depend on third parties for certain transportation services.

We rely primarily on third parties for transportation of our products to our customers and transportation of our raw materials to us, in particular, by truck and train. If any third-party transportation provider fails to deliver our products in a timely manner, we may be unable to sell them at full value. Similarly, if any transportation provider fails to deliver raw materials to us in a timely manner, we may be unable to manufacture our products on a timely basis. Shipments of products and raw materials may be delayed due to weather conditions, strikes or other events. Any failure of a third-party transportation provider to deliver raw materials or products in a timely manner could harm our reputation, negatively impact our customer relationships and have a material adverse effect on our business, financial condition and results of operations. In addition, our ability to deliver our products on a timely basis could be adversely affected by the lack of adequate availability of transportation services, especially rail capacity, whether because of work stoppages or otherwise. Furthermore, increases in the cost of our transportation services, including as a result of rising fuel costs, could have a material adverse effect on our business, financial condition and results of operations.

We are subject to various environmental, health and safety laws and regulations that could impose substantial costs or other liabilities upon us and may have a material adverse effect on our business, financial condition and results of operations.

We are subject to a wide range of federal, state, regional and local general and industry-specific environmental, health and safety laws and regulations, including those relating to air emissions (including greenhouse gases and hazardous air pollutants), wastewater discharges, solid and hazardous waste management and disposal and site remediation. Compliance with these laws and regulations, and permits issued thereunder, is a significant factor in our business. We have made, and will continue to make, significant expenditures to comply with these requirements and our permits, which may impose increasingly stringent standards over time as they are renewed or modified by the applicable governmental authorities. In addition, we handle and dispose of wastes arising from our mill operations and operate a number of on-site landfills to handle that waste. We maintain financial assurance (in the form of letters of credit and other similar instruments) for the projected cost of closure and post-closure care for these landfill operations. We could be subject to potentially significant fines, penalties, criminal sanctions, plant shutdowns or interruptions in operations for any failure to comply with applicable environmental, health and safety laws, regulations and permits. Moreover, under certain environmental laws, a current or previous owner or operator of real property, and parties that generate or transport hazardous substances that are disposed of at real property, may be held liable for the full cost to investigate or clean up such real property and for related damages to natural resources. We may be subject to liability, including liability for investigation and cleanup costs, if contamination is discovered at one of our current or former paper mills, other properties or other locations where we have disposed of, or arranged for the disposal of, wastes. The 2006 acquisition agreement with International Paper contains an environmental indemnity, subject to certain limitations, for former properties and former off-site shipments related to the business during the time it was owned by International Paper, as well as certain other limited environmental liabilities. There can be no assurance that International Paper will perform under any of its environmental indemnity obligations, and its failure to do so could have a material adverse effect on our financial condition and results of operations. We also could be subject to claims brought pursuant to applicable laws, rules or regulations for property damage or personal injury resulting from the environmental impact of our operations, including due to human exposure to hazardous substances. Increasingly stringent or new environmental requirements, more aggressive enforcement actions or policies, the discovery of unknown conditions or the bringing of future claims may cause our expenditures for environmental matters to increase, and we may incur material costs associated with these matters.

A 2007 decision of the United States Supreme Court held that greenhouse gases are subject to regulation under the Clean Air Act. The Environmental Protection Agency, or “EPA,” has subsequently issued regulations applicable to us which require monitoring of greenhouse gas emissions. The EPA has also issued regulations which require certain new and modified air emissions sources to control their greenhouse gas emissions, which may have a material effect on our operations. The United States Congress has in the past, and may in the future, consider legislation which would similarly provide for regulation of greenhouse gas emissions. It is also possible that we could become subject to other federal, state, regional, local or supranational legislation related to climate change and greenhouse gas controls. We do not expect that we would be disproportionately affected by these measures as compared to similarly situated operators in the United States.

The EPA is about to publish its “National Emissions Standards for Hazardous Air Pollutants for Major Sources: Industrial, Commercial, and Institutional Boilers and Process Heaters.” The rule, which is a technology-based standard that requires the use of Maximum Achievable Control Technology or “MACT” for major sources to comply and is referred to as the “Boiler MACT” rule, governs emissions of air toxics from boilers and process heaters at industrial facilities. Certain of our boilers may be subject to the new rule. If they are, we may be required to limit our emissions and/or install additional pollution controls. In addition, on September 11, 2012, the EPA amended its “National Emissions Standards for Hazardous Air Pollutants from the Pulp and Paper Industry,” which is likewise a MACT standard that specifically governs emissions of air toxics from pulp and paper facilities. Verso is assessing the potential impact to our mills of the EPA’s recent rule changes and developing a more precise estimate of future environmental control expenditures in 2014, 2015 and 2016. Compliance costs could be material and have an adverse effect on our business, financial condition and results of operations.

Lenders under our credit facilities may not fund their commitments.

Although the lenders under our credit facilities are well-diversified, there can be no assurance that deterioration in the credit markets or overall economy will not affect the ability of our lenders to meet their funding commitments. If a lender fails to honor its commitment under the revolving credit facility, that portion of the credit facility will be unavailable to the extent that the lender’s commitment is not replaced by a new commitment from an alternate lender.

Additionally, our lenders have the ability to transfer their commitments to other institutions, and the risk that committed funds may not be available under distressed market conditions could be exacerbated if consolidation of the commitments under our credit facilities or among its lenders were to occur.

The common stock of our ultimate parent company may cease to be listed on the New York Stock Exchange.

The common stock of our ultimate parent company, Verso Paper Corp. (“Verso Paper”) is currently listed on the New York Stock Exchange (“NYSE”) under the symbol “VRS.” Verso Paper may not be able to meet the continued listing requirements of the NYSE, which had previously notified it that it had fallen below the NYSE’s continued listing standard relating to market capitalization. Under the applicable NYSE rules, Verso Paper submitted a plan demonstrating its ability to achieve compliance with the market capitalization standard by June 21, 2013, and on March 22, 2012 the NYSE accepted Verso Paper’s plan for continued listing on the NYSE. Verso Paper’s common stock will continue to be listed on the NYSE and Verso Paper will be subject to quarterly reviews by the NYSE to monitor its progress against the plan. Verso Paper’s common stock continues to be traded on the NYSE, subject to its compliance with other NYSE continued listing requirements. If Verso Paper is unable to satisfy the requirements of the NYSE for continued listing, its common stock would be subject to delisting. Any delisting could have a material adverse effect on its share price which, among other things, could cause a downgrade in our debt ratings potentially resulting in increased interest and other financial expenses related to future borrowings, and could further restrict our access to additional capital or trade credit.

MARKET AND INDUSTRY DATA

Market data and other statistical information used throughout this prospectus are based on independent industry publications, government publications, reports by market research firms or other published independent sources. Some data are also based on our good faith estimates, which are derived from our review of internal surveys, as well as the independent sources listed above. Although we believe these sources are reliable, we have not independently verified the information. Industry prices for coated paper provided in this prospectus are, unless otherwise expressly noted, derived from RISI, Inc. data. “North American” data included in this prospectus that has been derived from RISI, Inc. only includes data from the United States and Canada. Any reference to (i) grade No. 3, grade No. 4 and grade No. 5 coated paper relates to 60 lb. basis weight, 50 lb. basis weight and 34 lb. basis weight, respectively, (ii) lightweight coated groundwood paper refers to groundwood paper grades that are a 36 lb. basis weight or less, and (iii) ultra-lightweight coated groundwood paper refers to groundwood paper grades that are a 30 lb. basis weight or less. The RISI, Inc. data included in this prospectus has been derived from the following RISI, Inc. publications: RISI World Graphic Paper Forecast, February 2012, RISI Paper Trader: A Monthly Monitor of the North American Graphic Paper Market, July 2012 and RISI Paper Trader: A Monthly Monitor of the North American Graphic Paper Market, December 2012.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, including the section entitled “Summary,” contains forward-looking statements. All statements in this prospectus that are not purely historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks and other factors include, among other things, those listed in “Risk Factors” and elsewhere in this prospectus. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “should,” “could,” “expects,” “intends,” “plans,” “project,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “assumption” or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined in “Risk Factors.” These factors may cause our actual results to differ materially from any forward-looking statement.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These forward-looking statements are made as of the date of this prospectus and, except as required under the federal securities laws and the rules and regulations of the SEC, we assume no obligation to update or revise them or to provide reasons why actual results may differ.

We do not undertake any responsibility to release publicly any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this prospectus. Additionally, we do not undertake any responsibility to update you on the occurrence of any unanticipated events which may cause actual results to differ from those expressed or implied by the forward-looking statements contained in this prospectus.

USE OF PROCEEDS

This exchange offer is intended to satisfy certain of our obligations under the registration rights agreements. We will not receive any proceeds from the issuance of the additional exchange notes in the exchange offer. In exchange for each of the additional exchange notes, we will receive additional senior secured notes in like principal amount. We will retire or cancel all of the additional senior secured notes tendered in the exchange offer. Accordingly, issuance of the additional exchange notes will not result in any change in our capitalization.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of September 30, 2012:

(1) on a historical basis; and

(2) on an as adjusted basis, after giving effect to the Refinancing Transactions.

You should read this table in conjunction with our consolidated financial statements and the related notes included elsewhere in this prospectus, as well as the sections entitled “Summary—Summary Historical Financial Data,” “Use of Proceeds,” “Unaudited Pro Forma Condensed Consolidated Financial Data,” “Selected Historical Consolidated Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of September 30, 2012
	Historical	As Adjusted
	(unaudited)	(unaudited)
	(Dollars in thousands)
Cash and cash equivalents(1)	$10,129	$7,671

Long-term debt:
Verso Paper Holdings LLC
ABL Facility(2)	35,000	35,000
Cash Flow Facility(3)	—	—
Existing 11.75% Senior Secured Notes due 2019(4)	341,395	341,395
11.75% Senior Secured Notes due 2019 being exchanged hereby	—	72,882
11.75% Secured Notes due 2019	271,573	271,573
Second Priority Senior Secured Floating Rate Notes due 2014(5)	13,310	13,310
8.75% Second Priority Senior Secured Notes due 2019(6)	394,836	394,836
11.38% Senior Subordinated Notes due 2016	142,500	142,500
Chase NMTC Verso Investment Fund LLC
Loan from Verso Paper Finance Holdings LLC(7)	23,305	23,305
Total long-term debt	1,221,919	1,294,801
Member’s equity:
Paid-in-capital(8)	323,378	250,496
Retained (deficit)	(548,268)	(548,268)
Accumulated other comprehensive (loss)	(22,106)	(22,106)

Total member’s equity	(246,996)	(319,878)

Total capitalization	$974,923	$974,923

(1)	As adjusted cash and cash equivalents reflects $2.5 million of fees associated with the issuance of the additional notes.
(2)

The ABL Facility has a five-year term unless, on any of the dates that is 91 days prior to the earliest scheduled maturity of any of our existing floating rate second-lien notes, our senior subordinated notes or amounts borrowed under the Verso Finance Holdings term loan (as defined below), an aggregate principal amount in excess of $100.0 million of indebtedness under our existing floating rate second-lien notes, our senior subordinated notes or amounts borrowed under the Verso Finance Holdings term loan, as applicable, is outstanding, in which case the ABL Facility will mature on such earlier date. The maximum committed amount under the ABL Facility is $150.0 million, subject to a borrowing base that is based on a specified percentage of eligible accounts receivable and inventory. As of September 30, 2012, the borrowing base was $150.7 million, and there was $35.0 million outstanding, $43.3 million in letters of credit issued and $71.7 million for future borrowing available. The maximum committed amount under the ABL Facility is subject to increase at our option by up to the greater of (x) $100.0 million and (y) the excess of the borrowing base over the amount of then-effective commitments at the time of such increase. The ABL Facility bears interest at a floating rate based on a spread over a base rate or a eurocurrency rate. As of September 30, 2012, the weighted average interest rate on our outstanding advances was 2.54%. See “Description of Other Indebtedness—ABL Facility.”
(3)	The Cash Flow Facility will have a five-year term unless, on any of the dates that is 91 days prior to the earliest scheduled maturity of any of our existing floating rate second-lien notes, our senior subordinated notes or Verso Finance Holdings’ term loan, an aggregate principal amount in excess of $100.0 million of indebtedness under our existing floating rate second-lien notes, our senior subordinated notes or amounts borrowed under the Verso Finance Holdings term loan, as applicable, is outstanding, in which case the Cash Flow Facility will mature on such earlier date. The committed amount under the Cash Flow Facility is $50.0 million, subject to increase at our option by up to $25.0 million of incremental commitments. As of September 30, 2012, our Cash Flow Facility had no outstanding balance, no letters of credit issued and $50.0 million available for future borrowing. See “Description of Other Indebtedness—Cash Flow Facility.”
(4)	These notes were issued with an original issue discount and are recorded above at their accreted value. The face amount of these notes is $345.0 million.
(5)	These notes bear interest at a floating rate of rate equal to LIBOR plus 3.75% per year. As of September 30, 2012, the interest rate on these notes was 4.19% per year.
(6)	These notes were issued with an original issue discount and are recorded above at their accreted value. The face amount of these notes is $396.0 million.
(7)	Represents loan from Verso Finance Holdings to Chase NMTC Verso Investment Fund, LLC, a variable interest entity (the “Investment Fund”) that is consolidated in our financial statements for purposes of ASC Topic 810-10-15 (such loan, the “Holdco Loan”). Prior to making the loan, the corresponding amount was loaned by us to Verso Finance Holdings on the same terms and conditions. Accordingly, any interest paid by the Investment Fund to Verso Finance Holdings will then be paid by Verso Finance Holdings to us.
(8)	As adjusted paid-in-capital has been reduced for the assignment to Verso Paper Finance Holdings LLC of their Senior Unsecured Term Loan and the cancellation of such loans.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table presents our selected historical financial data as of and for the periods presented. The following information is only a summary and should be read in conjunction with our financial statements and related notes, and the other financial information, included elsewhere in this prospectus.

The selected historical financial data for the years ended December 31, 2007, 2008, 2009, 2010 and 2011 have been prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP. The selected historical financial data as of and for the years ended December 31, 2010 and 2011 and for the year ended December 31, 2009, have been derived from, and should be read in conjunction with, our audited consolidated financial statements, included elsewhere in this prospectus. The selected historical financial data as of and for the years ended December 31, 2007 and 2008, and as of the year ended December 31, 2009, have been derived from, and should be read in conjunction with, our audited consolidated financial statements which are not included in this prospectus. The selected historical financial data as of and for the nine months ended September 30, 2011 and 2012, are derived from our unaudited consolidated financial statements, which are included elsewhere in this prospectus. The unaudited financial statements have been prepared on the same basis as the audited financial statements and, in the opinion of our management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the information set forth herein. Interim financial statements are not necessarily indicative of results that may be experienced for the fiscal year or any future reporting period.

	Year Ended December 31,					Nine Months Ended September 30,
(Dollars and tons in millions)	2007	2008	2009	2010	2011	2011	2012
Statement of Operations Data:
Net sales	$1,628.8	$1,766.8	$1,360.9	$1,605.3	$1,722.5	$1,272.2	$1,113.6
Costs and expenses:
Cost of products sold—(exclusive of depreciation, amortization, and depletion)	1,403.2	1,462.3	1,242.7	1,410.8	1,460.3	1,066.5	962.3
Depreciation, amortization, and depletion	123.1	134.4	132.7	127.4	125.3	94.2	91.3
Selling, general, and administrative expenses	52.0	79.4	61.7	70.9	78.0	59.8	56.3
Goodwill impairment	—	—	—	—	10.5	—	—
Restructuring and other charges	19.4	27.4	1.0	—	24.5	—	97.0

Total operating expenses	1,597.7	1,703.5	1,438.1	1,609.1	1,698.6	1,220.5	1,206.9

Operating income (loss)	31.1	63.3	(77.2)	(3.8)	23.9	51.7	(93.3)

Interest income	(1.5)	(0.8)	(0.2)	(0.1)	(1.6)	(1.2)	(1.1)
Interest expense	113.9	103.2	116.1	122.5	122.2	91.5	94.9
Other income, net(1)	—	—	(273.8)	(0.7)	25.8	25.9	7.5

Net income (loss)	$(81.3)	$(39.1)	$80.7	$(125.5)	$(122.5)	$(64.5)	$(194.6)

Statement of Cash Flows Data:
Cash provided by (used in) operating activities	$38.8	$74.9	$180.1	$75.8	$14.6	$(47.6)	$(37.0)
Cash used in investing activities	(67.8)	(80.3)	(34.1)	(98.3)	(66.2)	(47.2)	(44.6)
Cash provided by (used in) financing activities	(24.9)	66.4	(115.8)	25.4	(6.3)	(6.2)	(3.1)

Other Financial and Operating Data:
EBITDA(2)	$154.2	$197.7	$329.3	$124.3	$123.4	$120.0	$(9.5)
Capital expenditures	(69.6)	(80.4)	(34.2)	(73.6)	(90.3)	(67.8)	(46.8)
Total tons sold	2,096.3	1,952.7	1,724.5	2,063.6	2,023.4	1,493.0	1,358.8

Balance Sheet Data:
Working capital(3)	$95.6	$156.3	$210.4	$162.3	$142.9	$164.9	$79.4
Property, plant, and equipment, net	1,159.9	1,115.7	1,022.6	972.7	934.7	949.4	818.7
Total assets	1,577.0	1,614.1	1,560.3	1,530.5	1,444.4	1,465.2	1,215.8
Total debt	1,156.4	1,245.7	1,118.3	1,172.7	1,201.1	1,200.0	1,221.9
Total equity (deficit)	174.9	91.7	198.0	71.4	(61.2)	6.8	(247.0)
Ratio of earnings to Fixed Charges(4)	—	—	1.68	—	—	—	—

(1)	Other income was $273.8 million for the year ended December 31, 2009, which includes $238.9 million in net benefits from alternative fuel mixture tax credits provided by the U.S. government for our use of black liquor in alternative fuel mixtures and $31.3 million in net gains related to the early retirement of debt.
(2)	EBITDA consists of earnings before interest, taxes, depreciation, and amortization. EBITDA is a measure commonly used in our industry, and we present EBITDA to enhance your understanding of our operating performance. We use EBITDA as a way of evaluating our performance relative to that of our peers. We believe that EBITDA is an operating performance measure, and not a liquidity measure, that provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies. However, EBITDA is not a measurement of financial performance under U.S. GAAP, and our EBITDA may not be comparable to similarly titled measures of other companies. You should consider our EBITDA in addition to, and not as a substitute for, or superior to, our operating or net income or cash flows from operating activities determined in accordance with U.S. GAAP. The following table reconciles net income (loss) to EBITDA for the periods presented:

	Year Ended December 31,					Nine Months Ended September 30,
(Dollars in millions)	2007	2008	2009	2010	2011	2011	2012
Reconciliation of net income (loss) to EBITDA:
Net income (loss)	$(81.3)	$(39.1)	$80.7	$(125.5)	$(122.5)	$(64.5)	$(194.6)
Interest expense, net	112.4	102.4	115.9	122.4	120.6	90.3	93.8
Depreciation, amortization, and depletion	123.1	134.4	132.7	127.4	125.3	94.2	91.3

EBITDA	$154.2	$197.7	$329.3	$124.3	$123.4	$120.0	$(9.5)

(3)	Working capital is defined as current assets net of current liabilities, excluding the current portion of long-term debt.
(4)	For purposes of calculating the ratio of earnings to fixed charges, earnings means income (loss) from continuing operations plus amortization of capitalized interest and fixed charges, less capitalized interest, and fixed charges means interest expense including capitalized interest plus the portion of rent expense considered representative of interest. Earnings were insufficient to cover fixed charges by $82.5 million for fiscal year 2007, $40.5 million for fiscal year 2008, $126.6 million for fiscal year 2010, $126.0 million for fiscal year 2011, $67.3 million and $197.5 million for the nine months ended September 30, 2011 and 2012, respectively.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations includes statements regarding the industry outlook and our expectations regarding the performance of our business. These non-historical statements in the discussion and analysis are forward-looking statements. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the risks and uncertainties described in “Risk Factors.” Our actual results may differ materially from those contained in or implied by any forward-looking statements. The discussion and analysis should be read in conjunction with the “Risk Factors” and financial statements and notes thereto included elsewhere in this prospectus.

Overview

We are a leading North American supplier of coated papers to catalog and magazine publishers. Coated paper is used primarily in media and marketing applications, including catalogs, magazines, and commercial printing applications, such as high-end advertising brochures, annual reports, and direct mail advertising. We are one of North America’s largest producers of coated groundwood paper which is used primarily for catalogs and magazines. We are also a low cost producer of coated freesheet paper which is used primarily for annual reports, brochures, and magazine covers. We also produce and sell market kraft pulp which is used to manufacture printing and writing paper grades and tissue products.

Background

We began operations on August 1, 2006, when we acquired the assets and certain liabilities comprising the business of the Coated and Supercalendered Papers Division of International Paper Company (“International Paper”). We were formed by affiliates of Apollo Global Management, LLC (“Apollo”) for the purpose of consummating the acquisition from International Paper (the “Acquisition”).

Selected Factors Affecting Operating Results

Net Sales

Our sales, which we report net of rebates, allowances, and discounts, are a function of the number of tons of paper that we sell and the price at which we sell our paper. The coated paper industry is cyclical, which results in changes in both volume and price. Paper prices historically have been a function of macro-economic factors which influence supply and demand. Price has historically been substantially more variable than volume and can change significantly over relatively short time periods. Our average coated paper prices declined from 2008 through the first quarter of 2010. While our average coated paper prices climbed modestly beginning in the second quarter of 2010 through the third quarter of 2011, they have recently declined again. Prices may not improve significantly in 2013, and we do not expect prices in 2013 to return to the levels they were at in 2008 before they declined.

We are primarily focused on serving two end-user segments: catalogs and magazines. In 2011, we believe we were a leading North American supplier of coated papers to catalog and magazine publishers. Coated paper demand is primarily driven by advertising and print media usage. Advertising spending and magazine and catalog circulation tend to correlate with changes in the GDP of the United States—they rise with a strong economy and contract with a weak economy.

Many of our customers provide us with forecasts of their paper needs, which allows us to plan our production runs in advance, optimizing production over our integrated mill system and thereby reducing costs and increasing overall efficiency. Generally, our sales agreements do not extend beyond the calendar year. Typically, our sales agreements provide for quarterly price adjustments based on market price movements.

We reach our end-users through several channels, including printers, brokers, paper merchants, and direct sales to end-users. We sell and market our products to approximately 125 customers which comprise approximately 700 end-user accounts. In 2011, Quad/Graphics, Inc. and xpedx, and their respective affiliates, accounted for approximately 10% and 9%, respectively, of our total net sales.

Our historical results include specialty papers that we manufacture for Thilmany, LLC, or “Thilmany,” on paper machine no. 5 at the Androscoggin mill. Under a long-term supply agreement entered into in 2005 in connection with International Paper’s sale of its Industrial Papers business to Thilmany, these products are sold to Thilmany at a variable charge for the paper purchased and a fixed charge for the availability of the machine. The amounts included in our net sales for the specialty papers sold to Thilmany totaled $39.5 million, $37.8 million, and $39.0 million, in 2011, 2010, and 2009, respectively.

Cost of Products Sold

The principal components of our cost of sales are chemicals, wood, energy, labor, maintenance, and depreciation, amortization, and depletion. Costs for commodities, including chemicals, wood, and energy, are the most variable component of our cost of sales because their prices can fluctuate substantially, sometimes within a relatively short period of time. In addition, our aggregate commodity purchases fluctuate based on the volume of paper that we produce.

Chemicals. Chemicals utilized in the manufacturing of coated papers include latex, starch, calcium carbonate, and titanium dioxide. We purchase these chemicals from a variety of suppliers and are not dependent on any single supplier to satisfy our chemical needs. We expect imbalances in supply and demand to periodically create volatility in prices for certain chemicals.

Wood. Our costs to purchase wood are affected directly by market costs of wood in our regional markets and indirectly by the effect of higher fuel costs on logging and transportation of timber to our facilities. While we have in place fiber supply agreements that ensure a substantial portion of our wood requirements, purchases under these agreements are typically at market rates.

Energy. We produce a large portion of our energy requirements, historically producing approximately 50% of our energy needs for our coated paper mills from sources such as waste wood and paper, hydroelectric facilities, chemicals from our pulping process, our own steam recovery boilers and internal energy cogeneration facilities. Our external energy purchases vary across each of our mills and include fuel oil, natural gas, coal, and electricity. While our internal energy production capacity mitigates the volatility of our overall energy expenditures, we expect prices for energy to remain volatile for the foreseeable future and our energy costs to increase in a high energy cost environment. As prices fluctuate, we have some ability to switch between certain energy sources in order to minimize costs. We utilize derivative contracts as part of our risk management strategy to manage our exposure to market fluctuations in energy prices. In January 2012, we completed a $45 million renewable energy project at our mill in Quinnesec, Michigan. The project is delivering 28 megawatts of additional green energy for consumption within the mill, which is equivalent to the amount of electricity consumed by 21,000 homes in a year.

Labor. Labor costs include wages, salary, and benefit expenses attributable to our mill personnel. Mill employees at a non-managerial level are compensated on an hourly basis. Management employees at our mills are compensated on a salaried basis. Wages, salary, and benefit expenses included in cost of sales do not vary significantly over the short term. In addition, we have not experienced significant labor shortages.

Maintenance. Maintenance expense includes day-to-day maintenance, equipment repairs, and larger maintenance projects, such as paper machine shutdowns for periodic maintenance. Day-to-day maintenance expenses have not varied significantly from year-to-year. Larger maintenance projects and equipment expenses can produce year-to-year fluctuations in our maintenance expenses. In conjunction with our periodic maintenance shutdowns, we have incidental incremental costs that are primarily comprised of unabsorbed fixed costs from lower production volumes and other incremental costs for purchased materials and energy that would otherwise be produced as part of the normal operation of our mills.

Depreciation, Amortization, and Depletion. Depreciation, amortization, and depletion expense represents the periodic charge to earnings through which the cost of tangible assets, intangible assets, and natural resources are recognized over the asset’s life. Capital investments can increase our asset bases and produce year-to-year fluctuations in expense.

Selling, General, and Administrative Expenses

The principal components of our selling, general, and administrative expenses are wages, salaries, and benefits for our office personnel at our headquarters and our sales force, travel and entertainment expenses, advertising expenses, expenses relating to certain information technology systems, and research and development expenses.

Critical Accounting Policies

Our accounting policies are fundamental to understanding management’s discussion and analysis of financial condition and results of operations. Our consolidated condensed financial statements are prepared in conformity with accounting principles generally accepted in the United States of America and follow general practices within the industry in which we operate. The preparation of the financial statements requires management to make certain judgments and assumptions in determining accounting estimates. Accounting estimates are considered critical if the estimate requires management to make assumptions about matters that were highly uncertain at the time the accounting estimate was made, and different estimates reasonably could have been used in the current period, or changes in the accounting estimate are reasonably likely to occur from period to period, that would have a material impact on the presentation of our financial condition, changes in financial condition or results of operations.

Management believes the following critical accounting policies are both important to the portrayal of our financial condition and results of operations and require subjective or complex judgments. These judgments about critical accounting estimates are based on information available to us as of the date of the financial statements.

Accounting standards whose application may have a significant effect on the reported results of operations and financial position, and that can require judgments by management that affect their application, include the following: ASC Topic 450, Contingencies; ASC Topic 360, Property, Plant, and Equipment; ASC Topic 350, Intangibles—Goodwill and Other; and ASC Topic 715, Compensation—Retirement Benefits.

Impairment of long-lived assets and goodwill. Long-lived assets are reviewed for impairment upon the occurrence of events or changes in circumstances that indicate that the carrying value of the assets may not be recoverable, as measured by comparing their net book value to the estimated undiscounted future cash flows generated by their use.

Goodwill and other intangible assets are accounted for in accordance with ASC Topic 350. Intangible assets primarily consist of trademarks, customer-related intangible assets and patents obtained through business acquisitions. We have identified the following trademarks as intangible assets with an indefinite life: Influence®, Liberty®, and Advocate®. We assess goodwill and indefinite-lived intangible assets at least annually for impairment or more frequently if events occur or circumstances change between annual tests that would more likely than not reduce the fair value of the reporting unit below its carrying amount. Goodwill is evaluated at the reporting unit level and has been allocated to the coated papers segment.

We test goodwill for impairment by applying a two-step test. The first step is to compare the fair value of the reporting unit with its carrying amount, including goodwill. If the fair value of the reporting unit is less than its carrying amount, goodwill is considered impaired and the loss is measured by performing step two, which involves using a hypothetical purchase price allocation to determine the implied fair value of the goodwill and compare it to the carrying value of the goodwill. For reporting units with zero or negative carrying amounts, step two is required if it is more likely than not that a goodwill impairment exists. An impairment loss is recognized to the extent the implied fair value of the goodwill is less than the carrying amount of the goodwill.

During 2011, based on a combination of factors, including the difficult market conditions which resulted in a decline in customer demand and excess capacity in the coated paper markets and high raw material, energy and distribution costs which have challenged the profitability of our products, we concluded that sufficient indicators existed to require us to perform an interim goodwill impairment analysis. Upon finalizing our analysis during the fourth quarter of 2011, we recognized a goodwill impairment charge of $10.5 million. We had no goodwill remaining as of December 31, 2011.

In the third quarter of 2012, we completed a comprehensive assessment of the damage resulting from the fire and explosion at our paper mill in Sartell, Minnesota, and announced the decision to permanently close the mill. As a result of the closure, we performed an interim impairment analysis of our trademarks, which resulted in an impairment charge of $3.4 million, based on a projected reduction of revenues primarily as a result of a reduction in production capacity. We also recorded a fixed asset impairment charge of $66.8 million. These impairment charges are included in Restructuring and other charges on our accompanying condensed consolidated statements of operations.

Management believes that the accounting estimates associated with determining fair value as part of the impairment analysis are critical accounting estimates because estimates and assumptions are made about our future performance and cash flows. The estimated fair value is generally determined on the basis of discounted future cash flows. We also consider a market-based approach and a combination of both. While management uses the best information available to estimate future performance and cash flows, future adjustments to management’s projections may be necessary if economic conditions differ substantially from the assumptions used in making the estimates.

Pension benefit obligations. We offer various pension plans to employees. The calculation of the obligations and related expenses under these plans requires the use of actuarial valuation methods and assumptions, including the expected long-term rate of return on plan assets, discount rates, projected future compensation increases, health care cost trend rates, and mortality rates. Actuarial valuations and assumptions used in the determination of future values of plan assets and liabilities are subject to management judgment and may differ significantly if different assumptions are used.

Contingent liabilities. A liability is contingent if the outcome or amount is not presently known, but may become known in the future as a result of the occurrence of some uncertain future event. We estimate our contingent liabilities based on management’s estimates about the probability of outcomes and their ability to estimate the range of exposure. Accounting standards require that a liability be recorded if management determines that it is probable that a loss has occurred and the loss can be reasonably estimated. In addition, it must be probable that the loss will be confirmed by some future event. As part of the estimation process, management is required to make assumptions about matters that are by their nature highly uncertain.

The assessment of contingent liabilities, including legal contingencies, asset retirement obligations, and environmental costs and obligations, involves the use of critical estimates, assumptions, and judgments. Management’s estimates are based on their belief that future events will validate the current assumptions regarding the ultimate outcome of these exposures. However, there can be no assurance that future events will not differ from management’s assessments.

Recent Accounting Developments

ASC Topic 350, Intangibles—Goodwill and Other. Accounting Standards Update, or “ASU,” Intangibles—Goodwill and Other (Topic 350), Testing Indefinite Lived Intangible Assets for Impairment, is intended to simplify the guidance for impairment testing of indefinite-lived intangible assets other than goodwill. Under the new guidance, an entity will have the option to assess qualitative factors to determine whether it is necessary to perform a quantitative impairment test. Entities electing to perform a qualitative assessment are no longer required to calculate the fair value of an indefinite-lived intangible asset unless the entity determines, based on a qualitative assessment, that it is “more likely than not” that the asset is impaired. ASU No. 2012-02 is effective for annual and interim impairment tests performed in fiscal years beginning after September 15, 2012; however, early adoption is permitted. We do not expect the adoption of this guidance to have any impact on our consolidated financial statements

ASC Topic 220, Comprehensive Income. ASU No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income, changes the existing guidance on the presentation of comprehensive income. Entities will have the option of presenting the components of net income and other comprehensive income in either a single continuous statement of comprehensive income or in two separate but consecutive statements. Entities no longer have the option of presenting the components of other comprehensive income within the statement of changes in stockholders’ equity. ASU No. 2011-05 is effective on a retrospective basis for fiscal years, and interim periods within those years, beginning after December 15, 2011, which for us is the first quarter of 2012. In December 2011, the Financial Accounting Standards Board, or “FASB,” issued ASU No. 2011-12, Comprehensive Income—Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05, which defers changes in ASU No. 2011-05 that related to the presentation of reclassification adjustments. The adoption of the remaining guidance provided in ASU No. 2011-05 will result in a change to our current presentation of comprehensive income but will have no impact on our financial condition, results of operations, or cash flows.

Other new accounting pronouncements issued but not effective until after September 30, 2012, are not expected to have a significant effect on our consolidated financial statements.

Financial Summary

Our net sales for the nine months ended September 30, 2012, decreased to $1,113.6 million, or 12.5%, compared to the nine months ended September 30, 2011, reflecting an 8.9% decline in total sales volume, which was driven by the closure of three paper machines late last year and the closure of the Sartell mill in the third quarter of this year. Additionally, the average sales price per ton for all of our products decreased 3.8%, led by a decline in the price of pulp. Industry operating rates were strong even though we continue to see a year-over-year drop-off in advertising spending, which is impacted by the sluggish GDP growth. Our gross margin was 13.6% for the nine months ended September 30, 2012, compared to 16.2% for the nine months ended September 30, 2011.

In the third quarter of 2012, we completed a comprehensive assessment of the damage resulting from the fire and explosion at our paper mill in Sartell, Minnesota, and announced the decision to permanently close the mill. The permanent closure of the Sartell mill reduced our annual coated groundwood paper capacity by 180,000 tons, or approximately 20%, and eliminated approximately 35,000 tons annually of supercalendered paper capacity. In conjunction with the closure, our workforce was reduced by approximately 265 employees.

We continue to develop and execute our renewable energy strategy. All of our previously announced energy projects are on schedule and expected to be completed by the fourth quarter of 2012. In January 2012, we completed a $45 million renewable energy project at our mill in Quinnesec, Michigan. The project is delivering 28 megawatts of additional green energy for consumption within the mill, which is equivalent to the amount of electricity consumed by 21,000 homes in a year. We expect to realize a total positive annual EBITDA impact of approximately $50 million when all the projects are completed. Our capital expenditures increased to $90.3 million in 2011 compared to $73.6 million in 2010, reflecting our investment in these projects. Approximately $24.8 million of the capital expenditures in 2011 were funded from cash restricted for use on the Quinnesec renewable energy project.

We continued to focus on improving our capital structure through the third quarter of 2012. On April 30, 2012, we completed the refinancing of $315.0 million aggregate principal amount of 11.5% senior secured notes due 2014, which were replaced with $345.0 million aggregate principal amount of 11.75% senior secured notes due 2019. On May 4, 2012, we entered into new revolving credit facilities consisting of a $150.0 million ABL Facility and a $50.0 million Cash Flow Facility. The revolving credit facilities, which mature on May 4, 2017 (subject to certain exceptions), replace our existing $200.0 million revolving credit facility, which was scheduled to mature on August 1, 2012. On May 11, 2012, we successfully completed exchange offers for $166.9 million aggregate principal amount of our second priority senior secured floating rate notes due 2014 and for $157.5 million aggregate principal amount of our 11.38% senior subordinated notes due 2016. The exchanged notes were replaced with a total of $271.6 aggregate principal amount of 11.75% secured notes due 2019. The cumulative effect of our debt refinancings was to extend the average maturity of our debt securities and revolving credit facilities by more than two years.

In 2011 net sales increased 7.3%, or $117.2 million, as sales prices improved while sales volume decreased compared to 2010. The average sales price for all of our products increased 9.4% compared to 2010 but began to level off by the end of 2011 as sales prices for the fourth quarter of 2011 decreased 1.0% from the third quarter of 2011. Sales volume was down 2.0% in 2011 compared to 2010, primarily due to lower sales volume during the first half of the year, while fourth quarter sales volume increased 6.2% compared to the fourth quarter of 2010 and remained level with the seasonally strong third quarter of 2011. Our gross margin increased to 15.2% in 2011 from 12.1% in 2010, reflecting the increase in sales prices.

In 2011, we reported a net loss of $122.5 million and operating income of $23.9 million. Impacting the results for 2011 were the restructuring costs associated with the shutdown of three paper machines, losses related to debt refinancings, goodwill impairment, and unrealized losses on hedging transactions. In 2010, we reported a net loss of $125.5 million and an operating loss of $3.8 million.

During 2011 we permanently shut down the No. 2 coated groundwood paper machine at our mill in Bucksport, Maine, and two supercalendered paper machines at our mill in Sartell, Minnesota, thereby reducing our annual production capacity by 193,000 tons. In conjunction with these closures, the Bucksport mill’s workforce was reduced by approximately 125 employees and the Sartell mill’s workforce was reduced by approximately 175 employees. The paper machine shutdowns resulted in charges of $24.5 million in the fourth quarter of 2011, of which approximately $10 million became cash expenditures in the first half of 2012. Additionally, we recognized goodwill impairment charges of $10.5 million, which represent a write-off of the full balance of goodwill.

Results of Operations

The following table sets forth certain consolidated financial information of the Company for the periods indicated below. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and notes thereto included herein.

	Year Ended December 31,			Nine Months Ended September 30,
(Dollars in thousands)	2009	2010	2011	2011	2012
Net sales	$1,360,854	$1,605,316	$1,722,489	$1,272,207	$1,113,561
Costs and expenses:
Cost of products sold—(exclusive of depreciation, amortization, and depletion)	1,242,743	1,410,770	1,460,290	1,066,562	962,298
Depreciation, amortization and depletion	132,682	127,367	125,295	94,182	91,338
Selling, general and administrative expenses	61,655	70,989	78,007	59,739	56,196
Goodwill impairment	—	—	10,551	—	—
Restructuring and other charges	979	—	24,464	—	96,997

Total operating expenses	1,438,059	1,609,126	1,698,607	1,220,483	1,206,829

Operating income (loss)	(77,205)	(3,810)	23,882	51,724	(93,268)

Interest income	(241)	(124)	(1,614)	(1,215)	(1,143)
Interest expense	116,130	122,528	122,213	91,572	94,953
Other (income) loss, net	(273,796)	(734)	25,812	25,896	7,472

Net income (loss)	$80,702	$(125,480)	$(122,529)	$(64,529)	$(194,550)

First Nine Months of 2012 Compared to First Nine Months of 2011

Net sales. Net sales for the nine months ended September 30, 2012, decreased 12.5% to $1,113.6 million from $1,272.2 million for the nine months ended September 30, 2011, reflecting an 8.9% decrease in total sales volume, which was driven by the shutdown of three paper machines late last year and the closure of the Sartell mill in the third quarter of this year. Additionally, the average sales price for all of our products decreased 3.8%, led by a decline in the price of pulp.

Net sales for our coated papers segment decreased 15.1% to $889.1 million for the nine months ended September 30, 2012, from $1,046.9 million for the nine months ended September 30, 2011. This change reflects a 13.2% decrease in paper sales volume, which was driven by the shutdown of three paper machines late last year and the closure of the Sartell mill in the third quarter of this year. The average sales price per ton of coated paper decreased 2.1% compared to the same period last year.

Net sales for our market pulp segment decreased 7.2% to $104.2 million for the nine months ended September 30, 2012, from $112.3 million for the same period in 2011. This decrease was due to a 12.5% decline in the average sales price per ton, while sales volume increased 6.0% compared to the nine months ended September 30, 2011.

Net sales for our other segment increased 6.4% to $120.3 million for the nine months ended September 30, 2012, from $113.0 million for the nine months ended September 30, 2011. The improvement in 2012 is due to a 9.2% increase in sales volume, reflecting the continued development of new paper product offerings for our customers. The average sales price per ton decreased 2.5% compared to the nine months ended September 30, 2011.

Cost of sales. Cost of sales, including depreciation, amortization, and depletion, were $1,053.6 million for the nine months ended September 30, 2012, compared to $1,160.7 million for the same period last year, reflecting realized cost reduction from the shutdown of three paper machines late last year and the closure of the Sartell mill in the third quarter of this year. Our gross margin, excluding depreciation, amortization, and depletion, was 13.6% for the nine months ended September 30, 2012, compared to 16.2% for the nine months ended September 30, 2011, reflecting higher average sales prices during 2011. Depreciation, amortization, and depletion expenses were $91.3 million for the nine months ended September 30, 2012, compared to $94.2 million for the nine months ended September 30, 2011.

Selling, general, and administrative. Selling, general, and administrative expenses were $56.3 million for the nine months ended September 30, 2012, compared to $59.8 million for the same period in 2011, primarily driven by a decrease in personnel costs and other fees.

Restructuring and other charges. Restructuring and other charges for the nine months ended September 30, 2012, was $97.0 million, and consisted primarily of fixed asset and other impairment charges of $75.8 million and severance and benefit costs of $16.3 million related to the closure of the Sartell mill.

Interest expense. Our interest expense for the nine months ended September 30, 2012, was $94.9 million compared to $91.5 million for the same period in 2011.

Other (income) loss, net. Other loss, net for the nine months ended September 30, 2012, was $7.5 million compared to a net loss of $25.9 million for the nine months ended September 30, 2011. Included in the results for 2012 and 2011 were losses of $8.2 million and $26.1 million, respectively, related to the early retirement of debt in connection with debt refinancing.

2011 Compared to 2010

Net sales. Net sales for 2011 increased 7.3% to $1,722.5 million from $1,605.3 million, as the average sales price for all of our products increased 9.4%, reflecting price increases implemented during 2010 and at the beginning of the second quarter of 2011. This positive impact was partially offset by a 2.0% decline in total sales volume during 2011 compared to 2010.

Net sales for our coated and supercalendered papers segment increased 7.9% to $1,418.8 million in 2011 from $1,315.0 million in 2010. This improvement reflects a 10.7% increase in the average paper sales price per ton in 2011, while paper sales volume decreased 2.5% in 2011 compared to 2010.

Net sales for our market pulp segment decreased 9.0% to $150.1 million in 2011 from $164.9 million in 2010, reflecting a 6.0% decrease in the average sales price per ton combined with a 3.2% decrease in sales volume compared to 2010.

Net sales for our other segment increased 22.5% to $153.6 million in 2011 from $125.4 million in 2010. The improvement in 2011 is due to a 14.9% increase in the average sales price per ton combined with a 6.6% increase in sales volume in 2011 compared to 2010.

Cost of sales. Cost of sales, including depreciation, amortization, and depletion, was $1,585.6 million in 2011 compared to $1,538.2 million in 2010. Our gross margin, excluding depreciation, amortization, and depletion, was 15.2% for 2011 compared to 12.1% for 2010, reflecting higher average sales prices during 2011. Depreciation, amortization, and depletion expenses were $125.3 million for 2011, compared to $127.4 million for 2010.

Selling, general, and administrative. Selling, general, and administrative expenses were $78.0 million in 2011 compared to $70.9 million in 2010, primarily due to inflation of personnel related costs and certain non-recurring costs including professional fees and severance.

Goodwill impairment. In 2011, we recognized goodwill impairment charges of $10.5 million, which represents a write-off of the full balance of goodwill.

Restructuring and other charges. Restructuring and other charges of $24.5 million in 2011 reflect the permanent shutdown of the No. 2 coated groundwood paper machine at our mill in Bucksport, Maine, and two supercalendered paper machines at our mill in Sartell, Minnesota. These charges include $15.0 million of severance and benefit costs, $7.1 million of accelerated depreciation, and $2.3 million due to write-off of spare parts and inventory.

Interest expense. Interest expense was $122.2 million in 2011 compared to $122.5 million in 2010.

Other (income) loss, net. In 2011, we had other losses, net of $25.8 million, compared to other income, net of $0.7 million in 2010. Included in the results for 2011 were $26.1 million in pre-tax net losses related to the early retirement of debt in connection with our debt refinancing.

2010 Compared to 2009

Net sales. Net sales for 2010 increased 18.0% to $1,605.3 million from $1,360.9 million, as total sales volume increased 19.7% compared to 2009, reflecting improved economic conditions. This increase was partially offset by a 1.4% decline in the average sales price per ton for all of our products, primarily reflecting the decline of coated paper prices throughout 2009 and into early 2010.

Net sales for our coated and supercalendered papers segment increased 9.7% to $1,315.0 million in 2010 from $1,198.8 million in 2009. This improvement reflects a 16.9% increase in paper sales volume, while the average paper sales price per ton for 2010 decreased 6.2% compared to 2009.

Net sales for our market pulp segment increased 57.8% to $164.9 million in 2010 from $104.5 million in 2009. This increase was due to a 47.6% increase in average sales price per ton combined with a 6.9% increase in sales volume compared to 2009.

Net sales for our other segment increased 117.9% to $125.4 million in 2010 from $57.6 million in 2009. The improvement in 2010 is due to a 124.0% increase in sales volume, reflecting the development of new paper product offerings for our customers. Partially offsetting this increase was a 2.7% decrease in the average sales price per ton compared to 2009.

Cost of sales. Cost of sales, including depreciation, amortization, and depletion, increased 11.8% to $1,538.2 million in 2010 from $1,375.4 million in 2009, primarily reflecting the increase in sales volume. Our gross margin, excluding depreciation, amortization, and depletion, was 12.1% for 2010 compared to 8.7% for 2009, reflecting $74.9 million of unabsorbed costs resulting from approximately 340,000 tons of market downtime, as we curtailed production in response to weak demand for coated papers in 2009. Depreciation, amortization, and depletion expenses were $127.4 million for 2010, compared to $132.7 million for 2009.

Selling, general, and administrative. Selling, general, and administrative expenses were $70.9 million in 2010, up from $61.7 million in 2009, mainly due to cost remediation efforts in 2009 associated with challenging economic conditions. Selling, general, and administrative expenses for 2010 reflect a return to more normal levels and are consistent with the amounts incurred in 2008, excluding costs associated with Verso Paper’s IPO.

Interest expense. Interest expense was $122.5 million in 2010 compared to $116.1 million in 2009. The increase in interest expense was primarily due to higher interest rates on outstanding debt in 2010.

Other (income) loss, net. Other income, net was $0.7 million in 2010 compared to $273.8 million in 2009. Included in the results for 2009 were $238.9 million in net benefits from alternative fuel mixture tax credits provided by the U.S. government for our use of black liquor in alternative fuel mixtures. Additionally, we recognized $31.3 million in net gains related to the early retirement of debt in 2009.

Seasonality

We are exposed to fluctuations in quarterly net sales volumes and expenses due to seasonal factors. These seasonal factors are common in the coated paper industry. Typically, the first two quarters are our slowest quarters due to lower demand for coated paper during this period. Our third quarter is generally our strongest quarter, reflecting an increase in printing related to end-of-year magazines, increased end-of-year direct mailings, and holiday season catalogs. Our working capital and accounts receivable generally peak in the third quarter, while inventory generally peaks in the second quarter in anticipation of the third quarter season. We expect our seasonality trends to continue for the foreseeable future.

Liquidity and Capital Resources

We rely primarily upon cash flow from operations and borrowings under our revolving credit facilities to finance operations, capital expenditures, and fluctuations in debt service requirements. As of September 30, 2012, $121.7 million was available for future borrowing under our revolving credit facilities. We believe that our ability to manage cash flow and working capital levels, particularly inventory and accounts payable, will allow us to meet our current and future obligations, pay scheduled principal and interest payments, and provide funds for working capital, capital expenditures, and other needs of the business for at least the next twelve months. However, no assurance can be given that we will be able to generate sufficient cash flows from operations or that future borrowings will be available under our revolving credit facilities in amounts sufficient to fund our liquidity needs. As we focus on managing our expenses and cash flows, we continue to assess and implement, as appropriate, various earnings and expense reduction initiatives. Management has developed a company-wide cost reduction program and expects this program to yield an additional $31 million in cost reductions and continues to search for and develop additional cost savings measures. Of the $31 million in cost reductions, $10 million are expected to be realized in 2012 and the remaining $21 million are expected to be realized in 2013.

Cash flows from operating, investing and financing activities, as reflected in the accompanying condensed consolidated statements of cash flows are summarized in the following table.

	Year Ended December 31,			Nine Months Ended September 30,
(Dollars in thousands)	2009	2010	2011	2011	2012
Net cash provided by (used in):
Operating activities	$180,135	$75,821	$14,562	$(47,633)	$(36,945)
Investing activities	(34,133)	(98,266)	(66,205)	(47,150)	(44,600)
Financing activities	(115,760)	25,389	(6,268)	(6,218)	(3,121)

Net change in cash and cash equivalents	$30,242	$2,944	$(57,911)	$(101,001)	$(84,666)

Operating activities. In the first nine months of 2012, our net cash used in operating activities of $36.9 million reflects a net loss of $194.6 million adjusted for non-cash depreciation, amortization, depletion and accretion, non-cash losses on early extinguishment of debt, trademarks, inventory, and fixed asset impairment of $180.2 million and an increase in working capital of $15.3 million. The change in working capital reflects decreases in accounts receivable, inventory, accounts payable and accrued liabilities due in part to reduced scale of operations resulting from the closure of the Sartell mill in the third quarter of 2012 and to recently improved market conditions for coated groundwood paper.

In the first nine months of 2011, our net cash used in operating activities of $47.6 million reflects a net loss of $64.5 million adjusted for non-cash depreciation, amortization, depletion and accretion and non-cash losses on early extinguishment of debt of $127.1 million and an increase in working capital of $106.5 million, which was primarily due to seasonal increases in inventory and accounts receivable.

In 2011, net cash provided by operating activities of $14.6 million reflects a net loss of $122.5 million adjusted for non-cash depreciation, amortization, depletion, and accretion and non-cash losses on early extinguishment of debt and goodwill impairment totaling $178.1 million and an increase in working capital of $46.3 million, which was primarily due to increases in inventory and accounts receivable. Net cash provided by operating activities of $75.8 million in 2010 was primarily attributable to a net loss of $125.5 million adjusted for non-cash depreciation, amortization, depletion, and accretion charges of $136.4 million and cash provided by improvements in working capital of $52.6 million. Cash flows from working capital increased primarily due to planned reductions in inventory levels; increased accounts payable reflecting the higher sales volume in 2010; and higher accrued liabilities. Net cash provided by operating activities of $180.1 million in 2009 was primarily attributable to net income of $80.7 million combined with adjustments of $108.8 million for the impact of non-cash depreciation, amortization, depletion, and accretion charges net of non-cash gains on the early retirement of debt. Net income in 2009 includes $238.9 million in net benefits from alternative fuel mixture tax credits provided by the U.S. government for our use of black liquor in alternative fuel mixtures and $31.3 million in non-cash gains on the early retirement of debt. The tax credit, as it relates to liquid fuels derived from biomass, expired on December 31, 2009.

Investing activities. In the first nine months of 2012, our net cash used in investing activities of $44.6 million includes $46.8 million in capital expenditures net of $14.7 million received from governmental grants associated with a renewable energy project at our mill in Quinnesec, Michigan. This compares to $47.2 million of net cash used in investing activities in the first nine months of 2011, which includes $67.8 million in capital expenditures net of $21.0 million in funds transferred from cash restricted for use on the energy project at our Quinnesec mill.

In 2011, net cash used in investing activities of $66.2 million reflects $90.3 million in capital expenditures net of $24.8 million in funds transferred from restricted cash for use on the renewable energy project at our Quinnesec mill. This compares to $98.3 million of net cash used in investing activities in 2010, which included $73.6 million of capital expenditures and $25.1 million of cash transferred to restricted cash for use on the renewable energy project. In 2009, net cash used in investing activities of $34.1 million was primarily due to capital expenditures. Management significantly reduced annual capital expenditures in 2009 in response to the uncertain economic environment.

Financing activities. In the first nine months of 2012, our net cash used in financing activities was $3.1 million compared to net cash used in financing activities of $6.2 million for the first nine months of 2011. Cash used in financing activities for the first nine months of 2012 includes a total of $355.0 million in cash payments to repurchase and retire and to redeem a total of $315.0 million aggregate principal amount of our 11.5% senior secured notes due 2014 and to exchange $166.9 million aggregate principal amount of our second priority senior secured floating rate notes due 2014 along with $157.5 million aggregate principal amount of our senior subordinated notes due 2016 for a total of $271.6 million aggregate principal amount of our 11.75% secured notes due 2019. Cash provided by financing activities includes $35.0 million in net borrowings under our revolving credit facilities and $317.0 million in net proceeds from the issuance of long-term debt after discount, underwriting fees and issuance costs, primarily related to the issuance of $345.0 million aggregate principal amount of our 11.75% senior secured notes due 2019.

In the first nine months of 2011, our net cash used in financing activities was $6.2 million, reflecting cash payments of $390.0 million to repurchase $337.1 million aggregate principal amount of our 9.13% second priority senior secured notes and $35.0 million aggregate principal amount of our 11.5% senior secured notes and pay related fees and charges, net of $383.9 million in cash received from the issuance of $396.0 million aggregate principal amount of 8.75% second priority senior secured notes due 2019 net of discount, underwriting fees, and issuance costs.

In 2011, net cash used in financing activities was $6.3 million, reflecting cash payments of $390.0 million to repurchase long-term debt and pay related fees and charges, net of $383.8 million in proceeds from the issuance of $396.0 million aggregate principal amount of second priority senior secured notes net of discount, underwriting fees, and issuance costs. Net cash provided by financing activities was $25.4 million for 2010, reflecting $26.2 million in proceeds from the issuance of $25.0 million in senior secured notes, including premium and net of underwriting fees and issuance costs. In 2009, net cash used in financing activities was $115.8 million, reflecting principal payments and debt repurchases of $296.6 million on long-term debt and $92.1 million in net payments on our revolving credit facility, partially offset by $288.6 million in proceeds from the issuance of $325.0 million in senior secured notes net of discount, underwriting fees, and issuance costs. Additionally, contributions of $12.5 million were made to Verso Paper Finance Holdings One LLC to accommodate additional repurchases of debt, and $2.9 million of distributions were made to Verso Paper for general corporate purposes.

Revolving Credit Facilities. On May 4, 2012, we entered into new revolving credit facilities consisting of a $150.0 million ABL Facility and a $50.0 million Cash Flow Facility. The revolving credit facilities were used to repay the outstanding indebtedness under our existing $200.0 million revolving credit facility and will be used to provide ongoing working capital and for other general corporate purposes. The indebtedness under the revolving credit facilities bears interest at a floating rate based on a margin over a base rate or eurocurrency rate. As of September 30, 2012, the applicable margin for advances under the ABL Facility was 1.00% for base rate advances and 2.00% for LIBOR advances, and the applicable margin for advances under the Cash Flow Facility was 3.50% for base rate advances and 4.50% for LIBOR advances. The weighted-average interest rate on outstanding ABL Facility advances was 2.54% as of September 30, 2012. We are required to pay commitment fees to the lenders in respect of unutilized commitments under the ABL Facility at an annual rate initially equal to 0.50% and thereafter at either 0.375% or 0.50%, based on daily average utilization, and under the Cash Flow Facility at an annual rate of 0.625%. The indebtedness under the ABL Facility and related guarantees are secured by first-priority security interests, subject to permitted liens, in substantially all of the Company’s, Verso Finance Holdings’, and the subsidiary guarantors’ inventory and accounts receivable, or “ABL Priority Collateral,” and second-priority security interests, subject to permitted liens, in substantially all of their other assets, or “Notes Priority Collateral.” The indebtedness under the Cash Flow Facility and related guarantees are secured, pari passu with the 11.75% senior secured notes due 2019 and related guarantees, by first-priority security interests in the Notes Priority Collateral and second-priority security interests in the ABL Priority Collateral. The revolving credit facilities will mature on May 4, 2017, unless, on any of the dates that is 91 days prior to the earliest scheduled maturity of any of the second-priority senior secured floating rate notes due 2014, the 11.38% senior subordinated notes, or the senior unsecured term loan, an aggregate principal amount in excess of $100.0 million of indebtedness under such existing second-lien notes, subordinated notes or senior unsecured term loan, as applicable, is outstanding, in which case the revolving credit facilities will mature on such earlier date. The ABL Facility had $35.0 million outstanding, $43.3 million in letters of credit issued, and $71.7 million available for future borrowing as of September 30, 2012. The Cash Flow Facility had no outstanding balance, no letters of credit issued, and $50.0 million available for future borrowing as of September 30, 2012.

11.5% Senior Secured Notes due 2014. In June 2009 and January 2010, we issued a total of $350.0 million aggregate principal amount of 11.5% senior secured notes due 2014. In March 2011, we repurchased and retired $35.0 million aggregate principal amount of the notes. On March 21, 2012, we repurchased and retired $270.6 million aggregate principal amount of the notes. On April 30, 2012, we redeemed the remaining outstanding $44.4 million aggregate principal amount of the notes. Following such repurchases and redemption, there are no outstanding 11.5% senior secured notes due 2014.

11.75% Senior Secured Notes due 2019. On January 31, 2013, we issued approximately $72.9 million aggregate principal amount of 11.75% Senior Secured Notes due 2019 (the “additional senior secured notes”) to the Holdco Lenders under the Holdco Credit Agreement in exchange for approximately $85.8 million aggregate principal amount of the outstanding loans under the Holdco Credit Agreement and net accrued interest thereon through the closing date, at an exchange rate of 85%, pursuant to exchange agreements entered into among the Holdco Borrowers, the Issuers, the Guarantors, and the Holdco Lenders. The Issuers issued the additional senior secured notes to the Holdco Lenders in exchange for the assignment to Verso Paper Finance Holdings LLC of their Holdco Loans and the cancellation of such Holdco Loans. On February 1, 2013, Verso Finance Holdings repaid the remaining outstanding principal amount of its terms loans at maturity.

11.75% Senior Secured Notes due 2019. On March 21, 2012, we issued $345.0 million aggregate principal amount of 11.75% senior secured notes due 2019. The notes bear interest, payable semi-annually, at the rate of

11.75% per year. The notes are guaranteed jointly and severally by each of our subsidiaries, subject to certain exceptions, and the notes and guarantees are senior secured obligations of the Company and the guarantors, respectively. The indebtedness under the notes and related guarantees are secured, pari passu with the Cash Flow Facility and related guarantees, by first-priority security interests in the Notes Priority Collateral and second-priority security interests in the ABL Priority Collateral. The notes will mature on January 15, 2019.

We used $332.0 million of net proceeds from the notes issuance, after deducting the discount, underwriting fees and offering expenses, along with $0.6 million of available cash, to repurchase and retire $270.6 million and to redeem $44.4 million aggregate principal amount of our 11.5% senior secured notes due 2014. Debt issuance costs of approximately $9.6 million were deferred and will be amortized over the life of the notes.

11.75% Secured Notes due 2019. On May 11, 2012, we issued $271.6 million aggregate principal amount of 11.75% secured notes due 2019. The notes bear interest, payable semi-annually, at the rate of 11.75% per year. The notes are guaranteed jointly and severally by each of our subsidiaries, subject to certain exceptions, and the notes and guarantees are senior secured obligations of the Company and the guarantors, respectively. The notes and related guarantees are secured by security interests, subject to permitted liens, in substantially all of the Company’s and the guarantors’ tangible and intangible assets. The security interests securing the notes rank junior to those securing the obligations under the ABL Facility, the Cash Flow Facility, and the 11.75% senior secured notes due 2019 and rank senior to those securing the second priority senior secured floating rate notes due 2014 and the 8.75% second priority senior secured notes due 2019. The notes will mature on January 15, 2019.

We issued the notes pursuant to two separate exchange offers whereby we (a) issued $166.9 million aggregate principal amount of the notes and paid $5.0 million in cash in exchange for $166.9 million aggregate principal amount of its second priority senior secured floating rate notes due 2014 and (b) issued $104.7 million aggregate principal amount of the notes and paid $17.3 million in cash in exchange for $157.5 million aggregate principal amount of our 11.38% senior subordinated notes due 2016. We recognized a total gain of $26.3 million, net of the write-off of unamortized debt issuance costs, from the exchanges. Following the exchanges, $13.3 million aggregate principal amount of the second priority senior secured floating rate notes and $142.5 million aggregate principal amount of the 11.38% senior subordinated notes remain outstanding. Debt issuance costs of approximately $5.4 million were deferred and will be amortized over the life of the notes.

8.75% Second Priority Senior Secured Notes due 2019. In January and February 2011, we issued $360.0 million and $36.0 million, respectively, aggregate principal amount of 8.75% second priority senior secured notes due 2019. The notes bear interest, payable semi-annually, at the rate of 8.75% per year. The notes are guaranteed jointly and severally by each of our subsidiaries, subject to certain exceptions, and the notes and guarantees are senior secured obligations of the Company and the guarantors, respectively. The notes and related guarantees are secured by second-priority security interests, subject to permitted liens, in substantially all of the Company’s and the guarantors’ tangible and intangible assets, excluding securities of our affiliates. The notes will mature on February 1, 2019.

Second Priority Senior Secured Floating Rate Notes due 2014. In August 2006, we issued $250.0 million aggregate principal amount of second priority senior secured floating rate notes due 2014. Through March 31, 2012, we had repurchased and retired a total of $69.8 million aggregate principal amount of the notes. On May 11, 2012, we issued $166.9 million aggregate principal amount of 11.75% secured notes due 2019 and paid $5.0 million in cash in exchange for $166.9 million aggregate principal amount of the second priority senior secured floating rate notes. Following the exchange, $13.3 million aggregate principal amount of the second priority senior secured floating rate notes remain outstanding. The notes bear interest, payable quarterly, at a rate equal to LIBOR plus 3.75% per year. As of September 30, 2012, the interest rate on the notes was 4.19% per year. The notes are guaranteed jointly and severally by each of our subsidiaries, subject to certain exceptions. The notes will mature on August 1, 2014.

11.38% Senior Subordinated Notes due 2016. In August 2006, we issued $300.0 million aggregate principal amount of 11.38% senior subordinated notes due 2016. On May 11, 2012, we issued $104.7 million aggregate principal amount of 11.75% secured notes due 2019 and paid $17.3 million in cash in exchange for $157.5 million aggregate principal amount of the 11.38% senior subordinated notes. Following the exchange, $142.5 million aggregate principal amount of the 11.38% senior subordinated notes remain outstanding. The notes bear interest, payable semi-annually, at the rate of 11.38% per year. The notes are guaranteed jointly and severally by each of our subsidiaries, subject to certain exceptions, and the notes and guarantees are unsecured senior subordinated obligations of the Company and the guarantors, respectively. The notes will mature on August 1, 2016.

Loan from Verso Paper Finance Holdings LLC/ Verso Paper Holdings LLC. In December 2010, Verso Quinnesec REP LLC, an indirect, wholly owned subsidiary, entered into a financing transaction with the Investment Fund, a consolidated variable interest entity. Under this arrangement, we loaned $23.3 million to Verso Finance Holdings at an interest rate of 6.5% per year and with a maturity of December 29, 2040, and Verso Finance Holdings, in turn, loaned the funds on similar terms to the Investment Fund. The Investment Fund then contributed the loan proceeds to certain community development entities, which, in turn, loaned the funds on similar terms to Verso Quinnesec REP LLC as partial financing for the renewable energy project at our mill in Quinnesec, Michigan.

We may elect to retire our outstanding debt in open market purchases, privately negotiated transactions, or otherwise. These repurchases may be funded through available cash from operations and borrowings under our revolving credit facility. Such repurchases are dependent on prevailing market conditions, our liquidity requirements, contractual restrictions, and other factors.

Covenant Compliance

The credit agreements for our revolving credit facilities and the indentures governing the notes and our other existing notes contain affirmative covenants as well as restrictive covenants that limit our ability to, among other things, incur additional indebtedness; pay dividends or make other distributions; repurchase or redeem our stock; make investments; sell assets, including capital stock of restricted subsidiaries; enter into agreements restricting our subsidiaries’ ability to pay dividends; consolidate, merge, sell, or otherwise dispose of all or substantially all of our assets; enter into transactions with our affiliates; and incur liens. These covenants can result in limiting our long-term growth prospects by hindering our ability to incur future indebtedness or grow through acquisitions. The material covenants in the indentures that are impacted by the calculation of Adjusted EBITDA are those that govern the amount of indebtedness that Verso Holdings and its subsidiaries may incur, whether Verso Holdings may make certain dividends, distributions or payments on subordinated indebtedness, and whether Verso Holdings may merge with another company. Although there are limited baskets for incurring indebtedness contained in the indentures, the primary means for incurring additional indebtedness under the indentures is to have a pro forma Fixed Charge Coverage Ratio of at least 2.00 to 1.00 after the incurrence of such additional indebtedness. This same test also applies to most dividends and other payments made in respect of Verso Holdings’ equity and subordinated indebtedness and also to whether Verso Holdings may merge with another company. In the case of a merger, Verso Holdings may merge so long as either its Fixed Charge Coverage Ratio is at least 2.00 to 1.00 or that same ratio improves after giving pro forma effect to the merger. If Verso Holdings were not able to meet the Fixed Charge Coverage Ratio requirement contained in these covenants, it would limit our long-term growth prospects, as it would severely hinder Verso Holdings’ ability to incur additional indebtedness for the purpose of completing acquisitions or capital improvement programs, among other things. In addition, if the ratio test were not met, distributions by Verso Holdings to Verso Paper would also be severely restricted. As of September 30, 2012, we were in compliance with the covenants in our debt agreements.

Effect of Inflation

While inflationary increases in certain input costs, such as for energy, wood fiber, and chemicals, have an impact on our operating results, changes in general inflation have had minimal impact on our operating results in the last three years. Sales prices and volumes are more strongly influenced by supply and demand factors in specific markets and by exchange rate fluctuations than by inflationary factors. We cannot assure you, however, that we will not be affected by general inflation in the future.

Contractual Obligations

The following table reflects our contractual obligations and commercial commitments as of December 31, 2011. Commercial commitments include lines of credit, guarantees, and other potential cash outflows resulting from a contingent event that requires our performance pursuant to a funding commitment.

	Payments due by period
(Dollars in millions)	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Long-term debt(1)	$1,704.7	$114.0	$699.2	$423.3	$468.2
Operating leases	19.7	6.9	8.7	2.4	1.7
Purchase obligations(2)	624.4	130.4	198.4	127.1	168.5
Other long-term liabilities(3)	28.6	0.2	4.8	0.6	23.0
Loan from Verso Paper Finance Holdings LLC	67.2	1.5	3.0	3.0	59.7

Total contractual obligations	$2,444.6	$253.0	$914.1	$556.4	$721.1

(1)	Long-term debt includes principal payments, commitment fees, and interest payable. A portion of interest expense is at a variable rate and has been calculated using current LIBOR. Actual payments could vary.
(2)	Purchase obligations include unconditional purchase obligations for power purchase agreements (gas and electricity), machine clothing, and other commitments for advertising, raw materials, or storeroom inventory.
(3)	Other long-term liabilities reflected above represent the gross amount of asset retirement obligations.

Quantitative and Qualitative Disclosures About Market Risk

We are exposed to market risk from fluctuations in our paper prices, interest rates, energy prices, and commodity prices for our inputs.

Paper Prices

Our sales, which we report net of rebates, allowances, and discounts, are a function of the number of tons of paper that we sell and the price at which we sell our paper. The coated paper industry is cyclical, which results in changes in both volume and price. Paper prices historically have been a function of macro-economic factors, which influence supply and demand. Price has historically been substantially more variable than volume and can change significantly over relatively short time periods.

We are primarily focused on serving two end-user segments: catalogs and magazines. Coated paper demand is primarily driven by advertising and print media usage. Advertising spending and magazine and catalog circulation tend to correlate with GDP in the United States—they rise with a strong economy and contract with a weak economy.

Many of our customers provide us with forecasts of their paper needs, which allows us to plan our production runs in advance, optimizing production over our integrated mill system and thereby reducing costs and increasing overall efficiency. Generally, our sales agreements do not extend beyond the calendar year. Typically, our sales agreements provide for quarterly price adjustments based on market price movements.

We reach our end-users through several channels, including printers, brokers, paper merchants, and direct sales to end-users. We sell and market our products to approximately 125 customers. During the first nine months of 2012, Quad/Graphics, Inc. accounted for approximately 10% of our total net sales. In 2011, Quad/Graphics, Inc. and xpedx, and their respective affiliates, accounted for approximately 10% and 9%, respectively, of our total net sales.

Interest Rates

We have issued fixed- and floating-rate debt in order to manage our variability to cash flows from interest rates. Borrowings under the revolving credit facilities and the second priority senior secured floating rate notes due 2014 accrue interest at variable rates. A 100 basis point increase in quoted interest rates on our outstanding floating-rate debt, as of September 30, 2012, would increase annual interest expense by $0.5 million. While we may enter into agreements limiting our exposure to higher interest rates, any such agreements may not offer complete protection from this risk.

Derivatives

In the normal course of business, we utilize derivatives contracts as part of our risk management strategy to manage our exposure to market fluctuations in energy prices and interest rates. These instruments are subject to credit and market risks in excess of the amount recorded on the balance sheet in accordance with generally accepted accounting principles. Controls and monitoring procedures for these instruments have been established and are routinely reevaluated. We have an Energy Risk Management Policy which was adopted by our board of directors and is monitored by an Energy Risk Management Committee composed of our senior management. In addition, we have an Interest Rate Risk Committee which was formed to monitor our Interest Rate Risk Management Policy. Credit risk represents the potential loss that may occur because a party to a transaction fails to perform according to the terms of the contract. The measure of credit exposure is the replacement cost of contracts with a positive fair value. We manage credit risk by entering into financial instrument transactions only through approved counterparties. Market risk represents the potential loss due to the decrease in the value of a financial instrument caused primarily by changes in commodity prices or interest rates. We manage market risk by establishing and monitoring limits on the types and degree of risk that may be undertaken.

We do not hedge the entire exposure of our operations from commodity price volatility for a variety of reasons. To the extent that we do not hedge against commodity price volatility, our results of operations may be affected either favorably or unfavorably by a shift in the future price curve. As of September 30, 2012, we had net unrealized losses of $4.5 million on open commodity contracts with maturities of one to twenty-four months. These derivative instruments involve the exchange of net cash settlements, based on changes in the price of the underlying commodity index compared to the fixed price offering, at specified intervals without the exchange of any underlying principal. A 10% decrease in commodity prices would have a negative impact of approximately $2.0 million on the fair value of such instruments. This quantification of exposure to market risk does not take into account the offsetting impact of changes in prices on anticipated future energy purchases.

Commodity Prices

We are subject to changes in our cost of sales caused by movements in underlying commodity prices. The principal components of our cost of sales are chemicals, wood, energy, labor, maintenance, and depreciation, amortization, and depletion. Costs for commodities, including chemicals, wood, and energy, are the most variable component of our cost of sales because their prices can fluctuate substantially, sometimes within a relatively short period of time. In addition, our aggregate commodity purchases fluctuate based on the volume of paper that we produce.

Chemicals. Chemicals utilized in the manufacturing of coated papers include latex, starch, calcium carbonate, and titanium dioxide. We purchase these chemicals from a variety of suppliers and are not dependent on any single supplier to satisfy our chemical needs. We expect imbalances in supply and demand to periodically create volatility in prices for certain chemicals.

Wood. Our costs to purchase wood are affected directly by market costs of wood in our regional markets and indirectly by the effect of higher fuel costs on logging and transportation of timber to our facilities. While we have in place fiber supply agreements that ensure a substantial portion of our wood requirements, purchases under these agreements are typically at market rates.

Energy. We produce a large portion of our energy requirements, historically producing approximately 50% of our energy needs for our coated paper mills from sources such as waste wood and paper, hydroelectric facilities, chemicals from our pulping process, our own steam recovery boilers, and internal energy cogeneration facilities. Our external energy purchases vary across each of our mills and include fuel oil, natural gas, coal, and electricity. While our internal energy production capacity mitigates the volatility of our overall energy expenditures, we expect prices for energy to remain volatile for the foreseeable future and our energy costs to increase in a high energy cost environment. As prices fluctuate, we have some ability to switch between certain energy sources in order to minimize costs. We utilize derivative contracts as part of our risk management strategy to manage our exposure to market fluctuations in energy prices.

BUSINESS

Background

We began operations on August 1, 2006, when we acquired the assets and certain liabilities comprising the business of the Coated and Supercalendered Papers Division of International Paper. We were formed by affiliates of Apollo for the purpose of consummating the Acquisition. Our indirect parent, Verso Paper, went public on May 14, 2008, with an IPO of 14 million shares of common stock.

Overview

We are a leading North American supplier of coated papers to catalog and magazine publishers. The coating process adds a smooth uniform layer in the paper, which results in superior color and print definition. As a result, coated paper is used primarily in media and marketing applications, including catalogs, magazines, and commercial printing applications, such as high-end advertising brochures, annual reports, and direct mail advertising.

We are one of North America’s largest producers of coated groundwood paper, which is used primarily for catalogs and magazines. We are also a low cost producer of coated freesheet paper, which is used primarily for annual reports, brochures, and magazine covers. We also produce and sell market kraft pulp, which is used to manufacture printing and writing paper grades and tissue products.

We currently operate eight paper machines at three mills located in Maine and Michigan. The mills have a combined annual production capacity of approximately 1,290,000 tons of coated paper, 165,000 tons of ultra-lightweight specialty and uncoated papers, and 930,000 tons of kraft pulp.

We sell and market our products to approximately 125 customers which comprise approximately 700 end-user accounts. We have long-standing relationships with many leading magazine and catalog publishers, commercial printers, specialty retail merchandisers, and paper merchants. Our relationships with our ten largest coated paper customers average more than 20 years. We reach our end-users through several distribution channels, including direct sales, commercial printers, paper merchants, and brokers.

Our net sales (in millions) by product line for the year ended December 31, 2011, are illustrated below:

Industry

Based on 2011 sales, the size of the global coated paper industry is estimated to be approximately $47 billion, or 48 million tons of coated paper shipments, including approximately $9 billion, or 9 million tons of coated paper shipments, in North America. Coated paper is used primarily in media and marketing applications, including catalogs, magazines, and commercial printing applications, which include high-end advertising brochures, annual reports, and direct mail advertising. Demand is generally driven by North American advertising and print media trends, which in turn have historically been correlated with growth in Gross Domestic Product, or “GDP.”

In North America, coated papers are classified by brightness and fall into five grades, labeled No. 1 to No. 5, with No. 1 having the highest brightness level and No. 5 having the lowest brightness level. Papers graded No. 1, No. 2, and No. 3 are typically coated freesheet grades. No. 4 and No. 5 papers are predominantly groundwood containing grades. Coated groundwood grades are the preferred grades for catalogs and magazines, while coated freesheet is more commonly used in commercial print applications.

Products

We currently manufacture two main grades of paper: coated groundwood paper and coated freesheet paper. These paper grades are differentiated primarily by their respective brightness, weight, print quality, bulk, opacity, and strength. We also produce Northern Bleached Hardwood Kraft, or “NBHK,” pulp. The following table sets forth our principal products by tons sold and as a percentage of our net sales in 2011:

(Tons in thousands, dollars in millions)	Ton Sold		Net Sales
	Kilotons	%	$	%
Product:
Coated groundwood paper	886	44	$798	46
Coated freesheet paper	570	28	507	29
Supercalendered paper(1)	145	7	114	7
Pulp	261	13	150	9
Other	161	8	153	9

Total	2,023	100	$1,722	100

(1)	We no longer manufacture supercalendered paper as of August 2012.

As a result of our scale and technological capabilities, we are able to offer our customers a broad product offering, from ultra-lightweight coated groundwood to heavyweight coated freesheet papers. Our customers have the opportunity to sole-source all of their coated paper needs from us while optimizing their choice of paper products. As our customers’ preferences change, they can switch paper grades to meet their desired balance between cost and performance attributes while maintaining their relationship with us.

We are also the largest rotogravure lightweight coated paper manufacturer in North America. Rotogravure printing is a technique for transferring ink onto coated papers, which typically results in a sharper image with truer colors and less ink trapping than in other printing processes but generally requires a smaller and higher-quality paper. Additionally, we are the only manufacturer in North America that supplies both rotogravure coated groundwood and rotogravure coated freesheet.

Coated groundwood paper. Coated groundwood paper includes a fiber component produced through a mechanical pulping process. The use of such fiber results in a bulkier and more opaque paper that is better suited for applications where lighter weights and/or higher stiffness are required, such as catalogs and magazines. In addition to mechanical pulp, coated groundwood paper typically includes a kraft pulp component to improve brightness and print quality.

Coated freesheet paper. Coated freesheet paper is made from bleached kraft pulp, which is produced using a chemical process to break apart wood fibers and dissolve impurities such as lignin. The use of kraft pulp results in a bright, heavier-weight paper with excellent print qualities, which is well-suited for high-end commercial applications and premium magazines. Coated freesheet contains primarily kraft pulp, with less than 10% mechanical pulp in its composition.

Pulp. We produce and sell NBHK pulp. NBHK pulp is produced through the chemical kraft process using hardwoods. Hardwoods typically have shorter length fibers than softwoods and are used to smooth paper. Kraft describes pulp produced using a chemical process, whereby wood chips are combined with chemicals and steam to separate the wood fibers. The fibers are then washed and pressure screened to remove the chemicals and lignin which originally held the fibers together. Finally, the pulp is bleached to the necessary whiteness and brightness. Kraft pulp is used in applications where brighter and whiter paper is required.

Other products. We also offer recycled paper to help meet specific customer requirements. Additionally, we offer customized product solutions for strategic accounts by producing paper grades with customer-specified weight, brightness and pulp mix characteristics, providing customers with cost benefits and/or brand differentiation. Our product offerings also include ultra-lightweight uncoated printing papers and ultra-lightweight coated and uncoated flexible packaging papers.

Manufacturing

We currently operate eight paper machines at three mills located in Maine and Michigan. We believe our coated paper mills are among the most efficient and lowest cost coated paper mills in the world based on the cash cost of delivery to Chicago. We attribute our manufacturing efficiency, in part, to the significant historical investments made in our mills. Our mills have a combined annual production capacity of approximately 1,290,000 tons of coated paper, 165,000 tons of ultra-lightweight specialty and uncoated papers, and 930,000 tons of kraft pulp. Of the pulp that we produce, we consume approximately 635,000 tons internally and sell the rest. Our facilities are strategically located within close proximity to major publication printing customers, which affords us the ability to more quickly and cost-effectively deliver our products. The facilities also benefit from convenient and cost-effective access to northern softwood fiber, which is required for the production of lightweight and ultra-lightweight coated papers.

The following table sets forth the locations of our mills, the products they produce and other key operating information:

Mill/Location	Product/Paper Grades	Paper Machines	Production Capacity (in tons)
Jay (Androscoggin), Maine	Lightweight Coated Groundwood	2	355,000
	Lightweight Coated Freesheet	1	175,000
	Specialty/Uncoated	1	105,000
	Pulp		445,000

Bucksport, Maine	Lightweight and Ultra-Lightweight Coated Groundwood and High Bulk Specialty Coated Groundwood	2	350,000
	Specialty/Uncoated	1	55,000

Quinnesec, Michigan	Coated Freesheet	1	410,000
	Specialty/Uncoated		5,000
	Pulp		485,000

The basic raw material of the papermaking process is wood pulp. The first stage of papermaking involves converting wood logs to pulp through either a mechanical or chemical process. Before logs can be processed into pulp, they are passed through a debarking drum to remove the bark. Once separated, the bark is burned as fuel in bark boilers. The wood logs are composed of small cellulose fibers which are bound together by a glue-like substance called lignin. The cellulose fibers are then separated from each other through either a mechanical or a kraft pulping process.

After the pulping phase, the fiber furnish is run onto the forming fabric of the paper machine. On the forming fabric, the fibers become interlaced, forming a mat of paper, and much of the water is extracted. The paper web then goes through a pressing and drying process to extract the remaining water. After drying, the web receives a uniform layer of coating that makes the paper smooth and provides uniform ink absorption. After coating, the paper goes through a calendering process that provides a smooth finish by ironing the sheet between multiple soft nips that consist of alternating hard (steel) and soft (cotton or synthetic) rolls. At the dry end, the paper is wound onto spools to form a machine reel and then rewound and split into smaller rolls on a winder. Finally, the paper is wrapped, labeled, and shipped.

Catalog and magazine publishers with longer print runs tend to purchase paper in roll form for use in web printing, a process of printing from a reel of paper as opposed to individual sheets of paper, in order to minimize costs. In contrast, commercial printers typically buy large quantities of sheeted paper in order to satisfy the short-run printing requirements of their customers. We believe that sheeted paper is a less attractive product as it requires additional processing, bigger inventory stocks, a larger sales and marketing team and a different channel strategy. For this reason, we have pursued a deliberate strategy of configuring our manufacturing facilities to produce all web-based papers which are shipped in roll form and have developed relationships with third-party converters to address any sheeted paper needs of our key customers.

We utilize a manufacturing excellence program, called R-GAP, to take advantage of the financial opportunities that exist between the current or historical performance of our mills and the best performance possible given usual and normal constraints (i.e., configuration, geographical, and capital constraints). Our continuous improvement process is designed to lower our cost position and enhance operating efficiency through reduced consumption of energy and material inputs, reduced spending on indirect costs, and improved productivity. The program utilizes benchmarking data to identify improvement initiatives and establish performance targets. Detailed action plans are used to monitor the execution of these initiatives and calculate the amount saved. We also use multi-variable testing, lean manufacturing, center of excellence teams, source-of-loss initiatives, and best practice sharing to constantly improve our manufacturing processes and products. Since 2001, two of our three active facilities have been recognized by the Occupational Safety and Health Administration, or “OSHA’s,” Star sites as part of OSHA’s Voluntary Protection Program, which recognizes outstanding safety programs and performance.

Raw Materials and Suppliers

Our key cost inputs in the papermaking process are wood fiber, market kraft pulp, chemicals, and energy.

Wood Fiber. We source our wood fiber from a broad group of timberland and sawmill owners located in our regions.

Kraft Pulp. Overall, we have the capacity to produce 930,000 tons of kraft pulp, consisting of 445,000 tons of pulp at our Androscoggin mill and 485,000 tons of pulp at our Quinnesec mill, of which a total of approximately 635,000 tons are consumed internally. We supplement our internal production of kraft pulp with purchases from third parties. In 2011, these purchases were approximately 152,000 tons of pulp. We purchase the pulp requirements from a variety of suppliers and are not dependent on any single supplier to satisfy our pulp needs.

Chemicals. Chemicals utilized in the manufacturing of coated papers include latex, starch, calcium carbonate, and titanium dioxide. We purchase these chemicals from a variety of suppliers and are not dependent on any single supplier to satisfy our chemical needs.

Energy. We produce a large portion of our energy requirements, historically producing approximately 50% of our energy needs for our coated paper mills from sources such as waste wood and paper, hydroelectric facilities, chemicals from our pulping process, our own steam recovery boilers, and internal energy cogeneration facilities. Our external energy purchases vary across each of our mills and include fuel oil, natural gas, coal, and electricity. While our internal energy production capacity and ability to switch between certain energy sources mitigates the volatility of our overall energy expenditures, we expect prices for energy to remain volatile for the foreseeable future. We utilize derivative contracts as part of our risk management strategy to manage our exposure to market fluctuations in energy prices.

Sales, Marketing, and Distribution

We reach our end-users through several sales channels. These include selling directly to end-users, through brokers, merchants, and printers. We sell and market products to approximately 125 customers, which comprise approximately 700 end-user accounts.

Sales to End-Users. In 2011, we sold approximately 38% of our paper products directly to end-users, most of which are catalog and magazine publishers. These customers are typically large, sophisticated buyers who have the scale, resources, and expertise to procure paper directly from manufacturers. Customers for our pulp products are mostly other paper manufacturers.

Sales to Brokers and Merchants. Our largest indirect paper sales by volume are through brokers and merchants who resell the paper to end-users. In 2011, our total sales to brokers and merchants represented approximately 47% of our total sales. Brokers typically act as an intermediary between paper manufacturers and smaller end-users who do not have the scale or resources to cost effectively procure paper directly from manufacturers. The majority of the paper sold to brokers is resold to catalog publishers. We work closely with brokers to achieve share targets in the catalog, magazine, and insert end-user segments through collaborative selling.

Merchants are similar to brokers in that they act as an intermediary between the manufacturer and the end-user. However, merchants generally take physical delivery of the product and keep inventory on hand. Merchants tend to deal with smaller end-users that lack the scale to warrant direct delivery from the manufacturer. Coated freesheet comprises the majority of our sales to merchants. In most cases, because they are relatively small, the ultimate end-users of paper sold through merchants are generally regional or local catalog or magazine publishers.

Sales to Printers. In 2011, our total sales to printers represented approximately 15% of our total sales. The majority of our sales were to the two largest publication printers in the United States. Printers also effectively act as an intermediary between manufacturers and end-users in that they directly source paper for printing/converting and then resell it to their customers as a finished product.

The majority of our products are delivered directly from our manufacturing facilities to the printer, regardless of the sales channel. In order to serve the grade No. 3 coated freesheet segment, we maintain a network of distribution centers located in the West, Midwest, South, and Northeast close to our customer base to provide quick delivery. The majority of our pulp products are delivered to our customers’ paper mills.

Our sales force is organized around our sales channels. We maintain an active dialogue with all of our major customers and track product performance and demand across grades. We have a team of sales representatives and marketing professionals organized into three major sales groups that correspond with our sales channels: direct sales support; support to brokers and merchants; and printer support.

Many of our customers provide us with forecasts of their paper needs, which allows us to plan our production runs in advance, optimizing production over our integrated mill system and thereby reducing costs and increasing overall efficiency. Generally, our sales agreements do not extend beyond the calendar year. Typically, our sales agreements provide for quarterly price adjustments based on market price movements.

Part of our strategy is to continually reduce the cost to serve our customer base through e-commerce initiatives which allow for simplified ordering, tracking, and invoicing. In 2011, orders totaling $307.1 million, or approximately 20% of our total paper sales, were placed through our online ordering platforms. We are focused on further developing our technology platform and e-commerce capabilities.

Customers

We serve the catalog, magazine, insert, and commercial printing markets and have developed long-standing relationships with the premier North American retailers and catalog and magazine publishers. The length of our relationships with our top ten customers averages more than 20 years. Our largest customers, Quad/Graphics, Inc. and xpedx, a business of International Paper, and their respective affiliates, accounted for approximately 10% and 9%, respectively, of our net sales in 2011. Our key customers include leading magazine publishers such as Condé Nast Publications, Inc., Hearst Corporation, and Time Inc.; leading catalog producers such as Uline Inc. and Sears Holdings Corporation; leading commercial printers such as Quad/Graphics, Inc., and RR Donnelley & Sons Company and leading paper merchants and brokers, such as A.T. Clayton & Co., xpedx, and Clifford Paper, Inc.

Our net sales, excluding pulp sales, by end-user segment for the year ended December 31, 2011, are illustrated below (dollars in millions):

Research and Development

The primary function of our research and development efforts is to work with customers in developing and modifying products to accommodate their evolving needs and to identify cost-saving opportunities within our operations.

Examples of our research and development efforts implemented over the past several years include:

•	high-bulk offset and rotogravure coated groundwood;

•	lightweight grade No. 4 coated groundwood;

•	ultra-lightweight grade No. 5 coated groundwood;

•	rotogravure coated freesheet; and

•	innovative and performance driven products for the flexible packaging, label, and specialty printing markets.

Intellectual Property

We have several patents and patent applications in the United States and various foreign countries. These patents and patent applications generally relate to various paper manufacturing methods and equipment which may become commercially viable in the future. We currently have trademarks for our names, Verso® and Verso Paper®, as well as for our products such as Influence®, Velocity®, Liberty® and Advocate®. In addition to the intellectual property that we own, we license a significant portion of the intellectual property used in our business on a perpetual, royalty-free, non-exclusive basis from International Paper.

Competition

Our business is highly competitive. A significant number of North American competitors produce coated papers, and several overseas manufacturers, principally from Europe, export to North America. We compete based on a number of factors, including:

•	price;

•	product availability;

•	product quality;

•	breadth of product offerings;

•	timeliness of product delivery; and

•	customer service.

Foreign competition in North America is also affected by the exchange rate of the U.S. dollar relative to other currencies, especially the euro, market prices in North America and other markets, worldwide supply and demand, and the cost of ocean-going freight.

While our product offering is broad in terms of grades produced (from ultra-lightweight coated groundwood offerings to heavier-weight coated freesheet products), we are focused on producing coated groundwood and coated freesheet in roll form. This strategy is driven by our alignment with catalog and magazine end-users, which tend to purchase paper in roll form for use in long runs of web printing in order to minimize costs. Our principal competitors include NewPage Corporation, Resolute Forest Products, UPM-Kymmene Corporation, and Sappi Limited, all of which have North American operations. UPM and Sappi are headquartered overseas and also have overseas manufacturing facilities.

Employees

As of September 30, 2012, we had approximately 2,200 employees, of whom approximately 23% were unionized and approximately 72% were hourly employees. Employees at one of our mills were represented by labor unions. As of December 5, 2011, three new collective bargaining agreements with the labor unions were ratified and implemented at the site. These new agreements were effective retroactive to May 1, 2011, and will expire on April 30, 2015. We have not experienced any work stoppages during the past several years. We believe that we have good relations with our employees.

Environmental and Other Governmental Regulations

We are subject to a wide range of federal, state, regional, and local general and industry specific environmental, health and safety laws and regulations, including the federal Water Pollution Control Act of 1972, or “Clean Water Act,” the federal Clean Air Act, the federal Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, or “CERCLA,” the federal Occupational Safety and Health Act, and analogous state and local laws. Our operations also are subject to two regional regimes designed to address climate change, the Regional Greenhouse Gas Initiative in the northeastern

United States and the Midwestern Greenhouse Gas Reduction Accord, and in the future we may be subject to additional federal, state, regional, local, or supranational legislation related to climate change and greenhouse gas controls. Among our activities subject to environmental regulation are the emissions of air pollutants, discharges of wastewater and stormwater, operation of dams, storage, treatment, and disposal of materials and waste, and remediation of soil, surface water and ground water contamination. Many environmental laws and regulations provide for substantial fines or penalties and criminal sanctions for any failure to comply. In addition, failure to comply with these laws and regulations could result in the interruption of our operations and, in some cases, facility shutdowns.

Certain of these environmental laws, such as CERCLA and analogous state laws, provide for strict, and under certain circumstances, joint and several liability for investigation and remediation of the release of hazardous substances into the environment, including soil and groundwater. These laws may apply to properties presently or formerly owned or operated by an entity or its predecessors, as well as to conditions at properties at which wastes attributable to an entity or its predecessors were disposed. Under these environmental laws, a current or previous owner or operator of real property, and parties that generate or transport hazardous substances that are disposed of at real property, may be held liable for the cost to investigate or clean up such real property and for related damages to natural resources. We handle and dispose of wastes arising from our mill operations, including disposal at on-site landfills. We are required to maintain financial assurance (in the form of letters of credit and other similar instruments) for the expected cost of landfill closure and post-closure care. We may be subject to liability, including liability for investigation and cleanup costs, if contamination is discovered at one of our current or former paper mills or another location where we have disposed of, or arranged for the disposal of, wastes. We could be subject to potentially significant fines, penalties, criminal sanctions, plant shutdowns, or interruptions in operations for any failure to comply with applicable environmental, health and safety laws, regulations, and permits.

Compliance with environmental laws and regulations is a significant factor in our business. We have made, and will continue to make, significant expenditures to comply with these requirements and our permits. We incurred environmental capital expenditures of $0.1 million in 2011, $7.3 million in 2010, and $2.6 million in 2009, and we expect to incur additional environmental capital expenditures of approximately $1 million in 2012. We anticipate that environmental compliance will continue to require increased capital expenditures and operating expenses over time as environmental laws or regulations, or interpretations thereof, change or the nature of our operations require us to make significant additional capital expenditures.

Permits are required for the operation of our mills and related facilities. The permits are subject to renewal, modification, and revocation. We and others have the right to challenge our permit conditions through administrative and legal appeals and review processes. Governmental authorities have the power to enforce compliance with the permits, and violators are subject to civil and criminal penalties, including fines, injunctions or both. Other parties also may have the right to pursue legal actions to enforce compliance with the permits.

Legal Proceedings

We are involved in legal proceedings incidental to the conduct of our business. We do not believe that any liability that may result from these proceedings will have a material adverse effect on our financial statements.

MANAGEMENT

Executive Officers and Directors.

The following table and biographical descriptions provide information regarding the directors and executive officers of Verso Paper Holdings LLC.

Name	Age	Position(s)
David J. Paterson	58	President, Chief Executive Officer and Director
Lyle J. Fellows	56	Senior Vice President of Manufacturing and Energy
Robert P. Mundy	51	Senior Vice President and Chief Financial Officer
Michael A. Weinhold	48	Senior Vice President of Sales, Marketing and Product Development
Peter H. Kesser	55	Senior Vice President, General Counsel and Secretary
Kenneth D. Sawyer	57	Vice President of Human Resources
Benjamin Hinchman, IV	65	Vice President and Chief Information Officer
Michael E. Ducey	64	Director
Scott M. Kleinman	40	Director and Chairman of the Board
David W. Oskin	70	Director
L.H. Puckett, Jr.	64	Director
David B. Sambur	32	Director
Jordan C. Zaken	38	Director

David J. Paterson. Mr. Paterson has been President, Chief Executive Officer and a director of Verso since May 2012. Mr. Paterson served as President and Chief Executive Officer of AbitibiBowater Inc. (now doing business as Resolute Forest Products), a leading global producer of newsprint, coated and specialty papers, market pulp and wood products, from 2007 to 2011. He was Chairman, President and Chief Executive Officer of Bowater Incorporated during 2007 and President and Chief Executive Officer of Bowater Incorporated from 2006 to 2007. From 1987 to 2006, Mr. Paterson worked in various executive and sales and marketing positions for Georgia-Pacific Corporation, a leading global manufacturer of tissue, packaging, paper, building products and related chemicals, including most recently as Executive Vice President of the Building Products division from 2003 to 2006, Executive Vice President of the Pulp and Paperboard division from 2001 to 2003, President of the Paper and Bleached Board division in 2001, and Senior Vice President of the Communication Papers division from 2000 to 2001.

Mr. Paterson has been a director of KiOr, Inc., a next-generation renewable fuels company, since June 2012. He was a director of AbitibiBowater Inc. from 2007 to 2011 and a director of Bowater Incorporated from 2006 to 2007.

Lyle J. Fellows. Mr. Fellows has been our Senior Vice President of Manufacturing and Energy since December 2009 and was our Senior Vice President of Manufacturing from August 2006 to December 2009. Before joining us, Mr. Fellows worked for International Paper Company from 1981 to 2006, where he was Vice President of Manufacturing for the Coated and Supercalendered Papers Division from 2003 to 2006. Prior to that, he was manager of the pulp and paper mills in Courtland, Alabama, from 2001 to 2003, and in Saillat, France, from 2000 to 2001, Manufacturing Director of the Arizona Chemical business in Europe from 1998 to 1999, and Technical Director of the White Papers business in Europe from 1994 to 1997. He also served in various manufacturing positions at the pulp and paper mill in Pine Bluff, Arkansas, from 1981 to 1994.

Robert P. Mundy. Mr. Mundy has been our Senior Vice President and Chief Financial Officer since August 2006. Mr. Mundy joined us from International Paper Company, where he worked from 1983 to 2006. At International Paper Company, he was Director of Finance of the Coated and Supercalendered Papers Division from 2002 to 2006, Director of Finance Projects from 2001 to 2002, Controller of Masonite Corporation from 1999 to 2001, and Controller of the Petroleum and Minerals business from 1996 to 1999. Prior to that, he was responsible for other business functions including company-wide SAP implementation, corporate internal audit, and manufacturing and operational finance at three pulp and paper mills.

Michael A. Weinhold. Mr. Weinhold has been our Senior Vice President of Sales, Marketing and Product Development since April 2011, and was our Senior Vice President of Sales and Marketing from August 2006 to April 2011. He is responsible for our sales, marketing, supply chain, customer technical service, e-commerce, product development, product management and Nextier SolutionsSM functions. From 2000 to 2006, he held various sales, marketing and management positions for the Coated and Supercalendered Papers Division of International Paper Company, including serving as Business Manager from 2004 to 2006, Business Manager of Sales and Marketing from 2003 to 2004, and Director of Marketing and Product Development from 2001 to 2003. He also held similar positions at Champion International Corporation from 1994 until it was acquired by International Paper Company in 2000.

Peter H. Kesser. Mr. Kesser has been our Senior Vice President, General Counsel and Secretary since February 2012, and was our Vice President, General Counsel and Secretary from December 2006 to February 2012. In such capacity, he functions as the principal legal and compliance officer of Verso Paper. During his legal career, Mr. Kesser has concentrated his practice in the areas of corporate, securities, mergers and acquisitions, and commercial law while working for major law firms, and he has had significant oversight responsibility for a wide variety of additional legal matters (including antitrust, compliance, employee benefits, employment, energy, environmental, intellectual property, litigation and real estate) while working for major public companies. Mr. Kesser was a shareholder with Baker Donelson Bearman Caldwell & Berkowitz PC from 1999 to 2006. He was Vice President, Assistant General Counsel and Assistant Secretary of Promus Hotel Corporation, a leading lodging company, from 1998 to 1999. Mr. Kesser was Vice President, General Counsel and Secretary of Arcadian Corporation, a leading nitrogen chemical producer, from 1993 to 1997. He was an attorney with Bracewell & Patterson LLP from 1983 to 1992. Mr. Kesser is the former Chair of the Business Law section of the Tennessee Bar Association.

Kenneth D. Sawyer. Mr. Sawyer has been our Vice President of Human Resources since January 2011. He joined us from AbitibiBowater Inc. (now doing business as Resolute Forest Products), a leading global producer of pulp, paper and wood products, where he was Director of Human Resources for all United States operations from 2009 to 2010, and Director of Human Resources for the Commercial Printing Papers Division in the United States, Canada and South Korea from 2007 to 2009. Mr. Sawyer worked at Bowater Incorporated, a manufacturer of pulp, paper and wood products, where he was Director of Process Improvement and Organization Effectiveness from 2006 to 2007, and Director of Human Resources of the Coated Papers Division from 1999 to 2006. Mr. Sawyer was Vice President of Human Resources of Dorsey Trailers, Inc., a transportation equipment manufacturer, from 1993 to 1999.

Benjamin Hinchman, IV. Mr. Hinchman has been our Vice President and Chief Information Officer since August 2006. During his extensive career in the information technology field, he has implemented and managed information systems supporting manufacturing, quality control, research and development, sales, order fulfillment, distribution warehousing, finance and e-commerce. Before joining us, Mr. Hinchman worked at International Paper Company from 1999 to 2006, where he was Director of Information Technology of the Coated and Supercalendered Papers Division in 2006, Director of Information Technology of the xpedx business from 2002 to 2006, and Director of Strategic Technologies from 1999 to 2001. Mr. Hinchman worked for Union Camp Corporation as Director of Information Services for the Fine Papers Division from 1995 until its acquisition by International Paper Company in 1999. He previously worked in various other businesses, holding positions of increasing responsibility in information technology.

Michael E. Ducey. Mr. Ducey has been our director since March 2007 and a member and the chairman of the Audit Committee since May 2008. Mr. Ducey was President and Chief Executive Officer of Compass Minerals International, Inc., a producer of salt and specialty fertilizers, from 2002 to 2006, and he remains a consultant to Compass Minerals. From 1972 to 2002, he worked for Borden Chemical, Inc., a diversified chemical company. During his 30-year career with Borden Chemical, Mr. Ducey held various management, sales, marketing, planning and commercial development positions, including serving as President and Chief Executive Officer from 1999 to 2002 and Executive Vice President and Chief Operating Officer from 1997 to 1999.

Mr. Ducey has been a director of Apollo Global Management, LLC, a leading global alternative asset manager, since 2011; a director of HaloSource, Inc., a global producer of water purification and disinfecting technologies, since 2010; and a director of TPC Group Inc., a producer of hydrocarbon derivatives, since 2009. Mr. Ducey was a director of Smurfit-Stone Container, Inc., a leading North American producer of corrugated containers, from 2010 to 2011; a director of UAP Holding Corp., the parent of United Agri Products, Inc., from 2006 to 2008; and a director of Compass Minerals from 2002 to 2006.

Mr. Ducey’s broad experience in manufacturing, strategic planning and management, gained from his lengthy career with Borden Chemical and Compass Minerals, is valuable to our board of directors. His background in manufacturing provides experience with complex challenges and opportunities that are comparable to those that we sometimes face as a manufacturer, and his experiences as President and Chief Executive Officer of Compass Minerals and Borden Chemical provide valuable insight on which he can draw while overseeing our management. In addition, Mr. Ducey’s service as a director of other companies augments his knowledge of effective corporate governance.

Scott M. Kleinman. Mr. Kleinman has been our director and Chairman of the Board since August 2006. He also has been a member and the chairman of the Compensation Committee and Corporate Governance and Nominating Committee since May 2008, and was a member and the chairman of the Audit Committee from May to August 2008. Mr. Kleinman is a partner of Apollo Management, L.P., or “Apollo,” where he has worked since 1996. Apollo Management, L.P., together with its affiliates, is a leading global alternative asset manager. Mr. Kleinman was employed as an analyst at Smith Barney Inc. in its Investment Banking division from 1994 to 1996.

Mr. Kleinman has been a director of Taminco Global Chemical Corporation, a privately held company that is a global integrated specialist alkylamine producer, since February 2012; a director of LyondellBasell Industries, N.V., a worldwide plastics, chemical and refining company, since 2010; a director of Realogy Corporation, a provider of residential real estate and relocation services, since 2007; and a director of Momentive Performance Materials Inc., a producer of silicone, quartz and ceramics materials, since 2010. He was a director of Momentive Specialty Chemicals Inc., a producer of thermoset resins and other specialty chemicals, between 2004 and 2010. Momentive Performance Materials Inc. and Momentive Specialty Chemicals Inc. are subsidiaries of Momentive Performance Materials Holdings LLC. Mr. Kleinman was a director of Noranda Aluminum Holding Corporation, a producer of aluminum products, from 2007 to 2011.

With significant experience in financing, analyzing, investing in and managing investments in public and private companies, Mr. Kleinman has gained substantial expertise in strategic and financial matters that inform his contributions to our board of directors and enhance his oversight and direction of us. In addition, he led the Apollo diligence team that managed the acquisition of Verso Paper from International Paper Company in 2006, which provided him with a unique knowledge of our organization. Mr. Kleinman’s service as a director of other companies in a variety of industries gives him a range of experience as a director on which he can draw in serving as our director and augments his knowledge of effective corporate governance.

David W. Oskin. Mr. Oskin has been our director since January 2007. He also has been a member of the Audit Committee since August 2008 and the Corporate Governance and Nominating Committee since May 2008. Mr. Oskin has been President of Four Winds Ventures, LLC, a private investment company, since 2005. He previously worked for 29 years in the paper and forest products industries in various senior management, distribution, sales and marketing, quality management, human resources and other positions. Mr. Oskin spent most of his career with International Paper Company, where he worked initially from 1975 to 1991 and then again as an Executive Vice President from 1996 to 2003. From 1992 to 1995, he was Managing Director and Chief Executive Officer of Carter Holt Harvey Limited, a New Zealand based forest products company.

Mr. Oskin has been a director of Rayonier Inc., an international forest products company, since 2009; a director of Samling Global Limited, a timber and forest products concern, since 2005; a director of Big Earth Publishing LLC, a privately held publishing company, since 2004; and a director of Pacific Millennium Corporation, a privately held packaging company, since 2003. He was a director of Goodman Global Inc., a manufacturer of heating, ventilation and air conditioning products, from 2006 to 2008. Mr. Oskin also was Chair of the Board of Trustees of Widener University from 2001 to 2009 and currently is the Chair Emeritus.

Mr. Oskin’s significant management experience in the paper and forest products industry, in a wide range of areas such as distribution, sales and marketing, quality management, and human resources, and his service on the boards of directors of various companies in this industry, provide him with a substantial knowledge base on which he can draw in providing oversight and input as our director. He has expertise in managing enterprises from his many years with International Paper Company and Carter Holt Harvey Limited that informs his guidance of our management. His current service as the president and a director of a publisher of books and magazines gives him experience relevant to our customer base. Mr. Oskin’s service as a director of other companies augments his knowledge of effective corporate governance.

L.H. Puckett, Jr. Mr. Puckett has been our director since August 2006 and was our President and Chief Executive Officer from August 2006 until his retirement in November 2006. He was Executive Vice President, Sales and Marketing, of National Envelope Corporation from January 2010 until September 2010, when substantially all of its assets were sold in connection with a bankruptcy petition that National Envelope Corporation voluntarily filed in June 2010 under Chapter 11 of the United States Bankruptcy Code. Mr. Puckett has worked in the paper industry in sales, marketing and management capacities. He worked at International Paper Company from 1999 to 2006, where he was Senior Vice President of the Coated and Supercalendered Papers Division from 2000 to 2006 and Vice President of the Commercial Printing and Imaging Papers businesses from 1999 to 2000. Mr. Puckett worked at Union Camp Corporation from 1974 until its acquisition by International Paper Company in 1999, where he was Senior Vice President of the Fine Papers business from 1998 to 1999.

Mr. Puckett brings to our board of directors considerable experience in the paper industry, including a combined seven years serving as the principal executive officer of our business when it was a division of International Paper Company and as our President and Chief Executive Officer until November 2006. His experience in managing our business provides him with an in-depth understanding of us that is useful in providing guidance to our management. His significant industry experience and in-depth knowledge of our business enhances his oversight of us and provides him with insight into matters of importance to our organization.

David B. Sambur. Mr. Sambur has been our director since February 2008 and a member of the Compensation Committee since May 2008. He also was a member of the Audit Committee from May 2008 to May 2009. Mr. Sambur is a principal of Apollo Management, L.P., where he has worked since 2004. Apollo Management, L.P., together with its affiliates, is a leading global alternative asset manager. Mr. Sambur was a member of the Leveraged Finance Group of Salomon Smith Barney Inc. from 2002 to 2004.

Mr. Sambur has been a director of Caesars Entertainment Corporation, a gaming company, since 2010; a director of Momentive Performance Materials Inc., a producer of silicone, quartz and specialty ceramics materials, since 2010; and a director of Momentive Specialty Chemicals Inc., a producer of thermoset resins and other specialty chemicals, since 2010. Momentive Performance Materials Inc. and Momentive Specialty Chemicals Inc. are subsidiaries of Momentive Performance Materials Holdings LLC.

With experience in financing, analyzing and investing in public and private companies, Mr. Sambur has gained substantial expertise in strategic and financial matters that inform his contributions to our board of directors and contribute to his ability to conduct oversight of our business, financial performance and management. Mr. Sambur participated in the diligence and structuring of Apollo’s 2006 acquisition of Verso Paper from International Paper Company, which provided him with unique insight into our organization and business. In addition, his service on the boards of directors of other companies augments his knowledge of effective corporate governance.

Jordan C. Zaken. Mr. Zaken has been our director since August 2006 and a member of the Compensation Committee since May 2008. He is a partner of Apollo Management, L.P., where he has worked since 1999. Apollo Management, L.P., together with its affiliates, is a leading global alternative asset manager. Mr. Zaken was employed by Goldman, Sachs & Co. in its Mergers and Acquisitions Department from 1997 to 1999.

Mr. Zaken has been a director of Momentive Performance Materials Inc., a producer of silicone, quartz and specialty ceramics materials, since 2010; and a director of Momentive Specialty Chemicals Inc., a producer of thermoset resins and other specialty chemicals, since 2005. Momentive Performance Materials Inc. and Momentive Specialty Chemicals Inc. are subsidiaries of Momentive Performance Materials Holdings LLC. Mr. Zaken was a director of Parallel Petroleum Corp., an oil and gas producer, in 2009.

Mr. Zaken’s background in financing, analyzing and investing in companies provides him with expertise in identifying and analyzing operational, financial and management matters that affect equity investments. This enables him as a director to more successfully oversee our business, financial performance and management. His service as a director of other companies provides experience on which he can draw in serving as our director and increases his knowledge of effective corporate governance.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board of Directors Structure

Our board of directors consists of seven directors. It does not have any committees separate from the committees of our indirect parent, Verso Paper. The board of directors of Verso Paper has three standing committees—the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee.

The purpose of the Audit Committee is to assist the board of directors in fulfilling its responsibilities regarding:

•	the integrity of Verso Paper’s financial statements and other financial information provided to its stockholders and other relevant parties;

•	Verso Paper’s system of internal control;

•	the performance of Verso Paper’s internal accounting and financial controls and the function of its internal audit department;

•	the qualifications, independence and performance of Verso Paper’s independent registered public accounting firm; and

•	Verso Paper’s process for monitoring compliance with applicable legal and regulatory requirements, including accounting, financial reporting and public disclosure requirements.

The purpose of the Compensation Committee is to assist the board of directors in fulfilling its responsibilities regarding:

•	the review and approval of Verso Paper’s compensation philosophy and objectives for its (and our) executive officers;

•	the review and approval of the performance goals and objectives relevant to the compensation of the executive officers;

•	the review and approval of the compensation of the executive officers; and

•	acting as administrator as may be required by Verso Paper’s incentive compensation and equity-related plans in which the executive officers may be participants.

The purpose of the Corporate Governance and Nominating Committee is to assist the board of directors in fulfilling its responsibilities regarding:

•	the identification of qualified candidates to become directors of Verso Paper, consistent with criteria approved by its board of directors;

•	the selection of nominees for election as directors at the next annual meeting of stockholders of Verso Paper or a special meeting of stockholders at which directors are to be elected;

•	the selection of candidates to fill vacancies and newly created directorships on the board of directors;

•

the identification of best practices and recommendation of corporate governance principles, including giving proper attention and making effective responses to stockholder concerns regarding corporate governance;

•	the development and recommendation to the board of directors of guidelines setting forth corporate governance principles applicable to Verso Paper; and

•	oversight of the evaluation of the board of directors and management.

An affiliate of Apollo Management, L.P. owns more than 68% of the outstanding voting common stock of our indirect parent, Verso Paper. As a result, Apollo has the power to control our affairs and policies, the election of our directors and the appointment of our management.

Director Independence

As of September 30, 2012, our board of directors was composed of Michael E. Ducey, Scott M. Kleinman, David W. Oskin, David J. Paterson, L.H. Puckett, Jr., David B. Sambur and Jordan C. Zaken. Our board of directors has not made a formal determination concerning the independence of our directors. However, we believe that Messrs. Ducey, Oskin and Puckett are independent under the listing standards of the New York Stock Exchange, the national securities exchange upon which the common stock of our indirect parent, Verso Paper, is listed. The board of directors of Verso Paper has affirmatively determined that Messrs. Ducey, Oskin and Puckett meet the objective criteria for independence set forth by the New York Stock Exchange, and that none of them has any relationship, direct or indirect, to Verso Paper, other than as stockholders or through their service as directors.

Policy Relating to Related-Person Transactions

The policy of the board of directors of Verso Paper, as set forth in the charter of the Audit Committee, is that all transactions with related persons, as contemplated in Item 404(a) of the SEC’s Regulation S-K, are subject to review and approval by the Audit Committee, regardless of the dollar amount of the transaction. Since January 1, 2011, no transaction between us and any related person has been reviewed or approved.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves, or in the past has served, as a member of the board of directors or Compensation Committee of any entity that has one or more executive officers who serve on our board of directors or the Compensation Committee. No person who served as a member of the Compensation Committee during 2011 was, at any time in 2011, also one of our current or former officers or employees. Each member of the Compensation Committee is a partner or principal of Apollo Management, L.P., and we have engaged in transactions in which Apollo and various of its affiliates are related persons. For more information, please refer to “Transactions with Related Persons” in this prospectus.

COMPENSATION DISCUSSION AND ANALYSIS

All elements of our executive compensation are derived from the charter of the compensation committee (the “Compensation Committee”) of our indirect parent, Verso Paper, and compensation decisions are made by the Compensation Committee. The issuers do not have separate compensation committees. Our actions relating to compensation that are discussed below are actions of Verso Paper, and the compensation plans and programs referenced in such discussion are plans and programs of Verso Paper. The issuers do not take actions on compensation independent of Verso Paper and do not maintain separate compensation plans and programs for employees. Accordingly, references to “company,” “we,” “us,” and “our” are also references to Verso Paper in the Compensation Discussion and Analysis, Executive Compensation and Director Compensation sections of this prospectus, unless the context indicates otherwise.

The Compensation Discussion and Analysis, Executive Compensation and Director Compensation sections of this prospectus provide information about compensation for 2011, unless otherwise noted. We sometimes refer in this prospectus to our Chief Executive Officer, Chief Financial Officer and three other most highly compensated officers during 2011 as our “named executive officers.”

Summary

Our compensation philosophy is that compensation should serve to attract and retain talented employees and encourage job performance by them that enhances our financial performance and stockholder value. Accordingly, we design our compensation programs for our executive management, including our named executive officers, with the overall objectives of encouraging them to be committed to us, strive to achieve outstanding financial performance by us and create value for our stockholders. To attain these overall objectives, we design our compensation programs for executive management along the following general guidelines:

•	Annual base salaries should be competitive with the marketplace average and create a measure of financial security.

•

Compensation should consist of a combination of variable annual and long-term incentive compensation that stresses the achievement of short-term and long-term performance objectives and provides the opportunity to earn more than the marketplace average for performance that exceeds targeted levels.

•	Compensation should permit outstanding individual achievements to be recognized and rewarded.

•	Incentive compensation opportunities should be targeted at levels that are competitive with those of our peer group companies.

•	Compensation should take into account internal pay equity that appropriately reflects the respective positions held by members of executive management.

•	Long-term compensation should include an equity component.

Our compensation philosophy and the above guidelines drive the specific elements of compensation that we choose to provide our executive management, including our named executive officers, as well as our decisions concerning the percentage mix of elements that comprise each individual compensation package. The table below lists the elements of the 2011 compensation packages of our executive management, including compensation received in 2011 and existing long-term compensation received in prior years. The table indicates the specific objectives that each element of compensation is intended to achieve. How our elements of compensation are designed around our compensation philosophy and guidelines to achieve specific objectives are discussed in more detail in this “Compensation Discussion and Analysis” under the heading “Elements of Executive Compensation.”

Element of 2011 Compensation	Type of Compensation	Primary Objectives
Base Salary	Fixed cash payment	Attract and retain executive talent

Senior Executive Bonus Plan	Bonus that may be annual or long-term and incentive-based or discretionary	Encourage achievement of goals that enhance company financial performance and stockholder value in the short-term and long-term

2011 Verso Incentive Plan	Annual performance-based cash bonus with discretionary component	Encourage achievement of goals that enhance company financial performance and stockholder value in the short-term

Attract and retain executive talent

2009 Long-Term Cash Award Program for Executives(1)	Short-term and long-term performance-based cash bonuses	Encourage achievement of goals that enhance company financial performance and stockholder value in the short-term and long-term

Retain executive talent

2008 Incentive Award Plan	Long-term equity-based incentive compensation	Encourage achievement of goals that enhance company financial performance and stockholder value in the short-term and long-term

Align the interests of executive management with those of our stockholders

Attract and retain executive talent

Unit Investment and Award Program(2)	Long-term equity-based incentive compensation	Align the interests of executive management with those of our stockholders

Retain executive talent

Other Benefits and Perquisites	Retirement Savings Plan (i.e., 401(k) plan), a tax-qualified defined contribution plan	Attract and retain executive talent

Supplemental Salary Retirement Program, a tax-qualified defined contribution program

Deferred Compensation Plan, a nonqualified defined contribution plan

Executive Retirement Program, a nonqualified defined contribution program

Termination allowance under our Severance Policy

Medical, dental, life, disability, AD&D and business travel accident insurance

Relocation assistance

Financial counseling

(1)	In 2009, we granted performance awards to our executive officers under the 2009 Long-Term Cash Award Program for Executives. Payouts under the program are based on our financial performance in 2009, 2010, 2011 and the 2009-2011 performance cycle. The program is discussed in “Compensation Discussion and Analysis—Elements of Executive Compensation—2009 Long-Term Cash Award Program for Executives.”
(2)	In 2006 and 2007, our executive officers and senior managers purchased and were granted Units representing limited partner interests in Verso Paper Management LP, which was our sole stockholder. We have not granted any Units under the program since 2007, but some of our executive officers and senior managers held Units that vested in 2011. The program is discussed in “Compensation Discussion and Analysis—Elements of Executive Compensation—Unit Investment and Award Program.”

We strive to set for each member of our executive management, including our named executive officers, an overall compensation package consisting of a fixed salary, variable incentive compensation and other benefits, as indicated in the table above, at competitive levels that allow us to retain our incumbent executives and attract executive talent. Accordingly, we attempted for 2011 to set salaries, variable incentive compensation and other benefits for our executives that were generally in line with the salaries, variable incentive compensation and other benefits that we determined our peer group offers executives based on aggregated compensation survey data that we reviewed, as discussed in this “Compensation Discussion and Analysis” under “Use of Peer Group Data.”

At our 2011 Annual Meeting of Stockholders, our stockholders approved, on an advisory basis, the 2010 compensation of our named executive officers as disclosed in our 2011 proxy statement. We did not specifically consider such advisory approval when establishing the 2011 compensation of our named executive officers. However, the directors serving on the Compensation Committee are affiliates of our principal stockholder, and their decisions concerning executive compensation take into account the interests of our stockholders and the potential impact of compensation decisions on the value of our company to stockholders. We did not change our executive compensation structure in 2011 significantly from the structure described in our 2011 proxy statement.

Incentive Compensation

In 2011, we awarded our executive management the following types of incentive compensation:

•

a performance-based bonus opportunity under the 2011 Verso Incentive Plan, designed to encourage achievement of performance goals for measures identified as capable of enhancing company financial performance, payable in early 2012 based upon the levels of performance goals achieved; and

•

stock options and restricted stock under the 2008 Incentive Award Plan that vest over three years, to relate a significant portion of each executive’s long-term remuneration directly to appreciation in the value of our stock.

In awarding incentive compensation for 2011 to our executive management, including our named executive officers, we took into account their ownership of equity in us that was purchased or awarded in prior years under our Unit Investment and Award Program and 2008 Incentive Award Plan, as well their continued eligibility through 2011 for incentive bonuses pursuant to awards made in 2009 under our 2009 Long-Term Cash Award Program for Executives. We discuss the incentive compensation that we awarded our named executive officers in or for 2011 in this “Compensation Discussion and Analysis” under “Elements of Executive Compensation—Verso Incentive Plan,” “—2009 Long-Term Cash Award Program for Executives,” and “—2008 Incentive Award Plan.” The incentive compensation awarded and payable to our named executive officers for 2011 performance is set forth in “Executive Compensation—Summary Compensation Table” and “Executive Compensation—Grants of Plan-Based Awards in 2011.”

Our named executive officers’ 2011 compensation included equity and performance-based compensation that was 55% to 58% of the total direct compensation of each named executive officer other than our President and Chief Executive Officer, and 67% of the total direct compensation of our President and Chief Executive

Officer. Base salary constituted the balance of each named executive officer’s 2011 total direct compensation. As used in this context, “total direct compensation” means the aggregate amount of the executive’s base salary, incentive bonuses and long-term equity-based awards valued on the basis of the grant-date fair value of such awards, as determined under the accounting principles used in our financial reporting.

Role of Compensation Committee and Management

The Compensation Committee has the primary authority and responsibility for determining our compensation philosophy and objectives and establishing compensation for our executive management, which includes our named executive officers. The Compensation Committee reviews and considers annually the performance of our Chief Executive Officer individually and our executive management as a group. Based on that annual review and such other information as it deems relevant, and in line with our compensation philosophy, the Compensation Committee determines compensation for our Chief Executive Officer and recommends the compensation for all of our other executive management for approval by our board of directors.

Our Chief Executive Officer assists the Compensation Committee with establishing the compensation of our executive management, including our other named executive officers, by providing performance evaluations and recommendations to the board of directors regarding their compensation. Members of our executive management participate in annual performance reviews with the Chief Executive Officer, in which they evaluate with the Chief Executive Officer their contributions to our success for the period being assessed.

Use of Peer Group Data

We periodically review our compensation practices with reference to wage surveys conducted by compensation consulting firms. This data is integral to our decisions regarding appropriate levels of executive compensation, but we do not benchmark the components of our executive compensation against a specific group of companies or set compensation levels at designated percentiles of peer group compensation. Instead, we use survey data as a reference in establishing our compensation framework and to evaluate whether our compensation is at levels that will allow us to attract, retain and motivate our management. We determine, as part of that evaluation, the percentiles into which our compensation components—for example, salary—fall as compared to compensation information in the survey data, but we do not require that our compensation fall within certain percentiles, nor is the survey data determinative of the types or levels of compensation that we provide.

For our decisions with respect to 2011 executive compensation, we collected and reviewed compensation data from the following sources:

•

The 2011 Forest Products Industry Compensation Association Survey, or the “2011 FPICA Survey,” and the 2010 Forest Products Industry Compensation Association Survey, or the “2010 FPICA Survey,” conducted by the Stanton Group, which compiles compensation information from survey responses for companies in our industry, and from which we obtained aggregated data about executive compensation for various employee positions and duties, including positions and duties comparable to those of our named executive officers; and

•

Compensation survey data from Equilar, Inc., or the “Equilar Survey,” from which we obtained aggregated compensation data from survey responses by companies in multiple industries for various employee positions, including positions comparable to those held by our named executive officers.

We reviewed the compensation data that we obtained from the 2011 FPICA Survey, 2010 FPICA Survey and Equilar Survey to determine how our executive compensation levels and structure compared with the aggregate peer survey information included in such compensation data, which we categorized for purposes of our analysis into various groups by size and industry, and which we evaluated in terms of: overall compensation levels; the percentage mix of salary, short-term and long-term incentive compensation and other benefits in compensation packages; ratios of equity to cash compensation; and distribution of compensation among the five most highly compensated executives as compared to each other. We also reviewed the 2011 FPICA Survey data, in conjunction with the 2010 FPICA Survey data, to determine year-over-year trends in peer group compensation in our industry. In establishing compensation for our executive management, including our named executive officers, we structured the level and mix of compensation of each individual based on his position and duties, with a view toward creating compensation packages for our management that were competitive (especially as compared against survey data from companies within our industry or similar in size to us) with the types and levels of compensation that the aggregate survey data indicated was typically received by others holding similar positions and/or having similar duties.

The list set forth below includes peer group members that are listed by name in the 2011 FPICA Survey that we used, but does not include many manufacturing and other companies outside the paper and forest products industry that participated in the Equilar survey and that are included in aggregated responses used to create the survey data.

AbitibiBowater Inc. d/b/a Resolute Forest Products

Appleton Coated LLC

Boise Cascade, L.L.C.

Boise Inc.

Buckeye Technologies Inc.

Caraustar Industries, Inc.

Clearwater Paper Corporation

Deltic Timber Corporation

Domtar Corporation

Evergreen Packaging Inc.

Forest Capital Partners, LLC

Graphic Packaging International, Inc.

Green Diamond Resource Company

Greif Packaging Riverville, LLC

Hancock Forest Management Inc.

Hood Industries, Inc.

Interfor Pacific, Inc.

International Paper Company

KapStone Paper and Packaging Corporation

Longview Fibre Company

Louisiana-Pacific Corporation

McFarland Cascade

MeadWestvaco Corporation

Mendocino Forest Products Company, LLC

Myllykoski North America

NewPage Corporation

Nippon Paper Industries USA Co., Ltd.

Norbord Inc.

Packaging Corporation of America

Plum Creek Timber Company, Inc.

Potlatch Corporation

Rayonier Inc.

Rock-Tenn Company

Roseburg Forest Products Co.

Sappi Fine Paper North America

SCA Americas, Inc.

Sierra Pine Limited

Simpson Investment Company

Smurfit-Stone Container Corporation

Sonoco Products Company

The St. Joe Company

Swanson Group, Inc.

Temple-Inland Inc.

Timber Products Company

Twin Rivers Paper Company

UPM-Kymmene, Inc.

West Fraser Timber Co. Ltd

West Linn Paper Company

The Westervelt Company

Weyerhaeuser Company

Elements of Executive Compensation

In this section of our discussion, we provide relevant details about the elements of our executive compensation. For a list and summary of these elements, please refer to “Compensation Discussion and Analysis—Summary.”

Base Salary

We determine base salaries for our executives, including our named executive officers, based on each of their position levels and responsibilities. In so doing, we take into account the salary ranges for comparable position levels and positions entailing similar responsibilities reported in the aggregate survey data compiled from the survey responses of our peer group of companies, as explained above under “—Use of Peer Group Data.” We intend base salaries to be competitive with the market average for salaries within our peer group, so that we can compete effectively in the market for talented individuals to serve as our executives and retain our executives.

Typically, no later than April of each year, we review and, as appropriate, increase the salaries of our employees, including our named executive officers, unless an employee’s performance during the preceding year indicates that a salary increase is not merited, or unless other events, such as a recent salary increase or events having an extraordinary negative impact on our business, indicate that a salary increase is not appropriate at that time. Effective February 1, 2011, we increased the annual base salary of Mr. Jackson from $550,000 to $625,000. Effective April 1, 2011, we increased the annual base salaries of Mr. Fellows from $350,000 to $358,750, Mr. Mundy from $310,200 to $341,220, Mr. Weinhold from $318,600 to $326,565, and Mr. Kesser from $270,086 to $280,889. In determining the amount by which to increase their salaries, we reviewed salaries for similar positions as reflected in the aggregate peer survey data. We also evaluated each individual’s salary in the context of the functional areas of his responsibility and compared his salary to the aggregate peer survey data for positions having responsibilities for similar functional areas. We reviewed how his salary compared to the salaries of other members of our executive management, evaluating the differences in their salaries against the differences in salaries reported for similar positions, again as reflected in the aggregate peer survey data. We considered each individual’s experience and contributions in 2010 to our success. We took these factors into account in developing salaries that we believe are appropriate to our company and competitive for executive talent.

Utilizing the substantially same methodology described above, we evaluated and, effective April 1, 2012, increased the annual base salaries of Mr. Fellows from $358,750 to $369,512, Mr. Mundy from $341,220 to $351,456, Mr. Weinhold from $326,565 to $336,361, and Mr. Kesser from $280,889 to $290,720. Effective May 14, 2012, Mr. Jackson resigned and Mr. Paterson became our President and Chief Executive Officer at an annual base salary of $625,000, which was the annual base salary then in effect for Mr. Jackson.

Senior Executive Bonus Plan

Under the Senior Executive Bonus Plan, designated members of our key management, including our named executive officers, are eligible to receive bonus payments with respect to a specified period (e.g., one year). Bonuses are generally payable upon the attainment of pre-established performance goals. Performance goals under the Senior Executive Bonus Plan may relate to one or more corporate business criteria with respect to us or any of our subsidiaries. The Senior Executive Bonus Plan also provides for bonuses that are not based on achievement of performance goals, including discretionary bonuses as determined by the Compensation Committee.

The Senior Executive Bonus Plan is intended to allow us flexibility in the compensation that we may provide our executives, including that we can encourage outstanding executive performance by providing annual or long-term incentive-based bonus awards, promote retention of our executives with long-term bonus awards and adjust compensation as we may determine to be appropriate with bonuses. In determining to grant awards and the amounts of the awards under the plan, we consider what cash and equity incentive awards and bonus opportunities each executive receives under our other compensation plans, to develop a compensation structure for the executive that is in line with the goals that we determine to achieve through compensation of the executive.

For 2011, we awarded our executive management, including our named executive officers, incentive-based bonus opportunities under the Senior Executive Bonus Plan through the Verso Incentive Plan, a sub-plan of the Senior Executive Bonus Plan.

The Senior Executive Bonus Plan expired by its terms on May 23, 2012. At our 2012 Annual Meeting of Stockholders, the stockholders approved the Verso Paper 2012 Bonus Plan, under which we may grant incentive-based cash bonuses to our executives and senior managers.

Verso Incentive Plan

The Verso Incentive Plan, or “VIP,” is a sub-plan of our Senior Executive Bonus Plan as it relates to our executive officers and senior management. It is reviewed and adopted on an annual basis and is administered by and operates at the discretion of the Compensation Committee. The VIP provides each of our executive officers and senior management with an annual incentive bonus opportunity that is based on our quantitative financial performance during a calendar year, as measured by pre-established company financial performance goals, and on a qualitative assessment of the individual, departmental and functional contributions of each such individual to the achievement of those financial performance goals. We intend this plan to motivate individual executive officers and senior managers toward higher achievement that leads to outstanding business results for our company, by encouraging them to achieve performance goals that the Compensation Committee determines important for our financial success in the areas in which they can best contribute to our performance.

2011 VIP

In March 2011, the Compensation Committee approved the 2011 VIP, including: the performance criteria for 2011; the performance goals for those criteria that, if achieved at the highest levels established, would result in the maximum funding of the VIP bonus pool from which incentive payments would be made after year end; the approximate maximum potential funding amount of the VIP bonus pool; and the relative percentage that the level of achievement of each performance goal would contribute to the funding of the VIP bonus pool.

In establishing the performance criteria, the relative importance of those criteria and what performance goals for those criteria were appropriate, the Compensation Committee considered information concerning our financial objectives for 2011, with the aim of reflecting our core financial objectives in the incentives created by the VIP. In establishing the potential funding of the VIP pool, the Compensation Committee considered what other incentive compensation was provided to our executives, with the aim of establishing competitive, but not excessive, total incentive compensation. Taking these matters into consideration, the Compensation Committee approved the below-described elements of the 2011 VIP, as well as the maximum potential VIP awards for each of our executive officers and senior managers, including our named executive officers, as described below in more detail under “Verso Incentive Plan—Determination of Individual Incentives.”

Performance Criteria	Performance Goals	Funding Level	Percentage of Pool
Adjusted EBITDA(1)	Threshold: $185 million	60%	25%
	Target: $231 million	100%
	Maximum: $277 million	200%

Full Year Price Improvement over 2010(2)	Threshold: $55/ton	60%	12.5%
	Target: $68/ton	100%
	Maximum: $82/ton	200%

Subtotal Ops(3)	Threshold: $21 million	60%	12.5%
	Target: $26 million	100%
	Maximum: $32 million	200%

Cash Flow(4)	Threshold: N/A	60%	5%
	Target: $1 million	100%
	Maximum: $7 million	200%

Credits as a Percentage of Adjusted Gross Sales(5)	Threshold: 0.4%	60%	5%
	Target: 0.3%	100%
	Maximum: 0.2%	200%

An individualized list of incentive objectives related to the named executive officer’s opportunity to create value for our company	Performance goals are tailored to each named executive officer’s position and relate to performance on objectives associated with the named executive officer’s area of responsibility	Individual goals do not have an impact on the funding level	40%

(1)	Adjusted EBITDA is our earnings before interest, taxes, depreciation and amortization, adjusted to eliminate the impact of certain items that we do not consider to be indicative of the performance of our ongoing operations and other pro forma adjustments permitted in calculating covenant compliance in the indentures governing our outstanding debt securities. You are encouraged to evaluate each adjustment and to consider whether the adjustment is appropriate. In addition, in evaluating adjusted EBITDA, you should be aware that in the future, we may incur expenses similar to the adjustments included in the presentation of adjusted EBITDA.
(2)	Full Year Price Improvement over 2010 is the difference between the average prices obtained by us in 2011 as compared to 2010 for our core products.
(3)	Subtotal Ops is the total net year-over-year change, expressed in dollars, of improvements (i.e., increases in productivity and decreases in costs) in various areas of our operations that we identified for improvement in 2011.
(4)	Cash Flow is the difference between our cash balances at December 31, 2011 and December 31, 2010.
(5)	Credits as a Percentage of Adjusted Gross Sales is the total dollar amount of the credits that we gave customers for product quality issues in 2011 expressed as a percentage of our total sales in 2011.

The VIP pool is funded based on the level of achievement of the pre-established performance goals for the first five performance criteria listed in the table above, which we sometimes call the “company performance goals” and “company performance criteria.” Notwithstanding the individual performance goal category in the table, the achievement or failure to achieve individual performance goals does not affect the overall funding of the VIP pool. Instead, the relative contribution of the individual performance goal category to funding of the VIP pool contracts or expands symmetrically with the level of achievement of the company performance goals.

After 2011 year end, the Compensation Committee determined what level of funding of the VIP pool was objectively called for based on the percentage assigned to each company performance goal. The achievement of a company performance goal at a level indicated—i.e., threshold, target or maximum—resulted in the funding of a portion of the VIP pool at a level that corresponded to the level of achievement of such goal. For example, if we had achieved for 2011 the threshold level for Subtotal Ops, then 12.5% of the pool would have been funded at a 60% level, resulting in 7.5% (i.e., 12.5% of 60%) of the total possible VIP pool being funded. For any performance goal achieved at a level that was between any of the threshold, target and maximum goals, linear interpolation was used to determine the appropriate funding level. Using this methodology to determine the level of funding of the VIP pool called for by our level of achievement of each company performance goal, the Compensation Committee then added the results and multiplied the sum by the number necessary to attain 100% (i.e., 1.67) to establish the aggregate dollar amount that funded the pool. The Compensation Committee had the discretionary authority, which it did not exercise, to revise the awards to any one or more or all VIP participants as it might have deemed appropriate, including to take into account extraordinary and/or unplanned events. Any such adjustment of awards on its part could have resulted in an adjustment of the total VIP pool funding level, up or down, to correspond to the total incentive payments to be made to the VIP participants in the aggregate.

If we had achieved for 2011 the maximum level of performance goals for all company performance criteria, the VIP pool would have been funded at the 200% level, or $17.593 million. We actually achieved for 2011 the following levels of performance goals for the company performance criteria: (1) Adjusted EBITDA, $202 million; (2) Full Year Price Improvement over 2010, $68/ton; (3) Subtotal Ops, $28 million; (4) Cash Flow, no increase; and (5) Credits as a Percentage of Adjusted Gross Sales, 0.37%. Accordingly, based upon the level of achievement of these performance goals, and using linear interpolation between the level achieved and the level almost achieved for certain of these performance goals to determine the appropriate level of funding, we funded the VIP pool at 86% of the target—43% of the maximum—pool amount, or $7.6 million, as follows: (a) Adjusted EBITDA—18.7% ($1.7 million); (b) Full Year Price Improvement over 2010—12.5% ($1.1 million); (c) Subtotal Ops—16.8% ($1.5 million); (d) Cash Flow—0% ($0); and (e) Credits as a Percentage of Adjusted Gross Sales—3.6% ($0.3 million).

Determination of Individual Incentives

After we established the company performance criteria and performance goals for 2011, we established for each VIP participant, including each named executive officer, a level of respective participation in the VIP pool that was defined as a percentage of the participant’s salary. The level of participation was based on an assessment of the ability of the participant’s functional department to contribute to our achievement of the performance goals for the company performance criteria, as well as the participant’s ability, considering his position and duties with us, to have an impact on our performance, balanced against his other compensation for the year and the relative market average compensation for his position. The relative market average compensation for his position was determined by reference to the aggregate survey data for our peer group.

Based on this methodology, in March 2011 the Compensation Committee established for our named executive officers levels of respective participation in the VIP pool for 2011. Depending on the level of funding of the VIP pool, the named executive officers were eligible for cash incentive opportunities of 33% to 60% of base salary at threshold performance, 55% to 100% of base salary at target performance, and 110% to 200% of base salary at maximum performance.

Early in 2011, each named executive officer established, in consultation with the Chief Executive Officer, individual performance criteria and goals under the VIP intended to be linked and supportive of meeting the highest possible performance goals for the company performance criteria. Percentages were assigned to the respective individual performance criteria that reflected an assessment of the relative importance of achieving each of those criteria. Following 2011 year end, the Chief Executive Officer (or the Compensation Committee, in the case of the Chief Executive Officer) made an assessment of each named executive officer’s performance during the year, which included an objective review of whether the named executive officer achieved, or failed to achieve, one or more of his performance goals for his individual performance criteria, and a subjective review of his performance that permitted an evaluation of the reasons why he may have achieved or failed to achieve any of those goals, any changes in our business plans or other aspects of our business that affected what goals were appropriate for him to achieve, other achievements that he may have accomplished during the year that were not included in his individual performance criteria, other challenges faced by him or his department during the year, his and his department’s other contributions to the achievement of the company performance goals, and any other factors that the Chief Executive Officer or Compensation Committee, as applicable, in his or its discretion, considered relevant indicators of the quality of the named executive officer’s performance for the year.

Based on this evaluation of individual performance, the Chief Executive Officer could have recommended (but did not), and the Compensation Committee had the authority to make (but did not), an adjustment of the amount of the named executive officer’s VIP incentive payment for the year. This ability to make a discretionary adjustment in the VIP incentive payment was intended to allow the Compensation Committee to reward for outstanding individual or outstanding company performance, or allow for unforeseen events affecting individual or company performance, during the year, notwithstanding the objective performance criteria and performance goals, and the relative percentages of importance applied to each of them, at the beginning of the year. The VIP was therefore designed to provide the Compensation Committee with discretion concerning payment of individual incentives to reflect its subjective evaluation of overall individual performance during the year, in addition to its discretion, already described above, to adjust the funding of the VIP pool based on its evaluation after year end of overall company performance and any other factors that it determined relevant.

For 2011, as noted above, after year end the VIP pool was funded at 86% of target, or 43% of maximum, based on the funding level called for under the VIP determined by reference to the level of achievement of the company performance goals for 2011. Each of our named executive officers received 43% of the maximum incentive bonus available to him under the VIP for 2011. For the resulting cash payments that each of our named executive officers received under the VIP, please refer to the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation table under the heading “Executive Compensation” in this prospectus.

2009 Long-Term Cash Award Program for Executives

The 2009 Long-Term Cash Award Program for Executives is a program implemented under the Senior Executive Bonus Plan that is administered by the Compensation Committee. It is a performance-based incentive award program under which our executive officers are eligible to receive a cash incentive payment with respect to certain performance periods. In December 2008, the Compensation Committee selected the participants and established the financial performance measure and the threshold, target and maximum performance goals that applied to all participants in the program, to create incentives for the participants to contribute to the achievement of outstanding financial performance by us annually in 2009, 2010, 2011 and over a three-year period that we call the “2009-2011 performance cycle.” The financial performance measure on which the incentive payments is based is our Adjusted EBITDA for 2009, 2010, 2011 and the 2009-2011 performance cycle. The Compensation Committee selected Adjusted EBITDA as the financial performance measure under the program because it is a straightforward measure of our overall financial performance.

The performance goals for Adjusted EBITDA under the program for 2009, 2010, 2011 and the 2009-2011 performance cycle are:

	Performance Goals
	(in millions)
Performance Period	Threshold	Target	Maximum
2009	$125	$165	$200
2010	110	137	164
2011	185	231	277
2009-2011 performance cycle	431	480	575

The Compensation Committee established the 2009, 2010 and 2011 annual performance goals for Adjusted EBITDA early in each of those years, typically in February or March. The performance goals for the 2009-2011 performance cycle were initially set in early 2009 at $540 million (threshold), $600 million (target) and $690 million (maximum). However, in March 2011, the Compensation Committee evaluated the performance goals for the 2009-2011 performance cycle against our actual Adjusted EBITDA in 2009 and 2010, and determined that the performance goals for the 2009-2011 performance cycle were set too high to be likely to achieve the motivational and incentivizing purposes of the program. Accordingly, exercising its discretion under the program as its administrator, in March 2011, the Compensation Committee reduced the performance goals for the 2009-2011 performance cycle to the amounts indicated in the table above.

The incentive amounts potentially payable to participants in the program, including each named executive officer, were based on the levels of the performance goals achieved for Adjusted EBITDA during each year of, as well as during the entire, 2009-2011 performance cycle. Depending on company performance as measured against the pre-established performance goals for Adjusted EBITDA for 2009, 2010, 2011 and the 2009-2011 performance cycle, the named executive officers were eligible to receive the following cash incentive award opportunities (referred to as “performance awards”) at threshold, target and maximum levels of performance, as established by the Compensation Committee in December 2008 for each named executive officer.

	Performance Awards
Name	Threshold	Target	Maximum
Michael A. Jackson	$675,000	$1,350,000	$2,700,000
Lyle J. Fellows	212,800	425,600	851,200
Robert P. Mundy	197,400	394,800	789,600
Michael A. Weinhold	206,500	413,000	826,000
Peter H. Kesser	162,552	325,104	650,208

The performance awards vested in four tranches of up to 25% each: a 2009 annual tranche; a 2010 annual tranche; a 2011 annual tranche; and a 2009-2011 performance cycle tranche. The amount of the performance awards that vested in each tranche was based on the level of the performance goal for Adjusted EBITDA that we achieved for the tranche. For example, if we had achieved the target level performance goal for Adjusted EBITDA for 2009, 2010, 2011 and the 2009-2011 performance cycle, then 25% of the target performance awards would have vested for each of the four tranches, and, therefore, each named executive officer would have been entitled to 100% of his target performance award set forth in the table.

The annual performance period tranches were designed to encourage and create an incentive for participants to reach performance goals for Adjusted EBITDA annually that would, over the three-year performance cycle, enhance our company’s overall value. Establishing the annual goals near the beginning of each year allowed us to take into account economic and business conditions then currently affecting us, to better match the annual performance goals to conditions in our industry. We balanced the short-term annual performance goals with the 2009-2011 performance cycle goals, to give participants financial goals for which to aim over the full performance cycle that represented, based on information available to us at the time that the performance goals were established, varying levels of good-to-outstanding overall financial performance by us for the full three years.

The Compensation Committee based the amount of the performance award for each participant on its assessment of his ability to contribute to improvements in Adjusted EBITDA, considering his position and duties with us, balanced against his other compensation for each year in the performance cycle and the relative market average compensation for his position, determined by reference to the aggregate survey data for our peer group. The percentage incentive amounts generally increased as a participant’s responsibilities increased, reflecting our compensation philosophy that, as a participant’s level of responsibility increases, a greater portion of his total compensation should depend on company performance.

Our Adjusted EBITDA for 2011 was $202 million, which met the performance goal for Adjusted EBITDA for 2011 at an achievement level between the threshold ($185 million) and target ($231 million) levels. Based on our actual Adjusted EBITDA in 2011 relative to these two performance goals for Adjusted EBITDA, and employing linear interpolation between the vesting percentages of 25% for achievement of the threshold level and 50% for achievement of the target level of Adjusted EBITDA for 2011, the Compensation Committee determined that 34% of the maximum 2011 annual tranche of the performance awards vested.

As disclosed in our 2011 and 2010 proxy statements, 45% of the maximum 2010 annual tranche of the performance awards vested, and the 2009 annual tranche of the performance awards did not vest.

Our Adjusted EBITDA for the 2009-2011 performance cycle was $411 million, which was below the performance goal for Adjusted EBITDA for the 2009-2011 performance cycle at the threshold level ($431 million). Based on our actual Adjusted EBITDA for the 2009-2011 performance cycle relative to the vesting percentages of 0% for not achieving and 25% for achieving the threshold level of Adjusted EBITDA for the 2009-2011 performance cycle, the Compensation Committee determined that 24% of the maximum 2009-2011 performance cycle tranche of the performance awards vested.

Accordingly, the performance awards of the program participants, including the named executive officers, vested at the following percentages of the maximum possible awards: 2009—0%; 2010—45%; 2011—34%; and the 2009-2011 performance cycle—24%. Their vested awards for 2010, 2011 and the 2009-2011 performance cycle were paid in March 2012. The amounts paid to the named executive officers are set forth in this prospectus in the Summary Compensation table under the heading “Executive Compensation” in the column entitled “2009 Long-Term Cash Award Program.”

2008 Incentive Award Plan

The 2008 Incentive Award Plan is administered by the Compensation Committee and the board of directors. Under this plan, we may grant a variety of equity-based compensation awards and performance-based cash and equity awards to our named executive officers and other employees, consultants and directors. The performance-based awards available under the plan typically would have pre-established performance goals that relate to the achievement of our business objectives. The performance-based awards available under the plan are intended to comply with the requirements of Section 162(m) of the Internal Revenue Code, or “Section 162(m),” to allow these awards, when payable, to be tax deductible by us without limitation under Section 162(m) on the amount that may be deducted.

We believe that providing our executives with long-term incentive compensation, whether equity-based or cash-based, that links a significant portion of their long-term remuneration to our long-term outstanding financial performance or appreciation in the value of our stock, aligns their interests with those of our stockholders by encouraging them to work towards achieving financial performance by us that enhances our value to our stockholders. However, we also generally believe that equity-based incentive compensation, as opposed to cash-based incentive compensation, best aligns their interests with those of our stockholders, because the value of equity-based compensation depends not only on our financial performance, but also on any other factors that may affect our stock price. For this reason, we consider it important to include equity-based compensation in the compensation packages of our executive management, including our named executive officers. Accordingly, in 2011 the Compensation Committee granted our executive management stock options and restricted stock, such that each of our named executive officers received equity-based incentive compensation that ranged from approximately 21% to 25% of the named executive officer’s total direct compensation for 2011. The stock options are valued as described in footnote 3 of the Summary Compensation table under the heading “Executive Compensation” in this prospectus. The restricted stock is valued on the basis of closing sale price for our stock on the date of grant. As used in this paragraph, “total direct compensation” includes salary, cash incentive compensation and equity incentive compensation.

The number of shares of common stock covered by the stock options and restricted stock that we granted to each named executive officer in 2011 was established by the Compensation Committee. The stock options and restricted stock granted to each named executive officer constituted approximately 60% and 40%, respectively, of the executive’s total equity compensation award for 2011. In determining the amount of stock options and restricted stock to grant each named executive officer, the Compensation Committee considered the named executive officer’s position and duties with us, balanced against his other compensation for the year (both type and amount). From that information, the Compensation Committee established a general level and mix of stock option and restricted stock awards for each executive officer. The Compensation Committee then balanced its goal to create the strongest possible incentive for the award recipient (restricted stock) against the benefit to the company of offsetting some cost of the awards (stock options, which entail an exercise price), to arrive at a final mix of 60% stock options and 40% restricted stock for awards granted to our named executive officers in March 2011. For information concerning the stock options and restricted stock granted to each named executive officer in 2011, please refer to the section “Grants of Plan Based in 2011” under the heading “Executive Compensation” below.

At our 2012 Annual Meeting of Stockholders, our stockholders approved the Amended and Restated 2008 Incentive Award Plan. The Amended and Restated 2008 Incentive Award Plan is materially the same as the 2008 Incentive Award Plan, except that (1) the period during which awards may be granted under the plan is extended from May 8, 2018, to April 11, 2012, (2) 2,000,000 additional shares of common stock of Verso Paper are authorized for issuance under the plan, thereby increasing the total shares authorized for issuance from 4,250,000 to 6,250,000 shares, and (3) the plan authorizes us to subject awards granted under it to any claw-back compensation policy that we may implement. We provide information in this prospectus about the grants of stock options and restricted stock in 2012 to our named executive officers and Mr. Paterson under the 2008 Incentive Award Plan and the Amended and Restated 2008 Incentive Award Plan under the heading “Executive Compensation—Summary Compensation Table.”

Unit Investment and Award Program

The Unit Investment and Award Program was designed for multiple purposes. It served as a means through which certain of our executive officers and senior management purchased units, or “Units,” representing non-voting limited partner interests in Verso Paper Management LP, which was our sole stockholder when the Units were purchased in 2006 and 2007. It also served as a means through which certain of our directors, executive officers and senior management received Units in 2006 and 2007 as indirect equity-based compensation similar to stock options, the purpose of which was to attract qualified directors and management, enhance management retention, and further align the interests of management with those of our equity owners. We have not granted any Units under the Unit Investment and Award Program since 2007.

Each Unit holder has the right to require that Verso Paper Management LP exchange the holder’s vested Units for shares of our common stock held by Verso Paper Management LP. This exchange right is subject to transfer restrictions, repurchase rights and conditions relating to termination of employment. The shares of our common stock that may be acquired by exchanging Units are outstanding shares of common stock owned by Verso Paper Management LP. Therefore, the exchange of Units for shares of common stock does not dilute our stockholders’ percentage equity ownership of us.

As of August 1, 2011, all Units held by our named executive officers had vested, and as of December 31, 2011, all Units held by our named executive officers had been exchanged for shares of our common stock held by Verso Paper Management LP. Information about the number and value of Units that vested and were exchanged by them is presented under the heading “Stock Option Exercises and Restricted Stock and Partnership Units Vested in 2011” in the “Executive Compensation” section of this prospectus.

Retirement Benefits, Severance Benefits and Perquisites

We provide the following benefits to our eligible employees, including our named executive officers, which we intend to be comparable to or better than those provided in the marketplace as reflected in aggregate peer survey data, to attract and retain qualified employees:

•	Retirement Savings Plan (i.e., 401(k) plan), a tax-qualified defined contribution plan;

•	Supplemental Salary Retirement Program, a tax-qualified defined contribution program implemented under the Retirement Savings Plan;

•	Deferred Compensation Plan, a nonqualified defined contribution plan;

•	Executive Retirement Program, a nonqualified defined contribution program implemented under the Deferred Compensation Plan;

•	Termination allowance under our Severance Policy;

•	Medical, dental, life, disability, AD&D and business travel accident insurance;

•	Relocation assistance;

•	Financial counseling; and

•	Retirement Benefits.

Our named executive officers receive retirement benefits under tax-qualified and nonqualified defined contribution plans.

Our Retirement Savings Plan (i.e., 401(k) plan) is a tax-qualified defined contribution plan in which the named executive officers participate on substantially the same terms as other participating employees. The Retirement Savings Plan permits eligible employees to defer up to the lesser of 85% or $16,500 of their annual eligible compensation on a tax deferred basis, subject to certain limitations imposed by the Internal Revenue Code of 1986, as amended, or the “Internal Revenue Code.” We make employer matching contributions for employees who contribute under the Retirement Savings Plan; we match 70% of the first 4%, and 60% of the second 4% of employee contributions. The elective deferrals of and any matching contributions by us for eligible employees hired before January 1, 2009, are immediately vested and non-forfeitable, and for eligible employees hired after January 1, 2009, they vest in full three years after the date that his or her employment commences.

Our Supplemental Salary Retirement Program, or “SSRP,” is a tax-qualified defined contribution program implemented under our Retirement Savings Plan. The SSRP is funded by us and allocated yearly to a Retirement Savings Plan account for each eligible employee. The amount allocated to each participant’s account is determined by a formula that is based on the employee’s proximity to retirement age and cumulative years of service to us and the companies that previously owned our assets. Pursuant to the formula, we contribute between 2.75% and 5% of the employee’s eligible compensation. These contributions are in addition to those that we make under our Executive Retirement Program adopted under our nonqualified Deferred Compensation Plan, described below, pursuant to which we also make cash contributions as a retirement benefit. Unless an employee has been employed by us for at least three continuous years, our contributions to the employee’s SSRP account will not be vested. For employees who have been employed by us for at least three continuous years, all of our contributions to the SSRP account are vested.

Our Deferred Compensation Plan is a nonqualified defined contribution plan that permits employee participants to defer the receipt of up to 85% of their annual base salary and up to 100% of their incentive compensation, by contributing such amounts to their accounts under the plan. The plan also permits us to make matching contributions and discretionary employer contributions to the plan accounts of employee participants. We match 70% of the first 4%, and 60% of the second 4%, of employee deferrals under the plan, subject to limitations, including that the employee must not qualify for employer matching contributions under our Retirement Savings Plan. Until distributed, contributions to the plan and investment earnings are held in a rabbi trust funded by us.

Our Executive Retirement Program is a nonqualified defined contribution program implemented under our Deferred Compensation Plan for key employees. Under this program we may make discretionary employer contributions to the accounts of certain employee participants in the Deferred Compensation Plan. The program’s purpose is to provide a level of retirement benefits for key employees that is competitive with the retirement benefits reported for employees at their levels of employment in the aggregate peer survey information that we reviewed. Our named executive officers and executive management-level employees selected by the Compensation Committee are eligible to participate in the Executive Retirement Program. The employer contributions under the program vary between 4% and 10%, depending on the participant’s employment grade level, of the participant’s combined annual base salary and target annual incentive compensation opportunity, calculated on January 1 of each calendar year. These discretionary employer contributions are in addition to the matching contributions that we make with respect to employee deferrals under the Deferred Compensation Plan and the contributions to retirement savings plan accounts that we make under the SSRP (as described in the preceding paragraphs). The employer contributions under the program for 2011 are deferred until the earlier of the participant’s specified distribution date or the participant’s separation from service with us, death or permanent disability. The employer contributions under the program for subsequent years will be deferred for the distribution period that the participant selects.
The amounts contributed for 2011 under these plans and programs are set forth in “Executive Compensation—Summary Compensation Table.”

Severance Benefits

To support our compensation objective of attracting, retaining and motivating qualified employees, we have a severance policy that applies to our salaried employees that we believe is competitive with certain severance benefits provided by our peers, based on the aggregate peer survey data that we reviewed. Our severance policy provides for a termination allowance based on years of applicable service with Verso Paper and, in our sole discretion, other benefits such as medical and dental insurance coverage for six months after termination at no cost to the employee and outplacement services appropriate to the employee’s position with Verso Paper. These benefits are triggered if an employee’s employment with us is terminated without cause as determined under the severance policy, or if the employee’s location of employment is closed, relocated or sold and the employee is not offered a comparable position with Verso Paper or the purchaser. Our named executive officers participate in our severance policy, and if their employment is terminated under any of the conditions set forth in the severance policy, then they are entitled to severance benefits under the policy in addition to those available under the employment agreement of Mr. Jackson (our President and Chief Executive Officer during 2011) and the confidentiality and non-competition agreements of Messrs. Fellows, Mundy, Weinhold and Kesser.

The employment agreement of Mr. Jackson, as in effect on December 31, 2011, provides for severance benefits in the event of termination of his employment by us without cause, by him for good reason or due to his death or disability. We determined that it was appropriate to provide Mr. Jackson with severance benefits under these circumstances to create a compensation package with benefits competitive with those provided by our peers, based on our review of aggregate peer survey data. Also, because we consider termination of employment by an executive for good reason (or constructive termination) to be conceptually the same as an actual termination by us, we deemed it appropriate to provide severance benefits following any constructive termination of Mr. Jackson’s employment. In connection with Mr. Jackson’s retirement and our employment of Mr. Paterson in May 2012, we entered into a letter agreement with Mr. Jackson that provides for certain severance benefits and an employment agreement with Mr. Paterson that provides for certain severance benefits. We describe Mr. Jackson’s employment agreement and letter agreement and Mr. Paterson’s employment agreement under the headings “Executive Compensation—Employment Agreements—Salary and Bonus” and “Executive Compensation—Potential Payments upon Termination of Employment or Change in Control—Employment Agreements.”

Under the confidentiality and non-competition agreements of Messrs. Fellows, Mundy, Weinhold and Kesser, each of them is eligible for certain severance benefits upon the termination of his employment with us for any reason. These severance benefits are consideration for, and are contingent upon, his compliance with all obligations imposed by the agreement, including, among others, his obligations not to compete in our industry for one year after termination, not to share our confidential information, not to solicit or hire our employees, and not to solicit our customers. Benefits that consist of ongoing payments after his termination of employment with us are provided for up to 24 months, and we have the option of ceasing those payments when he is engaged by a new employer. As noted above, the severance benefits under the confidentiality and non-competition agreements are in addition to, and not in lieu of, severance benefits under our severance policy.

Additional information concerning the potential payments that may be made to the named executive officers in connection with their termination of employment or a change in control is presented under the heading “Potential Payments Upon Termination of Employment or Change in Control” in the “Executive Compensation” section below.

Perquisites

We make available medical, dental, life, disability, AD&D and business travel accident insurance to all eligible salaried employees. We provide relocation benefits, including a housing allowance, to certain eligible employees, including our named executive officers, upon the commencement of their employment with us. The allowance is intended to partially defray the additional cost of housing while the employee relocates. We also cover the taxes on the housing allowance through a tax gross-up of the housing allowance. We cover the cost of financial counseling for our senior executives, including our named executive officers, to encourage them to utilize our compensation program to its best advantage, subject to an annual cap that is between $6,500 and $9,500 depending on the executive’s position.

Tax and Accounting Treatment of Compensation

We believe that it is in our best interests to satisfy the requirements for tax deductibility of compensation provided by us, including the requirements of Section 162(m). However, we also believe that it is important to maintain flexibility in the structure of compensation that we provide, even if that structure results in our inability to take tax deductions for some compensation, to allow us to consider other factors in determining what compensation is appropriate for our management. We have generally structured our compensation and benefits programs in a manner intended to meet the requirements of Section 162(m).

Section 409A of the Internal Revenue Code, or “Section 409A,” imposes significant additional taxes and interest on underpayments of taxes in the event that an executive defers compensation under a plan that does not meet the requirements of Section 409A. We have generally structured our compensation and benefits programs and individual arrangements in a manner intended to comply with the requirements of Section 409A.

We have adopted the fair value recognition provisions of FASB ASC 718, Compensation—Stock Compensation. Under the fair value recognition provisions, we recognize stock-based compensation based on the fair value at the grant date net of an estimated forfeiture rate and only recognize compensation expense for those shares expected to vest over the requisite service period of the award.

Risk Considerations

We use compensation, in part, to motivate and reward our executive management and other employees for achieving our business goals. Achievement of those business goals will lead to results that benefit us. However, we realize that the pursuit of goals that lead to payment of incentive compensation, especially annual cash incentive compensation such as the VIP bonus, could cause our executives or other employees to focus on individual enrichment, rather than our welfare, and take actions intended to achieve the business goals necessary for payment of the incentive but that expose us to undue risk. We do not believe that risks arising from our compensation policies and practices, including the compensation plans and programs for our executives described above, are reasonably likely to have a material adverse effect on us primarily because they:

•	contain elements that effectively link performance-based compensation to financial goals for our company that promote stockholder interests;

•

include an overall mix of compensation elements for those individuals who are best positioned to have an impact on our financial performance (e.g., our named executive officers) that is appropriately balanced between short-term and long-term incentives, such that it does not encourage the taking of short-term risks at the expense of long-term results;

•

provide the Compensation Committee with the discretion to increase, decrease or eliminate incentive payments triggered by reaching performance goals under our incentive plans and programs, thereby giving the Compensation Committee the ability to reduce or withhold an incentive payment if it determines that inappropriate risks were taken to reach the goal necessary to earn the incentive payment; and

•

include equity-based compensation for our executive and senior management that aligns their interests with those of our stockholders, by providing them with an incentive to achieve financial results that enhance the value of their equity-based compensation and Verso Paper’s value to stockholders, but that discourages them from excessive risk-taking that could reduce the value of their equity-based compensation and Verso Paper’s value to stockholders

Frequency of Advisory Votes on Executive Compensation

At the 2011 Annual Meeting of Stockholders of Verso Paper, the stockholders approved, on an advisory basis, holding a stockholder advisory vote on the compensation of the named executive officers every three years. Accordingly, the next advisory vote by the stockholders on the compensation of the named executive officers will be held at the 2014 Annual Meeting of Stockholders of Verso Paper.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents information regarding the compensation of our named executive officers for service during 2011, 2010 and 2009.

						Non-Equity Incentive Plan Compensation
Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Option Awards(3)	Restricted Stock Awards(4)	2011 Verso Incentive Plan	2009 Long- Term Cash Award Program(5)	All Other Compensation(6)	Total
Michael A. Jackson	2011	$618,269	—	$234,362	$231,270	$537,500	$391,500	$202,940	$2,215,841
President and Chief	2010	541,667	$113,265	66,190	62,430	465,300	303,750	159,769	1,712,371
Executive Officer	2009	450,000	—	375,566	365,310	225,000	—	51,397	1,467,273

Lyle J. Fellows	2011	356,563	—	92,071	87,468	246,820	123,424	154,905	1,215,631
Senior Vice President of	2010	350,000	59,120	35,460	33,444	236,880	95,760	154,301	964,965
Manufacturing and	2009	306,167	140,000	86,836	84,870	140,000	—	111,497	869,370
Energy

Robert P. Mundy	2011	333,465	—	80,386	79,154	220,087	114,492	144,792	972,376
Senior Vice President and	2010	310,200	69,678	26,003	24,525	196,822	88,830	91,720	807,778
Chief Financial	2009	282,000	—	80,323	77,490	80,000	—	45,184	564,997
Officer

Michael A. Weinhold	2011	324,574	—	80,394	79,106	210,634	119,770	107,565	922,043
Senior Vice President of	2010	318,600	28,098	26,003	24,525	202,152	92,925	92,506	784,809
Sales, Marketing and	2009	295,000	—	82,494	81,180	100,000	—	47,049	605,723
Product Development

Peter H. Kesser	2011	278,189	—	62,775	64,281	157,017	94,280	63,494	720,036
Senior Vice President,	2010	265,085	22,904	17,729	16,724	137,096	73,148	53,184	585,870
General Counsel and	2009	250,080	—	71,640	70,110	80,000	—	26,513	498,343
Secretary

(1)	We increased the base salaries of our named executive officers in 2011 as follows: effective February 1, 2011, Mr. Jackson – increase from $550,000 to $625,000; and effective April 1, 2011, Mr. Fellows – increase from $350,000 to $358,750, Mr. Mundy – increase from $310,200 to $341,220, Mr. Weinhold – increase from $318,600 to $326,565, and Mr. Kesser – increase from $270,086 to $280,889. The 2011 base salary shown in the table for each named executive officer is a blended rate.
(2)	As disclosed in our 2011 and 2010 proxy statements, we paid discretionary bonuses under the Senior Executive Bonus Plan in the amounts indicated in the table in April 2010 and February 2009.
(3)	We granted stock options to our named executive officers on September 21, 2009, March 26, 2010, and March 2, 2011. The amounts in this column represent the aggregate grant date fair value of the stock option awards computed in accordance with FASB ASC Topic 718. The grant date fair value per stock option was $2.17 on September 21, 2009, $2.13 on March 26, 2010, and $4.19 on March 2, 2011. Assumptions used in the calculation of these amounts are included in Note 11 to our audited financial statements for the year ended December 31, 2011, included in our Annual Report on Form 10-K filed with the SEC on March 6, 2012. There can be no assurance that the grant-date fair value amounts will ever be realized. Under general accounting principles, compensation expense with respect to stock option awards and restricted stock awards granted to our employees and directors is generally recognized over the vesting periods applicable to the awards.
(4)	We granted shares of restricted stock to our named executive officers on September 21, 2009, March 26, 2010, and March 2, 2011. The amounts in this column represent the aggregate grant date fair value of the restricted stock awards computed in accordance with FASB ASC Topic 718. The fair value of the restricted stock awards was calculated based on the closing sale price per share of our common stock, as reported by the NYSE, on the grant dates of September 21, 2009 ($3.69 per share), March 26, 2010 ($3.01 per share), and March 2, 2011 ($5.93 per share). These amounts reflect our total accounting expense for these awards to be recognized over the full three-year vesting term and do not correspond to the actual value that will be recognized by the executives. The actual value that an executive will realize upon vesting of restricted stock awards will depend on the market price of our stock on the vesting date. There can be no assurance that the value realized by an executive will be at or near the value of the market price of our stock on the grant date.

(5)	The compensation for 2011 in this column represents the following amounts that vested in 2011 with respect to the 2011 annual performance tranche and the 2009-2011 performance cycle tranche of the performance awards granted under the 2009 Long-Term Cash Award Program for Executives:
(a)	Vesting of the 2011 annual performance tranche: Mr. Jackson – $229,500; Mr. Fellows – $72,352; Mr. Mundy – $67,116; Mr. Weinhold – $70,210; and Mr. Kesser – $55,268; and
(b)	Vesting of the 2009-2011 performance cycle tranche: Mr. Jackson – $162,000; Mr. Fellows – $51,072; Mr. Mundy – $47,376; Mr. Weinhold – $49,560; and Mr. Kesser – $39,012.
(6)	The compensation for 2011 in this column consists of:
(a)	employer matching contributions under the Retirement Savings Plan to the accounts of Mr. Jackson – $12,740, Mr. Fellows – $9,707, Mr. Mundy – $12,740, Mr. Weinhold – $10,875, and Mr. Kesser – $12,740;
(b)	employer matching contributions under the Deferred Compensation Plan to the accounts of Mr. Jackson – $24,375, Mr. Fellows – $6,218, Mr. Mundy – $14,652, Mr. Weinhold – $14,117, and Mr. Kesser – $8,520;
(c)	employer contributions under the SSRP to the accounts of Mr. Jackson - $30,438, Mr. Fellows – $63,337, Mr. Mundy – $59,234, Mr. Weinhold – $27,741, and Mr. Kesser – $12,050;
(d)	employer contributions under the Executive Retirement Program to the accounts of Mr. Jackson – $110,000, Mr. Fellows – $63,000, Mr. Mundy – $47,771, Mr. Weinhold – $44,604, and Mr. Kesser – $25,928;
(e)	payments for financial counseling received by Mr. Jackson – $18,828, Mr. Fellows – $6,500, Mr. Mundy – $6,500, Mr. Weinhold – $6,500, and Mr. Kesser – $1,050; and
(f)	premiums (grossed up to cover taxes in the amounts indicated in parentheses) paid on life and long-term disability insurance coverage maintained for Mr. Jackson - $6,559 ($1,372), Mr. Fellows – $6,143 ($1,285), Mr. Mundy –$3,895 ($815), Mr. Weinhold – $3,728 ($780), and Mr. Kesser – $3,206 ($671).

The table above does not include compensation for 2012. Effective April 1, 2012, we increased the annual base salaries of our named executive officers, except Mr. Jackson, as follows: Mr. Fellows – increase from $358,750 to $369,512; Mr. Mundy – increase from $341,220 to $351,456; Mr. Weinhold – increase from $326,565 to $336,361; and Mr. Kesser – increase from $280,889 to $290,720.

We employed Mr. Paterson as our President and Chief Executive Officer on May 14, 2012, at an annual base salary of $625,000, which is the base salary that was in effect for Mr. Jackson from February 1, 2011, until his retirement. We paid him a one-time signing bonus of $230,000. Between January 1, 2012 and the date of this prospectus, we have granted stock options and restricted stock to our named executive officers and Mr. Paterson, as set forth in the table below. The exercise prices per share of the stock options are the closing prices per share of our common stock on the respective grant dates. The stock options and restricted stock vest in three equal annual installments beginning one year from their respective grant dates.

Name	Grant Date	Stock Option Awards	Exercise Price	Restricted Stock Awards
Michael A. Jackson	3/6/2012	70,000	$1.20	48,750

Lyle J. Fellows	3/6/2012	27,500	1.20	18,438
	7/23/2012	198,000	1.47	—

Robert P. Mundy	3/6/2012	24,010	1.20	16,685
	7/23/2012	179,000	1.47	—

Michael A. Weinhold	3/6/2012	24,013	1.20	16,675
	7/23/2012	179,000	1.47	—

Peter H. Kesser	3/6/2012	18,750	1.20	13,550
	7/23/2012	153,000	1.47	—

David J. Paterson	5/14/2012	650,000	1.66	—

We expect that the 2013 proxy statement of Verso Paper will include disclosure concerning participation in 2012 by our named executive officers and Mr. Paterson in other Verso Paper incentive, benefit, health and welfare programs, plans and arrangements.

Compensation of Named Executive Officers

The Summary Compensation table quantifies the value of the different forms of compensation earned by or awarded to our named executive officers in 2011, 2010 and 2009. The primary elements of each named executive officer’s total compensation reported in the table are base salary, long-term equity incentives consisting of stock options and restricted stock, and annual and long-term cash incentive compensation. Our named executive officers also earned or were paid other benefits whose aggregate value is shown in the “All Other Compensation” column of the Summary Compensation table and whose individual components are described and valued in footnote 6 to the table.

The Summary Compensation table and narrative that follows it should be read in conjunction with the tables and narrative descriptions that follow. A description of the material terms of Mr. Jackson’s employment and letter agreements and Mr. Paterson’s employment agreement follows this paragraph. The Grants of Plan-Based Awards in 2011 table and related description of the material terms of the stock options and restricted stock provide information regarding the long-term equity incentives awarded to the named executive officers in 2011. The Outstanding Equity Awards at 2011 Fiscal Year End table and the Stock Option Exercises and Restricted Stock and Partnership Units Vested in 2011 table provide further information about the named executive officers’ potential realizable value and actual value realized with respect to their equity awards in 2011. The Nonqualified Deferred Compensation table and related description of the material terms of our nonqualified Deferred Compensation Plan, including our Executive Retirement Program, describe each named executive officer’s retirement benefits under this plan and program in 2011 and provide context to the amounts listed in the Summary Compensation table. The discussion under the heading “Potential Payments upon Termination of Employment or Change in Control” is intended to further explain the potential future payments that are, or may become, payable to our named executive officers under certain circumstances.

Employment Agreements—Salary and Bonus

We entered into an employment agreement with Mr. Jackson on November 16, 2006. We amended the agreement in January 2008 to provide Mr. Jackson with certain payments and benefits upon the termination of his employment with us and amended it again in December 2008 to add provisions relating to Section 409A of the Internal Revenue Code. As in effect on December 31, 2011, Mr. Jackson’s employment agreement had a term of three years with automatic renewal for successive one-year periods, unless he or we provided notice of non-extension. Mr. Jackson’s employment agreement renewed automatically three times after the expiration of its initial term on November 20, 2009, and was due to expire on November 20, 2012. Mr. Jackson’s employment agreement entitled him to receive an annual base salary subject to increase at the discretion of our board of directors. His 2011 base salary, effective as of February 1, 2011, was $625,000 per year. Mr. Jackson was entitled to receive an annual bonus with a target bonus opportunity equal to 100% of his then current annual base salary. In connection with Mr. Jackson’s retirement on May 14, 2012, we entered into a letter agreement with him, dated April 20, 2012, under which we agree to provide certain payments and benefits to him upon his retirement. The provisions of Mr. Jackson’s employment agreement and letter agreement that relate to payments and benefits upon termination of employment are described under the heading “Potential Payments upon Termination of Employment or Change in Control.”

Mr. Paterson became our President and Chief Executive officer on May 14, 2012. We entered into an employment agreement with him, dated April 20, 2012, that has an initial term of three years that will automatically renew for successive one-year periods, unless he or we provide notice of non-extension of the term no later than 90 days prior to its then applicable expiration. The employment agreement requires us to pay or provide to Mr. Paterson the following material components of employment compensation:

•	an initial annual base salary of $625,000;

•	a one-time bonus of $230,000 to be paid as of his start date;

•

an annual incentive award opportunity under our annual performance-based incentive plan with a target award amount equal to 100% of his annual base salary and a maximum award amount equal to 200% of his annual base salary, which for the 2012 fiscal year will be prorated for the portion of the fiscal year that he is employed by us;

•

a stock option entitling him to purchase 650,000 shares of our common stock at an exercise price equal to the fair market value per share of the stock on the grant date, with the stock option vesting in equal installments over a three-year vesting schedule and being exercisable, to the extent vested, during an exercise period ending seven years after the grant date;

•

a conditional right to be granted a stock option, entitling him to purchase an additional 200,000 shares of our common stock at an exercise price equal to the fair market value per share of the stock on the grant date, if certain events occur in the future; and

•	participation in our employee benefit plans, programs and arrangements.

Mr. Paterson is entitled under the employment agreement to indemnification by us to the maximum extent allowed under Delaware law and to coverage under our directors and officers insurance policies. The provisions of Mr. Paterson’s employment agreement that relate to payments and benefits upon termination of employment are described under the heading “Potential Payments upon Termination of Employment or Change in Control.”

Grants of Plan-Based Awards in 2011

The following table sets forth information for 2011 regarding grants of equity-based awards to our named executive officers under the 2008 Incentive Award Plan, the potential cash incentive awards under the 2011 Verso Incentive Plan and the potential cash incentive awards under the 2009 Long-Term Cash Award Program for Executives for the 2011 annual performance tranche.

Name	Grant Date of Equity- Based Awards(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards						Stock Option Awards: Number of Securities Underlying Stock Options (#)	Exercise Price of Stock Option Awards ($/Share)	Restricted Stock Awards: Number of Shares of Stock (#)	Grant Date Fair Value of Stock Option and Restricted Stock Awards(4) ($)
		2011 Verso Incentive Plan(2)			2009 Long-Term Cash Award Program for Executives(3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Michael A. Jackson
Stock Options	3/2/2011							56,000	$5.93		$234,362
Restricted Stock	3/2/2011									$39,000	231,270
Case Incentive	N/A	$375,000	$625,000	$1,250,000
Awards	N/A				$168,570	337,500	675,000

Lyle J. Fellows
Stock Options	3/2/2011							22,000	5.93		92,071
Restricted Stock	3/2/2011									14,750	87,468
Cash Incentive	N/A	172,200	287,000	574,000
Awards	N/A				53,200	106,400	212,800

Robert P. Mundy
Stock Options	3/2/2011							19,208	5.93		80,386
Restricted Stock	3/2/2011									13,348	79,154
Cash Incentive	N/A	153,549	255,915	511,830	49,350	98,700	197,400
Awards	N/A

Michael A. Weinhold
Stock Options	3/2/2011							19,210	5.93		80,394
Restricted Stock	3/2/2011									13,340	79,106
Cash Incentive	N/A	146,954	244,924	489,848
Awards	N/A				51,625	103,250	206,500

Peter H. Kesser
Stock Options	3/2/2011							15,000	5.93		62,775
Restricted Stock	3/2/2011									10,840	64,281
Cash Incentive	N/A	109,547	182,578	365,156
Awards	N/A				40,638	81,276	162,552

(1)	Our Compensation Committee approved the equity-based awards on the grant date of March 2, 2011.
(2)	Amounts reflect threshold, target and maximum cash incentive award opportunities for the 2011 annual performance period under the VIP, subject to the Compensation Committee’s discretion to adjust the actual amount of such award up or down to account for individual performance and other considerations. The actual cash amounts paid under the VIP in 2012 with respect to 2011 are reported in the “Verso Incentive Plan” column of the Summary Compensation table.

(3)	Amounts reflect threshold, target and maximum cash incentive award opportunities under the 2009 Long-Term Cash Award Program for Executives for the 2011 annual performance tranche. The threshold, target and maximum cash incentive award opportunities, in the aggregate, for each year of and the entire three year performance cycle of 2009 through 2011 are set forth in “Compensation Discussion and Analysis—2009 Long-Term Cash Award Program for Executives.” In the first quarter of 2012, the Compensation Committee reviewed our performance with respect to the pre-established Adjusted EBITDA performance goals for the 2011 annual performance tranche and the 2009-2011 performance cycle tranche, certified the levels of performance achieved, and determined that based on our Adjusted EBITDA results for 2011, 34% of the maximum 2011 annual performance tranche of the performance awards vested, and based on our Adjusted EBITDA results for the 2009-2011 performance cycle, 24% of the maximum 2009-2011 performance cycle tranche of the awards vested. The actual cash amounts paid under the program in 2012 with respect to 2011 and the 2009-2011 performance cycle are reported in the “Verso Incentive Plan” column of the Summary Compensation table.
(4)	The amounts in this column represent the grant date fair value of the stock option and restricted stock awards computed in accordance with FASB ASC Topic 718. For the assumptions and methods used to value these awards, see footnotes 3 and 4 of the Summary Compensation table.

Description of Plan-Based Awards

The material terms of the non-equity incentive plan awards granted under the 2011 Verso Incentive Plan and the 2009 Long-Term Cash Award Program for Executives reported in the table above are described under the headings “Compensation Discussion and Analysis—2011 Verso Incentive Plan” and “—2009 Long-Term Cash Award Program for Executives.” Each of the equity incentive plan awards reported in the table above was granted under, and is subject to the terms of, the 2008 Incentive Award Plan. The material terms of those awards are described under the heading “Compensation Discussion and Analysis—2008 Incentive Award Plan.”

Outstanding Equity Awards at 2011 Fiscal Year End

The following table provides information about the outstanding awards of stock options and unvested shares of restricted stock that were held by our named executive officers as of December 31, 2011. None of our named executive officers held any Units as of December 31, 2011.

Name	Grant Date	Stock Option Awards(1)				Restricted Stock Awards(1)
		Number of Securities Underlying Unexercised Stock Options		Stock Option Exercise Price	Stock Option Expiration Date	Number of Unvested Shares of Restricted Stock	Market Value of Unvested Shares of Restricted Stock(2)
		Number Exercisable	Number Unexercisable
Michael A. Jackson	3/2/2011		56,000	$5.93	3/2/2018
	3/2/2011					39,000	$37,440
	3/26/2010	10,370	20,741	3.01	3/26/2017
	3/26/2010					13,828	13,275
	9/21/2009	115,332	57,668	3.69	9/21/2016
	9/21/2009					33,000	31,680

Lyle J. Fellows	3/2/2011		22,000	5.93	3/2/2018
	3/2/2011					14,750	14,160
	3/26/2010	5,555	11,112	3.01	3/26/2017
	3/26/2010					7,408	7,112
	9/21/2009	26,666	13,334	3.69	9/21/2016
	9/21/2009					7,668	7,361

Robert P. Mundy	3/2/2011		19,208	5.93	3/2/2018
	3/2/2011					13,348	12,814
	3/26/2010	4,074	8,148	3.01	3/26/2017
	3/26/2010					5,432	5,215
	9/21/2009	24,666	12,334	3.69	9/21/2016
	9/21/2009					7,000	6,720

Michael A. Weinhold	3/2/2011		19,210	5.93	3/2/2018
	3/2/2011					13,340	12,806
	3/26/2010	4,074	8,148	3.01	3/26/2017
	3/26/2010					5,432	5,215
	9/21/2009	25,332	12,668	3.69	9/21/2016
	9/21/2009					7,334	7,041

Peter H. Kesser	3/2/2011		15,000	5.93	3/2/2018
	3/2/2011					10,840	10,406
	3/26/2010	2,777	5,556	3.01	3/26/2017
	3/26/2010					3,704	3,556
	9/21/2009	22,000	11,000	3.69	9/21/2016
	9/21/2009					6,334	6,081

(1)	We granted stock options and shares of restricted stock under our 2008 Incentive Award Plan on the grant dates indicated in the table. Each stock option vests in three equal annual installments beginning on the date that is one year after the date that the stock option was granted. The shares of restricted stock vest in three equal annual installments beginning on the date that is one year after the date that such shares were granted.
(2)	Market value was calculated based on the $0.96 per share closing price of our common stock on December 30, 2011, multiplied by the number of shares of restricted stock held by the named executive officer on that date.

Stock Option Exercises and Restricted Stock and Partnership Units Vested in 2011

The following table shows the numbers and values of the shares of restricted stock and Units that vested in 2011 for each of our named executive officers and the number of Units that they exchanged for common stock. None of our named executive officers exercised stock options in 2011.

	Restricted Stock Awards(1)		Unit Awards(1)
Name	Number of Shares that Vested	Value Realized on Vesting(2)	Number of Units that Vested	Value Realized on Vesting(2)	Number of Vested Units Exchanged for Common Stock
Michael A. Jackson	39,913	$93,566	19,315	$47,901	38,636
Lyle J. Fellows	11,369	32,200	4,346	10,778	8,694
Robert P. Mundy	9,716	26,083	4,346	10,778	8,694
Michael A. Weinhold	10,049	26,679	4,346	10,778	8,694
Peter H. Kesser	8,185	20,577	3,380	8,382	6,761

(1)	The shares of restricted stock were granted under our 2008 Incentive Award Plan. The Units represent limited partner interests in Verso Paper Management LP that began vesting on August 1, 2007, in 20% annual increments. Vested Units may be exchanged for our common stock on a one-for-one basis. No value is realized upon exchange of Units for shares of our common stock, because the value of each Unit is equivalent to the value of one share of common stock. The shares of common stock acquired upon exchange of Units are outstanding shares owned by Verso Paper Management LP. Therefore, the exchange of Units for shares of common stock does not dilute our stockholders’ percentage equity ownership of us.
(2)	The value realized on vesting was calculated by multiplying the number of shares or Units that vested on various dates in 2011 by the closing sale price per share of our common stock on the applicable vesting date.

Nonqualified Deferred Compensation

The following table provides information about our named executive officers’ participation in 2011 in our Deferred Compensation Plan and the Executive Retirement Program implemented under the Deferred Compensation Plan.

Name	Executive Contributions	Verso Contributions(1)	Aggregate Earnings or (Loss)(2)	Aggregate Withdrawals and Distributions	Aggregate Balance as of December 31, 2011(3)
Michael A. Jackson	$37,500	$158,075	$39	—	$443,336
Lyle J. Fellows	9,567	109,461	(891)	$56,221	317,068
Robert P. Mundy	22,541	95,154	(3,113)	—	238,716
Michael A. Weinhold	21,718	74,212	(16,232)	—	216,070
Peter H. Kesser	13,108	39,761	(1,245)	—	130,344

(1)	Contributions by Verso are included as compensation for each named executive officer in the “All Other Compensation” column of the Summary Compensation table. The Verso contributions consist of the following:
(a)	SSRP: Mr. Jackson – $23,700; Mr. Fellows – $40,243; Mr. Mundy – $37,074; Mr. Weinhold –$15,491; and Mr. Kesser – $5,313.
(b)	Deferred Compensation Plan: Mr. Jackson – $24,375; Mr. Fellows – $6,218; Mr. Mundy – $14,652; Mr. Weinhold – $14,117; and Mr. Kesser – $8,520.
(c)	Executive Retirement Program: Mr. Jackson – $110,000; Mr. Fellows – $63,000; Mr. Mundy – $43,428; Mr. Weinhold – $44,604; and Mr. Kesser – $25,928.
(2)	The earnings on deferred compensation are not included as compensation for the named executive officers in the current or prior years’ Summary Compensation tables in accordance with SEC rules, because these earnings are not at above-market rates.

(3)	Contributions by Verso for 2011 are included in the “All Other Compensation” column of the Summary Compensation table of this prospectus. Contributions by the named executive officers and Verso for 2010, 2009 and 2008 were disclosed in the Nonqualified Deferred Compensation tables, and contributions by Verso for 2010, 2009 and 2008 also were included in the “All Other Compensation” column of the Summary Compensation tables, in our 2011, 2010 and 2009 proxy statements.

Our Deferred Compensation Plan, a nonqualified defined contribution plan, permits employee participants to defer the receipt of up to 85% of their base salary and up to 100% of their incentive compensation, by contributing such amounts to their accounts under the plan. The plan also permits us to make employer matching contributions and discretionary contributions to the plan accounts of participants. We match 70% of the first 4%, and 60% of the second 4%, of employee deferrals under the plan, subject to limitations. Upon termination of employment with us, a participant (or in the case of death, the participant’s beneficiaries) receives his or her account balance in a lump sum or installments, subject to plan requirements. Participants in the Deferred Compensation Plan may elect among the investment funds offered under the plan.

Under our Executive Retirement Program, we are authorized to make discretionary contributions to the accounts of certain participants in the Deferred Compensation Plan. The discretionary contributions under the program are in addition to the employer matching contributions that we make with respect to employee deferrals of base salary and incentive compensation under the Deferred Compensation Plan. Our executive officers and certain senior managers selected by the Compensation Committee are eligible to participate in the program. The contributions under the program vary between 4% and 10%, depending on the participant’s employment grade level, of the participant’s combined base salary and target annual incentive award opportunity calculated on January 1 of each calendar year. The contributions under the program are made during the first quarter of the year. The contributions under the program for 2011 are deferred until the earlier of the participant’s specified distribution date, or the participant’s separation from service, death or permanent disability. The contributions under the program for subsequent years will be deferred for at least 18 months or such longer period as may be selected by each participant.

Potential Payments upon Termination of Employment or Change in Control

The following narrative provides information about potential payments to our named executive officers upon any termination of their employment or change in control of us, under our plans and other benefits in effect in 2011 and our agreements with our named executive officers and Mr. Paterson.

Employment Agreements

Mr. Jackson’s employment agreement, also described above under the heading “Employment Agreements – Salary and Bonus,” provides for certain payments to and benefits for Mr. Jackson in connection with a termination of his employment with us. Mr. Jackson retired as our President and Chief Executive Officer on May 14, 2012. In connection with Mr. Jackson’s retirement, we entered into a letter agreement with him, dated April 20, 2012, in which we agree to provide certain post-employment payments and benefits to him. A description of the letter agreement follows the description of his employment agreement below.

Under Mr. Jackson’s employment agreement, as in effect on December 31, 2011, his employment would have terminated upon his death, we had the right to terminate his employment upon his Disability or for or without Cause, and he had the right to terminate his employment for or without Good Reason (as each capitalized term is defined in the agreement). Upon the termination of his employment for any reason, the agreement provides that he is entitled to receive (1) any unpaid amount of his annual base salary through the date of termination; (2) any annual bonus that he earned for any year ended prior to the date of termination and that is unpaid as of such date; (3) any reimbursable expenses owed to him; (4) any accrued vacation pay owed to him; (5) any amount arising from his participation in our employee benefit plans and programs, including a termination allowance and outplacement services under our severance policy; (6) subsidized medical and dental insurance coverage for up to 24 months after the date of termination; (7) reimbursement of the cost of converting the group life insurance coverage on his life to an individual policy and the premiums on the individual policy for up to 24 months after termination of employment; and (8) a contribution to his account under our Deferred Compensation Plan in respect of his lost retirement benefits during the 24-month period after the date of termination, with the term “lost retirement benefits” being defined as the projected value of employer contributions under our Retirement Savings Plan, Deferred Compensation Plan (including the Executive Retirement Program), and Supplemental Salary Retirement Program that would have been received if he had remained actively employed with Verso for 24 months following employment termination. The reimbursement of the life insurance conversion cost and premiums and the subsidized medical and dental insurance coverage are grossed up for applicable income taxes. If Mr. Jackson’s employment had terminated due to his death, his estate would have received the payments and benefits noted above, plus an amount equal to one year of his base salary. If we had terminated Mr. Jackson’s employment without Cause or if he had terminated it for Good Reason, Mr. Jackson would have been entitled to receive, in addition to the payments and benefits described above, his annual base salary for 18 months after the date of termination and an amount equal to 1.5 multiplied by the amount, if any, of the annual bonus payable to him with respect to the year immediately preceding the year in which the date of termination occurs.

Under Mr. Jackson’s letter agreement, we agree to provide the following payments and benefits to him upon his retirement:

•

the benefits provided for under his employment agreement, including principally (a) a prorated annual incentive award for 2012 under our annual performance-based incentive plan reflecting his employment with us through June 30, 2012, (b) up to two years of continued coverage under our group medical and dental insurance plans, subject to Mr. Jackson paying the active-employee portion of the cost of such insurance, and (c) a contribution to Mr. Jackson’s account under our deferred compensation plan in an amount equal to the retirement benefits that he would have received had he remained actively employed by Verso for two years after June 30, 2012;

•

a payment of $1,250,000, which is equal to the sum of Mr. Jackson’s annual base salary and his annual incentive award opportunity at the target level of achievement under our annual performance-based incentive plan; and

•

the modification of (a) each stock option award granted by us to Mr. Jackson to provide that the stock option will continue to vest according to the original three-year vesting schedule and will remain exercisable for the original exercise period ending seven years after the grant date, and (b) each restricted stock award granted by us to Mr. Jackson to provide that the restrictions with respect to the restricted stock will continue to lapse according to the original three-year vesting schedule.

These payments and benefits were conditioned upon Mr. Jackson’s agreement to sign and be bound by our standard form of waiver and release of claims agreement.

Mr. Paterson became our President and Chief Executive Officer on May 14, 2012. His employment agreement, also described above under the heading “Employment Agreements – Salary and Bonus,” provides for certain payments and benefits in connection with a termination of his employment with us. Mr. Paterson’s employment with us may be terminated prior to the expiration of the employment agreement upon his death or Disability, by us for or without Cause, and by Mr. Paterson for or without Good Reason (as each such capitalized term is defined in the employment agreement). Our obligations upon the termination of Mr. Paterson’s employment vary according to the reason for termination. The employment agreement imposes on Mr. Paterson customary non-disclosure obligations during and after his employment with us, as well as customary non-competition and non-solicitation obligations during his employment with us and for 18 months thereafter.

Under Mr. Paterson’s employment agreement, if Mr. Paterson’s employment were to terminate for any reason, he (or his estate) would be entitled to receive (1) any unpaid amount of his annual base salary through the date of termination, (2) any annual bonus that he earned for any year ended prior to the date of termination and that is unpaid as of such date, (3) any reimbursable expenses owed to him, (4) any accrued vacation pay owed to him, and (5) any amount arising from or benefits provided as a result of his participation in our employee benefit plans, programs and arrangements. In addition to the foregoing benefits, Mr. Paterson (or his estate) would be entitled to receive the following benefits upon termination of his employment for the following reasons. If Mr. Paterson’s employment were to terminate as a result of his death, Disability, termination by us without Cause or termination by him for Good Reason at any time prior to December 31st of a calendar year, then he (or his estate) would be entitled to receive a prorated portion of his annual bonus payable with respect to the calendar year in which the termination occurs. If his employment were to terminate due to his death, then his estate would also receive a lump sum payment equal to his annual base salary in effect on the date of termination. If we were to terminate his employment without Cause, or if he were to terminate it for Good Reason, then subject to his execution of a general waiver and release of claims against us, he would be entitled to receive (a) payment of his base salary and continued coverage under our employee health and welfare plans in which he and his dependents participated at the date of termination, for up to 18 months after the date of termination, and (b) an amount equal to 1.5 multiplied by the amount, if any, of the annual bonus payable to him with respect to the year immediately preceding the calendar year in which the termination occurs.

Confidentiality and Non-Competition Agreements

Each of our other named executive officers—Messrs. Fellows, Mundy, Weinhold and Kesser—is a party to a confidentiality and non-competition agreement, pursuant to which the executive is subject to perpetual confidentiality obligations and non-competition and non-solicitation/non-hire obligations extending for a period of 12 months following the termination of his employment. The agreement provides that upon the termination of the executive’s employment with us for any reason, if the executive is unable, despite diligent search, to obtain employment consistent with his experience and education, we are required to pay to the executive his monthly base salary for each month of unemployment for up to 12 months following the termination of his employment. The executive’s entitlement to this monthly payment is subject to our receipt and reasonable verification of the executive’s written notice of the efforts that he has made to secure employment that does not conflict with his non-competition obligations. In addition, the executive is entitled to receive (1) his VIP incentive award for the year preceding his employment termination if it has not previously been paid; (2) a prorated amount of his VIP incentive award for the year in which his termination occurred; (3) subsidized medical and dental insurance coverage for the executive and his eligible dependents for up to 24 months after the date of termination; (4) reimbursement of the cost of converting the group life insurance coverage on his life to an individual policy and the premiums on the individual policy for up to 24 months after termination of employment; and (5) a contribution to his account under our Deferred Compensation Plan in respect of his lost retirement benefits during the 24-month period after the date of termination, with the term “lost retirement benefits” having the same definition as set forth in Mr. Jackson’s employment agreement. The reimbursement of the life insurance conversion cost and premiums and the subsidized medical and dental insurance coverage will be grossed up for applicable income taxes.

Severance Policy

Under our severance policy, which applies to our named executive officers and other salaried employees, if the employee’s employment with us is terminated under certain circumstances, the employee is entitled to receive a termination allowance and may receive, in our sole discretion, other benefits such as medical and dental insurance coverage for six months after termination, at no cost to the employee, and outplacement services appropriate to the employee’s position with Verso Paper. The payments and benefits under the severance policy will be provided if the employee’s employment with us is terminated without cause as set forth in the policy or if the employee’s location of employment is closed, relocated or sold and the employee is not offered a comparable position with Verso Paper or the purchaser. The termination allowance is equal to two weeks of base salary for each year or partial year of the employee’s service with us and the companies that previously owned our business, and in any event will not be less than four weeks or more than 52 weeks of base salary. The medical and dental insurance benefits provided under the severance policy are in addition to the 24 months of subsidized medical and dental insurance coverage provided under the employment agreement of Mr. Jackson and the confidentiality and non-competition agreements of Messrs. Fellows, Mundy, Weinhold and Kesser.

Verso Incentive Plan

The VIP gives us the discretion to provide a prorated amount of the annual incentive award under the VIP to a participant whose employment with us terminates for any reason. In addition, a named executive officer whose employment with us terminates for any reason will be entitled to receive a prorated VIP incentive award for the year of termination under the employment agreement of Mr. Jackson and the confidentiality and non-competition agreements of Messrs. Fellows, Mundy, Weinhold and Kesser.

2009 Long-Term Cash Award Program for Executives

Under our 2009 Long-Term Cash Award Program for Executives, in which our named executive officers participate, upon the executive’s death, disability, retirement upon reaching a minimum age and after a minimum period of employment with the company, or termination of employment without cause, the executive’s performance award becomes vested as to a prorated percentage of the annual tranche and the 2009-2011 performance-cycle tranche that would have become vested had he remained employed by us through the end of the applicable period, payable in early 2012.

Vacation Policy

Under Verso Paper’s vacation policy, our eligible salaried employees, including our named executive officers, are entitled upon termination of employment to a lump-sum payment in an amount equal to his daily salary for each vacation day and floating holiday not taken during the year, if the employee’s employment with Verso Paper terminates for any of the following reasons: involuntary termination after six or more months of employment with the company; voluntary termination provided that the employee gives at least two weeks’ notice; retirement; or death. In addition to pay for unused vacation and floating holidays, if the employee’s employment terminates as a result of retirement or death, the employee is entitled to special vacation pay that is based upon a percentage of the employee’s year-to-date salary, determined by reference to the number of weeks of vacation that would have been due to be taken by the employee in the calendar year following the employee’s retirement or death.

2008 Incentive Award Plan

Our 2008 Incentive Award Plan provides that in connection with any change in control of us, except as may otherwise be provided in any applicable award agreement entered into under the plan or in any employment agreement, and unless awards granted under the 2008 Incentive Award Plan are converted, assumed or replaced by a successor entity, awards granted under the plan will automatically become fully vested and exercisable, and all forfeiture restrictions with respect to such awards will lapse, prior to the consummation of the change in control. In addition, in connection with any change in control (or other unusual or nonrecurring transaction affecting us or our combined financial statements), our board of directors or Compensation Committee, in its sole discretion, may: (1) provide for the termination of any award in exchange for an amount of cash, if any, equal to the amount that would have been payable upon the exercise of such award or realization of the participant’s rights as of the date of such change in control or other transaction; (2) purchase any outstanding awards for a cash amount or replace outstanding awards with other rights or property; (3) provide that after the occurrence of the transaction, the award cannot vest, be exercised or become payable; (4) provide that only for a specified period of time after such transaction, an award will be exercisable or payable or fully vested with respect to all shares covered by the award, notwithstanding anything to the contrary in the 2008 Incentive Award Plan or the applicable award agreement; or (5) provide that each outstanding award will be assumed or substituted for an equivalent award, right or property by any successor corporation. Any such action may be taken by the board of directors or Compensation Committee either by the terms of the applicable award or agreement or prior to the change in control.

We granted our named executive officers and various other executives and senior managers stock options and restricted stock under the 2008 Incentive Award Plan, which vest in three equal annual installments starting one year after the applicable grant date. The stock options and restricted stock are subject to stock option and restricted stock award agreements that incorporate the terms of the 2008 Incentive Award Plan and, additionally, provide that upon the award recipient’s death, disability, or termination of service prior to or upon a change in control, his or her stock options and restricted stock become vested as to a pro rata percentage of the stock options and shares of restricted stock, based on the number of quarters that have elapsed from the most recent vesting date to the date of death, disability or termination of service. Also, the stock options and restricted stock will become immediately vested and exercisable in full upon if, within six months after any change in control, (1) his or her employment is terminated without cause; or (2) he or she terminates employment with us by reason of (a) a material reduction or change in authority or duties, (b) a material reduction in salary that is not broad-based for similarly situated employees, or (c) a material reduction in target bonus, profit-sharing or other incentive compensation that is not broad-based for similarly situated employees. If his or her employment with us terminates for any other reason, the unvested portion of the stock options and restricted stock is forfeited. Our Compensation Committee, as administrator of this plan, has the discretion to override the forfeiture provisions.

Deferral of Payment of Nonqualified Deferred Compensation due to Section 409A

Any compensation or benefit payable to any of our named executive officers or Mr. Paterson under any agreement or applicable policy, plan or program of Verso Paper or its subsidiaries in which he participates, that constitutes nonqualified deferred compensation subject to the requirements of 409A (and not subject to any exception) will be delayed for a six-month period following the date of termination of employment, if he is deemed to be a “specified employee” within the meaning of Section 409A as of such date.

Estimated Payments in Connection with Termination of Employment

The following tables set forth the estimated amounts of the payments and benefits to which each of our named executive officers would have become entitled under the employment agreement of Mr. Jackson, the confidentiality and non-competition agreements of Messrs. Fellows, Mundy, Weinhold and Kesser, and our applicable policies, plans and programs in which he participates, if his employment with Verso had terminated on December 31, 2011, under the circumstances noted.

Termination without Cause

Name	Salary	Incentive Awards(1)	Termination Allowance	Insurance and Other Benefits(2)	Total
Michael A. Jackson	$937,500	$1,930,700	$120,192	$695,094	$3,683,486
Lyle J. Fellows	358,750	466,004	358,750	458,803	1,642,307
Robert P. Mundy	341,220	423,409	341,220	390,416	1,496,265
Michael A. Weinhold	326,565	423,329	226,084	359,525	1,335,503
Peter H. Kesser	280,889	324,445	64,821	270,840	940,995

(1)	The amount includes the named executive officer’s incentive award under the 2011 VIP and his vested incentive award under the 2009 Long-Term Cash Award Program for Executives for the 2010 and 2011 annual tranches and the 2009–2011 performance cycle tranche. With respect to Mr. Jackson, it also includes an amount equal to 150% of his incentive award under the 2010 VIP.
(2)	The amount is the sum of the 2011 employer contributions to the named executive officer’s SSRP account and the amounts covered by us for his lost retirement benefits, medical and dental insurance premiums, life insurance conversion costs and premiums, and outplacement services, which include taxes in the following amounts: Mr. Jackson – $44,465; Mr. Fellows – $24,040; Mr. Mundy – $18,317; Mr. Weinhold – $16,797; and Mr. Kesser – $18,615. The taxes are based on the medical and dental insurance premiums and life insurance conversion costs and premiums that we would have covered.

In addition to the benefits set forth in the table above, if a named executive officer’s employment had terminated without cause on December 31, 2011, in connection with a change in control of us, then the vesting of his stock options and restricted stock would have accelerated, resulting in his receipt of the value indicated in the table below. Our named executive officers are not entitled to any other incremental benefits in connection with a change in control.

	Accelerated Vesting of Equity Awards(1)
Name	Termination of employment prior to or upon a change in control(2)	Termination of employment within six months after a change in control(3)
Michael A. Jackson	$37,569	$106,076
Lyle J. Fellows	10,727	28,633
Robert P. Mundy	9,118	24,749
Michael A. Weinhold	9,221	25,062
Peter H. Kesser	7,273	20,043

(1)	Value was calculated by multiplying the number of shares of restricted stock that would have vested by the $0.96 closing sale price per share of our common stock on December 30, 2011. No value is included for the accelerated vesting of stock options, because the exercise price per share of each stock option held by our named executive officers exceeds $0.96.
(2)	Unvested stock options and restricted stock would have vested on a pro rata basis, determined with reference to the number of quarters elapsed from the most recent vesting date or grant date to December 31, 2011.
(3)	All unvested stock options and restricted stock would have vested on December 31, 2011.

Termination due to Disability

Name	Salary	Incentive Awards(1)	Accelerated Vesting of Equity Awards(2)	Insurance and Other Benefits(3)	Total
Michael A. Jackson	—	$1,232,750	$37,569	$892,707	$2,163,026
Lyle J. Fellows	$358,750	466,004	10,727	656,534	1,492,015
Robert P. Mundy	341,220	423,409	9,118	588,147	1,361,894
Michael A. Weinhold	326,565	423,329	9,221	555,531	1,314,646
Peter H. Kesser	280,889	324,445	7,273	468,571	1,081,178

(1)	The amount includes the named executive officer’s incentive award under the 2011 VIP and his vested incentive award under the 2009 Long-Term Cash Award Program for Executives for the 2010 and 2011 annual tranches and the 2009–2011 performance cycle tranche.
(2)	See footnotes 1 and 2 to the table “Accelerated Vesting of Equity Awards,” above.
(3)	The amount is the sum of the 2011 employer contributions to the named executive officer’s SSRP account, his disability benefits, and the amounts covered by us for his lost retirement benefits, medical and dental insurance premiums, and life insurance conversion costs and premiums, which include taxes in the following amounts: Mr. Jackson – $44,465; Mr. Fellows – $24,040; Mr. Mundy – $18,317; Mr. Weinhold –$16,797; and Mr. Kesser – $18,615. The taxes are based on the medical and dental insurance premiums and life insurance conversion costs and premiums that we would have covered.

Termination due to Death

Name	Salary	Incentive Awards(1)	Accelerated Vesting of Equity Awards(2)	Insurance and Other Benefits(3)	Total
Michael A. Jackson	$625,000	$1,232,750	$37,569	$1,512,861	$3,408,180
Lyle J. Fellows	358,750	466,004	10,727	1,089,619	1,925,100
Robert P. Mundy	341,220	423,409	9,118	1,004,666	1,818,413
Michael A. Weinhold	326,565	423,329	9,221	952,508	1,711,623
Peter H. Kesser	280,889	324,445	7,273	745,395	1,358,002

(1)	The amount includes the named executive officer’s incentive award under the 2011 VIP and his vested incentive award under the 2009 Long-Term Cash Award Program for Executives for the 2010 and 2011 annual tranches and the 2009–2011 performance cycle tranche.
(2)	See footnotes 1 and 2 to the table “Accelerated Vesting of Equity Awards,” above.
(3)	The amount is the sum of the 2011 employer contributions to the named executive officer’s SSRP account, his life insurance proceeds, special vacation pay under our vacation policy, and the amounts covered by us for his lost retirement benefits and family medical and dental insurance premiums, which include taxes in the following amounts: Mr. Jackson – $2,140; Mr. Fellows – $5,640; Mr. Mundy – $5,640; Mr. Weinhold –$6,405; and Mr. Kesser – $5,640. The taxes are based on the medical and dental insurance premiums that we would have covered.

Resignation, Retirement or Termination for any Other Reason

Name	Salary		Incentive Awards(1)		Insurance and Other Benefits(2)		Total
Michael A. Jackson	—	(3)	$537,500	(3)	$652,707		$1,190,207
Lyle J. Fellows	$358,750		246,820	(4)	416,534	(4)	1,022,104	(4)
Robert P. Mundy	341,220		220,087		348,147		909,454
Michael A. Weinhold	326,565		210,634		315,531		852,730
Peter H. Kesser	280,889		157,017		228,571		666,477

(1)	The amount equals the named executive officer’s incentive award under the 2011 VIP.
(2)	The amount is the sum of the 2011 employer contributions to the named executive officer’s SSRP account and the amounts covered by us for his lost retirement benefits, medical and dental insurance premiums, and life insurance conversion costs and premiums, which include taxes in the following amounts: Mr. Jackson – $44,465; Mr. Fellows – $24,040; Mr. Mundy – $18,317; Mr. Weinhold – $16,797; and Mr. Kesser – $18,615. The taxes are based on the medical and dental insurance premiums and life insurance conversion costs and premiums that we would have covered.
(3)	If Mr. Jackson had terminated his employment for “good reason,” as defined in his employment agreement, then in addition to the amounts set forth in the table, he would have received 18 months of salary, or $937,500, and an amount equal to 150% of his incentive award under the 2010 VIP, or $1,235,450.
(4)	Because of the length of his tenure with us and the companies that previously owned our business, Mr. Fellows qualifies for certain additional benefits upon retirement. If Mr. Fellows had retired on December 31, 2011, then in addition to the amounts set forth in the table, he would have received $219,184 under the 2009 Long-Term Cash Award Program for Executives and $43,050 special vacation pay.

DIRECTOR COMPENSATION

2011 Director Compensation

Our directors are compensated for serving as directors of our indirect parent, Verso Paper, and do not receive separate consideration for serving as directors of its subsidiaries, including the issuers. The following table provides a summary of compensation paid to our non-employee directors for 2011.

Name	Fees Paid in Cash
Michael E. Ducey	$52,000
Scott M. Kleinman	49,000
David W. Oskin	49,000
L.H. Puckett, Jr.	48,000
David B. Sambur	49,000
Jordan C. Zaken	49,000

The compensation of each of our non-employee directors for 2011 consisted of an annual retainer of $40,000 paid quarterly and fees of $2,000 for each board of directors meeting attended and $1,000 for each committee meeting attended. Meetings may be attended in person or electronically. Our non-employee directors also are reimbursed for their out-of-pocket expenses incurred to attend meetings.

At December 31, 2011, our non-employee directors held fully vested Units representing limited partner interests in Verso Paper Management LP that were exchangeable for common stock of Verso Paper on a one-for-one basis, as follows: Mr. Ducey – 23,190 Units; Mr. Kleinman – 23,190 Units; Mr. Oskin – 23,190 Units; Mr. Puckett – 181,185 Units; Mr. Sambur – 23,187 Units; and Mr. Zaken – 23,190 Units.

2012 Restricted Stock Grant

On March 6, 2012, Verso Paper granted each of our non-employee directors 16,666 shares of restricted stock. The shares vest in three equal annual installments beginning on March 6, 2013.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

Verso Paper Holdings LLC is an indirect, wholly owned subsidiary of Verso Paper. The following table provides information about the beneficial ownership of the common stock of Verso Paper as of January 31, 2013, by each of our directors and named executive officers, all of our directors and executive officers as a group, and each person known to our management to be the beneficial owner of more than 5% of the outstanding shares of the common stock of Verso Paper. As of September 30, 2012, there were 52,896,374 outstanding shares of Verso Paper common stock, par value $0.01 per share, and Verso Paper Holdings LLC had one outstanding limited liability company interest.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Shares Outstanding(1)
Directors and Named Executive Officers:
David J. Paterson(2)(3)	—	*
Michael A. Jackson(2)(4)(5)(6)	882,168	1.7%
Lyle J. Fellows(2)(5)(6)	240,582	*
Robert P. Mundy(2)(5)(6)	256,889	*
Michael A. Weinhold(2)(5)(6)	257,974	*
Peter H. Kesser(2)(5)(6)(7)	234,457	*
Michael E. Ducey(2)(5)(8)	59,856	*
Scott M. Kleinman(2)(5)(8)(9)	39,856	*
David W. Oskin(2)(5)	39,856	*
L.H. Puckett, Jr.(2)(5)	197,854	*
David B. Sambur(2)(5)(8)(9)	39,853	*
Jordan C. Zaken(2)(5)(8)(9)	39,856	*
All Directors and Executive Officers as a group (16 persons)(5)(6)(7)(8)(9)	2,487,712	4.7%
Other Stockholders:
Verso Paper Management LP(10)	36,147,188	68.3%

*	Less than 1% of the outstanding shares of our common stock.
(1)	“Beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The number and percentage of shares of common stock beneficially owned by each person listed in the table is determined based on the shares of common stock that such person beneficially owned as of January 31, 2013, or that such person has the right to acquire within 60 days thereafter. The number of outstanding shares used as the denominator in calculating the percentage ownership of each person is 52,894,741 shares of common stock (which is the number of shares of common stock outstanding as of January 31, 2013) plus the number of shares of common stock that such person has the right to acquire as of January 31, 2013, or within 60 days thereafter. Each person has sole voting power and sole investment power over the shares of common stock that the person beneficially owns, unless otherwise indicated.
(2)	The address of Messrs. Paterson, Jackson, Fellows, Mundy, Weinhold, Kesser, Ducey, Oskin and Puckett is c/o Verso Paper Corp., 6775 Lenox Court, Suite 400, Memphis, Tennessee 38115-4436. The address of Messrs. Kleinman, Sambur and Zaken is c/o Apollo Management, L.P., 9 West 57th Street, 43rd Floor, New York, New York 10019.
(3)	Mr. Paterson was elected our President and Chief Executive Officer on May 14, 2012.
(4)	Mr. Jackson resigned from his positions as our President and Chief Executive Officer on May 14, 2012.
(5)	The number of shares beneficially owned includes restricted shares of common stock granted to the following persons that are not vested as of January 31, 2013: Mr. Jackson – 81,665 shares; Mr. Fellows –31,977 shares; Mr. Mundy – 28,300 shares; Mr. Weinhold – 28,285 shares; Mr. Kesser – 22,629 shares; Mr. Ducey – 16,666 shares; Mr. Kleinman – 16,666 shares; Mr. Oskin – 16,666 shares; Mr. Puckett –16,666 shares; Mr. Sambur – 16,666 shares; Mr. Zaken – 16,666 shares; and all directors and executive officers as a group – 328,347 shares.

(6)	The number of shares beneficially owned includes shares of common stock that the following persons have the right to acquire as of January 31, 2013, or within 60 days thereafter by exercising stock options: Mr. Jackson – 264,776 shares; Mr. Fellows – 80,499 shares; Mr. Mundy – 70,029 shares; Mr. Weinhold –71,032 shares; Mr. Kesser – 57,583 shares; and all directors and executive officers as a group –605,728 shares.
(7)	The number of shares beneficially owned by Mr. Kesser includes 7,400 shares of common stock held by his wife.
(8)	The number of shares beneficially owned includes shares of common stock held by Verso Paper Management LP, which the following persons, as limited partners of Verso Paper Management LP, have the right to acquire as of January 31, 2013, by exchanging units representing limited partner interests in Verso Paper Management LP: Mr. Kleinman – 23,190 shares; Mr. Sambur – 23,187 shares; Mr. Zaken – 23,190 shares; and all directors and executive officers as a group – 69,567 shares.
(9)	Messrs. Kleinman, Sambur and Zaken are associated with Apollo Management VI, L.P., and its affiliated investment managers. The percentage of shares shown does not include any shares beneficially owned by Apollo Management VI, L.P., or any of its affiliates, including shares held of record by Verso Paper Management LP. Messrs. Kleinman, Sambur and Zaken each expressly disclaims beneficial ownership of the shares owned by Verso Paper Management LP, except to the extent of any pecuniary interest therein.
(10)	All of the shares of common stock shown as beneficially owned by Verso Paper Management LP are held of record by Verso Paper Management LP. Verso Paper Investments LP is the general partner of Verso Paper Management LP and as such holds voting power and investment power over the shares of common stock held by Verso Paper Management LP. Verso Paper Investments Management LLC is the general partner of Verso Paper Investments LP. CMP Apollo LLC is the sole and managing member of Verso Paper Investments Management LLC. Apollo Management VI, L.P., or “Management VI,” is the sole and managing member of CMP Apollo LLC. AIF VI Management, LLC, or “AIF VI LLC,” is the general partner of Management VI. Apollo Management, L.P., or “Apollo,” is the sole member and manager of AIF VI LLC. Apollo Management GP, LLC, or “Apollo Management GP,” is the general partner of Apollo. Apollo Management Holdings, L.P., or “AMH,” is the sole member and manager of Apollo Management GP. Apollo Management Holdings GP, LLC, or “AMH GP,” is the general partner of AMH. Leon Black, Joshua Harris and Marc Rowan are the managers, as well as principal executive officers, of AMH GP. Each of Verso Paper Investments LP, Verso Paper Investments Management LLC, CMP Apollo LLC, Management VI, AIF VI LLC, Apollo, Apollo Management GP, AMH, AMH GP and Messrs. Black, Harris and Rowan disclaims beneficial ownership of the shares owned by Verso Paper Management LP, except to the extent of any pecuniary interest therein. The address of Verso Paper Management LP, Verso Paper Investments LP, Verso Paper Investments Management LLC, CMP Apollo LLC, Management VI, AIF VI LLC, Apollo, Apollo Management GP, AMH, AMH GP, and Messrs. Black, Harris and Rowan is c/o Apollo Management VI, L.P., 9 West 57th Street, 43rd Floor, New York, New York 10019.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that our directors and executive officers and the beneficial owners of more than 10% of our registered equity securities file with the United States Securities and Exchange Commission, or “SEC,” initial reports of, and subsequent reports of changes in, their beneficial ownership of our equity securities. These reporting persons are required to furnish us with copies of all such Section 16(a) reports. Based solely on our review of the copies of such Section 16(a) reports and written representations that certain of these reporting persons have furnished to us, we believe that, with one exception, all reporting persons timely complied with all applicable Section 16(a) filing requirements during 2012. On September 21, 2012, Verso Paper Management LP and certain of its affiliated persons filed a Form 4 reporting a transaction that occurred on June 25, 2012, in which certain limited partners of Verso Paper Management LP exchanged vested units representing their limited partner interests in Verso Paper Management LP for shares of Verso Paper common stock held by Verso Paper Management LP, on a one-for-one basis, in accordance with the limited partnership agreement of Verso Paper Management LP.

TRANSACTIONS WITH RELATED PERSONS

The following narrative describes our transactions with related persons as of and since January 1, 2010, and under agreements with related persons that are in effect as of the date of this prospectus.

Management Agreement

In connection with the acquisition of our business from International Paper Company on August 1, 2006, we entered into a management agreement with certain affiliates of Apollo Management, L.P. (collectively, “Apollo,” for purposes of this paragraph only) relating to the provision of certain financial and strategic advisory services and consulting services, which will expire on August 1, 2018. Under the management agreement, at any time prior to the expiration of the agreement, Apollo has the right to act, in return for additional fees to be mutually agreed by the parties to the management agreement, as our financial advisor or investment banker for any merger, acquisition, disposition, financing or the like if we decide to engage someone to fill such role. In the event that we are not able to come to an agreement with Apollo in connection with such role, at the closing of any merger, acquisition, disposition or financing or any similar transaction, we have agreed to pay Apollo a fee equal to 1% of the aggregate enterprise value (including the aggregate value of equity securities, warrants, rights and options acquired or retained; indebtedness acquired, assumed or refinanced; and any other consideration or compensation paid in connection with such transaction). We agreed to indemnify Apollo and its affiliates and their directors, officers and representatives for losses relating to the services contemplated by the management agreement and the engagement of affiliates of Apollo pursuant to, and the performance by them of the services contemplated by, the management agreement.

Verso Quinnesec Renewable Energy Project

On December 29, 2010, Verso Quinnesec REP LLC, our indirect, wholly owned subsidiary, entered into a financing transaction with the Investment Fund, a consolidated variable interest entity (see Note 11 to our unaudited consolidated financial statements included elsewhere in this prospectus). Under this arrangement, we loaned $23.3 million to our parent company, Verso Finance Holdings, at an interest rate of 6.5% per year and with a maturity of December 29, 2040, and Verso Finance Holdings, in turn, loaned the funds on similar terms to the Investment Fund. The Investment Fund then contributed the loan proceeds to certain community development entities, which, in turn, loaned the funds on similar terms to Verso Quinnesec REP LLC as partial financing for the renewable energy project at our mill in Quinnesec, Michigan. As of both September 30, 2012, and December 31, 2011, we had a $23.3 million long-term receivable due from Verso Finance Holdings, representing these funds and accrued interest receivable of $0.1 million, while the Investment Fund had an outstanding loan of $23.3 million due to Verso Finance Holdings and accrued interest payable of $0.1 million. In addition, for the three-month and nine-month periods ended September 30, 2012 and 2011, we recognized interest income from Verso Finance Holdings of $0.3 million and $1.1 million, respectively.

Verso Paper Corp.

As of September 30, 2012 and December 31, 2011, we had $0.7 million and $0.9 million, respectively, in current payables due to our indirect parent, Verso Paper.

DESCRIPTION OF OTHER INDEBTEDNESS

ABL Facility

On May 4, 2012, we entered into a senior secured asset-based revolving credit facility, the ABL Facility, which provides borrowing availability equal to the lesser of (a) $150.0 million or (b) the borrowing base described below. The ABL Facility has a five-year term unless, on any of the dates that is 91 days prior to the earliest scheduled maturity of any of our existing second-lien floating rate notes, our senior subordinated notes or amounts borrowed under the Verso Finance Holdings term loan, an aggregate principal amount in excess of $100.0 million of indebtedness under our existing second-lien floating rate notes, our senior subordinated notes or amounts borrowed under the Verso Finance Holdings term loan, as applicable, is outstanding, in which case the ABL Facility will mature on such earlier date.

In addition, we may request one or more incremental revolving commitments in an aggregate principal amount up to the greater of (a) $100.0 million and (b) the excess of the borrowing base over the amount of the then-effective commitments under the ABL Facility.

The borrowing base will be, at any time of determination, an amount (net of reserves) equal to the sum of

•	85% of the amount of eligible accounts, plus

•	the lesser of (i) 80% of the net book value of eligible inventory and (ii) 85% of the net orderly liquidation value of eligible inventory.

The ABL Facility includes borrowing capacity available for letters of credit and for borrowings on same-day notice, referred to as swingline loans.

The borrowings under the ABL Facility bear interest at a rate equal to an applicable margin plus, as determined at our option, either (a) a base rate (the “ABR Rate”) determined by reference to the highest of (1) the U.S. federal funds rate plus 0.50%, (2) the prime rate of Citibank, N.A. or one of its affiliates, as administrative agent, and (3) the adjusted LIBO rate for a one-month interest period plus 1.00%, and (b) a eurocurrency rate (“LIBO”) determined by reference to the costs of funds for eurocurrency deposits in dollars in the London interbank market for the interest period relevant to such borrowing adjusted for certain additional costs. The initial applicable margin for LIBO rate borrowings under the ABL Facility was 2.00%. The initial applicable margin for ABR Rate borrowings under the ABL Facility was 1.00%. From and after the date of delivery of our financial statements covering a period of at least three full months after the effective date of the ABL Facility, the applicable margin for such borrowings is adjusted monthly depending on the availability under the ABL Facility. As of September 30, 2012, the weighted-average interest rate on outstanding ABL Facility advances was 2.54%.

In addition to paying interest on outstanding principal under the ABL Facility, we are required to pay a commitment fee to the lenders in respect of the unutilized commitments thereunder at an initial rate equal to 0.500% per annum and thereafter either 0.375% or 0.500%, based on the average daily utilization under the ABL Facility. We also pay a customary letter of credit fee, including a fronting fee of 0.250% per annum of the stated amount of each outstanding letter of credit, and customary agency fees.

We may voluntarily repay outstanding loans under the ABL Facility at any time without premium or penalty, other than customary “breakage” costs with respect to eurocurrency loans.

The ABL Facility contains a number of covenants that, among other things, restrict, subject to certain exceptions, our ability, and the ability of our subsidiaries, to:

•	sell assets;

•	incur additional indebtedness;

•	repay other indebtedness;

•	pay dividends and distributions or repurchase our capital stock;

•	create liens on assets;

•	make investments, loans, guarantees or advances;

•	make certain acquisitions;

•	engage in mergers or consolidations;

•	enter into sale/leaseback transactions;

•	engage in certain transactions with affiliates;

•	amend certain material agreements governing our indebtedness;

•	amend our organizational documents;

•	change the business conducted by us and our subsidiaries; and

•	enter into agreements that restrict dividends from subsidiaries.

In addition, the ABL Facility requires us to maintain a minimum fixed charge coverage ratio at any time when the average availability is less than the greater of (a) 10% of the lesser of (i) the borrowing base at such time and (ii) the aggregate amount of revolving facility commitments at such time, or (b) $10.0 million. In that event, we must satisfy a minimum fixed charge coverage ratio of 1.0 to 1.0. The ABL Facility also contains certain other customary affirmative covenants and events of default. Although, on a pro forma basis, after giving effect to the Refinancing Transaction, the fixed charge coverage ratio is not in effect, even after giving effect to the Refinancing Transaction, we are in compliance with the covenant.

All obligations under the ABL Facility are unconditionally guaranteed by Verso Finance Holdings and each of our existing and future direct and indirect wholly owned domestic restricted subsidiaries. The guarantees of those obligations are secured by substantially all of our assets and those of each domestic guarantor, including a pledge of our capital stock, capital stock of the subsidiary guarantors and 65% of the capital stock of domestic subsidiaries that are controlled foreign corporation holding companies and the first-tier foreign subsidiaries that are not subsidiary guarantors. Such security interest consists of a first-priority lien with respect to the ABL Priority Collateral and a second-priority lien with respect to the Notes Priority Collateral (each as defined in the “Description of Additional Exchange Notes”).

As of September 30, 2012, the ABL Facility had $35.0 million outstanding, $43.3 million in letters of credit issued and $71.7 million available for future borrowings.

Cash Flow Facility

On May 4, 2012, we entered into a new $50.0 million senior secured revolving credit facility (the “Cash Flow Facility”). The Cash Flow Facility has a five-year term unless, on any of the dates that is 91 days prior to the earliest scheduled maturity of any of our existing second-lien floating rate notes, our senior subordinated notes or Verso Finance Holdings’ term loan, an aggregate principal amount in excess of $100.0 million of indebtedness under our existing second-lien floating rate notes, our senior subordinated notes or amounts borrowed under the Verso Finance Holdings term loan, as applicable, is outstanding, in which case the Cash Flow Facility will mature on such earlier date

In addition, we may request one or more incremental revolving commitments in an aggregate principal amount up to $25.0 million.

The Cash Flow Facility includes borrowing capacity available for letters of credit and for borrowings on same-day notice, referred to as swingline loans.

The borrowings under the Cash Flow Facility bear interest at a rate equal to an applicable margin plus, as determined at our option, either (a) a base rate (the “ABR Rate”) determined by reference to the highest of (1) the U.S. federal funds rate plus 0.50%, (2) the prime rate of Credit Suisse, AG, as administrative agent, and (3) the adjusted LIBO rate for a one-month interest period plus 1.00%, and (b) a eurocurrency rate (“LIBO”) determined by reference to the costs of funds for eurocurrency deposits in dollars in the London interbank market for the interest period relevant to such borrowing adjusted for certain additional costs. The initial applicable margin for LIBO rate borrowings under the Cash Flow Facility was 4.50%. The initial applicable margin for ABR Rate borrowings under the Cash Flow Facility was 3.50%. From and after the date of delivery of our financial statements covering a period of at least three full months after the effective date of the Cash Flow Facility, the applicable margin for such borrowings will be adjusted quarterly depending on the total net first-lien leverage ratio under the Cash Flow Facility. As of September 30, 2012 the applicable margin was 3.50% for base rate advances and 4.50% for LIBOR advances.

In addition to paying interest on outstanding principal under the Cash Flow Facility, we are required to pay a commitment fee to the lenders in respect of the unutilized commitments thereunder at an initial rate equal to 0.625% per annum. We also pay a customary letter of credit fee, including a fronting fee of 0.250% per annum of the stated amount of each outstanding letter of credit, and customary agency fees.

We may voluntarily repay outstanding loans under the Cash Flow Facility at any time without premium or penalty, other than customary “breakage” costs with respect to eurocurrency loans.

The Cash Flow Facility contains a number of covenants that, among other things, restrict, subject to certain exceptions, our ability, and the ability of our subsidiaries, to:

•	sell assets;

•	incur additional indebtedness;

•	repay other indebtedness;

•	pay dividends and distributions or repurchase our capital stock;

•	create liens on assets;

•	make investments, loans, guarantees or advances;

•	make certain acquisitions;

•	engage in mergers or consolidations;

•	enter into sale/leaseback transactions;

•	engage in certain transactions with affiliates;

•	amend certain material agreements governing our indebtedness;

•	amend our organizational documents;

•	change the business conducted by us and our subsidiaries; and

•	enter into agreements that restrict dividends from subsidiaries.

In addition, the Cash Flow Facility requires us to maintain a maximum total net first-lien leverage ratio at any time when there are revolving loans or letters of credit outstanding. In that event, we must maintain a total net first-lien leverage ratio of not more than 3.50 to 1.00. The Cash Flow Facility also contains certain other customary affirmative covenants and events of default. As of September 30, 2012, after giving effect to the Refinancing Transactions, we are in compliance with our covenants.

All obligations under the Cash Flow Facility are unconditionally guaranteed by Verso Finance Holdings and each of our existing and future direct and indirect wholly owned domestic restricted subsidiaries. The guarantees of those obligations are secured by substantially all of our assets and those of each domestic guarantor, including a pledge of our capital stock, capital stock of the subsidiary guarantors and 65% of the capital stock of domestic subsidiaries that are controlled foreign corporation holding companies and the first-tier foreign subsidiaries that are not subsidiary guarantors, in each case subject to exceptions. Such security interest consists of a first-priority lien, pari passu with the additional exchange notes, with respect to the Notes Priority Collateral and a second-priority lien with respect to the ABL Priority Collateral (each as defined in the Description of Additional Exchange Notes).

As of September 30, 2012, the Cash Flow Facility had no outstanding balance, no letters of credit issued and $50.0 million available for future borrowings.

11.75% Senior Secured Notes due 2019

As of September 30, 2012, we had approximately $345.0 million aggregate principal amount of 11.75% Senior Secured Notes due 2019 outstanding. The additional exchange notes will constitute part of a single class of securities and will have the same terms as the other outstanding notes except as otherwise provided herein.

Interest is payable semi-annually on the notes. All of the notes are guaranteed by the same subsidiaries that will guarantee the additional exchange notes. The notes will mature on January 15, 2019; provided that if as of 45 days prior to the maturity date of our senior subordinated notes due 2016, more than $100.0 million of such subordinated notes remains outstanding, the notes will mature on that day.

The Indenture governing our existing senior secured notes (which will also govern the additional exchange notes) contains various covenants which limit our ability to, among other things, incur additional indebtedness; pay dividends or make other distributions or repurchase or redeem our stock; make investments; sell assets, including capital stock of restricted subsidiaries; enter into agreements restricting our subsidiaries’ ability to pay dividends; consolidate, merge, sell or otherwise dispose of all or substantially all of our assets; enter into transactions with our affiliates; and incur liens. Subject to certain exceptions, the indenture permits us and our restricted subsidiaries to incur additional indebtedness, including secured indebtedness. As of September 30, 2012, after giving effect to the Refinancing Transactions, we were in compliance with all such covenants.

11.75% Secured Notes due 2019

As of September 30, 2012, we had approximately $271.6 million aggregate principal amount of 11.75% Secured Notes due 2019 outstanding.

Interest is payable semi-annually on these secured notes. All of the above secured notes are guaranteed by the same subsidiaries that will guarantee the additional senior secured notes.

All of the secured notes are secured by security interests in the same collateral that will secure the additional exchange notes and the guarantees. Such security interests will rank junior in priority to the security interests that will secure the additional exchange notes and the guarantees and the security interests securing the notes (and guarantees thereof) as well as the security interests that secure the ABL Facility and the Cash Flow Facility.

The indenture governing our secured notes contain various covenants which limit our ability to, among other things, incur additional indebtedness; pay dividends or make other distributions or repurchase or redeem our stock; make investments; sell assets, including capital stock of restricted subsidiaries; enter into agreements restricting our subsidiaries’ ability to pay dividends; consolidate, merge, sell or otherwise dispose of all or substantially all of our assets; enter into transactions with our affiliates; and incur liens. Subject to certain exceptions, the indentures governing the second priority senior secured notes and the senior subordinated notes will permit us and our restricted subsidiaries to incur additional indebtedness, including secured indebtedness. As of September 30, 2012, after giving effect to the Refinancing Transactions, we were in compliance with all such covenants.

Second Priority Senior Secured Notes and Senior Subordinated Notes

As of September 30, 2012, we had:

•	$396.0 million of 8 3/4% second priority senior secured notes due 2019; and

•	$142.5 million of senior subordinated notes due 2016.

Interest is payable semi-annually on these notes. All of the above notes are guaranteed by the same subsidiaries that will guarantee the additional exchange notes.

All of the second priority senior secured notes are secured by security interests in the same collateral that will secure the additional exchange notes and the guarantees. Such security interests will rank junior in priority to the security interests that will secure the additional exchange notes and the guarantees and the security interests securing the additional exchange notes (and guarantees thereof) as well as the security interests that secure the ABL Facility and the Cash Flow Facility.

The indentures governing our second priority senior secured notes and the senior subordinated notes contain various covenants which limit our ability to, among other things, incur additional indebtedness; pay dividends or make other distributions or repurchase or redeem our stock; make investments; sell assets, including capital stock of restricted subsidiaries; enter into agreements restricting our subsidiaries’ ability to pay dividends; consolidate, merge, sell or otherwise dispose of all or substantially all of our assets; enter into transactions with our affiliates; and incur liens. Subject to certain exceptions, the indentures governing the second priority senior secured notes and the senior subordinated notes will permit us and our restricted subsidiaries to incur additional indebtedness, including secured indebtedness. As of September 30, 2012, we were in compliance with all such covenants.

Second Priority Senior Secured Floating Rate Notes

As of September 30, 2012, we had $13.3 million aggregate principal amount of Second Priority Floating Rate Notes due 2014 outstanding. The notes bear interest, payable quarterly, at a rate equal to LIBOR plus 3.75% per year. As of September 30, 2012, the interest rate on the notes was 4.19% per year. The notes are guaranteed by the same subsidiaries that will guarantee the additional exchange notes. As of May 8, 2012, the second priority senior secured floating rate notes due 2014 are no longer secured by any collateral. The notes will mature on August 1, 2014.

Verso Quinnesec REP LLC

On December 29, 2010, our wholly owned subsidiary, Verso Quinnesec REP LLC, entered into a financing transaction with the Investment Fund, a consolidated variable interest entity. Under this arrangement, we loaned $23.3 million to Verso Finance Holdings, which funds were invested in the $23.3 million aggregate principal amount of a 6 1/2% loan due December 31, 2040, issued by the Investment Fund. The Investment Fund then contributed the loan proceeds to certain Community Development Entities, or “CDEs,” who, in turn, loaned the funds on similar terms to Verso Quinnesec REP LLC as partial financing for the renewable energy project at our mill in Quinnesec, Michigan. As of both September 30, 2012, and December 31, 2011, Verso Holdings had a $23.3 million long-term receivable due from Verso Finance Holdings, representing these funds and accrued interest receivable of $0.1 million, while the Investment Fund had an outstanding loan of $23.3 million due to Verso Finance Holdings and accrued interest payable of $0.1 million. In addition, for the three-month and nine-month periods ended September 30, 2012 and 2011, Verso Holdings recognized interest income from Verso Finance Holdings of $0.3 million and $1.1 million, respectively, and the Investment Fund recognized interest expense to Verso Finance Holdings of $0.3 million and $1.1 million, respectively.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

We entered into a registration rights agreement with Citigroup Global Markets Inc., acting on behalf of the holders of the additional senior secured notes, in which we agreed to file a registration statement relating to an offer to exchange the additional senior secured notes for additional exchange notes. The registration statement of which this prospectus forms a part was filed in compliance with this obligation. We also agreed to use our commercially reasonable efforts to file the registration statement with the SEC and to cause it to become effective under the Securities Act. The additional exchange notes will have terms substantially identical to the additional senior secured notes except that the additional exchange notes will not contain terms with respect to transfer restrictions and registration rights and additional interest payable for the failure to consummate the exchange offer by the dates set forth in the registration rights agreement. The additional senior secured notes in aggregate principal amount of $72,882,000 were issued on January 31, 2013.

Under the circumstances set forth below, we will use our commercially reasonable efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the additional senior secured notes and to keep the shelf registration statement effective for up to two years after the effective date of the shelf registration statement. These circumstances include:

•	the exchange offer is not permitted by applicable law or SEC policy;

•

prior to the consummation of the exchange offer, existing SEC interpretations are changed such that the debt securities received by the holders of the additional senior secured notes in the exchange offer would not be transferable without restriction under the Securities Act;

•

if any initial purchaser so requests on or prior to the 60th day after consummation of the exchange offer with respect to the additional senior secured notes not eligible to be exchanged for the additional exchange notes and held by it following the consummation of the exchange offer;

•

if any holder that participates in the exchange offer does not receive freely transferable additional exchange notes in exchange for tendered additional senior secured notes and so requests on or prior to the 60th day after the consummation of the registered exchange offer; or

•	any other reason the exchange offer is not completed within 180 days following the issue date of the additional senior secured notes.

Each holder of additional senior secured notes that wishes to exchange such additional senior secured notes for transferable exchange notes in the exchange offer will be required to make the following representations:

•	any additional exchange notes to be received by it will be acquired in the ordinary course of its business;

•

it has no arrangement or understanding with any person or entity, including any of our affiliates, to participate in the distribution (within the meaning of Securities Act) of the additional exchange notes in violation of the Securities Act;

•

it is not our “affiliate,” as defined in Rule 405 under the Securities Act, or, if it is an affiliate, that it will comply with applicable registration and prospectus delivery requirements of the Securities Act; and

•

if such holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the additional exchange notes and if such holder is a broker-dealer, that it will receive exchange notes for its own account in exchange for additional senior secured notes that were acquired as a result of market-making activities or other trading activities and such holder will acknowledge that it (i) has not entered into any arrangement or understanding with the Issuers or an affiliate of the Issuer to distribute such exchange notes and (ii) will deliver a prospectus in connection with any resale of such additional exchange notes.

In addition, each broker-dealer that receives additional exchange notes for its own account in exchange for additional senior secured notes, where such additional senior secured notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”

Resale of Additional Exchange Notes

Based on interpretations of the SEC staff set forth in no action letters issued to unrelated third parties, we believe that exchange notes issued in the exchange offer in exchange for additional senior secured notes may be offered for resale, resold and otherwise transferred by any additional exchange note holder without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

•	such holder is not an “affiliate” of ours within the meaning of Rule 405 under the Securities Act;

•	such additional exchange notes are acquired in the ordinary course of the holder’s business; and

•	the holder does not intend to participate in the distribution of such additional exchange notes.

Any holder who tenders in the exchange offer with the intention of participating in any manner in a distribution of the additional exchange notes:

•	cannot rely on the position of the staff of the SEC set forth in “Exxon Capital Holdings Corporation” or similar interpretive letters; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

If, as stated above, a holder cannot rely on the position of the staff of the SEC set forth in “Exxon Capital Holdings Corporation” or similar interpretive letters, any effective registration statement used in connection with a secondary resale transaction must contain the selling security holder information required by Item 507 of Regulation S-K under the Securities Act.

This prospectus may be used for an offer to resell, for the resale or for other retransfer of additional exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the additional senior secured notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives additional exchange notes for its own account in exchange for additional senior secured notes, where such additional senior secured notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it (i) has not entered into any arrangement or understanding with the Issuer or an affiliate of the Issuer to distribute the additional exchange notes and (ii) will deliver a prospectus in connection with any resale of the additional exchange notes. Please read the section captioned “Plan of Distribution” for more details regarding these procedures for the transfer of additional exchange notes. We have agreed that, for a period of 180 days after the exchange offer is consummated, we will make this prospectus available to any broker-dealer for use in connection with any resale of the additional exchange notes.

Terms of the Exchange Offer

We are offering to exchange our additional exchange notes for a like aggregate principal amount of our additional senior secured notes. Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange any additional senior secured notes properly tendered and not withdrawn prior to the expiration date. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of additional senior secured notes surrendered under the exchange offer. Additional senior secured notes may be tendered only in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

The additional exchange notes that we propose to issue in this exchange offer will be substantially identical to the form and terms of our additional senior secured notes except that, unlike our additional senior secured notes, the additional exchange notes will have no transfer restrictions or registration rights. You should read the description of the additional exchange notes in the section in this prospectus entitled “Description of Additional Exchange Notes.”

We reserve the right in our sole discretion to purchase or make offers for any additional senior secured notes that remain outstanding following the expiration or termination of this exchange offer and, to the extent permitted by applicable law, to purchase additional senior secured notes in the open market or privately negotiated transactions, one or more additional tender or exchange offers or otherwise. The terms and prices of these purchases or offers could differ significantly from the terms of this exchange offer.

Expiration Date; Extensions; Amendments; Termination

This exchange offer will expire at 11:59 p.m., New York City time, on                     , 2013, unless we extend it in our reasonable discretion. The expiration date of this exchange offer will be at least 20 business days after the commencement of the exchange offer in accordance with Rule 14e-1(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We expressly reserve the right to delay acceptance of any additional senior secured notes, extend or terminate this exchange offer and not accept any additional senior secured notes that we have not previously accepted if any of the conditions described below under “—Conditions to the Exchange Offer” have not been satisfied or waived by us. We will notify the exchange agent of any extension by oral notice promptly confirmed in writing or by written notice. We will also notify the holders of the additional senior secured notes by a press release or other public announcement communicated before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date unless applicable laws require us to do otherwise and we will disclose the number of additional senior secured notes tendered as of the date of the notice.

We also expressly reserve the right to amend the terms of this exchange offer in any manner. If we make any material change, we will promptly disclose this change in a manner reasonably calculated to inform the holders of our additional senior secured notes of the change including providing public announcement or giving oral or written notice to these holders. A material change in the terms of this exchange offer could include a change in the timing of the exchange offer, a change in the exchange agent and other similar changes in the terms of this exchange offer. If we make any material change to this exchange offer, we will disclose this change by means of a post-effective amendment to the registration statement which includes this prospectus and will distribute an amended or supplemented prospectus to each registered holder of additional senior secured notes. In addition, we will extend this exchange offer for an additional five to ten business days as required by the Exchange Act, depending on the significance of the amendment, if the exchange offer would otherwise expire during that period. We will promptly notify the exchange agent by oral notice, promptly confirmed in writing, or written notice of any delay in acceptance, extension, termination or amendment of this exchange offer.

Procedures for Tendering Additional Senior Secured Notes

Proper Execution and Delivery of Letters of Transmittal

To tender your additional senior secured notes in this exchange offer, you must use one of the three alternative procedures described below:

(1) Regular delivery procedure: Complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal. Have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal. Mail or otherwise deliver the letter of transmittal or the facsimile together with the certificates representing the additional senior secured notes being tendered and any other required documents to the exchange agent on or before 11:59 p.m., New York City time, on the expiration date.

(2) Book-entry delivery procedure: Send a timely confirmation of a book-entry transfer of your additional senior secured notes, if this procedure is available, into the exchange agent’s account at The Depository Trust Company in accordance with the procedures for book-entry transfer described under “—Book-Entry Delivery Procedure” below, on or before 11:59 p.m., New York City time, on the expiration date.

(3) Guaranteed delivery procedure: If time will not permit you to complete your tender by using the procedures described in (1) or (2) above before the expiration date and this procedure is available, comply with the guaranteed delivery procedures described under “—Guaranteed Delivery Procedure” below.

The method of delivery of the additional senior secured notes, the letter of transmittal and all other required documents is at your election and risk. Instead of delivery by mail, we recommend that you use an overnight or hand-delivery service. If you choose the mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. You should not send any letters of transmittal or additional senior secured notes to us. You must deliver all documents to the exchange agent at its address provided below. You may also request your broker, dealer, commercial bank, trust company or nominee to tender your additional senior secured notes on your behalf.

Only a holder of additional senior secured notes may tender additional senior secured notes in this exchange offer. A holder is any person in whose name additional senior secured notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder.

If you are the beneficial owner of additional senior secured notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your additional senior secured notes, you must contact that registered holder promptly and instruct that registered holder to tender your additional senior secured notes on your behalf. If you wish to tender your additional senior secured notes on your own behalf, you must, before completing and executing the letter of transmittal and delivering your additional senior secured notes, either make appropriate arrangements to register the ownership of these additional senior secured notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

You must have any signatures on a letter of transmittal or a notice of withdrawal guaranteed by:

(1) a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc.;

(2) a commercial bank or trust company having an office or correspondent in the United States; or

(3) an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act, unless the additional senior secured notes are tendered:

(a) by a registered holder or by a participant in The Depository Trust Company whose name appears on a security position listing as the owner, who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal and only if the additional exchange notes are being issued directly to this registered holder or deposited into this participant’s account at The Depository Trust Company; or

(b) for the account of a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act.

If the letter of transmittal or any bond powers are signed by:

(1) the recordholder(s) of the additional senior secured notes tendered: the signature must correspond with the name(s) written on the face of the additional senior secured notes without alteration, enlargement or any change whatsoever.

(2) a participant in The Depository Trust Company: the signature must correspond with the name as it appears on the security position listing as the holder of the additional senior secured notes.

(3) a person other than the registered holder of any additional senior secured notes: these additional senior secured notes must be endorsed or accompanied by bond powers and a proxy that authorize this person to tender the additional senior secured notes on behalf of the registered holder, in satisfactory form to us as determined in our sole discretion, in each case, as the name of the registered holder or holders appears on the additional senior secured notes.

(4) trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity: these persons should so indicate when signing. Unless waived by us, evidence satisfactory to us of their authority to so act must also be submitted with the letter of transmittal.

To tender your additional senior secured notes in this exchange offer, you must make the following representations:

(1) you are authorized to tender, sell, assign and transfer the additional senior secured notes tendered and to acquire exchange notes issuable upon the exchange of such tendered additional senior secured notes, and that we will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by us;

(2) any additional exchange notes acquired by you pursuant to the exchange offer are being acquired in the ordinary course of business, whether or not you are the holder;

(3) you or any other person who receives exchange notes, whether or not such person is the holder of the additional exchange notes, has no arrangement or understanding with any person to participate in a distribution of such additional exchange notes within the meaning of the Securities Act and is not participating in, and does not intend to participate in, the distribution of such additional exchange notes within the meaning of the Securities Act;

(4) you or such other person who receives additional exchange notes, whether or not such person is the holder of the additional exchange notes, is not an “affiliate,” as defined in Rule 405 of the Securities Act, of ours, or if you or such other person is an affiliate, you or such other person will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

(5) if you are not a broker-dealer, you represent that you are not engaging in, and do not intend to engage in, a distribution of additional exchange notes; and

(6) if you are a broker-dealer that will receive additional exchange notes for your own account in exchange for additional senior secured notes, you represent that the additional senior secured notes to be exchanged for the additional exchange notes were acquired by you as a result of market-making or other trading activities and acknowledge that you will deliver a prospectus in connection with any resale, offer to resell or other transfer of such additional exchange notes.

You must also warrant that the acceptance of any tendered additional senior secured notes by the issuers and the issuance of additional exchange notes in exchange therefor shall constitute performance in full by the issuers of its obligations under the registration rights agreements relating to the additional senior secured notes.

To effectively tender notes through The Depository Trust Company, the financial institution that is a participant in The Depository Trust Company will electronically transmit its acceptance through the Automatic Tender Offer Program. The Depository Trust Company will then edit and verify the acceptance and send an agent’s message to the exchange agent for its acceptance. An agent’s message is a message transmitted by The Depository Trust Company to the exchange agent stating that The Depository Trust Company has received an express acknowledgment from the participant in The Depository Trust Company tendering the notes that this participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce this agreement against this participant.

In addition, each broker-dealer that receives exchange notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it (i) has not entered into any arrangement or understanding with the Issuers or an affiliate of the Issuers to distribute such exchange notes and (ii) will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”

Book-Entry Delivery Procedure

Any financial institution that is a participant in The Depository Trust Company’s systems may make book-entry deliveries of additional senior secured notes by causing The Depository Trust Company to transfer these additional senior secured notes into the exchange agent’s account at The Depository Trust Company in accordance with The Depository Trust Company’s procedures for transfer. To effectively tender additional senior secured notes through The Depository Trust Company, the financial institution that is a participant in The Depository Trust Company will electronically transmit its acceptance through the Automatic Tender Offer Program. The Depository Trust Company will then edit and verify the acceptance and send an agent’s message to the exchange agent for its acceptance. An agent’s message is a message transmitted by The Depository Trust Company to the exchange agent stating that The Depository Trust Company has received an express acknowledgment from the participant in The Depository Trust Company tendering the additional senior secured notes that this participation has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce this agreement against this participant. The exchange agent will make a request to establish an account for the additional senior secured notes at The Depository Trust Company for purposes of the exchange offer within two business days after the date of this prospectus.

A delivery of additional senior secured notes through a book-entry transfer into the exchange agent’s account at The Depository Trust Company will only be effective if an agent’s message or the letter of transmittal or a facsimile of the letter of transmittal with any required signature guarantees and any other required documents is transmitted to and received by the exchange agent at the address indicated below under “—Exchange Agent” on or before the expiration date unless the guaranteed delivery procedures described below are complied with. Delivery of documents to The Depository Trust Company does not constitute delivery to the exchange agent.

Guaranteed Delivery Procedure

If you are a registered holder of additional senior secured notes and desire to tender your notes, and (1) these additional senior secured notes are not immediately available, (2) time will not permit your additional senior secured notes or other required documents to reach the exchange agent before the expiration date or (3) the procedures for book-entry transfer cannot be completed on a timely basis and an agent’s message delivered, you may still tender in this exchange offer if:

(1) you tender through a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act;

(2) on or before the expiration date, the exchange agent receives a properly completed and duly executed letter of transmittal or facsimile of the letter of transmittal, and a notice of guaranteed delivery, substantially in the form provided by us, with your name and address as holder of the additional senior secured notes and the amount of additional senior secured notes tendered, stating that the tender is being made by that letter and notice and guaranteeing that within three New York Stock Exchange trading days after the expiration date the certificates for all the additional senior secured notes tendered, in proper form for transfer, or a book-entry confirmation with an agent’s message, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

(3) the certificates for all your tendered additional senior secured notes in proper form for transfer or a book-entry confirmation as the case may be, and all other documents required by the letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

Acceptance of Additional Senior Secured Notes for Exchange; Delivery of Exchange Notes

Your tender of additional senior secured notes will constitute an agreement between you and us governed by the terms and conditions provided in this prospectus and in the related letter of transmittal.

We will be deemed to have received your tender as of the date when your duly signed letter of transmittal accompanied by your additional senior secured notes tendered, or a timely confirmation of a book-entry transfer of these notes into the exchange agent’s account at The Depository Trust Company with an agent’s message, or a notice of guaranteed delivery from an eligible institution is received by the exchange agent.

All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tenders will be determined by us in our sole discretion. Our determination will be final and binding.

We reserve the absolute right to reject any and all additional senior secured notes not properly tendered or any additional senior secured notes which, if accepted, would, in our opinion or our counsel’s opinion, be unlawful. We also reserve the absolute right to waive any conditions of this exchange offer or irregularities or defects in tender as to particular additional senior secured notes with the exception of conditions to this exchange offer relating to the obligations of broker dealers, which we will not waive. If we waive a condition to this exchange offer, the waiver will be applied equally to all noteholders. Our interpretation of the terms and conditions of this exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of additional senior secured notes must be cured within such time as we shall determine. We, the exchange agent or any other person will be under no duty to give notification of defects or irregularities with respect to tenders of additional senior secured notes. We and the exchange agent or any other person will incur no liability for any failure to give notification of these defects or irregularities. Tenders of additional senior secured notes will not be deemed to have been made until such irregularities have been cured or waived. The exchange agent will return without cost to their holders any additional senior secured notes that are not properly tendered and as to which the defects or irregularities have not been cured or waived promptly following the expiration date.

If all the conditions to the exchange offer are satisfied or waived on the expiration date, we will accept all additional senior secured notes properly tendered and will issue the additional exchange notes promptly thereafter. Please refer to the section of this prospectus entitled “—Conditions to the Exchange Offer” below. For purposes of this exchange offer, additional senior secured notes will be deemed to have been accepted as validly tendered for exchange when, as and if we give oral or written notice of acceptance to the exchange agent.

We will issue the additional exchange notes in exchange for the additional senior secured notes tendered pursuant to a notice of guaranteed delivery by an eligible institution only against delivery to the exchange agent of the letter of transmittal, the tendered additional senior secured notes and any other required documents, or the receipt by the exchange agent of a timely confirmation of a book-entry transfer of additional senior secured notes into the exchange agent’s account at The Depository Trust Company with an agent’s message, in each case, in form satisfactory to us and the exchange agent.

If any tendered additional senior secured notes are not accepted for any reason provided by the terms and conditions of this exchange offer or if additional senior secured notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged additional senior secured notes will be returned without expense to the tendering holder, or, in the case of additional senior secured notes tendered by book-entry transfer procedures described above, will be credited to an account maintained with the book-entry transfer facility, promptly after withdrawal, rejection of tender or the expiration or termination of the exchange offer.

By tendering into this exchange offer, you will irrevocably appoint our designees as your attorney-in-fact and proxy with full power of substitution and resubstitution to the full extent of your rights on the additional senior secured notes tendered. This proxy will be considered coupled with an interest in the tendered additional senior secured notes. This appointment will be effective only when, and to the extent that we accept your notes in this exchange offer. All prior proxies on these additional senior secured notes will then be revoked and you will not be entitled to give any subsequent proxy. Any proxy that you may give subsequently will not be deemed effective. Our designees will be empowered to exercise all voting and other rights of the holders as they may deem proper at any meeting of noteholders or otherwise. The additional senior secured notes will be validly tendered only if we are able to exercise full voting rights on the notes, including voting at any meeting of the noteholders, and full rights to consent to any action taken by the noteholders.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may withdraw tenders of additional senior secured notes at any time before 11:59 p.m., New York City time, on the expiration date.

For a withdrawal to be effective, you must send a written or facsimile transmission notice of withdrawal to the exchange agent before 11:59 p.m., New York City time, on the expiration date at the address provided below under “—Exchange Agent” and before acceptance of your tendered additional senior secured notes for exchange by us.

Any notice of withdrawal must:

(1) specify the name of the person having tendered the additional senior secured notes to be withdrawn;

(2) identify the notes to be withdrawn, including, if applicable, the registration number or numbers and total principal amount of these additional senior secured notes;

(3) be signed by the person having tendered the additional senior secured notes to be withdrawn in the same manner as the original signature on the letter of transmittal by which these notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to permit the trustee for the additional senior secured notes to register the transfer of these notes into the name of the person having made the original tender and withdrawing the tender;

(4) specify the name in which any of these additional senior secured notes are to be registered, if this name is different from that of the person having tendered the additional senior secured notes to be withdrawn; and

(5) if applicable because the additional senior secured notes have been tendered through the book-entry procedure, specify the name and number of the participant’s account at The Depository Trust Company to be credited, if different than that of the person having tendered the additional senior secured notes to be withdrawn.

We will determine all questions as to the validity, form and eligibility, including time of receipt, of all notices of withdrawal and our determination will be final and binding on all parties. Additional senior secured notes that are withdrawn will be deemed not to have been validly tendered for exchange in this exchange offer.

The exchange agent will return without cost to their holders all additional senior secured notes that have been tendered for exchange and are not exchanged for any reason, promptly after withdrawal, rejection of tender or expiration or termination of this exchange offer.

You may retender properly withdrawn additional senior secured notes in this exchange offer by following one of the procedures described under “—Procedures for Tendering Additional Senior Secured Notes” above at any time on or before the expiration date.

Conditions to the Exchange Offer

We will complete this exchange offer only if:

(1) there is no change in the laws and regulations which would reasonably be expected to impair our ability to proceed with this exchange offer;

(2) there is no change in the current interpretation of the staff of the SEC which permits resales of the additional exchange notes;

(3) there is no stop order issued by the SEC or any state securities authority suspending the effectiveness of the registration statement which includes this prospectus or the qualification of the indenture for our additional exchange notes under the Trust Indenture Act of 1939 and there are no proceedings initiated or, to our knowledge, threatened for that purpose;

(4) there is no action or proceeding instituted or threatened in any court or before any governmental agency or body that would reasonably be expected to prohibit, prevent or otherwise impair our ability to proceed with this exchange offer; and

(5) we obtain all governmental approvals that we deem in our sole discretion necessary to complete this exchange offer.

These conditions are for our sole benefit. We may assert any one of these conditions regardless of the circumstances giving rise to it and may also waive any one of them, in whole or in part, at any time and from time to time, if we determine in our reasonable discretion that it has not been satisfied, subject to applicable law. Notwithstanding the foregoing, all conditions to the exchange offer must be satisfied or waived before the expiration of this exchange offer. If we waive a condition to this exchange offer, the waiver will be applied equally to all noteholders. We will not be deemed to have waived our rights to assert or waive these conditions if we fail at any time to exercise any of them. Each of these rights will be deemed an ongoing right which we may assert at any time and from time to time.

If we determine that we may terminate this exchange offer because any of these conditions is not satisfied, we may:

(1) refuse to accept and return to their holders any additional senior secured notes that have been tendered;

(2) extend the exchange offer and retain all additional senior secured notes tendered before the expiration date, subject to the rights of the holders of these additional senior secured notes to withdraw their tenders; or

(3) waive any condition that has not been satisfied and accept all properly tendered additional senior secured notes that have not been withdrawn or otherwise amend the terms of this exchange offer in any respect as provided under the section in this prospectus entitled “—Expiration Date; Extensions; Amendments; Termination.”

Accounting Treatment

We will record the additional exchange notes at the same carrying value as the additional senior secured notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. We will amortize the costs of the additional senior secured notes offering and the exchange offer over the term of the additional senior secured notes.

Exchange Agent

We have appointed Wilmington Trust, National Association as exchange agent for this exchange offer. You should direct all questions and requests for assistance on the procedures for tendering and all requests for additional copies of this prospectus or the letter of transmittal to the exchange agent as follows:

By Hand, Overnight Delivery, Registered or Certified Mail:

Wilmington Trust, National Association

c/o Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, DE 19890-1626

Attention: Sam Hamed

By facsimile (for eligible institutions only): (302) 636-4139, Attention: Sam Hamed

For information or confirmation by telephone: (302) 636-6181

Fees and Expenses

We will bear the expenses of soliciting tenders in this exchange offer, including fees and expenses of the exchange agent and trustee and accounting, legal, printing and related fees and expenses.

We will not make any payments to brokers, dealers or other persons soliciting acceptances of this exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection with this exchange offer. We will also pay brokerage houses and other custodians, nominees and fiduciaries their reasonable out-of-pocket expenses for forwarding copies of the prospectus, letters of transmittal and related documents to the beneficial owners of the additional senior secured notes and for handling or forwarding tenders for exchange to their customers.

We will pay all transfer taxes, if any, applicable to the exchange of additional senior secured notes in accordance with this exchange offer. However, tendering holders will pay the amount of any transfer taxes, whether imposed on the registered holder or any other persons, if:

(1) certificates representing additional exchange notes or additional senior secured notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the notes tendered;

(2) tendered additional senior secured notes are registered in the name of any person other than the person signing the letter of transmittal; or

(3) a transfer tax is payable for any reason other than the exchange of the additional senior secured notes in this exchange offer.

If you do not submit satisfactory evidence of the payment of any of these taxes or of any exemption from this payment with the letter of transmittal, we will bill you directly the amount of these transfer taxes.

Your Failure to Participate in the Exchange Offer Will Have Adverse Consequences

The additional senior secured notes were not registered under the Securities Act or under the securities laws of any state and you may not resell them, offer them for resale or otherwise transfer them unless they are subsequently registered or resold under an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your additional senior secured notes for exchange notes in accordance with this exchange offer, or if you do not properly tender your additional senior secured notes in this exchange offer, you will not be able to resell, offer to resell or otherwise transfer the additional senior secured notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

In addition, except as set forth in this paragraph, you will not be able to obligate us to register the additional senior secured notes under the Securities Act. You will not be able to require us to register your additional senior secured notes under the Securities Act unless:

(1) Citigroup Global Markets Inc. requests us to register additional senior secured notes that are not eligible to be exchanged for additional exchange notes in the exchange offer;

(2) you are not eligible to participate in the exchange offer;

(3) you may not resell the additional exchange notes you acquire in the exchange offer to the public without delivering a prospectus and that the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales by you; or

(4) you are a broker-dealer and hold additional senior secured notes that are part of an unsold allotment from the original sale of the additional senior secured notes, in which case the registration rights agreement requires us to file a registration statement for a continuous offer in accordance with Rule 415 under the

Securities Act for the benefit of the holders of the additional senior secured notes described in this sentence. We do not currently anticipate that we will register under the Securities Act any notes that remain outstanding after completion of the exchange offer.

Delivery of Prospectus

Each broker-dealer that receives exchange notes for its own account in exchange for additional senior secured notes, where such additional senior secured notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”

DESCRIPTION OF ADDITIONAL EXCHANGE NOTES

General

On March 21, 2012, Verso Paper Holdings LLC (together with its successors in interest and each other Person that assumes the Obligations of the Company under the Notes (as defined below), the “Company”) and Verso Paper Inc. (together with its successors in interest, “Finance Co” and, together with the Company, the “Issuers”) issued $345,000,000 aggregate principal amount of 11.75% Senior Secured Notes due 2019 (the “Initial Notes”), under an indenture (the “Initial Indenture”) dated as of March 21, 2012, by and among the Issuers, as joint and several obligors, the Note Guarantors and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”).

On January 30, 2013, the Issuers issued an additional $72,882,000 aggregate principal amount of 11.75% Senior Secured Notes due 2019 (the “Initial Additional Notes”), under the Second Supplemental Indenture, dated as of January 31, 2013 (the “Second Supplemental Indenture”), by and among the Issuers, as joint and several obligors, the Note Guarantors and the Trustee, that supplemented the Initial Indenture (the Initial Indenture, as amended and supplemented by the First Supplemental Indenture, dated as of March 29, 2012, and as further amended and supplemented by the Second Supplemental Indenture, the “Indenture”)

The Issuers will issue the additional exchange notes under the Indenture. The terms of the additional exchange notes are identical in all material respects to the Initial Additional Notes except that upon completion of the exchange offer, the additional exchange notes will be registered under the Securities Act and free of any covenants regarding exchange registration rights. We refer to the additional exchange notes as the “exchange notes.” Unless otherwise indicated by the context, references in the “Description of Additional Exchange Notes” section to the “Notes” include the Initial Notes, the Initial Additional Notes and the additional exchange notes.

The Issuers may issue additional notes (“Additional Notes”) from time to time under the Indenture. Any subsequent issue of Additional Notes will be secured, equally and ratably, with the Notes. As a result, the issuance of Additional Notes has the effect of diluting the security interest of the Collateral for the then outstanding Notes. Any offering of Additional Notes is subject to the covenants described below under the captions “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Certain Covenants—Liens.” It is possible, however, that any series of such Additional Notes (i) will not be fungible with other Notes for United States federal income tax purposes, (ii) will therefore be issued under a separate CUSIP number and (iii) will not trade fungibly with other Notes. Any Additional Notes subsequently issued under the Indenture will be treated as a single series of Notes for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Holders of the Notes and the Additional Notes will vote as one class under the Indenture. Unless the context otherwise requires, for all purposes of the Indenture and this “Description of Additional Exchange Notes,” references to the Notes include any Additional Notes actually issued. “Issue Date” refers to the date the Initial Notes were issued.

Finance Co. is a Wholly Owned Subsidiary of the Company that was created to be a co-issuer of securities of the Company, including the Notes. Finance Co. does not own and is not expected to own any significant assets.

The following summary of certain provisions of the Indenture and the Notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part thereof by the TIA. Capitalized terms used in this “Description of Additional exchange notes” section and not otherwise defined have the meanings set forth in the section “—Certain Definitions.” As used in this “Description of Additional exchange notes” section, (w) “we,” “us” and “our” mean Verso Paper Holdings LLC, a Delaware limited liability company, and its Subsidiaries, (x) the “Company” means Verso Paper Holdings LLC, a Delaware limited liability company (and its successors in interest), and not any of its Subsidiaries, (y) “Finance Co.” means Verso Paper Inc., a Delaware corporation (and its successors in interest), and not any of its Subsidiaries, and (z) the “Issuers” means the Company and Finance Co., and not any of their Subsidiaries.

Terms of the Notes

The Notes will be senior obligations of the Issuers, will have the benefit of the first-priority security interest in the Notes Priority Collateral and a second-priority security interest in the ABL Priority Collateral (in each case, subject to certain exceptions, Permitted Liens and release under certain circumstances) as described under “—Security for the Notes” and will mature on January 15, 2019, provided, however, that, if, as of 45 days prior to the maturity date of our Senior Subordinated Notes, more than $100.0 million of Senior Subordinated Notes remain outstanding, then the notes will mature on that day. Each Note will bear interest at a rate of 11.75% per annum from the Issue Date or from the most recent date to which interest has been paid or provided for, payable semiannually to holders of record at the close of business on the January 1 and July 1 immediately preceding the interest payment date on January 15 and July 15 of each year, commencing July 15, 2013, in the case of the Initial Additional Notes and the additional exchange notes. Pre-issuance accrued interest from January 15, 2013 for the additional exchange notes will be included in the interest to be paid on the additional exchange notes on July 15, 2013.

Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency designated by the Issuers (which initially shall be the principal corporate trust office of the Trustee).

Additional interest is payable with respect to the Additional Initial Notes in certain circumstances if the Issuers do not consummate the exchange offer (or shelf registration, if applicable) as further described under “Registration Rights; Additional Interest.”

The Notes will be issued only in fully registered form, without coupons, in minimum denominations of $2,000 and any integral multiple of $1,000 in excess of $2,000. Notes may be issuable in denominations of less than $2,000 solely to the extent necessary to accommodate book-entry positions that have been created in denominations of less than $2,000 by the Depository Trust Company (“DTC”). No service charge will be made for any registration of transfer or exchange of Notes, but the Issuers may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

Optional Redemption

On or after January 15, 2015, the Issuers may redeem the Notes at their option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by the Issuers by first-class mail to each holder’s registered address, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during periods set forth below:

Period	Redemption Price
January 15, 2015 through January 14, 2016	108.813%
January 15, 2016 through January 14, 2017	105.875%
January 15, 2017 through January 14, 2018	102.938%
January 15, 2018 and thereafter	100.000%

In addition, prior to January 15, 2015, the Issuers may redeem the Notes at their option, in whole at any time or in part, from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by the Issuers by first-class mail to each holder’s registered address, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest and additional interest, if any, to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Notwithstanding the foregoing, at any time and from time to time on or prior to January 15, 2015, the Issuers may redeem in the aggregate up to 35% of the original aggregate principal amount of the Notes

(calculated after giving effect to any issuance of Additional Notes) with the net cash proceeds of one or more Equity Offerings made after the Issue Date (1) by the Company or (2) by any direct or indirect parent of the Company, in each case to the extent the net cash proceeds thereof are contributed to the common equity capital of the Company or used to purchase Capital Stock (other than Disqualified Stock) of the Company from it, at a redemption price (expressed as a percentage of principal amount thereof) of 111.75%, plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 50% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) must remain outstanding after each such redemption; provided, further, that such redemption shall occur within 90 days after the date on which any such Equity Offering is consummated upon not less than 30 nor more than 60 days’ notice mailed by the Issuers to each holder of Notes being redeemed and otherwise in accordance with the procedures set forth in the Indenture. Notice of any redemption upon any such Equity Offering may be given prior to the completion thereof, and any such redemption or notice may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

In addition, at any time and from time to time prior to January 15, 2015, the Issuers may redeem during each 12-month period commencing with the date of the Indenture up to 10% of the aggregate principal amount of the Notes issued under the Indenture, including any Additional Notes (but without duplication for Exchange Notes) at its option, from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by the Issuers by first-class mail to each holder’s registered address, at a redemption price equal to 103% of the principal amount of the Notes redeemed, plus accrued and unpaid interest and additional interest, if any, to (but not including) the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the redemption date).

Selection

In the case of any partial redemption, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or if the Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements and the requirements of the DTC); provided, that no Notes of $2,000 or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Issuers have deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest and additional interest (if any) on, the Notes to be redeemed.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Issuers are not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuers may be required to offer to purchase Notes as described under “—Change of Control” and “—Certain Covenants—Asset Sales.” We may at any time and from time to time purchase Notes in the open market or otherwise.

Ranking

The Indebtedness evidenced by the Notes will be senior Indebtedness of the Issuers and will rank pari passu in right of payment with all existing and future senior Indebtedness of the Issuers. The Notes will have the benefit of (i) a first-priority security interest in the Notes Priority Collateral, which will also secure the ABL Obligations of the Issuers on a second-priority basis and the First-Lien Revolving Facility Obligations and all

Other First-Priority Lien Obligations of the Issuers on a first-priority basis, and (ii) a second-priority security interest in the ABL Priority Collateral, which will also secure the ABL Obligations of the Issuers on a first-priority basis and the First-Lien Revolving Facility Obligations and all Other First-Priority Lien Obligations of the Issuers on a second-priority basis, in each case subject to Permitted Liens and exceptions described under “—Security for the Notes.” The Notes will rank effectively senior to the ABL Obligations of the Issuers, to the extent of the value of the Notes Priority Collateral held by the Issuers and effectively junior to the ABL Obligations of the Issuers, to the extent of the value of the ABL Priority Collateral held by the Issuers. The Notes will rank effectively pari passu with all First-Lien Revolving Facility Obligations and all Other First-Priority Lien Obligations of the Issuers, to the extent of the value of the Notes Priority Collateral held by the Issuers. The Notes will be senior in right of payment to all existing and future Junior Indebtedness of the Issuers and effectively senior to all unsecured Indebtedness of the Issuers and to all Indebtedness of the Issuers secured by junior liens on the Collateral, to the extent of the value of the Collateral held by the Issuers.

The Indebtedness evidenced by the Note Guarantees will be senior Indebtedness of the applicable Note Guarantor and will rank pari passu in right of payment with all existing and future senior Indebtedness of such Note Guarantor. The Note Guarantee of each Note Guarantor will have the benefit of (i) a first-priority security interest in the Notes Priority Collateral, which will also secure the ABL Obligations of such Note Guarantor on a second-priority basis and the First-Lien Revolving Facility Obligations and all Other First-Priority Lien Obligations on a first-priority basis, and (ii) a second-priority security interest in the ABL Priority Collateral, which will also secure the ABL Obligations of such Note Guarantor on a first-priority basis and the First-Lien Revolving Facility Obligations and all Other First-Priority Lien Obligations of such Note Guarantor on a second-priority basis, in each case subject to Permitted Liens and exceptions described under “—Security for the Notes.” The Note Guarantee of each Note Guarantor will rank effectively senior to the ABL Obligations of such Note Guarantor, to the extent of the value of the Notes Priority Collateral held by such Note Guarantor and effectively junior to the ABL Obligations of such Note Guarantor, to the extent of the value of the ABL Priority Collateral held by such Note Guarantor. The Note Guarantee of each Note Guarantor will rank effectively pari passu with all First-Lien Revolving Facility Obligations and all Other First-Priority Lien Obligations of such Note Guarantor, to the extent of the value of the Notes Priority Collateral held by such Note Guarantor. The Note Guarantee of each Note Guarantor is senior in right of payment to all existing and future Junior Indebtedness of such Note Guarantor and effectively senior to all unsecured Indebtedness of such Note Guarantor and to all Indebtedness of such Note Guarantor secured by junior Liens on the Collateral, to the extent of the value of the Collateral held by such Note Guarantor.

Because the Secured Notes and the related guarantees and the existing Second-Lien Notes and the related guarantees are secured by security interests ranking junior in priority to the security interests securing the Note Obligations, the First-Lien Revolving Facility Obligations, all Other First-Priority Lien Indebtedness and the ABL Obligations, such Second-Lien Notes and the related guarantees will rank effectively junior to all such Obligations.

At September 30, 2012, after giving effect to the issuance of the Additional Initial Notes, we had:

(1) $345.0 million of outstanding Initial Notes;

(2) $72.9 million of outstanding Initial Additional Notes (after giving effect to the exchange offer);

(3) $35.0 million under the ABL Facility (with $43.3 million letters of credit outstanding thereunder and $71.7 million available for future borrowing thereunder, based on a borrowing base of $150.7 million and a maximum availability of $150.0 million);

(4) no outstanding amounts under the First Lien Revolving Facility (with no letters of credit outstanding thereunder and $50.0 million available for borrowing thereunder);

(5) $271.6 million of outstanding Secured Notes;

(6) $409.3 million of outstanding Second-Lien Notes; and

(7) $142.5 million of outstanding Senior Subordinated Notes.

Although the Indenture limits the Incurrence of Indebtedness by the Company and its Restricted Subsidiaries and the issuance of Disqualified Stock and Preferred Stock by the Restricted Subsidiaries, such limitation is subject to a number of significant qualifications. Under certain circumstances, the Company and its Subsidiaries may be able to Incur substantial amounts of Indebtedness. Such Indebtedness may be Secured Indebtedness constituting First-Priority Lien Obligations or ABL Obligations. See “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Certain Covenants—Liens.”

A significant portion of the operations of the Company is conducted through its Subsidiaries. Unless a Subsidiary is Finance Co. or a Note Guarantor, claims of creditors of such Subsidiary, including trade creditors, preferred stockholders (if any) of such Subsidiary generally will have priority with respect to the assets and earnings of such Subsidiary over the claims of creditors of the Company, including holders of the Notes. The Notes, therefore, will be effectively subordinated to obligations to creditors (including trade creditors) and preferred stock (if any) of Subsidiaries of the Company other than Finance Co. and the Note Guarantors. The Company’s Subsidiaries other than Finance Co. and the Note Guarantors have no material assets or liabilities, except that Verso Quinnesec REP LLC, an Unrestricted Subsidiary, owns restricted cash and a parcel of land at the Quinnesec mill with certain renewable energy facilities used by the mill under a long-term lease.

Security for the Notes

Note Obligations will be secured by first-priority security interests in the Notes Priority Collateral and by second-priority security interests in the ABL Priority Collateral (second in priority to the first-priority liens on the ABL Priority Collateral that secure the ABL Obligations), in each case subject to Permitted Liens. The Secured Notes and the Second-Lien Notes are secured by security interests in both the ABL Priority Collateral and the Notes Priority Collateral that rank junior to the security interests securing the Note Obligations and the ABL Obligations. The secured parties under the ABL Facility will have rights and remedies with respect to the ABL Priority Collateral that, if exercised, could adversely affect the value of the ABL Priority Collateral or the ability of the respective agents under the applicable intercreditor agreement to realize or foreclose on the ABL Priority Collateral on behalf of the First-Priority Lien Secured Parties. First-Priority Lien Secured Parties other than the holders of the Notes will have rights and remedies with respect to the Collateral that, if exercised, could also adversely affect the value of the Collateral or the ability of the holders of the Notes to cause a realization or foreclosure on the Collateral, particularly the rights described below under “Security for the Notes—Intercreditor Agreements.”

The “Notes Priority Collateral” will consist of any and all of the following assets and properties now owned or at any time hereafter acquired by the Issuers or any of the Note Guarantors (collectively, the “Pledgors”): (a) all real property, fixtures and equipment; (b) all intellectual property; (c) all equity interests in each Pledgor’s subsidiaries (limited to 65% of the interests of the Pledgors’ foreign subsidiaries); (d) all general intangibles, chattel paper, instruments and documents (other than general intangibles, chattel paper, instruments and documents that are ABL Priority Collateral); (e) all payment intangibles that represent tax refunds in respect of or otherwise relate to real property, fixtures or equipment; (f) all intercompany indebtedness of the Company and its subsidiaries; (g) all permits and licenses related to any of the foregoing (including any permits or licenses related to the ownership or operation of real property, fixtures or equipment of any Pledgor); (h) all proceeds of insurance policies (excluding any such proceeds that relate to ABL Priority Collateral); (i) all books and records related to the foregoing and not relating to ABL Priority Collateral; (j) all products and proceeds of any and all of the foregoing (other than any such proceeds that are ABL Priority Collateral); and (k) all other collateral not constituting ABL Priority Collateral.

The “ABL Priority Collateral” will consist of any and all of the following assets and properties now owned or at any time hereafter acquired by the Pledgors: (a) all accounts; (b) all inventory; (c) to the extent evidencing, governing, securing or otherwise related to the items referred to in the preceding clauses (a) and (b), all (i) general intangibles, (ii) chattel paper, (iii) instruments and (iv) documents; (d) all payment intangibles

(including corporate tax refunds), other than any payment intangibles that represent tax refunds in respect of or otherwise relate to real property, fixtures or equipment; (e) all payments received from the Pledgors’ credit card clearinghouses and processors or otherwise in respect of all credit card charges for sales of inventory by the Pledgors; (f) all collection accounts, deposit accounts, securities accounts and commodity accounts and any cash or other assets in any such accounts (other than separately identified cash proceeds of Notes Priority Collateral) and securities entitlements and other rights with respect thereto; (g) to the extent relating to any of the items referred to in the preceding clauses (a) through (f) constituting ABL Priority Collateral, all supporting obligations and letter-of-credit rights; (h) all books and records related to the foregoing; and (i) all products and proceeds of any and all of the foregoing in whatever form received, including proceeds of insurance policies related to inventory of any Pledgor and business interruption insurance (in each case, except to the extent constituting proceeds of Notes Priority Collateral). The Collateral is pledged pursuant to the Security Documents to the Collateral Agent on behalf of all holders of First-Priority Lien Obligations on an equal and ratable basis.

The Collateral will not include (i) any property or assets owned by any Foreign Subsidiaries, (ii) Excluded Equity; (iii) any debt securities issued to a Pledgor having, in the case of each instance of debt securities, an aggregate principal amount not in excess of $5.0 million; (iv) any securities of any of the Company’s Subsidiaries to the extent a pledge of such securities to secure any of the First-Priority Lien Obligations would require the filing of financial statements pursuant to Rule 3-16 of Regulation S-X; (v) any vehicle covered by a certificate of title or ownership; (vi) the Bucksport Co-Gen Assets; (vii) any assets acquired after the Issue Date to the extent that, and for so long as granting a security interest in such assets would violate an enforceable contractual obligation binding on such assets that existed at the time of acquisition thereof and was not created or made binding on such assets in contemplation or in connection with the acquisition of such assets (except in the case of assets acquired with indebtedness pursuant clause (d)(1) of the covenants described below under the captions “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” or any equivalent exception under any other agreement governing First-Priority Lien Obligations that is secured by a Permitted Lien); (viii) any letter of credit rights to the extent any Pledgor is required by applicable law to apply the proceeds of a drawing of such letter of credit for a specified purpose; and (ix) any Pledgor’s right, title or interest in any license, contract or agreement to which such Pledgor is a party to the extent that such a grant would, under the terms of such license, contract or agreement, result in a breach of the terms of, or constitute a default under, or result in the abandonment, invalidation or unenforceability of such license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the New York Uniform Commercial Code or any other applicable law (including, without limitation, the Bankruptcy Code or principles of equity), provided that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and such Pledgor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect (collectively, the “Excluded Property”). Except for securities of certain of our Subsidiaries that are excluded pursuant to clause (iv) above, the foregoing excluded property and assets will not secure the ABL Obligations or the First-Lien Revolving Facility Obligations. Pursuant to the Security Documents, the Issuers and the Guarantors will not be required to take steps to create or perfect security interests in certain assets, including real estate with a value below $3.0 million.

The Issuers and the Note Guarantors are and will be able to incur additional indebtedness in the future which could share in the Notes Priority Collateral, including Other First-Priority Lien Obligations and additional Indebtedness which would be secured by Liens ranking junior to the Liens securing the Notes. The amount of such First-Priority Lien Obligations and additional Indebtedness is and will be limited by the covenant set forth under “—Certain Covenants—Liens” and the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuances of Disqualified Stock and Preferred Stock.” Under certain circumstances, the amount of such First-Priority Lien Obligations and additional Indebtedness could be significant.

The proceeds from the sale of the Collateral may not be sufficient to satisfy the obligations owed to the holders of the ABL Obligations, the Notes, the First-Lien Revolving Facility Obligations and the Other First-

Priority Lien Obligations. By its nature some or all of the Collateral is and will be illiquid and may have no readily ascertainable market value. Accordingly, the Collateral may not be able to be sold in a short period of time, if salable. See “Risk Factors—Risks Relating to the Additional Exchange Notes—It may be difficult to realize the value of the collateral securing the notes” and “Risk Factors—Risks Relating to the Additional Exchange Notes—The value of the collateral securing the notes may not be sufficient to satisfy our obligations under the notes, the ABL Facility and the First-Lien Revolving Facility.”

After-Acquired Collateral

From and after the Issue Date if (i) property (other than Excluded Property) is acquired by an Issuer or a Note Guarantor that is not automatically subject to a perfected security interest under the Security Documents, (ii) a Restricted Subsidiary (including a newly created or newly acquired Subsidiary) becomes a Note Guarantor or (iii) assets or other property held by the Issuers or a Note Guarantor are no longer Excluded Property, then the Issuer or Guarantor will, as soon as practical thereafter, provide security over such assets or property (or, in the case of a new Note Guarantor, all of its assets except Excluded Property) in favor of the Collateral Agent and deliver certain certificates and opinions in respect thereof as required by the Indenture and the Security Documents. If the Issuer or a Guarantor creates any additional security interest upon any property or asset that would constitute Notes Priority Collateral to secure any other First-Priority Lien Obligations (other than securities described in clause (iv) of the definition of “Excluded Property” above), it must concurrently grant (i) a first-priority security interest (subject to Permitted Liens) upon such property as security for the Note Obligations and the First-Lien Revolving Facility Obligations, and (ii) a second priority security interest upon such property as security for the ABL Obligations. The Issuers and Note Guarantors will also ensure that second-priority security interests are maintained as security for the Notes in the ABL Priority Collateral pledged to secure the ABL Obligations (other than securities described in clause (iv) of the definition of Excluded Property above). If granting a security interest in such property requires the consent of a third party, the Company will use commercially reasonable efforts to obtain such consent. If such third party does not consent to the granting of the required security interests after the use of such commercially reasonable efforts, the applicable entity will not be required to provide such security interests.

Security Documents

The Issuers, the Note Guarantors, the Trustee and the Collateral Agent entered into a security agreement, which provides for the security interests to secure the Note Obligations. At the same time, the Issuers and the Note Guarantors entered into separate security agreements with each of the First-Lien Revolving Facility Collateral Agent and the ABL Facility Collateral Agent, which security agreements provide for the security interests to secure the Obligations under the New First-Lien Revolving Facility and the ABL Obligations, respectively.

The Issuers and the Note Guarantors used their commercially reasonable efforts to complete on or prior to the Issue Date all mortgage recordings and other similar actions required in connection with the perfection of such security interests as well as obtain title insurance policies, confirmatory lien subordinations and legal opinions with respect to the mortgages. For any actions not completed on or prior to the Issue Date, they used their commercially reasonable efforts to complete such actions within 90 days after the Issue Date. Accordingly, the Notes may not have had the benefit of some or all of the Collateral on or after the Issue Date. Thus, at the time of issuance of the Notes, such liens would not yet be created or perfected. In addition, our leased real property will not be mortgaged, no surveys will be delivered for non-mill sites, and no updates to existing surveys will be delivered as to the mill sites. In addition, no title insurance reports or policies will be delivered to the trustee in connection with the mortgages prior to the issuance of the notes. There will be no independent assurance, therefore, among other things, that there are no liens other than those permitted by the indenture encumbering such real properties.” See also “Risk Factors—Delivery of security interests in certain collateral after the issue date increases the risk that the mortgages or other security interests could be avoidable in bankruptcy.”

Subject to the terms of the Security Documents, the Issuers and the Note Guarantors have the right to remain in possession and retain exclusive control of the Collateral (other than any cash, securities, obligations and Cash

Equivalents constituting part of the Collateral and deposited with the Collateral Agent in accordance with the provisions of the Security Documents and other than as set forth in the Security Documents), to freely operate the Collateral and to collect, invest and dispose of any income therefrom.

Intercreditor Agreements

Senior Lien Intercreditor Agreement

The Collateral Agent, on its own behalf and on behalf of the First-Priority Lien Secured Parties under the Indenture, the First-Lien Revolving Facility Collateral Agent, on its own behalf and on behalf of the First-Priority Lien Secured Parties under the First-Lien Revolving Facility, the ABL Facility Collateral Agent, on its own behalf and on behalf of the administrative agent and lenders under the ABL Facility (together with the Collateral Agent, the First-Lien Revolving Facility Collateral Agent and the ABL Facility Collateral Agent, the “Applicable Collateral Agents”), the Issuers and the Note Guarantors entered into a senior lien intercreditor agreement (as hereafter amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Senior Lien Intercreditor Agreement”) that sets forth the relative priority of the Liens securing the First-Priority Lien Obligations compared to the Liens securing the ABL Obligations (collectively, all such First-Priority Lien Obligations and ABL Obligations, the “Applicable Obligations”) once such ABL Obligations are incurred. Although the holders of First-Priority Lien Obligations and the ABL Obligations are not parties to the Senior Lien Intercreditor Agreement, by their acceptance of the instruments evidencing such Obligations, each agrees to be bound thereby. In addition, the Senior Lien Intercreditor Agreement provides that it may be amended from time to time to add Additional First-Priority Lien Secured Parties with respect to Other First-Priority Lien Obligations to the extent permitted to be incurred under the Indenture, the First-Lien Revolving Facility and the ABL Facility and to add holders of ABL Obligations arising under any ABL Facility Documents. The Senior Lien Intercreditor Agreement allocates the benefits of any Collateral between the holders of the ABL Obligations on the one hand and the holders of the First-Priority Lien Obligations on the other hand.

The Senior Lien Intercreditor Agreement provides, among other things:

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Lien Priority. Notwithstanding the time, order or method of grant, creation, attachment or perfection of any Liens securing any ABL Obligations (the “ABL Liens”), the Liens securing any First-Priority Lien Obligations (the “First-Priority Liens”), or the enforceability of any such Liens or Obligations, (1) the ABL Liens on the ABL Priority Collateral will rank senior to any First-Priority Liens on the ABL Priority Collateral, and (2) the First-Priority Liens on the Notes Priority Collateral will rank senior to any ABL Liens on the Notes Priority Collateral.

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Prohibition on Contesting Liens and Obligations. No Applicable Collateral Agent or holder of any Applicable Obligation may contest or support any other person in contesting the validity or enforceability of the Liens of any other Applicable Collateral Agent or holder of any other class of Applicable Obligations.

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Exercise of Remedies and Release of Liens with Respect to the ABL Priority Collateral. Prior to the Discharge of the ABL Obligations, the ABL Facility Collateral Agent will have the sole power to exercise remedies against the ABL Priority Collateral (subject to the right of any First-Lien Collateral Agent to take limited protective measures with respect to the First-Priority Liens and to take certain actions that would be permitted to be taken by unsecured creditors) and to foreclose upon and dispose of the ABL Priority Collateral. Upon any sale of any ABL Priority Collateral in connection with any enforcement action consented to by the ABL Facility Collateral Agent, which results in the release of the Liens of such ABL Facility Collateral Agent on such item of ABL Priority Collateral, the Liens of each other class of Applicable Obligations on such item of ABL Priority Collateral will be automatically released.

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Exercise of Remedies and Release of Liens with Respect to the Notes Priority Collateral. Prior to the Discharge of the First-Priority Lien Obligations, the Authorized First-Lien Collateral Agent (as defined below) will have the sole power to exercise remedies against the Notes Priority Collateral (subject to the right of the ABL Facility Collateral Agent to take limited protective measures with respect to the

ABL Liens and to take certain actions that would be permitted to be taken by unsecured creditors) and to foreclose upon and dispose of the Notes Priority Collateral. Upon any sale of any Notes Priority Collateral in connection with any enforcement action consented to by the Authorized First-Lien Collateral Agent, which results in the release of the Liens of such Authorized First-Lien Collateral Agent on such item of Notes Priority Collateral, the Liens of each other class of Applicable Obligations on such item of Notes Priority Collateral will be automatically released.

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Application of Proceeds and Turn-Over Provisions. In connection with any enforcement action with respect to the Collateral or including in respect of any Insolvency or Liquidation Proceeding, (x)(1) all proceeds of ABL Priority Collateral will first be applied to the repayment of all ABL Obligations, before being applied to any First-Priority Lien Obligations; and (2) after the Discharge of ABL Obligations, if any First-Priority Lien Obligations remain outstanding, all proceeds of ABL Priority Collateral will be applied to the repayment of any outstanding First-Priority Lien Obligations in accordance with the terms of the First-Priority Intercreditor Agreement; and (y)(1) all proceeds of Notes Priority Collateral shall be applied to First-Priority Lien Obligations in accordance with the terms of the First-Priority Intercreditor Agreement, before being applied to any ABL Obligations; (2) after the Discharge of First-Priority Lien Obligations, if any ABL Obligations remain outstanding, all proceeds of Notes Priority Collateral will be applied to the repayment of any outstanding ABL Obligations. If any holder of any Applicable Obligations or if any Applicable Collateral Agent receives any proceeds of Collateral in contravention of the foregoing, such proceeds will be turned over to the Applicable Collateral Agent entitled to receive such proceeds pursuant to the prior sentence, for application in accordance with the prior sentence.

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Amendment and Refinancings. The ABL Obligations and the First-Priority Lien Obligations may be amended or refinanced subject to continuing rights of the holders of such refinancing Indebtedness under the Senior Lien Intercreditor Agreement.

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Intercreditor Agent. The Senior Lien Intercreditor Agreement provides for the appointment of an intercreditor agent (the “Intercreditor Agent”) who will enter into a joinder to the existing Junior Lien Intercreditor Agreement. With respect to any Collateral, the Intercreditor Agent will take direction from the Applicable Collateral Agent that is at the time entitled to enforce remedies with respect to such Collateral under the Senior Lien Intercreditor Agreement.

In addition, the Senior Lien Intercreditor Agreement provides that if the Company or any of its subsidiaries is subject to a case under the Bankruptcy Code or any other bankruptcy law:

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(x) if the ABL Facility Collateral Agent desires to permit the use of cash collateral or to permit the Issuers or any Note Guarantor to obtain financing under Section 363 or Section 364 of the Bankruptcy Code or under any other similar law (“DIP Financing”) secured by a lien on ABL Priority Collateral, then the Authorized First-Lien Collateral Agent and the holders of First-Priority Lien Obligations agree not to object to such use of cash collateral or DIP Financing or to request adequate protection (except as otherwise permitted under the Senior Lien Intercreditor Agreement) or any other relief in connection therewith and, to the extent the Liens on ABL Priority Collateral securing the ABL Obligations are subordinated or pari passu with such DIP Financing, will subordinate its Liens in the ABL Priority Collateral to such DIP Financing (and all Obligations relating thereto) on the same basis as such Liens are subordinated to the Liens in such ABL Priority Collateral securing the ABL Obligations; and (y) if the Authorized First-Lien Collateral Agent desires to permit the Issuers or any Note Guarantor to obtain any DIP Financing secured by a Lien on Notes Priority Collateral, then the ABL Facility Collateral Agent and the holders of ABL Obligations agree not to object to such DIP Financing or to request adequate protection (except as otherwise permitted under the Senior Lien Intercreditor Agreement) or any other relief in connection therewith and, to the extent the Liens on Notes Priority Collateral securing the First-Priority Lien Obligations are subordinated or pari passu with respect to such DIP Financing, will subordinate its Liens in the Notes Priority Collateral to such DIP Financing (and all Obligations relating thereto) on the same basis as such Liens are subordinated to the First-Priority Liens in the Notes Priority Collateral.

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(x) in the case of ABL Priority Collateral, the Authorized First-Lien Collateral Agent and the holders of First-Priority Lien Obligations will not object to, and will not otherwise contest (i) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of the ABL Obligations made by the ABL Facility Collateral Agent or any holder of such ABL Obligations (ii) any lawful exercise by any holder of ABL Obligations of the right to credit bid ABL Obligations in any sale in foreclosure of ABL Priority Collateral; and (iii) any other request for judicial relief made in any court by any holder of ABL Obligations relating to the lawful enforcement of any Lien on the ABL Priority Collateral; and (y) in the case of Notes Priority Collateral, the ABL Facility Collateral Agent and the holders of ABL Obligations will not object to, and will not otherwise contest (i) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of the First-Priority Lien Obligations made by the Authorized First-Lien Collateral Agent or any holder of such First-Priority Lien Obligations; (ii) any lawful exercise by any holder of First-Priority Lien Obligations of the right to credit bid First-Priority Lien Obligations in any sale in foreclosure of Notes Priority Collateral; and (iii) any other request for judicial relief made in any court by any holder of First-Priority Lien Obligations relating to the lawful enforcement of any Lien on the Notes Priority Collateral.

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(x) in the case of ABL Priority Collateral, the Authorized First-Lien Collateral Agent and the holders of First-Priority Lien Obligations will not object to (and will not otherwise contest) any order relating to a sale of ABL Priority Collateral of any Issuer or Note Guarantor for which the ABL Facility Collateral Agent has consented that provides, to the extent the sale is to be free and clear of Liens, that the ABL Liens and the First-Priority Liens will attach to the proceeds of the sale on the same basis of priority as the Liens securing such Obligations on the assets being sold, in accordance with the Senior Lien Intercreditor Agreement; and (y) in the case of Notes Priority Collateral, the ABL Facility Collateral Agent and the holders of ABL Obligations will not object to (and will not otherwise contest) any order relating to a sale of Notes Priority Collateral of any Issuer or Note Guarantor for which the Authorized First-Lien Collateral Agent has consented that provides, to the extent the sale is to be free and clear of Liens, that the ABL Liens and the First-Priority Liens will attach to the proceeds of the sale on the same basis of priority as such Liens attached to the assets being sold, in accordance with the Senior Lien Intercreditor Agreement.

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(x) in the case of ABL Priority Collateral, the Authorized First-Lien Collateral Agent and the holders of First-Priority Lien Obligations will not seek relief from the automatic stay or any other stay in any insolvency or liquidation proceeding without the prior consent of the ABL Facility Collateral Agent; and (y) in the case of Notes Priority Collateral, the ABL Facility Collateral Agent and the holders of ABL Obligations will not seek relief from the automatic stay or any other stay in any insolvency or liquidation proceeding without the prior consent of the Authorized First-Lien Collateral Agent.

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In respect of the ABL Priority Collateral, the Authorized First-Lien Collateral Agent and the holders of First-Priority Lien Obligations will not contest (or support any other person contesting) (a) any request by the ABL Facility Collateral Agent or the holders of ABL Obligations for adequate protection or (b) any objection by the ABL Facility Collateral Agent or the holders of ABL Obligations to any motion, relief, action or proceeding based on the ABL Facility Collateral Agent or the holders of ABL Obligations’ claiming a lack of adequate protection. Notwithstanding the foregoing, in any insolvency or liquidation proceeding, (i) if the holders of ABL Obligations (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any DIP Financing or use of cash collateral under Section 363 or Section 364 of the Bankruptcy Code or any similar law, then the Authorized First-Lien Collateral Agent may seek or request adequate protection in the form of a replacement Lien on such additional collateral, so long as, with respect to ABL Priority Collateral, such Lien is subordinated to the Liens securing the ABL Obligations and such DIP Financing (and all Obligations relating thereto), on the same basis as the other First-Priority Liens on ABL Priority Collateral are subordinated to the Liens on ABL Priority Collateral securing the ABL Obligations under the Senior Lien Intercreditor Agreement and (ii) in the event the Authorized First-Lien Collateral

Agent seeks or requests adequate protection and such adequate protection is granted in the form of additional collateral, then the Authorized First-Lien Collateral Agent and the holders of First-Priority Lien Obligations agree that the holders of the ABL Obligations shall also be granted a Lien on such additional collateral as security for the applicable ABL Obligations and any such DIP Financing and that any Lien on such additional collateral that constitutes ABL Priority Collateral securing the First-Priority Lien Obligations shall be subordinated to the Liens on such collateral securing the ABL Obligations and any such DIP Financing (and all Obligations relating thereto) and any other Liens on ABL Priority Collateral granted to the holders of ABL Obligations as adequate protection on the same basis as the First-Priority Liens are so subordinated to the Liens securing the ABL Obligations under the Senior Lien Intercreditor Agreement.

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(x) neither the Authorized First-Lien Collateral Agent nor any other First-Priority Lien Secured Party shall oppose or seek to challenge any claim by the ABL Facility Collateral Agent or any holder of ABL Obligations for allowance of ABL Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the ABL Liens on the ABL Priority Collateral, without regard to the existence of the First-Priority Liens on the ABL Priority Collateral; and (y) neither the ABL Facility Collateral Agent nor any holder of ABL Obligations shall oppose or seek to challenge any claim by the Authorized First-Lien Collateral Agent or any other First-Priority Lien Secured Party for allowance of First-Priority Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the First-Priority Liens on the Notes Priority Collateral, without regard to the existence of the ABL Liens on the Notes Priority Collateral;

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In respect of the Notes Priority Collateral, the ABL Facility Collateral Agent and the holders of ABL Obligations will not contest (or support any other person contesting) (a) any request by the Authorized First-Lien Collateral Agent and the holders of First-Priority Lien Obligations for adequate protection or (b) any objection by the Authorized First-Lien Collateral Agent and the holders of First-Priority Lien Obligations to any motion, relief, action or proceeding based on the Authorized First-Lien Collateral Agent and the holders of First-Priority Lien Obligations’ claiming a lack of adequate protection. Notwithstanding the foregoing, in any insolvency or liquidation proceeding, (i) if the holders of First-Priority Lien Obligations (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any DIP Financing or use of cash collateral under Section 363 or Section 364 of the Bankruptcy Code or any similar law, then the ABL Facility Collateral Agent may seek or request adequate protection in the form of a replacement Lien on such additional collateral, so long as, with respect to Notes Priority Collateral, such Lien is subordinated to the Liens on Notes Priority Collateral securing the First-Priority Lien Obligations and such DIP Financing (and all Obligations relating thereto), on the same basis as the other ABL Liens on Notes Priority Collateral are subordinated to the First-Priority Liens on Notes Priority Collateral under the Senior Lien Intercreditor Agreement and (ii) in the event the ABL Facility Collateral Agent seeks or requests adequate protection and such adequate protection is granted in the form of additional collateral, then the ABL Facility Collateral Agent and the holders of ABL Obligations agree that the holders of the First-Priority Lien Obligations shall also be granted a Lien on such additional collateral as security for the applicable First-Priority Lien Obligations and any such DIP Financing and that any Lien on such additional collateral that constitutes Notes Priority Collateral securing the ABL Obligations shall be subordinated to the Liens on such collateral securing the First-Priority Lien Obligations and any such DIP Financing (and all Obligations relating thereto) and any other Liens on Notes Priority Collateral granted to the holders of First-Priority Lien Obligations as adequate protection on the same basis as the other ABL Liens on Notes Priority Collateral are subordinated to the First-Priority Liens on Notes Priority Collateral under the Senior Lien Intercreditor Agreement; and

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(x) until the Discharge of ABL Obligations has occurred, the Authorized First-Lien Collateral Agent, on behalf of itself and the holders of First-Priority Lien Obligations, will not assert or enforce any claim under Section 506(c) of the United States Bankruptcy Code senior to or on a parity with the ABL Liens on ABL Priority Collateral for costs or expenses of preserving or disposing of any Collateral; and (y) until the Discharge of First-Priority Lien Obligations has occurred, the ABL Facility Collateral Agent, on behalf of itself and the holders of ABL Obligations, will not assert or enforce any claim under Section 506(c) of the United States bankruptcy Code senior to or on a parity with the First-Priority Liens on Notes Priority Collateral for costs or expenses of preserving or disposing of any Collateral.

First-Priority Intercreditor Agreement

The Collateral Agent, on its own behalf and on behalf of the holders of Notes under the Indenture, and the First-Lien Revolving Facility Collateral Agent, on its own behalf and on behalf of the First-Priority Lien Secured Parties under the First-Lien Revolving Facility, the Issuers and the Note Guarantors entered into the senior first-priority lien intercreditor agreement (as hereafter amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “First-Priority Intercreditor Agreement”). Although the holders of First-Priority Lien Obligations are not parties to the First-Priority Intercreditor Agreement, by their acceptance of the instruments evidencing such Obligations, each agrees to be bound thereby. In addition, the First-Priority Intercreditor Agreement provides that it may be amended from time to time to add Additional First-Priority Lien Secured Parties and collateral agents therefor with respect to Other First-Priority Lien Obligations to the extent permitted to be incurred under the Indenture, the First-Lien Revolving Facility and the ABL Facility. The First-Priority Intercreditor Agreement allocates the benefits of the Collateral among the holders of First-Priority Lien Obligations.

The First-Priority Intercreditor Agreement provides, among other things:

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Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any liens on any Collateral in which one or more collateral agents for any Series of First-Priority Lien Obligations have perfected security interests, the security interests of each First-Lien Collateral Agent in such Collateral will rank equal in priority. Under the First-Priority Intercreditor Agreement, only the authorized First-Lien Collateral Agent (the “Authorized First-Lien Collateral Agent”) will, subject to the terms of the Senior Lien Intercreditor Agreement, have the right to exercise remedies and take enforcement actions with respect to the Collateral, and the Authorized Representatives of other Series of First-Priority Lien Obligations will have no right to take actions with respect to the Collateral (subject to the right of any such Authorized Representative of such other Series of First-Priority Lien Obligations to take limited protective measures with respect to the liens securing such First-Priority Lien Obligations and to take certain actions that would be permitted to be taken by unsecured creditors). The Authorized First-Lien Collateral Agent will initially be the First-Lien Revolving Facility Collateral Agent. The First-Lien Revolving Facility Collateral Agent will remain the Authorized First-Lien Collateral Agent until such date as the principal amount of commitments outstanding under the First-Lien Revolving Facility is less than $30.0 million. Thereafter, the Authorized First-Lien Collateral Agent will be appointed by holders of a majority in aggregate outstanding principal amount of the series of First-Priority Lien Obligations that is the largest principal amount of any such series, unless the outstanding principal amount of First-Priority Lien Obligations of each other series is less than the principal amount of commitments outstanding under the First-Lien Revolving Facility, in which case the Authorized First-Lien Collateral Agent shall continue to be the First-Lien Revolving Facility Collateral Agent. The Collateral Agent, as Authorized Representative in respect of the Notes, will initially have no rights to exercise remedies or take enforcement actions under the Senior First-Priority Intercreditor Agreement (other than as described in the immediately preceding sentence).

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Subject to the rights of the ABL Facility Collateral Agent under the Senior Lien Intercreditor Agreement, the Authorized First-Lien Collateral Agent has the sole right to act or refrain from acting with respect to the Collateral. No other collateral agent with respect to First-Priority Lien Obligations may exercise remedies or take enforcement actions with respect to the Collateral, and no Authorized Representative of any other First-Priority Lien Secured Party (other than the Authorized First-Lien Collateral Agent) may commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interests in or realize upon, or take any other action available to it in respect of, the Collateral.

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Notwithstanding the equal priority of the Liens securing each Series of First-Priority Lien Obligations, the Authorized First-Lien Collateral Agent may deal with the Collateral as if the Authorized First-Lien Collateral Agent had a senior Lien on such Collateral. No other collateral agent or Authorized Representative may contest, protest or object to any foreclosure proceeding or action brought by the Authorized First-Lien Collateral Agent. Each of the First-Priority Lien Secured Parties also will agree that it will not contest or support any other Person in contesting, in any proceeding (including any insolvency or liquidation proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the First-Priority Lien Secured Parties in all or any part of the Collateral, or the provisions of the First-Priority Intercreditor Agreement.

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With respect to any Collateral (other than the ABL Priority Collateral, and subject to the terms of the Senior Lien Collateral Agreement) in which a Lien can be perfected by the possession or control of such Collateral or of any deposit, securities or other account in which such Collateral is held, then the Authorized First-Lien Collateral Agent shall also hold or control such Collateral as gratuitous bailee and sub-agent for each other collateral agent in respect of First-Priority Lien Obligations. Subject to the rights of the Authorized First-Lien Collateral Agent and the other terms of the First-Priority Intercreditor Agreement, any such collateral agent that holds or controls Collateral as gratuitous bailee and sub-agent shall be entitled to deal with the applicable pledged or controlled Collateral as if the liens thereon of the collateral agent or First-Priority Lien Secured Parties or Series of First-Priority Lien Obligations did not exist; provided that any proceeds arising from such pledged or controlled Collateral shall be subject to application in accordance with the terms of the First-Priority Intercreditor Agreement.

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Subject to the terms of the Senior Lien Intercreditor Agreement, if an event of default has occurred and is continuing under the documents governing any of the First-Priority Lien Obligations and the Authorized First-Lien Collateral Agent is taking action to enforce rights in respect of any Collateral, or any distribution is made with respect to any Collateral in any bankruptcy case of any Issuer or Note Guarantor, the proceeds of any sale, collection or other liquidation of any such Collateral by the Authorized First-Lien Collateral Agent or any First-Priority Lien Secured Party (or received pursuant to any other intercreditor agreement), as applicable, and proceeds of any such distribution (subject, in the case of any such distribution, to the paragraph immediately following) to which the First-Priority Lien Obligations are entitled under any other intercreditor agreement shall be applied among the First-Priority Lien Obligations to the payment in full of the First-Priority Lien Obligations on a ratable basis, after payment of all amounts owing to the Authorized First-Lien Collateral Agent, all other collateral agents party to the First-Priority Intercreditor Agreement and all paying agents, agents and trustees party to the First-Priority Intercreditor Agreement.

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Notwithstanding the foregoing, with respect to any Collateral for which a third party (other than a First-Priority Lien Secured Party or the holders of ABL Obligations) has a Lien that is junior in priority to the Lien of any Series of First-Priority Lien Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the Lien of any other Series of First-Priority Lien Obligations (such third party, an “Intervening Creditor”), the value of any Collateral or proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Collateral or proceeds to be distributed in respect of such other Series of First-Priority Lien Obligations.

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None of the First-Priority Lien Secured Parties may institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Authorized First-Lien Collateral Agent, any other collateral agent party to the First-Priority Intercreditor Agreement or any other First-Priority Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Collateral. In addition, none of the First-Priority Lien Secured Parties may seek to have any Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral. If any First-Priority Lien Secured Party obtains possession of any Collateral or realizes any proceeds or payment in respect thereof, at any time prior to the Discharge of First-Priority Lien Obligations, then it must, subject to the terms of the Senior Lien Intercreditor Agreement, hold such Collateral, proceeds or payment in trust for the other First-Priority Lien Secured Parties and promptly transfer such Collateral, proceeds or payment to the Authorized First-Lien Collateral Agent to be distributed in accordance with the First-Priority Intercreditor Agreement.

In addition, the First-Priority Intercreditor Agreement provides that if any of the Issuers or Note Guarantors is subject to a case under the Bankruptcy Code:

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If the Authorized First-Lien Collateral Agent desires to permit the use of cash collateral or to obtain any DIP Financing secured by a Lien on Collateral, then the Authorized Representatives of other Series of First-Priority Lien Obligations and the holders of each other Series of First-Priority Lien Obligations agree not to object to such use of cash collateral or DIP Financing or the Liens securing the same (the “DIP Financing Liens”) or to request adequate protection (except as otherwise permitted under the First-Priority Intercreditor Agreement) or any other relief in connection therewith (and (i) to the extent the Liens for the benefit of the Authorized First-Lien Collateral Agent are subordinated to such DIP Financing Liens, will subordinate its Liens in the Collateral to such DIP Financing Liens on the same basis as they are subordinated to the Liens for the benefit of the Authorized First-Lien Collateral Agent, and (ii) to the extent such DIP Financing liens rank pari passu with the Liens on such Collateral granted pursuant to the First-Priority Lien Security Documents, each Authorized Representative for the First-Priority Lien Obligations will, for itself and on behalf of the other First-Priority Lien Secured Parties that it represents, confirm the priorities with respect to such Collateral as set forth in the Senior First-Priority Collateral Intercreditor Agreement), in each case so long as:

(i) the First-Priority Lien Secured Parties of each Series retain the benefit of their Liens on all such Collateral pledged to secure the DIP Financing, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-à-vis all the other First-Priority Lien Secured Parties (other than any Liens of the First-Priority Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the bankruptcy case;

(ii) the First-Priority Lien Secured Parties of each Series are granted Liens on any additional collateral pledged to any First-Priority Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-à-vis all the other First-Priority Lien Secured Parties as set forth in the First-Priority Intercreditor Agreement;

(iii) if any amount of such DIP Financing or cash collateral is applied to repay any of the First-Priority Lien Obligations, such amount is applied pursuant to the First-Priority Intercreditor Agreement; and

(iv) if any First-Priority Lien Secured Party is granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to the First-Priority Intercreditor Agreement;

provided, that the First-Priority Lien Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any asset of the Issuer or a Note Guarantor subject to Liens in favor of the First-Priority Lien Secured Parties of such Series or its representative that is not Common Collateral; and provided, further that the First-Priority Lien Secured Parties shall not object to any other First-Priority Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such First-Priority Lien Secured Party in connection with a DIP Financing or use of cash collateral.

The First-Priority Lien Secured Parties will acknowledge that the First-Priority Lien Obligations of any Series may, subject to the limitations set forth in the Senior Lien Intercreditor Agreement and the First-Priority Intercreditor Agreement, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in the First-Priority Intercreditor Agreement defining the relative rights of the First-Priority Lien Secured Parties.

Junior Lien Intercreditor Agreement

The existing Junior Lien Intercreditor Agreement is supplemented by a joinder executed by the Intercreditor Agent. Pursuant to the terms of the Junior Lien Intercreditor Agreement, at any time at which Obligations (the “Senior Lien Obligations”) secured by Liens ranking higher in priority than those securing the Second-Priority Lien Obligations are outstanding, the Intercreditor Agent will determine the time and method by which the security interests in the Collateral will be enforced. Each Second-Priority Agent will not be permitted to enforce the security interests even if any Event of Default (as defined in either Second-Lien Notes Indenture) or other event of default under a Second-Priority Document has occurred and any Second-Priority Lien Obligations have been accelerated except (a) in any insolvency or liquidation proceeding, as necessary to file a claim or statement of interest with respect to such Second-Priority Lien Obligations or (b) as necessary to take any action in order to create, prove, preserve, perfect or protect (but not enforce) its rights in the Second-Priority Lien Obligations.

In addition, the Junior Lien Intercreditor Agreement provides that, so long as there are Senior Lien Obligations outstanding, (1) the holders of Senior Lien Obligations may direct the Intercreditor Agent to take actions with respect to the Collateral (including the release of Collateral and the manner of realization) without the consent of the holders of Second-Priority Lien Obligations or any Second-Priority Agent, (2) the Issuers and the Note Guarantors may require the Second-Priority Agents to agree to modify the Junior Lien Intercreditor Agreement, without the consent of the holders of Senior Lien Obligations or any agent (including the Intercreditor Agent) in respect thereof, or of the holders of Second-Priority Lien Obligations or any Second-Priority Agent, to secure additional extensions of credit and add additional secured creditors so long as such modifications do not expressly violate the provisions of the Second-Priority Documents or the various documents governing the Senior Lien Obligations; (3) in the event the collateral documents relating to the Senior Lien Obligations are amended or waived, the provisions of the Second-Lien Security Documents will automatically be amended and or waived correspondingly, without the consent of the holders of the Second-Priority Obligations or any Second-Priority Agent, provided that any such change, waiver or modification may not materially adversely affect the rights or interests of holders of the Second-Priority Obligations and not the other secured creditors in a like or similar manner.

The Junior Lien Intercreditor Agreement also provides that, so long as the discharge of Senior Lien Obligations has not occurred, the Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies as a secured party, shall be applied by the Intercreditor Agent to the Senior Lien Obligations in such order as specified in the relevant documents governing such Senior Lien Obligations until the discharge of Senior Lien Obligations has occurred. Upon the discharge of Senior Lien Obligations, the Intercreditor Agent is required to deliver promptly to the agent designated by the holders of Second-Priority Lien Obligations any Collateral or proceeds thereof held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct, to be applied by the such agent ratably to the Second-Priority Lien Obligations and, with respect to each class of Second-Priority Lien Obligations, in such order as specified in the relevant Second-Priority Documents. Any Collateral or proceeds thereof received by any Second-Priority Agent or any holder of Second-Priority Lien Obligations in connection with the exercise of any right or remedy (including setoff) relating to the Collateral in contravention of the Junior Lien Intercreditor Agreement prior to the discharge of Senior Lien Obligations is required to be segregated and held in trust for the benefit of and forthwith paid over to the Intercreditor Agent (and/or its designees) for the benefit of the applicable holders of Senior Lien Obligations in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.

In addition, the Junior Lien Intercreditor Agreement provides that, if the Issuers or any Guarantor is subject to any insolvency or liquidation proceeding:

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if the Intercreditor Agent desires to permit the use of cash collateral or to permit the Issuers or any Guarantor to obtain any DIP Financing, then the Second-Priority Agents and holders of the Second-

Priority Lien Obligations may not object to such use of cash collateral or DIP Financing or to request adequate protection or any other relief in connection therewith (except to the extent permitted by the Junior Lien Intercreditor Agreement) and, to the extent the Liens securing the Senior Lien Obligations are subordinated or pari passu with such DIP Financing, will subordinate its Liens in the Collateral to such DIP Financing (and all Obligations relating thereto) on the same basis as they are subordinated to the Liens securing the Senior Lien Obligations under the Junior Lien Intercreditor Agreement;

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the Second-Priority Agents and the holders of the Second-Priority Lien Obligations may not object to (and may not otherwise contest): (i) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of the Senior Lien Obligations made by the Intercreditor Agent or any holder of such Obligations, (ii) any lawful exercise by any holder of Senior Lien Obligations of the right to credit bid Senior Lien Obligations in any sale in foreclosure of collateral securing such Senior Lien Obligations; (iii) any other request for judicial relief made in any court by any holder of Senior Lien Obligations relating to the lawful enforcement of any Lien on the collateral securing such Senior Lien Obligations; or (iv) any order relating to a sale of assets of any Issuer or Guarantor for which the Intercreditor Agent has consented that provides, to the extent the sale is to be free and clear of Liens, that the Liens securing the Senior Lien Obligations and the Second-Priority Lien Obligations will attach to the proceeds of the sale on the same basis of priority as the existing Liens in accordance with the Junior Lien Intercreditor Agreement;

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until the Senior Lien Obligations have been discharged, the Second-Priority Agents and the holders of Second-Priority Lien Obligations may not seek relief from the automatic stay or any other stay in any insolvency or liquidation proceeding in respect of the Collateral, without the prior written consent of the Intercreditor Agent and the requisite majority of holders of the Senior Lien Obligations;

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none of the Second-Priority Agents or the holders of Second-Priority Lien Obligations may contest (or support any other person contesting) (a) any request by the Intercreditor Agent or the holders of Senior Lien Obligations for adequate protection or (b) any objection by the Intercreditor Agent or the holders of Senior Lien Obligations to any motion, relief, action or proceeding based on the Intercreditor Agent’s or the holders of Senior Lien Obligations’ claiming a lack of adequate protection. Notwithstanding the foregoing, in any insolvency or liquidation proceeding, (i) if the holders of Senior Lien Obligations (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any DIP Financing or use of cash collateral under Section 363 or Section 364 of the Bankruptcy Code or any similar law, then each Second-Priority Agent (on behalf of the holders of Second-Priority Lien Obligations) may seek or request adequate protection in the form of a replacement Lien on such additional collateral, which Lien is subordinated to the Liens securing the Senior Lien Obligations and such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second-Priority Lien Obligations are so subordinated to the Liens securing Senior Lien Obligations under the Junior Lien Intercreditor Agreement and (ii) in the event any Second-Priority Agent seeks or requests adequate protection and such adequate protection is granted in the form of additional collateral, then such Second-Priority Agent, on behalf of the holders of Second-Priority Lien Obligations, agrees that the holders of the Senior Lien Obligations shall also be granted a senior Lien on such additional collateral as security for the applicable Senior Lien Obligations and any such DIP Financing and that any Lien on such additional collateral securing the Second-Priority Lien Obligations shall be subordinated to the Liens on such collateral securing the Senior Lien Obligations and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the holders of Senior Lien Obligations as adequate protection on the same basis as the other Liens securing the Second-Priority Lien Obligations are so subordinated to such Liens securing Senior Lien Obligations under the Junior Lien Intercreditor Agreement; and

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until the discharge of Senior Lien Obligations has occurred, the Second-Lien Notes Trustee, on behalf of itself and the holders of Second-Lien Notes, will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code senior to or on a parity with the Liens securing the Senior Lien Obligations for costs or expenses of preserving or disposing of any collateral.

Release of Collateral

The Issuers and the Note Guarantors will be entitled to the releases of property and other assets included in the Collateral from the Liens securing the Notes and Note Guarantees, at the Issuers’ sole cost and expense, under any one or more of the following circumstances:

(1) to enable us to consummate the disposition of such property or assets to the extent not prohibited under the covenant described under “—Certain Covenants—Asset Sales;”

(2) in the case of a Note Guarantor that is released from its Note Guarantee with respect to the Notes, the release of the property and assets of such Note Guarantor; or

(3) as described under “—Amendments and Waivers” below.

The security interests in all Collateral securing the Notes and Note Guarantees, at the Issuers’ sole cost and expense, also will be released upon (i) payment in full of the principal of, together with accrued and unpaid interest (including additional interest, if any) on, the Notes and all other Obligations under the Indenture, the Note Guarantees and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest (including additional interest, if any), are paid (including pursuant to a satisfaction and discharge of the Indenture as described below under “—Satisfaction and Discharge”) or (ii) a legal defeasance or covenant defeasance under the Indenture as described below under “—Defeasance.”

The Indenture provides that, to the extent applicable, the Issuers will cause TIA Section 313(b), relating to reports, and TIA Section 314(d), relating to the release of property or securities or relating to the substitution therefor of any property or securities to be subjected to the Lien of the Security Documents, to be complied with after qualification of the Indenture pursuant to the TIA. Any certificate or opinion required by TIA Section 314(d) may be made by an officer of the Issuers except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent appraiser or other expert selected by the Issuers and reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary in this paragraph, the Issuers will not be required to comply with all or any portion of TIA Section 314(d) if they determine, in good faith based on advice of counsel (which may be internal counsel), that under the terms of TIA Section 314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of TIA Section 314(d) is inapplicable to released Collateral. Without limiting the generality of the foregoing, certain no-action letters issued by the SEC have permitted an indenture qualified under the TIA to contain provisions permitting the release of collateral from Liens under an indenture in the ordinary course of an Issuer’s business without requiring the Issuers to provide certificates and other documents under Section 314(d) of the TIA. In addition, under interpretations provided by the SEC, to the extent that a release of a Lien is made without the need for consent by the holders of the Notes or the Trustee, the provisions of TIA Section 314(d) may be inapplicable to the release. For the avoidance of doubt, under the Indenture, the Note Guarantors may, among other things, without any release or consent by the holders of the Notes or the Trustee, but otherwise in compliance with the covenants of the Indenture and the Security Documents, conduct ordinary course activities with respect to the Collateral, including (i) selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Lien of the Security Documents which has become worn out, defective or obsolete or not used or useful in the business; (ii) abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Lien of the Security Documents; (iii) surrendering or modifying any franchise, license or permit subject to the Lien of the Security Documents which it may own or under which it may be operating; (iv) altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances; (v) granting a license of any intellectual property; (vi) selling, transferring or otherwise disposing of inventory in the ordinary course of business; (vii) collecting accounts receivable in the ordinary course of business or selling, liquidating, factoring or otherwise disposing of accounts receivable in the ordinary course of business; (viii) making cash payments (including for the repayment of Indebtedness or interest and in connection with the Issuers’ cash management activities) from cash that is at any time part of the Collateral in the ordinary course of business that are not otherwise prohibited by the Indenture and the Security Documents; and (ix) abandoning any intellectual property which is no longer used or useful in the Issuers’ business. The Issuers shall deliver to the Trustee within 30 days following the end of each six-month period (with the second such six-month period being the end of each fiscal year), an Officers’ Certificate to the effect that all releases and withdrawals during the preceding six-month period (or since the Issue Date, in the case of the first such certificate) in connection with which no consent of the holders of the Notes or the Trustee was obtained pursuant to the foregoing provisions were made in the ordinary course of the Issuers’ or the respective Note Guarantor’s business and such release and the use of proceeds in connection therewith were not prohibited by the Indenture.

Note Guarantees

Each of the Company’s direct and indirect Restricted Subsidiaries (other than Finance Co.) that are wholly owned Domestic Subsidiaries on the Issue Date and guarantee Indebtedness under a Credit Agreement will jointly and severally, irrevocably and unconditionally guarantee on a senior basis the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Issuers under the Indenture and the Notes, whether for payment of principal of, premium, if any, or interest or additional interest on the Notes, expenses, indemnification or otherwise (all such obligations guaranteed by such Note Guarantors being herein called the “Guaranteed Obligations”). The Guaranteed Obligations of each Note Guarantor will be secured as described under “—Ranking.” The Note Guarantors will agree to pay, in addition to the amount stated above, any and all expenses (including counsel fees and expenses) incurred by the Trustee or the holders in enforcing any rights under the Note Guarantees.

Each Note Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by the applicable Note Guarantor without rendering the Note Guarantee, as it relates to such Note Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. The Company will cause each Restricted Subsidiary (other than Finance Co.) that is a wholly owned Domestic Subsidiary (unless such Subsidiary is a Receivables Subsidiary) to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will guarantee payment of the Notes on the same secured and unsubordinated basis. See “—Certain Covenants—Future Note Guarantors.”

Each Note Guarantee will be a continuing guarantee and will:

(1) remain in full force and effect until payment in full of all the Guaranteed Obligations;

(2) subject to the next succeeding paragraph, be binding upon each such Note Guarantor and its successors; and

(3) inure to the benefit of and be enforceable by the Trustee, the holders and their successors, transferees and assigns.

A Note Guarantee of a Note Guarantor will be automatically released upon:

(1) the sale, disposition or other transfer (including through merger or consolidation) of the Capital Stock (including any sale, disposition or other transfer following which the applicable Note Guarantor is no longer a Restricted Subsidiary), of the applicable Note Guarantor if such sale, disposition or other transfer is not prohibited by the Indenture, and such Note Guarantor is released from its guarantees, if any, of, and all pledges and security, if any, granted in connection with, any Credit Agreement and any other Indebtedness of the Company or any Restricted Subsidiary of the Company,

(2) the Company designating such Note Guarantor to be an Unrestricted Subsidiary in accordance with the provisions set forth under “—Certain Covenants—Limitation on Restricted Payments” and the definition of “Unrestricted Subsidiary,” and

(3) the Issuers’ exercise of their legal defeasance option or covenant defeasance option as described under “—Defeasance.”

Change of Control

Upon the occurrence of a Change of Control, each holder will have the right to require the Issuers to repurchase all or any part of such holder’s Notes, at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), except to the extent the Issuers have previously elected to redeem Notes as described under “—Optional Redemption”. A “Change of Control” means the occurrence of any of the following events:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of the Company and its Subsidiaries, taken as a whole, to a Person other than any of the Permitted Holders; or

(2) the Issuers become aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(l) under the Exchange Act), other than any of the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Voting Stock of the Company or any direct or indirect parent of the Company; or

(3) individuals who on the Issue Date constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors of the Company or whose nomination for election by the shareholders of the Company was approved by (a) a vote of a majority of the directors of the Company then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved or (b) the Permitted Holders) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

Within 30 days following any Change of Control, except to the extent that the Issuers have exercised their right to redeem the Notes, as described under “—Optional Redemption,” the Issuers shall mail a notice (a “Change of Control Offer”) to each holder of the Notes, with a copy to the Trustee stating:

(1) that a Change of Control has occurred and that such holder has the right to require the Issuers to repurchase such holder’s Notes at a repurchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to the date of repurchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date);

(2) the circumstances and relevant facts and financial information regarding such Change of Control;

(3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

(4) the instructions determined by the Issuers, consistent with this covenant, that a holder must follow in order to have its Notes purchased.

A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

In addition, the Issuers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

Notes repurchased by the Issuers pursuant to a Change of Control Offer will have the status of Notes issued but not outstanding or will be retired and canceled at the option of the Issuers. Notes purchased by a third party pursuant to the preceding paragraph will have the status of Notes issued and outstanding.

The Issuers will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under this paragraph by virtue thereof.

This Change of Control repurchase provision is a result of negotiations between the Issuers and the initial purchasers. The Company has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Company could decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Company’s capital structure or credit ratings.

The occurrence of events which would constitute a Change of Control would constitute a default under each Credit Agreement and require an offer to repurchase the Issuers’ Senior Subordinated Notes. Future Indebtedness of the Issuers may contain prohibitions on certain events which would constitute a Change of Control or require such Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require the Issuers to repurchase the Notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Issuers’ ability to pay cash to the holders upon a repurchase may be limited by the Issuers’ then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

The definition of Change of Control includes a phrase relating to the sale, lease or transfer of “all or substantially all” the assets of the Company and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require the Issuers to repurchase such Notes as a result of a sale, lease or transfer of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain, and for the avoidance of doubt, the term “all or substantially all,” when applied to the Collateral, as set forth above, shall not be read to mean “any” of the Collateral as a result of the Issuers or the relevant Subsidiary being in the “zone of insolvency.”

Under a recent Delaware Chancery Court interpretation of a change of control repurchase requirement with a continuing director provision (as does the definition of “Change of Control” for purposes of the indenture), a board of directors may approve a slate of shareholder-nominated directors without endorsing them or while simultaneously recommending and endorsing its own slate instead. The foregoing interpretation would permit the Company’s Board of Directors to approve a slate of directors that included a majority of dissident directors nominated pursuant to a proxy contest, and the ultimate election of such directors would not constitute a “Change of Control” under the indenture that would trigger the rights of a holder of notes to require a repurchase of the notes pursuant to this covenant.

Certain Covenants

Set forth below are summaries of certain covenants contained in the Indenture. If on any date following the Issue Date, (i) the Notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under the Indenture then, beginning on that day and continuing at all times thereafter (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a

“Covenant Suspension Event”) until the Reversion Date, if any, the covenants specifically listed under the following captions in this “Description of Additional Exchange Notes” section of this prospectus will not be applicable to the Notes (collectively, the “Suspended Covenants”):

(1) “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(2) “—Limitation on Restricted Payments”;

(3) “—Dividend and Other Payment Restrictions Affecting Subsidiaries”;

(4) “—Asset Sales”;

(5) “—Transactions with Affiliates”; and

(6) clause (4) of the first paragraph of “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets.”

The period of time between the Covenant Suspension Event and the Reversion Date (as defined below) is referred to in this description as the “Suspension Period.” During the Suspension Period, the Liens securing the Note Obligations will permanently terminate (and the Issuers or the relevant Subsidiary will not be required to reinstate such Liens even if a Reversion Date occurs).

If and while the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants, the Notes will be entitled to substantially less covenant protection. In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the notes below an Investment Grade Rating, then the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the Indenture with respect to future events.

On each Reversion Date, all Indebtedness Incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be classified as having been Incurred or issued pursuant to the first paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” below or one of the clauses set forth in the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” below (to the extent such Indebtedness or Disqualified Stock or Preferred Stock would be permitted to be Incurred or issued thereunder as of the Reversion Date and after giving effect to Indebtedness Incurred or issued prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness or Disqualified Stock or Preferred Stock would not be so permitted to be Incurred or issued pursuant to the first or second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” such Indebtedness or Disqualified Stock or Preferred Stock will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (c) of the second paragraph under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.” Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under “—Limitation on Restricted Payments” will be made as though the covenant described under “—Limitation on Restricted Payments” had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of “—Limitation on Restricted Payments.” As described above, however, no Default or Event of Default will be deemed to have occurred on the Reversion Date as a result of any actions taken by the Company or its Restricted Subsidiaries during the Suspension Period.

For purposes of the “—Asset Sales” covenant, on the Reversion Date, the unutilized Excess Proceeds amount will be reset to zero.

There can be no assurance that the Notes will ever achieve or maintain Investment Grade Ratings.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

The Indenture provides that:

(1) the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock; and

(2) the Company will not permit any of its Restricted Subsidiaries (other than Finance Co. or a Note Guarantor) to issue any shares of Preferred Stock;

provided, however, that any Issuer and any Restricted Subsidiary that is a Note Guarantor or a Foreign Subsidiary may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock and any Restricted Subsidiary may issue shares of Preferred Stock, in each case if the Fixed Charge Coverage Ratio of the Company for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

The foregoing limitations do not apply to:

(a) the Incurrence by the Company or its Restricted Subsidiaries of Indebtedness under the Credit Agreement and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) up to an aggregate principal amount outstanding at any one time not to exceed:

(i) an amount equal to the greater of (1) $200.0 million and (2) the Borrowing Base; plus

(ii) the greater of (x) $50.0 million and (y) an amount such that, on a pro forma basis after giving effect to the incurrence of such Indebtedness (and application of the net proceeds therefrom), the Consolidated First Lien Secured Debt Ratio would be no greater than 3.00 to 1.00;

(b) the Incurrence by the Company and the Note Guarantors of Indebtedness represented by the Notes (not including any Additional Notes) and the Note Guarantees (including Exchange Notes and related guarantees thereof);

(c) (i) Indebtedness existing on the Issue Date (after giving effect to the Transactions) (other than Indebtedness described in clauses (a) and (b)) and (ii) Indebtedness under the Existing First-Lien Notes outstanding immediately after the Issue Date until the completion of the Cash Tender Offer and the redemption of the Existing First Lien Notes;

(d)(1) Indebtedness (including Capitalized Lease Obligations) Incurred by the Company or any of its Restricted Subsidiaries, Disqualified Stock issued by the Company or any of its Restricted Subsidiaries and Preferred Stock issued by any Restricted Subsidiaries of the Company to finance (whether prior to or within 270 days after) the purchase, lease, construction or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets (but no other material assets)) and (2) Acquired Indebtedness; in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding that was Incurred pursuant to this clause (d), does not exceed the greater of $75.0 million and 5.0% of Total Assets at the time of Incurrence;

(e) Indebtedness Incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including without limitation letters of credit in respect of workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims;

(f) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with the Transactions or any acquisition or disposition of any business, assets or a Subsidiary of the Company in accordance with the terms of the Indenture, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(g) Indebtedness of the Company to a Restricted Subsidiary; provided that any such Indebtedness owed to a Restricted Subsidiary that is neither Finance Co. nor a Note Guarantor is subordinated in right of payment to the obligations of the Company under the Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness;

(h) shares of Preferred Stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock;

(i) Indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary; provided that if Finance Co. or a Note Guarantor Incurs such Indebtedness to a Restricted Subsidiary that is neither Finance Co. nor a Note Guarantor, such Indebtedness is subordinated in right of payment to the Notes (in the case of Finance Co.) or the Note Guarantee of such Note Guarantor, as applicable; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary holding such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness;

(j) Hedging Obligations that are not incurred for speculative purposes and (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of the Indenture to be outstanding; (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; and/or (3) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases or sales;

(k) obligations (including reimbursement obligations with respect to letters of credit and bank guarantees) in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

(l) Indebtedness or Disqualified Stock of the Company or any Restricted Subsidiary of the Company and Preferred Stock of any Restricted Subsidiary of the Company not otherwise permitted under the Indenture in an aggregate principal amount, which when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and Incurred pursuant to this clause (1), does not exceed $100.0 million at any one time outstanding (it being understood that any Indebtedness Incurred under this clause (1) shall cease to be deemed Incurred or outstanding for purposes of this clause (1) but shall be deemed Incurred for purposes of the first paragraph of this covenant from and after the first date on which the Company, or the Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness under the first paragraph of this covenant without reliance upon this clause (1));

(m) any guarantee (or co-issuance in the case of Finance Co.) by an Issuer or a Note Guarantor of Indebtedness or other obligations of the Company or any of its Restricted Subsidiaries so long as the Incurrence of such Indebtedness Incurred by such Issuer or such Restricted Subsidiary is permitted under the terms of the Indenture; provided that if such Indebtedness is by its express terms subordinated in right of payment to the Notes or the Note Guarantee of such Restricted Subsidiary, as applicable, any such guarantee (or co-issuance in the case of Finance Co.) of such Issuer or Note Guarantor with respect to such Indebtedness shall be subordinated in right of payment to the Notes or such Note Guarantor’s Note Guarantee with respect to the Notes, as applicable, substantially to the same extent as such Indebtedness is subordinated to the Notes or the Note Guarantee of such Restricted Subsidiary, as applicable;

(n) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness or Disqualified Stock or Preferred Stock of a Restricted Subsidiary of the Company which serves to refund, refinance or defease any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued as permitted under the first paragraph of this covenant and clauses (b), (c)(i), (d), (n), (o), (s) and/or (t) of this paragraph or any Indebtedness, Disqualified Stock or Preferred Stock Incurred to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock, including any Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay premiums and fees in connection therewith (subject to the following proviso, “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(1) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness, Disqualified Stock and Preferred Stock being refunded or refinanced that were due on or after the date one year following the last maturity date of any Notes then outstanding were instead due on such date one year following the last date of maturity of the Notes;

(2) has a Stated Maturity which is not earlier than the earlier of (x) the Stated Maturity of the Indebtedness being refunded or refinanced or (y) 91 days following the maturity date of the Notes;

(3) to the extent such Refinancing Indebtedness refinances (a) Indebtedness junior to the Notes or the Note Guarantee of such Restricted Subsidiary, as applicable, such Refinancing Indebtedness is junior to the Notes or the Note Guarantee of such Restricted Subsidiary, as applicable, or (b) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock;

(4) is Incurred in an aggregate amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced plus premium, fees and expenses Incurred in connection with such refinancing;

(5) shall not include (x) Indebtedness of a Restricted Subsidiary of the Company that is neither Finance Co. nor a Note Guarantor that refinances Indebtedness of an Issuer or a Restricted Subsidiary that is a Note Guarantor, or (y) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary; and

(6) in the case of any Refinancing Indebtedness Incurred to refinance Indebtedness outstanding under clause (d) or (s), shall be deemed to have been Incurred and to be outstanding under such clause (d) or (s), as applicable, and not this clause (n) for purposes of determining amounts outstanding under such clauses (d) and (s);

provided, further, that (A) subclauses (1), (2) and (3) of this clause (n) will not apply to any refunding or refinancing of the Notes, the Second-Lien Notes or any Secured Indebtedness constituting First-Priority Lien Obligations, and (B) subclause (3) of this clause (n) will not apply to any refunding or refinancing of the Senior Subordinated Notes, to the extent such refunding or refinancing occurs within one year of the Stated Maturity thereof;

(o) Indebtedness, Disqualified Stock or Preferred Stock of (x) the Company or any of its Restricted Subsidiaries, Incurred to finance an acquisition or (y) Persons that are acquired by the Company or any of its

Restricted Subsidiaries or merged or amalgamated into the Company or a Restricted Subsidiary in accordance with the terms of the Indenture; provided, however, that after giving pro forma effect to such acquisition and the Incurrence of such Indebtedness either:

(1) the Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant; or

(2) the Fixed Charge Coverage Ratio would be greater than immediately prior to such acquisition;

(p) Indebtedness Incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is not recourse to the Company or any Restricted Subsidiary other than a Receivables Subsidiary (except for Standard Securitization Undertakings);

(q) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its Incurrence;

(r) Indebtedness of the Company or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to the Credit Agreement, in a principal amount not in excess of the stated amount of such letter of credit;

(s) Contribution Indebtedness;

(t) Indebtedness of Foreign Subsidiaries Incurred for working capital purposes;

(u) Indebtedness of the Company or any Restricted Subsidiary consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business; and

(v) Indebtedness issued by the Company or a Restricted Subsidiary to current or former officers, directors and employees thereof or any direct or indirect parent thereof, or their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Company or any of its direct or indirect parent companies to the extent permitted under clause (b)(4) of the covenant described under “—Limitation on Restricted Payments.”

For purposes of determining compliance with this covenant, in the event that an item, or a portion of such item, taken by itself, of Indebtedness, Disqualified Stock or Preferred Stock meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (a) through (v) above or such item is (or portion, taken by itself, would be) entitled to be Incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, divide, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness or any portion thereof in any manner that complies (based on circumstances existing at the time of such division, classification or reclassification) with this covenant; provided that all Indebtedness under the First-Lien Revolving Facility or ABL Facility outstanding on the Issue Date shall be deemed to have been Incurred pursuant to clause (a) and the Company shall not be permitted to reclassify all or any portion of such Indebtedness under the Credit Agreement outstanding on the Issue Date until such Indebtedness is no longer outstanding. Accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Indebtedness with the same terms, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this covenant.

Any Indebtedness Incurred under an ABL Facility pursuant to clause (a) of the second paragraph of this covenant shall be deemed for purposes of this covenant to have been Incurred on the date such Indebtedness was first Incurred until such Indebtedness is actually repaid, other than pursuant to “cash sweep” provisions or any similar provisions under any credit facility that provides that such Indebtedness is deemed to be repaid daily (or otherwise periodically).

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

For the avoidance of doubt, notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company and its Restricted Subsidiaries may Incur pursuant to this covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rate of currencies.

For the avoidance of doubt, the principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Limitation on Restricted Payments

The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests, including any payment made in connection with any merger, amalgamation or consolidation involving the Company (other than (A) dividends or distributions by the Company payable solely in Equity Interests (other than Disqualified Stock) of the Company; or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(2) purchase or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company;

(3) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Subordinated Indebtedness of the Company or any of its Restricted Subsidiaries (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement, and (B) Indebtedness permitted under clauses (g) or (i) of the second paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (3) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(b) immediately after giving effect to such transaction on a pro forma basis, the Company could Incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries on or after August 1, 2006 (including Restricted Payments permitted by clauses (1), (4) (only to the extent of one-half of the amounts paid pursuant to such clause), (6) and (8) of the definition of “Permitted Payments,” but excluding all other Restricted Payments that are Permitted Payments), is less than the amount equal to the Cumulative Credit.

“Cumulative Credit” means the sum of (without duplication):

(1) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period, the “Reference Period”) from July 1, 2006 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

(2) 100% of the aggregate net proceeds, including cash and the Fair Market Value (as determined in accordance with the next succeeding sentence) of property other than cash, received by the Company after August 1, 2006 from the issue or sale of Equity Interests of the Company (excluding Refunding Capital Stock (as defined below), Designated Preferred Stock, Excluded Contributions, Disqualified Stock and the Cash Contribution Amount), including Equity Interests issued upon conversion of Indebtedness or Disqualified Stock or upon exercise of warrants or options (other than an issuance or sale to a Restricted Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries), plus

(3) 100% of the aggregate amount of contributions to the capital of the Company received in cash and the Fair Market Value (as determined in accordance with the next succeeding sentence) of property other than cash after August 1, 2006 (other than Excluded Contributions, Refunding Capital Stock, Designated Preferred Stock, Disqualified Stock and the Cash Contribution Amount), plus

(4) the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock of the Company or any Restricted Subsidiary thereof issued after August 1, 2006 (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary) which has been converted into or exchanged for Equity Interests in the Company (other than Disqualified Stock) or any direct or indirect parent of the Company (provided in the case of any parent, such Indebtedness or Disqualified Stock is retired or extinguished), plus

(5) 100% of the aggregate amount received by the Company or any Restricted Subsidiary in cash and the Fair Market Value (as determined in accordance with the next succeeding sentence) of property other than cash received by the Company or any Restricted Subsidiary from:

(A) the sale or other disposition (other than to the Company or a Restricted Subsidiary of the Company) of Restricted Investments made by the Company and its Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Company and its Restricted Subsidiaries by any Person (other than the Company or any of its Restricted Subsidiaries) and from repayments of loans or advances which constituted Restricted Investments (other than in each case to the extent that the Restricted Investment was made pursuant to clause (7) or (10) of the definition of “Permitted Payments”),

(B) the sale (other than to the Company or a Restricted Subsidiary of the Company) of the Capital Stock of an Unrestricted Subsidiary, or

(C) a distribution or dividend from an Unrestricted Subsidiary, plus

(6) in the event any Unrestricted Subsidiary of the Company has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company, the Fair Market Value (as determined in accordance with the next succeeding sentence) of the Investment of the Company in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), after taking into account any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or any Indebtedness associated with the assets so transferred or conveyed (other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to clause (7) or (10) of the definition of “Permitted Payments” or constituted a Permitted Investment).

The Fair Market Value of property other than cash covered by clauses (2), (3), (4), (5) and (6) of the definition of “Cumulative Credit” shall be determined in good faith by the Company and

(A) in the event of property with a Fair Market Value in excess of $10.0 million, shall be set forth in an Officers’ Certificate or

(B) in the event of property with a Fair Market Value in excess of $20.0 million, shall be set forth in a resolution approved by at least a majority of the Board of Directors of the Company.

The foregoing provisions will not prohibit the following items (“Permitted Payments”):

(1) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

(2) (a) the repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) of the Company or any direct or indirect parent of the Company or Subordinated Indebtedness of the Company, any direct or indirect parent of the Company, Finance Co. or any Note Guarantor in exchange for, or out of the proceeds of, the substantially concurrent sale of, Equity Interests of the Company or any direct or indirect parent of the Company or contributions to the equity capital of the Company (other than any Disqualified Stock or any Equity Interests sold to a Subsidiary of the Company or to an employee stock ownership plan or any trust established by the Company or any of its Subsidiaries) (collectively, including any such contributions, “Refunding Capital Stock”); and

(b) the declaration and payment of dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company or to an employee stock ownership plan or any trust established by the Company or any of its Subsidiaries) of Refunding Capital Stock;

(3) the redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Indebtedness of any Issuer or any Note Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of an Issuer or a Note Guarantor which is Incurred in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as

(a) the principal amount of such new Indebtedness does not exceed the principal amount plus any accrued and unpaid interest, of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired plus any tender premiums, defeasance costs or other fees and expenses incurred in connection therewith),

(b) such Indebtedness is subordinated to the Notes or the related Note Guarantee, as the case may be, at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, defeased, acquired or retired for value,

(c) such Indebtedness has a final scheduled maturity date equal to or later than the earlier of (x) the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired or (y) 91 days following the maturity date of the Notes, and

(d) such Indebtedness has a Weighted Average Life to Maturity at the time Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Subordinated Indebtedness being redeemed, repurchased, defeased, acquired or retired that were due on or after the date one year following the last maturity date of any Notes then outstanding were instead due on such date one year following the last date of maturity of the Notes;

(4) the redemption, repurchase, retirement or other acquisition (or dividends to any direct or indirect parent of the Company to finance any such redemption, repurchase, retirement or other acquisition) for value of Equity Interests of the Company or any direct or indirect parent of the Company held by any future, present or former employee, director or consultant of the Company or any direct or indirect parent of the Company or any Subsidiary of the Company pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided, however, that the aggregate amounts paid under this clause (4) do not exceed $15.0 million in any calendar year (with unused amounts in any calendar year being permitted to be carried over for the two succeeding calendar years, subject to a maximum payment (without giving effect to the following proviso) of $15.0 million in any calendar year); provided, further, however, that such amount in any calendar year may be increased by an amount not to exceed:

(a) the cash proceeds received by the Company or any of its Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of the Company or any direct or indirect parent of the Company (to the extent contributed to the Company) to members of management, directors or consultants of the Company and its Restricted Subsidiaries or any direct or indirect parent of the Company that occurs after August 1, 2006 (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under clause (c) of the immediately preceding paragraph); plus

(b) the cash proceeds of key man life insurance policies received by the Company or any direct or indirect parent of the Company (to the extent contributed to the Company) or the Company’s Restricted Subsidiaries after August 1, 2006; provided that the Company may elect to apply all or any portion of the aggregate increase contemplated by clauses (a) and (b) above in any calendar year;

(5) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Company or any of its Restricted Subsidiaries issued or incurred in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(6) the declaration and payment of dividends or distributions (a) to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after August 1, 2006 and (b) to any direct or indirect parent of the Company, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any direct or indirect parent of the Company issued after August 1, 2006; provided, however, that, (A) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis (including a pro forma application of the net proceeds therefrom), the Company would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00 and (B) the aggregate amount of dividends declared and paid pursuant to this clause (6) does not exceed the net cash proceeds actually received by the Company from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after August 1, 2006;

(7) Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (7) on or after August 1, 2006, that are at that time outstanding, not to exceed $25.0 million at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(8) the payment of dividends on the Company’s common stock (or the payment of dividends to any direct or indirect parent of the Company to fund the payment by such direct or indirect parent of the Company of dividends on such entity’s common stock) of up to 6% per annum of the net proceeds received by the Company from any public offering of common stock of the Company or any direct or indirect parent of the Company;

(9) Restricted Payments that are made with Excluded Contributions;

(10) other Restricted Payments in an aggregate amount not to exceed $50.0 million;

(11) the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary of the Company by, Unrestricted Subsidiaries;

(12) (a) with respect to each tax year or portion thereof that the Company qualifies as a Flow Through Entity, the distribution by the Company to the holders of Equity Interests of the Company (or to any direct or indirect parent of the Company or holders of Equity Interests in such parent); and

(b) with respect to any tax year or portion thereof that the Company does not qualify as a Flow Through Entity, the payment of dividends or other distributions to any direct or indirect parent company of the Company that files a consolidated U.S. federal tax return that includes the Company and its subsidiaries;

in each case, in an amount not to exceed the amount that the Company and its Restricted Subsidiaries would have been required to pay in respect of federal, state or local taxes (as the case may be) in respect of such year if the Company and its Restricted Subsidiaries paid such taxes directly as a stand-alone taxpayer (or stand-alone group) (and deeming the Company to be a taxpaying corporation and parent of a group if it is a Flow Through Entity);

(13) the payment of any Restricted Payments, other distributions or other amounts or the making of loans or advances by the Company, if applicable:

(a) in amounts required for any direct or indirect parent of the Company, if applicable, to pay fees and expenses (including franchise or similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of any direct or indirect parent of the Company, if applicable, and general corporate overhead expenses of any direct or indirect parent of the Company, if applicable, in each case to the extent such fees and expenses are attributable to the ownership or operation of the Company, if applicable, and its Subsidiaries;

(b) in amounts required for any direct or indirect parent of the Company, if applicable, to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to the Company or any of its Restricted Subsidiaries and that has been guaranteed by, or is otherwise considered Indebtedness of, the Company Incurred in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(c) in amounts required for any direct or indirect parent of the Company to pay fees and expenses, other than to Affiliates of the Company, related to any unsuccessful equity or debt offering of such parent;

(14) cash dividends or other distributions on the Company’s Capital Stock used to, or the making of loans to any direct or indirect parent of the Company to, fund the Transactions and the payment of fees and expenses incurred in connection with the Transactions or in respect of amounts owed by the Company or any direct or indirect parent of the Company, as the case may be, or Restricted Subsidiaries of the Company to Affiliates, in each case to the extent permitted by the covenant described under “—Transactions with Affiliates”;

(15) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(16) purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing and the payment or distribution of Receivables Fees;

(17) Restricted Payments by the Company or any Restricted Subsidiary to allow the payment in good faith of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock of any such Person;

(18) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under the captions “—Change of Control” and “—Asset Sales”; provided, that all Notes tendered by holders of the Notes in connection with a Change of Control or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(19) any payments made, including any such payments made to any direct or indirect parent of the Company to enable it to make payments, in connection with the consummation of the Transactions or as contemplated by the Acquisition Documents (other than payments to any Permitted Holder or any Affiliate thereof);

(20) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness or any dividend or distribution to any direct or indirect parent of the Company to fund any repurchase, redemption or other acquisition or retirement for value of any Indebtedness of such parent (a) in an aggregate amount not to exceed 50% of so-called “black liquor” payment proceeds received after March 31, 2009, (b) in an aggregate amount not to exceed 50% of the net proceeds from the sale of Specified Non-Core Assets, and (c) in an aggregate amount not to exceed $50.0 million; provided, that in the case of clauses (a), (b) or (c), no such repurchases, redemption or other acquisitions or retirements may be made from Affiliates of the Company; provided, further, that in the case of clauses (a) or (c) on a pro forma basis after giving effect to such Restricted Payment, the Company’s Unrestricted Cash, together with committed and available borrowing capacity under its Credit Agreements, is at least $75.0 million; or

(21) any “deemed dividend” resulting from, or in connection with, the filing of a consolidated or combined tax return by a direct or indirect parent of the Company (and not involving any cash distribution from the Company);

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (6), (7), (10) and (11), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

As of the Issue Date, all of the Company’s Subsidiaries will be Restricted Subsidiaries, other than subsidiaries designated as Unrestricted Subsidiaries as of the Issue Date pursuant to the Company’s existing Indebtedness, consisting of (i) Bucksport Leasing LLC which has no material operations, and (ii) Verso Quinnesec REP LLC, which in connection with certain limited-recourse financing, is an obligor on certain related-party debt and owns restricted cash and a parcel of land at the Quinnesec mill with certain renewable energy facilities used by the mill under a long-term lease. The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will only be permitted if a Restricted Payment or Permitted Investment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Dividend and Other Payment Restrictions Affecting Subsidiaries

The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a)(i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock; or (2) with respect to any other interest or participation in, or measured by, its profits; or (ii) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(b) make loans or advances to the Company or any of its Restricted Subsidiaries; or

(c) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries:

except in each case for such encumbrances or restrictions existing under or by reason of:

(1) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to a Credit Agreement and the other Senior Credit Documents and pursuant to the indentures governing the Second-Lien Notes, Senior Subordinated Notes and the guarantees thereof;

(2) the Indenture, the Notes (and any Exchange Notes and guarantees thereof) and the Security Documents , the Senior Lien Intercreditor Agreement, the First-Priority Intercreditor Agreement and the Junior Lien Intercreditor Agreement;

(3) applicable law or any applicable rule, regulation or order;

(4) any agreement or other instrument relating to Indebtedness of a Person acquired by the Company or any Restricted Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or a portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person or its subsidiaries, other than the Person or its subsidiaries, or the property or assets of the Person, so acquired;

(5) contracts or agreements for the sale of assets, including any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(6) Secured Indebtedness otherwise permitted to be Incurred pursuant to the covenants described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(7) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(8) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(9) purchase money obligations or Capitalized Lease Obligations, in each case for property so acquired or leased in the ordinary course of business that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

(10) customary provisions contained in leases, licenses and other similar agreements entered into in the ordinary course of business that impose restrictions of the type described in clause (c) above on the property subject to such lease;

(11) any encumbrance or restriction of a Receivables Subsidiary effected in connection with a Qualified Receivables Financing; provided, however, that such restrictions apply only to such Receivables Subsidiary;

(12) other Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary of the Company (i) that is Finance Co. or a Note Guarantor that is Incurred subsequent to the Issue Date pursuant to the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” or (ii) that is Incurred by any Restricted Subsidiary of the Company that is not a Note Guarantor subsequent to the Issue Date pursuant to the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(13) any Restricted Investment not prohibited by the covenant described under “—Limitation on Restricted Payments” or any Permitted Investment; or

(14) any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (13) above; provided, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this covenant, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to the Company or a Restricted Subsidiary of the Company to other Indebtedness Incurred by the Company or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Asset Sales

The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, cause or make an Asset Sale, unless (x) the Company or any of its Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by the Company) of the assets sold or otherwise disposed of, and (y) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of:

(a) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary of the Company (other than liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets or that are otherwise cancelled or terminated in connection with the transaction with such transferee,

(b) any notes or other obligations or other securities or assets received by the Company or such Restricted Subsidiary of the Company from such transferee that are converted by the Company or such Restricted Subsidiary of the Company into cash within 180 days of the receipt thereof (to the extent of the cash received), and

(c) any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of 3.0% of Total Assets and $45.0 million at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value) shall be deemed to be Cash Equivalents for the purposes of this provision.

Within 365 days after the Company’s or any Restricted Subsidiary of the Company’s receipt of the Net Proceeds of any Asset Sale, the Company or such Restricted Subsidiary of the Company may apply the Net Proceeds from such Asset Sale, at its option:

(1) (a) to repay Indebtedness constituting First-Priority Lien Obligations (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto), the Notes, any Indebtedness of a Foreign Subsidiary or Pari Passu Indebtedness; provided, that if the Company or any Note Guarantor shall so reduce Obligations under Pari Passu Indebtedness (other than any First-Priority Lien Obligations), the Issuers will equally and ratably reduce Obligations under the Notes through open market purchases (provided that such purchases, are at or above 100% of the principal amount thereof)

and/or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, of the pro rata principal amount of Notes or Indebtedness of a Restricted Subsidiary that is not an Issuer or a Note Guarantor, in each case other than Indebtedness owed to the Company or an Affiliate of the Company, or (b) to repay ABL Obligations, to the extent the Net Proceeds are from an Asset Sale of ABL Priority Collateral (including indirect Asset Sales of ABL Priority Collateral due to the sale of the Capital Stock of a Person);

(2) to make an investment in any one or more businesses (provided that if such investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of the Company), assets, or property or capital expenditures, in each case used or useful in a Similar Business; and/or

(3) to make an investment in any one or more businesses (provided that if such investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of the Company), properties or assets that replace the properties and assets that are the subject of such Asset Sale.

In the case of clauses (2) and (3) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment; provided, that (x) such investment is consummated within 545 days after receipt by the Company or any Restricted Subsidiary of the Net Proceeds of any Asset Sale and (y) if such investment is not consummated within the period set forth in subclause (x), the Net Proceeds not so applied will be deemed to be Excess Proceeds (as defined below).

Pending the final application of any such Net Proceeds, the Company or such Restricted Subsidiary of the Company may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in any manner not otherwise prohibited by the Indenture. Any Net Proceeds from any Asset Sale that are not applied as provided and within 365 days after the Company’s or any Restricted Subsidiary of the Company’s receipt of the Net Proceeds of any Asset Sale (it being understood that any portion of such Net Proceeds used to make an offer to purchase Notes, as described in clause (1) above, shall be deemed to have been invested whether or not such offer is accepted) will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Issuers shall make an offer to all holders of Notes (and, at the option of the Issuers, to holders of any Pari Passu Indebtedness) (an “Asset Sale Offer”) to purchase the maximum principal amount of Notes (and such Pari Passu Indebtedness), that is at least $2,000 and an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or, in the event such Pari Passu Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest and additional interest, if any (or, in respect of such Pari Passu Indebtedness, such lesser price, if any, as may be provided for by the terms of such Pari Passu Indebtedness), to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuers will commence an Asset Sale Offer with respect to Excess Proceeds within ten (10) Business Days after the date that Excess Proceeds exceeds $15.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee. To the extent that the aggregate amount of Notes (and such Pari Passu Indebtedness) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuers may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes (and such Pari Passu Indebtedness) surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased in the manner described below. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. The Company and its Restricted Subsidiaries may make an Asset Sale Offer under this covenant using Net Proceeds prior to the time any such Net Proceeds become Excess Proceeds, in which case such Net Proceeds shall be deemed to have been applied within the time frame required by this covenant.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

If more Notes (and such Pari Passu Indebtedness) are tendered pursuant to an Asset Sale Offer than the Issuers are required to purchase, selection of such Notes for purchase will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed, or if such Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements); provided, that no Notes of $2,000 or less shall be purchased in part. Selection of such Pari Passu Indebtedness will be made pursuant to the terms of such Pari Passu Indebtedness.

Notices of an Asset Sale Offer shall be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the purchase date to each holder of Notes at such holder’s registered address. If any Note is to be purchased in part only, any notice of purchase that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased.

Transactions with Affiliates

The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $10.0 million, unless:

(a) such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, the Company delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Directors of the Company, approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (a) above.

The foregoing provisions will not apply to the following:

(1) (a) transactions between or among the Company and/or any of its Restricted Subsidiaries and (b) any merger of the Company and any direct parent of the Company; provided, that such parent shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of the Company and such merger is otherwise in compliance with the terms of the Indenture and effected for a bona fide business purpose;

(2) Restricted Payments permitted by the provisions of the Indenture described above under the covenant “—Limitation on Restricted Payments” and Permitted Investments;

(3) (x) the entering into of any agreement (and any amendment or modification of any such agreement) to pay, and the payment of, annual management, consulting, monitoring and advisory fees to the Sponsors in an aggregate amount in any fiscal year not to exceed the greater of (A) $2.5 million and (B) 2.0% of Adjusted EBITDA of the Company and its Restricted Subsidiaries for the immediately preceding fiscal year, and expense reimbursement; provided, however, that any payment not made in any fiscal year may be carried forward and paid in the following two fiscal years and (y) the payment of the present value of all amounts payable pursuant to any agreement described in clause 3(x) in connection with the termination of such agreement;

(4) the payment of reasonable and customary fees and reimbursement of expenses paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary or any direct or indirect parent of the Company;

(5) payments by the Company or any of its Restricted Subsidiaries to the Sponsors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are (x) made pursuant to the agreements with the Sponsors described in the Issuers’ offering circular dated May 28, 2009, or (y) approved by a majority of the Board of Directors of the Company in good faith;

(6) transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (a) of the preceding paragraph;

(7) payments or loans (or cancellation of loans) to employees or consultants which are approved by a majority of the Board of Directors of the Company in good faith;

(8) any agreement as in effect as of the Issue Date or any amendment thereto (so long as any such agreement together with all amendments thereto, taken as a whole, is not more disadvantageous to the holders of the Notes in any material respect than the original agreement as in effect on the Issue Date) or any transaction contemplated thereby as determined in good faith by senior management or the Board of Directors of the Company;

(9) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of the Acquisition Documents or any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any amendment thereto or similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (9) to the extent that the terms of any such existing agreement together with all amendments thereto, taken as a whole, or new agreement are not otherwise more disadvantageous to the holders of the Notes in any material respect than the original agreement as in effect on the Issue Date;

(10) the execution of the Transactions and the payment of all fees and expenses related to the Transactions, including fees to the Sponsors, which are described in the final offering circular for the Initial Notes or contemplated by the Acquisition Documents;

(11) (a) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture, which are fair to the Company and its Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior management of the Company, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party or (b) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business;

(12) any transaction effected as part of a Qualified Receivables Financing;

(13) the issuance of Equity Interests (other than Disqualified Stock) of the Company to any Person;

(14) the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of the Company or any direct or indirect parent of the Company or of a Restricted Subsidiary of the Company, as appropriate, in good faith;

(15) the entering into of any tax sharing agreement or arrangement and any payments permitted by clause (12) of the second paragraph of the covenant described under “—Limitation on Restricted Payments”;

(16) any contribution to the capital of the Company;

(17) transactions permitted by, and complying with, the provisions of the covenant described under “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets”;

(18) transactions between the Company or any of its Restricted Subsidiaries and any Person, a director of which is also a director of the Company or any direct or indirect parent of the Company; provided, however, that such director abstains from voting as a director of the Company or such direct or indirect parent, as the case may be, on any matter involving such other Person;

(19) pledges of Equity Interests of Unrestricted Subsidiaries;

(20) any employment agreements entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business; and

(21) intercompany transactions undertaken in good faith (as certified by a responsible financial or accounting officer of the Company in an Officers’ Certificate) for the purpose of improving the consolidated tax efficiency of the Company and its Subsidiaries and not for the purpose of circumventing any covenant set forth in the Indenture.

Liens

The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist (i) any Lien on any asset or property of the Company or such Restricted Subsidiary securing Indebtedness (other than Permitted Liens), (ii) any Lien securing any First-Priority Lien Obligation of any Issuer or any Note Guarantor without effectively providing that the Notes or the applicable Note Guarantee, as the case may be, shall be granted, on a basis no less favorable to the holders of the Notes than that set forth under “—Security for the Notes”, a security interest (subject to Permitted Liens) upon the assets or property constituting the collateral for such First-Priority Lien Obligations, except as set forth under “—Security for the Notes” or (iii) any Lien securing any ABL Obligation of any Issuer or any Note Guarantor without effectively providing that the Notes or the applicable Note Guarantee, as the case may be, shall be granted, on a basis no less favorable to the holders of the Notes than that set forth under “—Security for the Notes”, a security interest (subject to Permitted Liens) upon the assets or property constituting the collateral for such ABL Obligations, except as set forth under “—Security for the Notes”; provided, however, that if granting any of the foregoing security interests requires the consent of a third party, the Company will use commercially reasonable efforts to obtain such consent with respect to such security interests for the benefit of the Trustee on behalf of the holders of the Notes; provided, further, however, that if such third party does not consent to the granting of such security interests after the use of commercially reasonable efforts, the Company will not be required to provide such security interests.

For purposes of determining compliance with this covenant, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category (or portion thereof) of Permitted Liens described in clauses (1) through (28) of the definition of “Permitted Liens” but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Indebtedness, Disqualified Stock of Preferred Stock (or any portion thereof) meets the criteria of one or more of the categories (or portions thereof) of Permitted Liens described in clauses (1) through (28) of the definition of “Permitted Liens” or pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, divide, classify or reclassify, or later divide, classify, or reclassify, such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies (based on circumstances existing at the time of such division, classification or reclassification) with this covenant and will only be required to include the amount and type of such Lien or such item of Indebtedness secured by such Lien in one of the clauses (or portion thereof) of the definition of “Permitted Liens” and such Lien securing such item of Indebtedness will be treated as being Incurred or existing pursuant to only one of such clauses (or portion thereof).

With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such

Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms or in the form of common stock of the Company, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness described in clause (3) of the definition of “Indebtedness.”

Reports and Other Information

The Indenture provides that notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Company will file with the SEC (and provide the Trustee and holders with copies thereof, without cost to each holder, within 15 days after it files them with the SEC),

(1) within the time period specified in the SEC’s rules and regulations, annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form),

(2) within the time period specified in the SEC’s rules and regulations, reports on Form 10-Q (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form),

(3) promptly from time to time after the occurrence of an event required to be therein reported (and in any event within the time period specified in the SEC’s rules and regulations), such other reports on Form 8-K (or any successor or comparable form), and

(4) any other information, documents and other reports which the Company would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

provided, however, that the Company shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Company will put such information on its website, in addition to providing such information to the Trustee and the holders, in each case within 15 days after the time the Company would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act.

In the event that:

(a) the rules and regulations of the SEC permit the Company and any direct or indirect parent of the Company to report at such parent entity’s level on a consolidated basis and

(b) such parent entity of the Company is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the capital stock of the Company,

such consolidated reporting at such parent entity’s level in a manner consistent with that described in this covenant for the Company will satisfy this covenant.

In addition, the Company will make such information available to prospective investors upon request. In addition, the Company has agreed that, for so long as any Notes remain outstanding during any period when it is not subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with certain information pursuant to Rule 12g3-2(b) of the Exchange Act, it will furnish to the holders of the Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Notwithstanding the foregoing, the Company will be deemed to have furnished such reports referred to above to the Trustee and the holders if the Company has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available.

In the event that any direct or indirect parent of the Company is or becomes a Note Guarantor of the Notes, the Indenture will permit the Company to satisfy its obligations in this covenant with respect to financial information relating to the Company by furnishing financial information relating to such direct or indirect parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent and any of its Subsidiaries other than the Company and its Subsidiaries, on the one hand, and the information relating to the Company, the Note Guarantors and the other Subsidiaries of the Company on a standalone basis, on the other hand.

Future Note Guarantors

The Indenture provides that the Company will cause each Restricted Subsidiary that is a wholly owned Domestic Subsidiary and that guarantees Indebtedness of the Company or any of the Guarantors (unless such Subsidiary is Finance Co. or a Receivables Subsidiary) to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will guarantee payment of the Notes. Each Note Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Restricted Subsidiary without rendering the Note Guarantee, as it relates to such Restricted Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Each Note Guarantee shall be released in accordance with the provisions of the Indenture described under “—Note Guarantees.”

Limitation on Business Activities of Finance Co.

The Indenture provides that Finance Co. will not own any material assets or other property, other than Indebtedness or other obligations owing to Finance Co. by the Company and its Restricted Subsidiaries and Cash Equivalents, or engage in any trade or conduct any business other than treasury, cash management, hedging and cash pooling activities and activities incidental thereto. Finance Co. will not Incur any material liabilities or obligations other than the Note Obligations, Obligations under the Credit Agreements, the Second Lien Notes Obligations, its Obligations under the Senior Subordinated Notes and other Indebtedness permitted to be Incurred by Finance Co. as described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and liabilities and obligations pursuant to business activities permitted by this covenant. Finance Co. shall be a Wholly Owned Subsidiary of the Company at all times.

Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets

The Company

The Indenture provides that the Company may not, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not the Company is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

(1) the Company is the surviving person or the Person formed by or surviving any such consolidation, amalgamation, merger, winding up or conversion (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (the Company or such Person, as the case may be, being herein called a “Successor Company”);

(2) the Successor Company (if other than the Company) expressly assumes all the obligations of the Company under the Indenture, the Notes and the Security Documents pursuant to supplemental indentures;

(3) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Company (including any Successor Company thereto) or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Company or such Restricted Subsidiary at the time of such transaction) no Default or Event of Default shall have occurred and be continuing;

(4) immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period (and treating any Indebtedness which becomes an obligation of the Company (including any Successor Company thereto) or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Company or such Restricted Subsidiary at the time of such transaction), either

(a) the Company (including any Successor Company thereto) would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(b) the Fixed Charge Coverage Ratio for the Company (including any Successor Company thereto) and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction;

(5) each Note Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Note Guarantee shall apply to such Person’s obligations under the Indenture and the Notes; and

(6) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures (if any) comply with the Indenture.

A Successor Company (if other than the Company) will succeed to, and be substituted for, the Company under the Indenture and the Notes, and in such event the Company will automatically be released and discharged from its obligations under the Indenture and the Notes.

Notwithstanding the foregoing clauses (3) and (4), (a) any Restricted Subsidiary may merge, consolidate or amalgamate with or transfer all or part of its properties and assets to the Company or to another Restricted Subsidiary, and (b) the Company may merge, consolidate or amalgamate with an Affiliate incorporated solely for the purpose of reincorporating such Issuer in another state of the United States, the District of Columbia or any territory of the United States, so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby. This “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets” covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and its Restricted Subsidiaries.

Finance Co.

The Indenture provides that Finance Co. may not, directly or indirectly, consolidate, amalgamate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person, unless:

(1) Finance Co. is the surviving person or the Person formed by or surviving any such consolidation, amalgamation, merger, winding up or conversion (if other than Finance Co.) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (Finance Co. or such Person, as the case may be, being herein called a “Successor Co-Issuer”);

(2) the Successor Co-Issuer (if other than Finance Co.) expressly assumes all the obligations of Finance Co. under the Indenture, the Notes and the Security Documents pursuant to supplemental indentures;

(3) immediately after such transaction, no Default or Event of Default will have occurred and be continuing; and

(4) the Successor Co-Issuer (if other than Finance Co.) shall have delivered or caused to be delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

The Guarantors

The Indenture further provides that subject to certain limitations in the Indenture governing release of a Note Guarantee upon the sale or disposition of a Restricted Subsidiary of the Company that is a Note Guarantor, each Note Guarantor will not, and the Company will not permit any Note Guarantor to, consolidate, amalgamate or merge with or into or wind up into (whether or not such Note Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(1) either (a) such Note Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Note Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Note Guarantor or such Person, as the case may be, being herein called the “Successor Note Guarantor”) and the Successor Note Guarantor (if other than such Note Guarantor) expressly assumes all the obligations of such Note Guarantor under the Indenture, such Note Guarantors’ Note Guarantee and the Security Documents pursuant to a supplemental indenture or (b) such sale or disposition or consolidation, amalgamation or merger is not in violation of the covenant described above under the caption “—Certain Covenants—Asset Sales”; and

(2) the Successor Note Guarantor (if other than such Note Guarantor) shall have delivered or caused to be delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

Subject to certain limitations described in the Indenture, the Successor Note Guarantor (if other than such Note Guarantor) will succeed to, and be substituted for, such Note Guarantor under the Indenture and such Note Guarantor’s Note Guarantee, and such Note Guarantor will automatically be released and discharged from its obligations under the Indenture and such Note Guarantor’s Note Guarantee. Notwithstanding the foregoing, (1) a Note Guarantor may merge, amalgamate or consolidate with an Affiliate incorporated solely for the purpose of reincorporating such Note Guarantor in another state of the United States, the District of Columbia or any territory of the United States or may convert into a limited liability company so long as the amount of Indebtedness of the Note Guarantor is not increased thereby and (2) a Note Guarantor may merge, amalgamate or consolidate with another Note Guarantor or an Issuer.

In addition, notwithstanding the foregoing, any Note Guarantor may consolidate, amalgamate or merge with or into or wind up into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (collectively, a “Transfer”) to any Restricted Subsidiary of the Company that is neither Finance Co. nor a Note Guarantor; provided, that at the time of each such Transfer the aggregate amount of all such Transfers since the Issue Date shall not exceed 5.0% of the consolidated assets of the Company, Finance Co. and the Note Guarantors as shown on the most recent available balance sheet of the Company and the Restricted Subsidiaries after giving effect to each such Transfer and including all Transfers occurring from and after the Issue Date.

Defaults

An Event of Default is defined in the Indenture as:

(1) a default in any payment of interest (including any additional interest) on any Note when due, continued for 30 days,

(2) a default in the payment of principal or premium, if any, of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise,

(3) the failure by the Company or any of its Restricted Subsidiaries to comply with the covenant described under “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets” above,

(4) the failure by the Company or any of its Restricted Subsidiaries to comply for 60 days after notice with its other agreements contained in the Notes or the Indenture,

(5) the failure by the Company or any Significant Subsidiary to pay any Indebtedness (other than Indebtedness owing to the Company or a Restricted Subsidiary of the Company) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $20.0 million or its foreign currency equivalent (the “cross-acceleration provision”),

(6) certain events of bankruptcy, insolvency or reorganization of the either Issuer or a Significant Subsidiary (the “bankruptcy provisions”),

(7) failure by the Company or any Significant Subsidiary to pay final judgments aggregating in excess of $20.0 million or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 60 days (the “judgment default provision”),

(8) any Note Guarantee of a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms thereof) or any Note Guarantor denies or disaffirms its obligations under the Indenture or any Note Guarantee and such Default continues for 10 days,

(9) unless all of the Collateral has been released from the Liens in accordance with the provisions of the Security Documents, any Issuer shall assert or any Note Guarantor shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable and, in the case of any such Person that is a Subsidiary of the Company, the Company fails to cause such Subsidiary to rescind such assertions within 30 days after the Company has actual knowledge of such assertions, or

(10) the failure by any Issuer or any Note Guarantor to comply for 60 days after notice with its other agreements contained in the Security Documents except for a failure that would not be material to the holders of the Notes and would not materially affect the value of the Collateral taken as a whole (together with the defaults described in clauses (8) and (9) the “security default provisions”).

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

However, a default under clause (4) or (10) will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of outstanding Notes notify the Issuers of the default and the Company does not cure such default within the time specified in clause (4) and (10) hereof after receipt of such notice.

If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuers or a Significant Subsidiary) occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of outstanding Notes by notice to the Issuers may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuers or a Significant Subsidiary occurs, the principal of, premium, if any, and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders. Under certain circumstances, the holders of a majority in principal amount of outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

In the event of any Event of Default specified in clause (5) of the first paragraph above, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of the Notes, if within 20 days after such Event of Default arose the Company delivers an Officers’ Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Notes as described above be annulled, waived or rescinded upon the happening of any such events.

In case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder may pursue any remedy with respect to the Indenture or the Notes unless:

(1) such holder has previously given the Trustee notice that an Event of Default is continuing,

(2) holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy,

(3) such holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense,

(4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and

(5) the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The Indenture provides that if a Default occurs and is continuing and is actually known to the Trustee, the Trustee must mail to each holder of Notes notice of the Default within the earlier of 90 days after it occurs or 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Noteholders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

Amendments and Waivers

Subject to certain exceptions and the provisions of the Senior Lien Intercreditor Agreement, the Senior Lien Intercreditor Agreement, the First-Priority Intercreditor Agreement, the Junior Lien Intercreditor Agreement and the Note Documents may be amended with the consent of the holders of a majority in principal amount of the Notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each holder of an outstanding Note affected, no amendment may, among other things:

(1) reduce the amount of Notes whose holders must consent to an amendment,

(2) reduce the rate of or extend the time for payment of interest on any Note,

(3) reduce the principal of or change the Stated Maturity of any Note,

(4) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under “—Optional Redemption” above,

(5) make any Note payable in money other than that stated in such Note,

(6) impair the right of any holder to receive payment of principal of, premium, if any, and interest on such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes,

(7) make any change in the amendment provisions which require each holder’s consent or in the waiver provisions,

(8) except as expressly permitted by the Indenture, modify any Note Guarantee in any manner adverse to the holders,

(9) expressly subordinate the Notes or any Note Guarantee in right of payment to any other Indebtedness of the Issuers or any Note Guarantor, or

(10) make any change in the provisions in the Security Documents or the Indenture dealing with the application of proceeds of Collateral that would adversely affect the holders of the Notes.

Without the consent of the holders of at least two-thirds in aggregate principal amount of the Notes then outstanding, no amendment or waiver may release all or substantially all of the Collateral from the Lien of the Indenture and the Security Documents.

Without the consent of any holder, the Issuers, the Note Guarantors (as applicable) and the Trustee may amend the Senior Lien Intercreditor Agreement, the First-Priority Intercreditor Agreement, the Junior Lien Intercreditor Agreement and the Note Documents to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a Successor Company or Successor Co-Issuer of the obligations of an Issuer under the Indenture and the Notes, to provide for the assumption by a Successor Note Guarantor of the obligations of a Note Guarantor under the Indenture and its Note Guarantee, to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code), to add a Note Guarantee with respect to the Notes, to secure the Notes, to add additional assets as Collateral, to release Collateral from the Lien pursuant to the Indenture and the Security Documents when permitted or required by the Indenture or the Security Documents, to add to the covenants of the Company for the benefit of the holders or to surrender any right or power conferred upon the Issuers, to make any change that does not adversely affect the rights of any holder, to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA to effect any provision of the Indenture or to make certain changes to the Indenture to provide for the issuance of Additional Notes, as the case may be. In addition, the Senior Lien Intercreditor Agreement, the First-Priority Intercreditor Agreement, the Junior Lien Intercreditor Agreement and the Security Documents may be amended to reflect the addition of holders of additional secured Indebtedness to the extent the grant of Liens to secure such Indebtedness is permitted by the

Indenture. The Senior Lien Intercreditor Agreement, the First-Priority Intercreditor Agreement and the Junior Lien Intercreditor Agreement will provide that, subject to certain exceptions, any amendment, waiver or consent to any of the collateral documents with respect to ABL Obligations or First-Priority Lien Obligations will also apply automatically to the comparable Security Documents with respect to the Notes.

The consent of the Noteholders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

After an amendment under the Indenture becomes effective, the Issuers are required to mail to the respective Noteholders a notice briefly describing such amendment. However, the failure to give such notice to all Noteholders entitled to receive such notice, or any defect therein, will not impair or affect the validity of the amendment.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or holder of any Equity Interests in the Company or any direct or indirect parent corporation, as such, will have any liability for any obligations of the Issuers under the Notes, the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Transfer and Exchange

A Noteholder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the registrar and the Trustee may require a Noteholder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Noteholder to pay any taxes required by law or permitted by the Indenture. The Issuers are not required to transfer or exchange any Note selected for redemption or to transfer or exchange any Note for a period of 15 days prior to a selection of Notes to be redeemed. The Notes will be issued in registered form and the registered holder of a Note will be treated as the owner of such Note for all purposes.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to surviving rights and immunities of the Trustee and rights of registration or transfer or exchange of Notes, as expressly provided for in the Indenture) as to all outstanding Notes when:

(1) either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all of the Notes (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) if redeemable at the option of the Issuers, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and the Issuers have irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Issuers directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2) the Issuers and/or the Note Guarantors have paid all other sums payable under the Indenture; and

(3) the Issuers have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Defeasance

The Issuers at any time may terminate all their obligations under the Notes and their obligations under the Indenture with respect to the holders of the Notes (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. The Issuers at any time may terminate their obligations under the covenants described under “—Certain Covenants” for the benefit of the Notes, the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision, the change of control default provision and the security default provisions described under “—Defaults” (but only to the extent that those provisions relate to the Defaults with respect to the Notes) and certain provisions of the covenant described under “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets” (“covenant defeasance”) for the benefit of the Notes. If the Issuers exercise their legal defeasance option or their covenant defeasance option, each Note Guarantor will be released from all of its obligations with respect to its Note Guarantee and the Security Documents.

The Issuers may exercise their legal defeasance option notwithstanding their prior exercise of its covenant defeasance option. If the Issuers exercise their legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Issuers exercise their covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (3), (4), (5), (6), (7) (with respect only to Significant Subsidiaries), (8), (9), or (10) under “—Defaults” or because of the failure of the Company to comply with “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets.”

In order to exercise either defeasance option, the Issuers must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel from counsel of recognized standing in respect of U.S. federal income tax matters stating that holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or change in applicable U.S. federal income tax law).

Concerning the Trustee

Wilmington Trust, National Association is the Trustee under the Indenture and was appointed by the Issuers as registrar (in such capacity, the “Registrar”) and a paying agent (in such capacity, the “Paying Agent”) with regard to the Notes.

Wilmington Trust Company, an affiliate of Wilmington Trust, National Association, serves as trustee for the Second-Lien Notes and the Senior Subordinated Notes. Consequently, if a default occurs with respect to the Notes, the Existing Fixed Rate Second-Lien Notes, the Existing Floating Rate Second-Lien Notes or the Senior Subordinated Notes, Wilmington Trust, National Association or Wilmington Trust Company (as applicable) may be considered to have a conflicting interest for the purposes of the TIA. In that case, the applicable trustee may be required to resign under one or more of the indentures, and would be required to appoint a successor trustee.

The Indenture and the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Issuers, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any “conflicting interest” (as defined in the TIA) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

Governing Law

The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

“ABL Facility” means (i) the revolving credit agreement designated by the Company as the “ABL Facility” that was entered into subsequent to the Issue Date, among the issuer and each other Subsidiary of the Company from time to time designated as a “Borrower” thereunder, the lenders and agents party thereto and Citibank, N.A. (or an affiliate thereof), as administrative agent, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time after the Issue Date, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof, and (ii) whether or not the facility referred to in clause (i) remains outstanding, if designated by the Company to be included in the definition of “ABL Facility,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“ABL Facility Collateral Agent” means the “Collateral Agent” (or similar entity) under the ABL Facility Documents and any successor thereto in such capacity.

“ABL Facility Documents” means the agreements and other instruments governing the ABL Facility, together with any guarantees thereof and any security documents, other collateral documents and other instruments relating thereto (including documents and instruments governing Hedging Obligations required by the ABL Facility or relating to ABL Obligations).

“ABL Liens” has the meaning ascribed to such term under “—Intercreditor Agreements—Senior Lien Intercreditor Agreement.”

“ABL Obligations” means the Obligations of the borrowers and other obligors (including the Issuers and the Note Guarantors) under the ABL Facility or any of the other ABL Facility Documents, to pay principal, premium, if any, and interest (including any interest accruing after the commencement of bankruptcy or insolvency proceedings) when due and payable, and all other amounts due or to become due under or in connection with the ABL Facility Documents and the performance of all other Obligations of the obligors thereunder to the lenders and agents under the ABL Facility Documents, according to the respective terms thereof.

“ABL Priority Collateral” has the meaning ascribed to such term under “Security for the Notes.”

“Acquired Indebtedness” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisition” means the acquisition by the Company and certain of its Affiliates of certain assets and equity interests in certain entities, in each case related to the catalog and magazine paper business of International Paper Company, a New York corporation, pursuant to the Agreement of Purchase and Sale.

“Acquisition Documents” means the Agreement of Purchase and Sale and any other document entered into in connection therewith, in each case as amended, supplemented or modified from time to time.

“Additional First-Priority Lien Secured Party” means the holders of any Other First-Priority Lien Obligations that are Incurred after the Issue Date.

“Adjusted EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication, to the extent the same was deducted in calculating Consolidated Net Income:

(1) Consolidated Taxes; plus

(2) Consolidated Interest Expense; plus

(3) Consolidated Non-cash Charges; plus

(4) business optimization income and expenses and other restructuring charges or expenses (which, for the avoidance of doubt, shall include, without limitation, the effect of inventory optimization programs, plant closure, retention, systems establishment costs and excess pension charges); provided that with respect to each business optimization expense or other restructuring charge, the Company shall have delivered to the Trustee an Officers’ Certificate specifying and quantifying such expense or charge and stating that such expense or charge is a business optimization expense or other restructuring charge, as the case may be; plus

(5) the amount of management, monitoring, consulting and advisory fees and related expenses paid to the Sponsors (or any accruals relating to such fees and related expenses) during such period pursuant to the terms of the agreements between the Sponsors and the Company and its Subsidiaries as described with particularity in the final offering circular for the Initial Notes and as in effect on the Issue Date; plus

(6) non-operating expenses (minus non-operating income); less, without duplication,

(7) non-cash items increasing Consolidated Net Income for such period (excluding the recognition of deferred revenue or any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period and any items for which cash was received in a prior period).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agreement of Purchase and Sale” means the agreement of purchase and sale, dated as of June 4, 2006, by and among International Paper Company, a New York corporation, CMP Investments LP, a Delaware limited partnership, and CMP Holdings LLC, a Delaware limited liability company, as amended, supplemented or modified from time to time.

“Applicable Accounting Standards” means, initially, GAAP; provided, however, that the Company may, upon not less than sixty (60) days’ prior written notice to the Trustee, change to IFRS; provided, however, that notwithstanding the foregoing, if the Company changes to IFRS, it may elect, in its sole discretion, to continue to utilize GAAP for the purposes of making all calculations under the Indenture that are subject to Applicable Accounting Standards and the notice to the Trustee required upon the change to IFRS shall set forth whether or not the Company intends to continue to use GAAP for purposes of making all calculations under the Indenture.

In the event the Company elects to change to IFRS for purposes of making calculations under the Indenture, references in the Indenture to a standard or rule under GAAP shall be deemed to refer to the most nearly comparable standard or rule under IFRS.

“Applicable Collateral Agent” has the meaning ascribed to such term under “—Intercreditor Agreements—Senior Lien Intercreditor Agreement.”

“Applicable Obligations” has the meaning ascribed to such term under “—Intercreditor Agreements—Senior Lien Intercreditor Agreement.”

“Applicable Premium” means, with respect to any Note on any applicable redemption date, as determined by the Issuers, the greater of:

(1) 1% of the then outstanding principal amount of the Note; and

(2) the excess of:

(a) the present value at such redemption date of (i) the redemption price of the Note, at January 15, 2015 (such redemption price being set forth in the applicable table appearing above under “—Optional Redemption”) plus (ii) all required interest payments due on the Note through January 15, 2015 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the then outstanding principal amount of such Note.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a Sale Leaseback Transaction) outside the ordinary course of business of the Company or any Restricted Subsidiary of the Company (each referred to in this definition as a “disposition”) or

(2) the issuance or sale of Equity Interests (other than directors’ qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law) of any Restricted Subsidiary (other than to the Company or another Restricted Subsidiary of the Company) (whether in a single transaction or a series of related transactions), in each case other than:

(a) a disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out property or equipment in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the provisions described above under “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets” or any disposition that constitutes a Change of Control;

(c) any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under “—Certain Covenants—Limitation on Restricted Payments”;

(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary, which assets or Equity Interests so disposed or issued have an aggregate Fair Market Value of less than $10.0 million;

(e) any disposition of property or assets, or the issuance of securities, by a Restricted Subsidiary of the Company to the Company or by the Company or a Restricted Subsidiary of the Company to a Restricted Subsidiary of the Company;

(f) any exchange of assets (including a combination of assets and Cash Equivalents) for assets related to a Similar Business of comparable or greater market value or usefulness to the business of the Company and its Restricted Subsidiaries as a whole, as determined in good faith by the Company, which in the event of an exchange of assets with a Fair Market Value in excess of (1) $10.0 million shall be evidenced by an Officers’ Certificate, and (2) $20.0 million shall be set forth in a resolution approved in good faith by at least a majority of the Board of Directors of the Company;

(g) foreclosure on assets of the Company or any of its Restricted Subsidiaries;

(h) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i) the lease, assignment or sublease of any real or personal property in the ordinary course of business;

(j) any sale of inventory or other assets in the ordinary course of business;

(k) any grant in the ordinary course of business of any license of patents, trademarks, know-how or any other intellectual property;

(l) a transfer of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Financing;

(m) the grant in the ordinary course of business of any licenses of patents, trademarks, know-how and any other intellectual property;

(n) the sale of any property in a Sale/Leaseback Transaction within six months of the acquisition of such property; and

(o) any sale of Specified Non-Core Assets.

“Authorized First-Lien Collateral Agent” has the meaning ascribed to such term under “—Intercreditor Agreements—First-Priority Intercreditor Agreement.”

“Authorized Representative” means (i) in the case of the Notes, the Collateral Agent, (ii) in the case of the First-Lien Revolving Facility, the First-Lien Revolving Facility Collateral Agent, and (iii) in the case of any Series of Other First-Priority Lien Obligation that become subject to the First-Priority Intercreditor Agreement, the authorized representative (and any successor thereto) named for such Series in the applicable joinder agreement.

“Bank Indebtedness” means any and all amounts payable under or in respect of a Credit Agreement and the other Senior Credit Documents as amended, restated, supplemented, waived, replaced, restructured, repaid, refunded, refinanced or otherwise modified from time to time (including after termination of the Credit Agreement), including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

“Bankruptcy Code” means Title 11 of the United States Code.

“Board of Directors” means, as to any Person, the board of directors or managers, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

“Borrowing Base” means, as of any date, the sum of (x) 90% of the book value of the inventory of the Company and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date, (y) 90% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date and (z) 100% of the Unrestricted Cash of the Company and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date, in each case calculated on a consolidated basis in accordance with Applicable Accounting Standards (calculated on a pro forma basis to give effect to any Investment, acquisition, disposition, mergers, consolidations and dispositions, mergers, consolidations and discontinued operation, in each case with such pro forma adjustments as are consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio).

“Bucksport Co-Gen Assets” means all right, title and interest of Verso Bucksport LLC in, to and under the Amended and Restated Co-Ownership, Operating & Mutual Sales Agreement, dated as of July 27, 1999, by and between Champion International Corporation and Bucksport Energy LLC (as the same may be amended from time to time on terms, taken as a whole, not materially adverse to the holders of Notes, in the good-faith determination of the Company), including without limitation any ownership interests as tenants in common in the property rights established pursuant thereto.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City or the place of payment.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock or shares;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with Applicable Accounting Standards.

“Cash Contribution Amount” means the aggregate amount of cash contributions made to the capital of the Company described in the definition of “Contribution Indebtedness.”

“Cash Equivalents” means:

(1) U.S. dollars, pounds sterling, euros, the national currency of any member state in the European Union or, in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(2) securities issued or directly and fully guaranteed or insured by the U.S. government or any country that is a member of the European Union or any agency or instrumentality thereof in each case maturing not more than two years from the date of acquisition;

(3) in the case of any Foreign Subsidiary, securities issued or directly and fully guaranteed or insured by the government of the jurisdiction of such Foreign Subsidiary, or any agency or instrumentality thereof, in each case with maturities not exceeding 270 days after the date of acquisition and held by it from time to time in the ordinary course of business;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250.0 million and whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);

(5) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(6) commercial paper issued by a corporation (other than an Affiliate of the Company) rated at least “A-1” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within one year after the date of acquisition;

(7) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

(8) Indebtedness issued by Persons (other than the Sponsors or any of their Affiliates) with a rating of “A or higher from S&P or “A-2” or higher from Moody’s in each case with maturities not exceeding two years from the date of acquisition;

(9) investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (8) above; and

(10) instruments equivalent to those referred to in clauses (1) through (9) above denominated in euros or any other foreign currency and comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction.

“Cash Tender Offer” means the Issuers’ tender offer for the Existing First-Lien Notes pursuant to the Offer to Purchase, dated as of March 7, 2012.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all the collateral described in the Security Documents.

“Collateral Agent” means Wilmington Trust, National Association, in its capacity as “Collateral Agent” under the Indenture, the Senior Lien Intercreditor Agreement and the Security Documents and any successor thereto in such capacity.

“Common Collateral” means, at any time, Collateral in which the holders of two or more Series of First-Priority Lien Obligations (or their respective Authorized Representatives) hold a valid and perfected security interest at such time. If more than two Series of First-Priority Lien Obligations are outstanding at any time and the holders of less than all Series of First-Priority Lien Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Common Collateral for those Series of First Priority Lien Obligations that hold a valid security interest in such Collateral at such time and shall not constitute Common Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.

“Consolidated First-Lien Secured Debt Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Indebtedness of the Company and its Restricted Subsidiaries on the date of determination that constitutes ABL Obligations or First-Priority Lien Obligations (with any Indebtedness incurred pursuant to clause (a)(ii)(y) of the second paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” deemed to be a First-Priority Lien Obligation for this purpose in connection with any measurement of the Consolidated First-Lien Secured Debt Ratio pursuant to such clause) less the Unrestricted Cash of the Company and its Restricted Subsidiaries on such date to (b) the aggregate amount of Adjusted EBITDA for the then most recent four fiscal quarters for which internal financial statements of the Company and its Restricted Subsidiaries are available in each case with such pro forma adjustments to Consolidated Total Indebtedness and Adjusted EBITDA as are consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio; provided, however, that solely for purposes of the calculation of the Consolidated First-Lien Secured Debt Ratio, in connection with the incurrence of Indebtedness to be secured by any Lien pursuant to clause (6)(C) of the definition of “Permitted Liens,” the Company or its Restricted Subsidiaries may elect, pursuant to an Officers’ Certificate delivered to the Trustee, to treat all or any portion of the commitment under any Indebtedness (including any Bank Indebtedness) which is to be secured by such Lien as being Incurred at such time and any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, the interest component of Capitalized Lease Obligations, and net payments and receipts (if any) pursuant to interest rate Hedging Obligations and excluding amortization of deferred financing fees and expensing of any bridge or other financing fees); plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; plus

(3) commissions, discounts, yield and other fees and charges Incurred in connection with any Receivables Financing which are payable to Persons other than the Company and its Restricted Subsidiaries; minus

(4) interest income for such period.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that:

(1) any net after-tax extraordinary, nonrecurring or unusual gains or losses or income, expenses or charges (less all fees and expenses relating thereto), including, without limitation, any expenses related to any reconstruction, recommissioning or reconfiguration of fixed assets for alternate uses, any expenses constituting transition expenses attributable to the Company becoming an independent operating company in connection with the Transactions, any severance expenses, any fees, expenses or charges related to any Equity Offering, Permitted Investment, acquisition or Indebtedness permitted to be Incurred by the Indenture (in each case, whether or not successful), including any such fees, expenses, charges or change in control payments in connection with the Transactions, in each case, shall be excluded;

(2) any increase in amortization or depreciation or any one-time non-cash charges or reductions in Net Income, in each case resulting from purchase accounting in connection with the Transactions or any acquisition that is consummated after August 1, 2006 shall be excluded;

(3) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

(4) any net after-tax income or loss from discontinued operations and any net after-tax gains or losses on disposal of discontinued operations shall be excluded;

(5) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Board of Directors of the Company) shall be excluded;

(6) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness shall be excluded;

(7) the Net Income for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period;

(8) solely for the purpose of determining the amount available for Restricted Payments under clause (1) of the definition of Cumulative Credit contained in “—Certain Covenants—Limitation on Restricted Payments,” the Net Income for such period of any Restricted Subsidiary (other than Finance Co. or any Note Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the Consolidated Net Income of such Person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) by any such Restricted Subsidiary to such Person, to the extent not already included therein;

(9) an amount equal to the amount of Tax Distributions actually made to any parent or equity holder of such Person in respect of such period in accordance with clause (12) of the second paragraph under “—Certain Covenants—Limitation on Restricted Payments” shall be included as though such amounts had been paid as income taxes directly by such Person for such period;

(10) any non-cash impairment charges resulting from the application of Statement of Financial Accounting Standards Nos. 142 and 144, and the amortization of intangibles arising pursuant to No. 141, shall be excluded;

(11) any non-cash expense realized or resulting from employee benefit plans or post-employment benefit plans, grants of stock appreciation or similar rights, stock options or other rights to officers, directors and employees of such Person or any of its Restricted Subsidiaries shall be excluded;

(12) any (a) severance or relocation costs or expenses, (b) one-time non-cash compensation charges, (c) the costs and expenses after August 1, 2006 related to employment of terminated employees, (d) costs or expenses realized in connection with, resulting from or in anticipation of the Transactions or (e) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights existing on the Issue Date of officers, directors and employees, in each case of such Person or any of its Restricted Subsidiaries, shall be excluded;

(13) accruals and reserves that are established within twelve months after August 1, 2006, and that are so required to be established in accordance with Applicable Accounting Standards shall be excluded;

(14) solely for purposes of calculating Adjusted EBITDA, (a) the Net Income of any Person and its Restricted Subsidiaries shall be calculated without deducting the income attributable to, or adding the losses attributable to, the minority equity interests of third parties in any non-wholly owned Restricted Subsidiary except to the extent of dividends declared or paid in respect of such period or any prior period on the shares of Capital Stock of such Restricted Subsidiary held by such third parties and (b) any ordinary course dividend, distribution or other payment paid in cash and received from any Person in excess of amounts included in clause (7) above shall be included;

(15) (a)(i) the non-cash portion of “straight-line” rent expense shall be excluded and (ii) the cash portion of “straight-line” rent expense which exceeds the amount expensed in respect of such rent expense shall be included and (b) non-cash gains, losses, income and expenses resulting from fair value accounting required by Statement of Financial Accounting Standards No. 133 shall be excluded;

(16) unrealized gains and losses relating to hedging transactions and mark-to-market of Indebtedness denominated in foreign currencies resulting from the applications of FAS 52 shall be excluded; and

(17) solely for the purpose of calculating Restricted Payments, the difference, if positive, of the Consolidated Taxes of the Company calculated in accordance with Applicable Accounting Standards and the actual Consolidated Taxes paid in cash by the Company during any Reference Period shall be included.

Notwithstanding the foregoing, for the purpose of the covenant described under “—Certain Covenants—Limitation on Restricted Payments” only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries of the Company or a Restricted Subsidiary of the Company to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clauses (4) and (5) of the definition of Cumulative Credit contained therein.

“Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with Applicable Accounting Standards, but excluding any such charge which consists of or requires an accrual of, or cash reserve for, anticipated cash charges for any future period.

“Consolidated Taxes” means provision for taxes based on income, profits or capital, including, without limitation, state, franchise and similar taxes and any Tax Distributions taken into account in calculating Consolidated Net Income.

“Consolidated Total Indebtedness” means, as of any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Company and its Restricted Subsidiaries (excluding any undrawn letters of credit) consisting of Capitalized Lease Obligations, bankers’ acceptances, Indebtedness for borrowed money and Indebtedness in respect of the deferred purchase price of property or services and (2) the aggregate amount of all outstanding Disqualified Stock of the Company and its Restricted Subsidiaries and all Preferred Stock of Restricted Subsidiaries of Company, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences, in each case determined on a consolidated basis in accordance with Applicable Accounting Standards.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds:

(a) for the purchase or payment of any such primary obligation; or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Contribution Indebtedness” means Indebtedness of any Issuer or any Note Guarantor in an aggregate principal amount not greater than twice the aggregate amount of cash contributions (other than Excluded Contributions) made to the capital of such Issuer or such Note Guarantor after August 1, 2006; provided, that:

(1) such cash contributions have not been used to make a Restricted Payment,

(2) if the aggregate principal amount of such Contribution Indebtedness is greater than the aggregate amount of such cash contributions to the capital of such Issuer or such Note Guarantor, as the case may be, the amount in excess shall be Subordinated Indebtedness with a Stated Maturity later than the Stated Maturity of the Notes, and

(3) such Contribution Indebtedness (a) is Incurred within 180 days after the making of such cash contributions and (b) is so designated as Contribution Indebtedness pursuant to an Officers’ Certificate on the Incurrence date thereof.

“Credit Agreement” means (i) (A) the Existing Credit Agreement, (B) the ABL Facility and (C) the First-Lien Revolving Facility, in each case, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time after the Issue Date, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof, and (ii) whether or not any credit agreement referred to in clause (i) remains outstanding, if designated by the Company to be included in the definition of “Credit Agreement,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Company or any direct or indirect parent of the Company (other than Disqualified Stock), that is issued for cash (other than to the Company or any of its Subsidiaries or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers’ Certificate, on the issuance date thereof.

“DIP Financing” has the meaning ascribed to such term under “—Intercreditor Agreements—Senior Lien Intercreditor Agreement.”

“Discharge of ABL Obligations” shall mean, except to the extent otherwise provided in the Senior Lien Intercreditor Agreement or the Junior Lien Intercreditor Agreement with respect to the reinstatement or continuation of any ABL Obligations under certain circumstances, the payment in full in cash (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made) of all ABL Obligations then outstanding, if any, and, with respect to letters of credit or letter of credit guaranties outstanding under the ABL Facility, delivery of cash collateral or backstop letters of credit in respect thereof in a manner reasonably satisfactory to the ABL Facility Collateral Agent and issuing lenders under the ABL Facility, in each case after or concurrently with the termination of all commitments to extend credit thereunder, and the termination of all commitments of “secured parties” under the ABL Facility (as defined therein); provided, that the Discharge of ABL Obligations shall not be deemed to have occurred if such payments are made in connection with the establishment of a replacement asset backed credit facility (unless in connection with such replacement all of the ABL Obligations are repaid in full in cash (and the other conditions set forth in this definition prior to the proviso are satisfied) with the proceeds of a Qualified Receivables Financing, in which case a Discharge of ABL Obligations shall be deemed to have occurred). In the event the ABL Obligations are modified and the ABL Obligations are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Code, the ABL Obligations shall be deemed to be discharged when the final payment is made, in cash, in respect of such indebtedness and any obligations pursuant to such new indebtedness shall have been satisfied.

“Discharge of First-Priority Lien Obligations” shall mean, except to the extent otherwise provided in the Senior Lien Intercreditor Agreement or the Junior Lien Intercreditor Agreement with respect to the reinstatement or continuation of any First-Priority Lien Obligation under certain circumstances, payment in full in cash (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made) of all First-Priority Lien Obligations and, with respect to any letters of credit or letter of credit guaranties outstanding under a document evidencing a First-Priority Lien Obligation, delivery of cash collateral or backstop letters of credit in respect thereof in a manner consistent with such document, in each case after or concurrently with the termination of all commitments to extend credit thereunder, and the termination of all commitments of the First-Priority Lien Secured Parties under such document evidencing such Obligation; provided, that the Discharge of First-Priority Lien Obligations shall not be deemed to have occurred if such payments are made with the proceeds of other First-Priority Lien Obligations that constitute an exchange or replacement for or a refinancing of such Obligations or First-Priority Lien Obligations. In the event the First-Priority Lien Obligations are modified and the Obligations are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Code, the First-Priority Lien Obligations shall be deemed to be discharged when the final payment is made, in cash, in respect of such indebtedness and any obligations pursuant to such modified indebtedness shall have been satisfied.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:

(1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale; provided, that the relevant asset sale or change of control provisions, taken as a whole, are no more favorable in any material respect to holders of such Capital Stock than the asset sale and change of control provisions applicable to the Notes and any purchase requirement triggered thereby may not become operative until compliance with the asset sale and change of control provisions applicable to the Notes (including the purchase of any Notes tendered pursuant thereto)),

(2) is convertible or exchangeable for Indebtedness or Disqualified Stock of such Person, or

(3) is redeemable at the option of the holder thereof, in whole or in part,

in each case prior to 91 days after the maturity date of the Notes; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Domestic Subsidiary” means a Restricted Subsidiary that is not a Foreign Subsidiary.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale after the Issue Date of common stock or Preferred Stock of the Company or any direct or indirect parent of the Company, as applicable (other than Disqualified Stock), other than:

(1) public offerings with respect to the Company’s or such direct or indirect parent’s common stock registered on Form S-8; and

(2) any such public or private sale that constitutes an Excluded Contribution.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Notes” means new Notes issued in an exchange offer registered under the Securities Act in respect of the Notes issued in transactions not registered under the Securities Act (including those Notes issued on the Issue Date).

“Excluded Contributions” means the Cash Equivalents or other assets (valued at their Fair Market Value as determined in good faith by senior management or the Board of Directors of the Company) received by the Company after August 1, 2006 from:

(1) contributions to its common equity capital, and

(2) the sale (other than to a Subsidiary of the Company or to any Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Company,

in each case designated as Excluded Contributions pursuant to an Officers’ Certificate executed by an Officer of the Company on or promptly after the date such capital contributions are made or the date such Capital Stock is sold, as the case may be.

“Excluded Equity” means:

(1) the issued and outstanding voting equity interests of any Foreign Subsidiary directly owned by a Pledgor, to the extent the pledge of any such equity interest would cause more than 65% of the outstanding voting equity interests of such Foreign Subsidiary to be pledged;

(2) to the extent applicable law requires that a Subsidiary of a Pledgor issue director’ qualifying shares, such shares or nominee or other similar shares,

(3) any equity interests of a Subsidiary to the extent that, as of the Issue Date, and for so long as, such a pledge of such equity interests would violate applicable law or an enforceable contractual obligation binding on or relating to such equity interests;

(4) any equity interests acquired after the Issue Date in a person that is not a Subsidiary if, and to the extent that, and for so long as, a grant of a security interest in such equity interest would violate applicable law or an enforceable contractual obligation binding on or relating to such equity interests (if such obligation existed at the time of acquisition of such equity interests and was not created or made binding on such equity interests in contemplation of or in connection with the acquisition of such equity interests); and

(5) equity interests owned by Verso Paper LLC in each of (a) Androscoggin Reservoir Company and (b) Gulf Island Oxygenation Project L.P., for so long as such interests are subject to an enforceable contractual obligation (including rights of first refusal) restricting the grant of a security interest therein.

“Existing Credit Agreement” means the Amended and Restated Credit Agreement dated as of June 3, 2009, among Verso Paper Finance Holdings LLC, the Company, the other Subsidiaries of the Company party thereto, Credit Suisse, Cayman Islands Branch, as administrative agent and the other agents and lenders party thereto.

“Existing Fixed Rate Second-Lien Notes” means the 8 3/4% Second Priority Senior Secured Notes due 2019, issued by the Issuers.

“Existing Floating Rate Second-Lien Notes” means the Second-Priority Senior Secured Floating Rate Notes due 2014 issued by the Issuers.

“Existing First-Lien Notes” means the 11 1/2% Senior Secured notes due 2014 of the Issuers.

“Existing Junior Indebtedness” means, collectively, (i) the Senior Subordinated Notes outstanding on the Issue Date and (ii) the Second-Lien Notes outstanding on the Issue Date.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

“First-Lien Collateral Agent” means each of the Collateral Agent, the First-Lien Revolving Facility Collateral Agent and any other collateral agent with respect to any Other First-Priority Lien Obligation.

“First-Lien Revolving Facility” means (i) the Existing Credit Agreement as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time after the Issue Date, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof, and (ii) whether or not the credit agreement referred to in clause (i) remains outstanding, if designated by the Company to be included in the definition of “First-Lien Revolving Facility,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“First-Lien Revolving Facility Collateral Agent” means Credit Suisse, Cayman Islands Branch, in its capacity as “Collateral Agent” under the First-Lien Revolving Facility Documents and any successor thereto in such capacity.

“First-Lien Revolving Facility Documents” means the agreements and other instruments governing the First-Lien Revolving Facility, together with any guarantees thereof and any security documents, other collateral documents and other instruments relating thereto (including documents and instruments governing Hedging Obligations required by the First-Lien Revolving Facility or relating to First-Lien Revolving Facility Obligations).

“First-Lien Revolving Facility Obligations” means the Obligations of the borrowers and other obligors (including the Issuers and the Note Guarantors) under the First-Lien Revolving Facility or any of the other First-Lien Revolving Facility Documents, to pay principal, premium, if any, and interest (including any interest accruing after the commencement of bankruptcy or insolvency proceedings) when due and payable, and all other amounts due or to become due under or in connection with the First-Lien Revolving Facility Documents and the performance of all other Obligations of the obligors thereunder to the lenders and agents under the First-Lien Revolving Facility Documents, according to the respective terms thereof.

“First-Priority Intercreditor Agreement” has the meaning ascribed to such term under “—Intercreditor Agreements—First-Priority Intercreditor Agreement.”

“First-Priority Lien Obligations” means (a) all First-Lien Revolving Facility Obligations (to the extent such Obligations are secured by Permitted Liens ranking equally with the Liens securing the Note Obligations), (b) all Note Obligations and (c) all Other First-Priority Lien Obligations and (d) all other Obligations of the Issuers or any of their Subsidiaries in respect of Hedging Obligations or Obligations in respect of cash management services in each case owing to a Person that is a holder of Obligations described in clause (a) or (c) or an Affiliate of such holder at the time of entry into such Hedging Obligations or Obligations in respect of cash management services.

“First-Priority Lien Secured Parties” means (a) the holders of the First-Priority Lien Obligations and (b) any Additional First-Priority Lien Secured Parties.

“First-Priority Liens” has the meaning ascribed to such term under “—Intercreditor Agreements—Senior Lien Intercreditor Agreement.”

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of Adjusted EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness (other than in the case of revolving credit borrowings or revolving advances under any Qualified Receivables Financing, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues, repurchases or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period (including in the case of any such Incurrence or issuance a pro forma application of the net proceeds therefrom).

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with Applicable Accounting Standards), in each case with respect to an operating unit of a business, and any operational changes that the Company or any of its Restricted Subsidiaries has both determined to make and made after August 1, 2006 and during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date (each, for purposes of this definition, a “pro forma event”) shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations (including the Transactions), discontinued operations and operational changes (and the change of any associated fixed charge obligations and the change in Adjusted EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, consolidation or operational change had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Company as set forth in an Officers’ Certificate, to reflect (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable pro forma event (including, to the extent applicable, from the Transactions) and (2) all adjustments of the nature used in connection with the calculation of “Adjusted EBITDA” as set forth in footnote 3 to the “Summary Historical Financial Data” under “Summary” in this prospectus, to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of twelve months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with Applicable Accounting Standards. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1) Consolidated Interest Expense of such Person for such period, and

(2) all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of such Person and its Restricted Subsidiaries.

“Flow Through Entity” means an entity that is treated as a partnership not taxable as a corporation, a grantor trust or a disregarded entity for U.S. federal income tax purposes or subject to treatment on a comparable basis for purposes of state, local or foreign tax law.

“Foreign Subsidiary” means a Restricted Subsidiary not organized or existing under the laws of the United States of America or any state or territory thereof or the District of Columbia and any direct or indirect subsidiary of such Restricted Subsidiary.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which were in effect on August 1, 2006. For the purposes of the Indenture, the term “consolidated” with respect to any Person shall mean such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary will be accounted for as an Investment.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

(2) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates and/or commodity prices.

“holder” or “noteholder” means the Person in whose name a Note is registered on the Registrar’s books.

“IFRS” means the International Financial Reporting Standards, as promulgated by the International Accounting Standards Board (or any successor board or agency), as in effect on the date of the election, if any, by the Company to change Applicable Accounting Standards to IFRS; provided that IFRS shall not include any provisions of such standards that would require a lease that would be classified as an operating lease under GAAP to be classified as indebtedness or a finance or capital lease.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

“Indebtedness” means, with respect to any Person:

(1) the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property, except (i) any such balance that constitutes a trade payable or similar obligation Incurred in the ordinary course of business, and (ii) any earn-out obligations until such obligations becomes a liability on the balance sheet of such Person in accordance with Applicable Accounting Standards), which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto, (d) in respect of Capitalized Lease Obligations, or (e) representing any Hedging Obligations, if and to the extent that any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with Applicable Accounting Standards;

(2) to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business);

(3) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value of such asset at such date of determination, and (b) the amount of such Indebtedness of such other Person; and

(4) to the extent not otherwise included, with respect to the Company and its Restricted Subsidiaries, the amount then outstanding (i.e., advanced, and received by, and available for use by, the Company or any of its Restricted Subsidiaries) under any Receivables Financing (as set forth in the books and records of the Company or any Restricted Subsidiary and confirmed by the agent, Trustee or other representative of the institution or group providing such Receivables Financing);

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations Incurred in the ordinary course of business and not in respect of borrowed money; (2) deferred or prepaid revenues; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (4) Obligations under or in respect of Qualified Receivables Financing; or (5) obligations under the Acquisition Documents.

Notwithstanding anything in the Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under the Indenture but for the application of this sentence shall not be deemed an Incurrence of Indebtedness under the Indenture.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing, that is, in the good faith determination of the Company, qualified to perform the task for which it has been engaged.

“Insolvency or Liquidation Proceeding” shall mean, with respect to any person, any (a) insolvency, bankruptcy, receivership, reorganization, readjustment, composition or other similar proceeding relating to such person or its property or creditors in such capacity, (b) proceeding for any liquidation, dissolution or other winding up of such person, voluntary or involuntary, whether or not involving insolvency or proceedings under the Bankruptcy Code, whether partial or complete and whether by operation of law or otherwise, (c) assignment for the benefit of creditors of such person or (d) other marshalling of the assets of such person.

“Intercreditor Agent” has the meaning ascribed to such term under “—Intercreditor Agreements—Senior Lien Intercreditor Agreement.”

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents),

(2) securities that have a rating equal to or higher than Baa3 (or equivalent) by Moody’s or BBB- (or equivalent) by S&P, or an equivalent rating by any other Rating Agency, but excluding any debt securities or loans or advances between and among the Company and its Subsidiaries;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment and/or distribution, and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by Applicable Accounting Standards to be classified on the balance sheet of the Company in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “—Certain Covenants—Limitation on Restricted Payments”:

(1) “Investments” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to:

(a) the Company’s “Investment” in such Subsidiary at the time of such redesignation less

(b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

“Issue Date” means March 21, 2012, the date on which the Initial Notes were originally issued.

“Junior Indebtedness” means (a) with respect to any Issuer, any Indebtedness of such Issuer which is by its term subordinated in right of payment to the Notes and (b) with respect to any Note Guarantor, any Indebtedness of such Note Guarantor which is by its terms subordinated in right of payment to its Note Guarantee.

“Junior Lien Intercreditor Agreement” means the intercreditor agreement dated as of August 1, 2006 among Credit Suisse, Cayman Islands Branch, as agent under the Senior Credit Documents (as defined therein), Wilmington Trust Company, as trustee under the Second-Lien Notes, the Issuers, each guarantor thereunder and the other parties from time to time party thereto, as heretofore and hereafter amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and the Second-Lien Notes Indentures.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided, that in no event shall an operating lease be deemed to constitute a Lien.

“Management Group” means the group consisting of the directors, executive officers and other management personnel of the Company or any direct or indirect parent of the Company, as the case may be, on the Issue Date together with (1) any new directors whose election by such boards of directors or managers or whose nomination for election by the equityholders of the Company or any direct or indirect parent of the Company, as applicable, was approved by a vote of a majority of the directors of the Company or any direct or indirect parent of the Company, as applicable, then still in office who were either directors on the Issue Date or whose election or nomination was previously so approved and (2) executive officers and other management personnel of the Company or any direct or indirect parent of the Company, as applicable, hired at a time when the directors on the Issue Date together with the directors so approved constituted a majority of the directors of the Company or any direct or indirect parent of the Company, as applicable.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with Applicable Accounting Standards and before any reduction in respect of Preferred Stock dividends.

“New First-Lien Revolving Facility” means (i) the new first priority revolving facility to be entered into subsequent to the Issue Date as provided in the commitment letter dated as of March 7, 2012, among the Issuers and each other Subsidiary of the Company from time to time designated a “Borrower” thereunder, the lenders and agents party thereto and Credit Suisse, as administrative agent, as may be amended restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time after the Issue Date, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof, and (ii) whether or not the credit agreement referred to in clause (i) remains outstanding, if designated by the Company to be included in the definition of “New First-Lien Revolving Facility,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto) or any Tax Distributions resulting therefrom, amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to the second paragraph of the covenant described under “—Certain Covenants—Asset Sales”) to be paid as a result of such transaction, and any deduction of appropriate amounts to be provided by the Company as a reserve in accordance with Applicable Accounting Standards against any liabilities associated with the asset disposed of in such transaction and retained by the Company after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Note Documents” means the Indenture, the Notes, the Note Guarantees and the Security Documents.

“Note Guarantee” means any guarantee of the Obligations of the Issuers under the Indenture and the Notes by any Person in accordance with the provisions of the Indenture.

“Note Guarantor” means any Person that Incurs a Note Guarantee; provided, that upon the release or discharge of such Person from its Note Guarantee in accordance with the Indenture, such Person ceases to be a Note Guarantor.

“Note Obligations” means the Obligations of the Issuers and any other obligor under the Indenture or any of the other Note Documents, including any Note Guarantor, to pay principal, premium, if any, and interest (including any interest accruing after the commencement of bankruptcy or insolvency proceedings) when due and payable, and all other amounts due or to become due under or in connection with the Note Documents and the performance of all other Obligations of the Issuers and the Note Guarantors to the Trustee and the holders of Notes under Note Documents, according to the respective terms thereof.

“Notes Priority Collateral” has the meaning ascribed to such term under “Security for the Notes.”
“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness; provided, that Obligations with respect to the Notes shall not include fees or indemnifications in favor of the Trustee and other third parties other than the holders of the Notes.

“Officer” means the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements set forth in the Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

“Original Credit Agreement” means the Credit Agreement dated as of August 1, 2006, among Verso Paper Finance Holdings LLC, the Company, the other Subsidiaries of the Company party thereto, Credit Suisse, Cayman Islands Branch, as Administrative Agent and the other lenders and agents party thereto.

“Other First-Priority Lien Obligations” means Obligations of the Issuers and the Note Guarantors (other than Note Obligations and the First-Lien Revolving Facility Obligations) that are equally and ratably secured with the Note Obligations and are designated by the Company as “Other First-Priority Lien Obligations.”

“Pari Passu Indebtedness” means:

(1) with respect to any Issuer, the Notes and any Indebtedness which ranks pari passu in right of payment to the Notes and is secured by Liens on the Collateral with the same priority as the Liens securing the Notes; and

(2) with respect to any Note Guarantor, its Note Guarantee and any Indebtedness which ranks pari passu in right of payment to such Note Guarantor’s Note Guarantee and is secured by Liens on the Collateral with the same priority as the Liens securing the Note Guarantees.

“Permitted Holders” means, at any time, each of (i) the Sponsors, (ii) the Management Group, (iii) any Person that has no material assets other than the Capital Stock of the Company and, directly or indirectly, holds or acquires 100% of the total voting power of the Voting Stock of the Company or any direct or indirect parent company, and of which no other Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), other than any of the other Permitted Holders, holds more than 50% of the total voting power of the Voting Stock thereof and (iv) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) the members of which include any of the Permitted Holders and that, directly or indirectly, hold or acquire beneficial ownership of the Voting Stock of the Company (a “Permitted Holder Group”), so long as (1) each member of the Permitted Holder Group has voting rights proportional to the percentage of ownership interests held or acquired by such member and (2) no Person or other “group” (other than Permitted Holders) beneficially owns more than 50% on a fully diluted basis of the Voting Stock held by the Permitted Holder Group. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made (or is not required to be made) in accordance with the requirements of the Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(1) any Investment in the Company or any Restricted Subsidiary;

(2) any Investment in Cash Equivalents or Investment Grade Securities;

(3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Company, or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4) any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of “—Certain Covenants—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on, or made pursuant to binding commitments existing on, August 1, 2006;

(6) advances to employees not in excess of $15.0 million outstanding at any one time in the aggregate;

(7) any Investment acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8) Hedging Obligations permitted under clause (j) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(9) any Investment by the Company or any of its Restricted Subsidiaries in a Similar Business having an aggregate Fair Market Value, taken together with all other Investments made on or after August 1, 2006 pursuant to this clause (9) that are at that time outstanding, not to exceed the greater of (x) $100.0 million and (y) 7.5% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (9) is made in any Person that is not a Restricted Subsidiary of the Company at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Company after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (9) for so long as such Person continues to be a Restricted Subsidiary;

(10) additional Investments by the Company or any of its Restricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made on or after August 1, 2006 pursuant to this clause (10) that are at that time outstanding, not to exceed the greater of (x) $100.0 million and (y) 7.5% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(11) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case Incurred in the ordinary course of business;

(12) Investments the payment for which consists of Equity Interests of the Company (other than Disqualified Stock) or any direct or indirect parent of the Company, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the definition of Cumulative Credit contained in “—Certain Covenants—Limitation on Restricted Payments”;

(13) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of the second paragraph of the covenant described under “—Certain Covenants—Transactions with Affiliates” (except transactions described in clauses (2), (6), (7) and (11)(b) of such paragraph);

(14) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(15) guarantees issued in accordance with the covenants described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Certain Covenants—Future Note Guarantors”;

(16) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;

(17) any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness; provided, however, that any Investment in a Receivables Subsidiary is in the form of a Purchase Money Note, contribution of additional receivables or an equity interest;

(18) additional Investments in joint ventures of the Company or any of its Restricted Subsidiaries existing on August 1, 2006 not to exceed $20.0 million at any one time;

(19) any Investment in an entity which is not a Restricted Subsidiary to which a Restricted Subsidiary sells accounts receivable pursuant to a Qualified Receivables Financing; and

(20) Investments of a Restricted Subsidiary of the Company acquired after August 1, 2006 or of an entity merged into, amalgamated with, or consolidated with a Restricted Subsidiary of the Company in a transaction that is not prohibited by the covenant described under “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets” after August 1, 2006 to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(3) Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings;

(4) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties, Liens arising out of timber cutting, hauling or sales contracts, or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) (A) Liens on assets of a Restricted Subsidiary that is not a Note Guarantor securing Indebtedness of such Restricted Subsidiary, permitted to be Incurred pursuant to the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” (B) Liens securing Indebtedness permitted to be Incurred pursuant to clause (d) or (t) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” (provided that in the case of such clause (t), such Lien does not extend to the property or assets of any Subsidiary of the Company other than a Foreign Subsidiary), (C) Liens Incurred to secure Indebtedness Incurred pursuant to the first paragraph of, or clause (a) or (l) (or (m) to the extent it guarantees any such Indebtedness) of the second paragraph of, the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” to the extent such Lien is Incurred pursuant to this clause (6)(C) as designated by the Company; provided, however, that, (I) to the extent such Lien is Incurred on Collateral, such Lien is subject to the Senior Lien Intercreditor Agreement, (II) other than with respect to Liens Incurred to secure Indebtedness Incurred pursuant to clauses (a) and (l) (or (m) to the extent it guarantees such Indebtedness) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” at the time of Incurrence and after giving pro forma effect thereto (including a pro forma application of the net proceeds therefrom), the Consolidated First-Lien Secured Debt Ratio would be no greater than 3.00 to 1.00, which proviso (II) shall not apply to any Lien which is deemed to be Incurred under this clause (6)(C) by reason of the second proviso to clause (20) of this definition of “Permitted Liens” (except to the extent such Lien also secures Indebtedness in addition to the Indebtedness permitted to be secured thereby under clause (20)), and (III) with respect to Liens Incurred to secure Indebtedness (“Refinancing Secured Indebtedness”) to refinance, refund or otherwise retire for value Existing Junior Indebtedness, at the time of Incurrence and after giving pro forma effect thereto (including a pro forma application of the net proceeds therefrom), either (x) the Consolidated First-Lien Secured Debt Ratio would be no greater than 2.25 to 1.00 or (y) not more than $300.0 million of such Refinancing Secured Indebtedness is then outstanding, (D) Liens securing Note Obligations in respect of the Notes and Note Guarantees issued on the Issue Date, and (E) Liens on the Collateral securing any Indebtedness permitted to be incurred pursuant to the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” that rank junior to the Liens securing the Note Obligations pursuant to intercreditor arrangements no less favorable to holders of Notes than those contained in the Junior Lien Intercreditor Agreement;

(7) Liens existing on the Issue Date (other than Liens described in clause (6)(C) above);

(8) Liens on assets, property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary of the Company;

(9) Liens on assets or property at the time the Company or a Restricted Subsidiary of the Company acquired the assets or property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Company or any Restricted Subsidiary of the Company; provided, however, that such Liens (other than Liens to secure Indebtedness Incurred pursuant to Clause (o) of the second paragraph of the covenant described hereunder “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens (other than Liens to secure Indebtedness Incurred pursuant to Clause (o) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) may not extend to any other property owned by the Company or any Restricted Subsidiary of the Company (other than pursuant to after acquired property clauses in effect with respect to such Liens at the time of acquisition on property of the type that would have been subject to such Liens notwithstanding the occurrence of such acquisition);

(10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary of the Company permitted to be Incurred in accordance with the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) Liens securing Hedging Obligations and cash management Obligations not incurred in violation of the Indenture; provided, that with respect to Hedging Obligations and cash management Obligations relating to Indebtedness, such Lien extends only to the property securing such Indebtedness;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(15) Liens in favor of any Issuer or any Note Guarantor;

(16) Liens on accounts receivable and related assets of the type specified in the definition of “Receivables Financing” Incurred in connection with a Qualified Receivables Financing;

(17) deposits made in the ordinary course of business to secure liability to insurance carriers;

(18) Liens on the Equity Interests of Unrestricted Subsidiaries;

(19) grants of software and other technology licenses in the ordinary course of business;

(20) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6)(B), (6)(C), (6)(D), (7), (8), (9), (10), (11) and (15); provided, however, that (x) such new Lien shall be limited to all or part of the same property (including any after acquired property to the extent it would have been subject to the original Lien) that was subject to the original Lien (plus improvements on such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6)(B), (6)(C), (6)(D), (7), (8), (9), (10), (11) and (15) at the time the original Lien became a Permitted Lien under the Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; provided further, however, that in the case of any Liens to secure any refinancing, refunding, extension or renewal of Indebtedness secured by a Lien referred to in clause (6)(C), the principal amount of any Indebtedness Incurred for such refinancing, refunding, extension or renewal shall be deemed secured by a Lien under clause (6)(C) and not this clause (20) for purposes of determining the principal amount of Indebtedness outstanding under clause (6)(C), and for purposes of clause (1) under “—Release of Collateral” and for purposes of clause (a) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(21) Liens on equipment of the Company or any Restricted Subsidiary granted in the ordinary course of business to the Company’s or such Restricted Subsidiary’s client at which such equipment is located;

(22) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(23) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(24) Liens Incurred to secure cash management services in the ordinary course of business;

(25) other Liens in an aggregate principal amount not to exceed $20.0 million at any one time outstanding;

(26) any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(27) any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of the Company or any Restricted Subsidiary; and

(28) Liens arising by virtue of any statutory or common law provisions relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution.

Any provider of additional extensions of credit shall be entitled to rely on the determination of an Officer that Liens Incurred satisfy clause (6)(C) above if such determination is set forth in an Officers’ Certificate delivered to such provider; provided, however, that such determination will not affect whether such Lien actually was Incurred as permitted by clause (6)(C).

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Pledgors” has the meaning ascribed to such term under “—Security for the Notes.”

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

“Purchase Money Note” means a promissory note of a Receivables Subsidiary evidencing a line of credit, which may be irrevocable, from the Company or any Subsidiary of the Company to a Receivables Subsidiary in connection with a Qualified Receivables Financing, which note is intended to finance that portion of the purchase price that is not paid by cash or a contribution of equity.

“Qualified Receivables Financing” means any Receivables Financing of one or more Receivables Subsidiaries that meets the following conditions:

(1) the Board of Directors of the Company shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Company and the Receivables Subsidiary;

(2) all sales of accounts receivable and related assets to the Receivables Subsidiaries are made at Fair Market Value (as determined in good faith by the Company); and

(3) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Company) and may include Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of the Company or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure Bank Indebtedness, Indebtedness in respect of the Second-Lien Notes or any Refinancing Indebtedness with respect to the Second-Lien Notes shall not be deemed a Qualified Receivables Financing.

“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Notes for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-l(c)(2)(vi)(F) under the Exchange Act selected by the Company or any direct or indirect parent of the Company as a replacement agency for Moody’s or S&P, as the case may be.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and all other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.

“Receivables Financing” means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by the Company or any of its Subsidiaries); and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedging Obligations entered into by the Company or any such Subsidiary in connection with such accounts receivable.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means a Wholly Owned Restricted Subsidiary of the Company (or another Person formed for the purposes of engaging in Qualified Receivables Financing with the Company in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Company and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary and:

(a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Subsidiary of the Company (excluding (x) guarantees of obligations (other than the principal of and interest on, Indebtedness) pursuant to Standard Securitization Undertakings and (y) guarantees by other Receivables Subsidiaries), (ii) is recourse to or obligates the Company or any other Subsidiary of the Company (other than another Receivables Subsidiary) in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Company or any other Subsidiary of the Company (other than another Receivables Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(b) with which neither the Company nor any other Subsidiary of the Company (other than another Receivables Subsidiary) has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company; and

(c) to which neither the Company nor any other Subsidiary of the Company (other than another Receivables Subsidiary) has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“Representative Amount” means a principal amount of not less than $1,000,000 for a single transaction in the relevant market at the relevant time.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, with respect to any Person, any Subsidiary of such Person other than an Unrestricted Subsidiary of such Person. Unless otherwise indicated in this “Description of Additional Exchange Notes,” all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of the Company, including, without limitation, Finance Co.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than leases between the Company and a Restricted Subsidiary of the Company or between Restricted Subsidiaries of the Company.

“S&P” means Standard & Poor’s Ratings Group or any successor to the rating agency business thereof.

“SEC” means the Securities and Exchange Commission.

“Second-Lien Future Indebtedness” means Indebtedness or Obligations of the Company and its Subsidiaries that is to be equally and ratably secured with the Second-Lien Notes and is so designated by the Company as “Second-Lien Future Indebtedness”; provided, however, that such Second-Lien Future Indebtedness is permitted to be so incurred in accordance with any applicable documents governing senior debt and any Second-Priority Documents, as applicable.

“Second-Lien Notes” means the (i) the Existing Floating Rate Second-Lien Notes and (ii) the Existing Fixed Rate Second-Lien Notes.

“Second-Lien Notes Collateral Documents” shall mean the Collateral Agreement, dated as of August 1, 2006, among the Company, certain other grantors and the collateral agent thereunder in respect of the Second-Lien Notes and the Second-Lien Notes Indentures, and any other document or instrument pursuant to which a Lien is granted by any grantor to secure any Second-Lien Notes Obligations or under which rights or remedies with respect to any such Lien are governed.

“Second-Lien Notes Documents” means (a) the Second-Lien Notes Indentures, the Second-Lien Notes, the Second-Lien Notes Collateral Documents and (b) any other related document or instrument executed and delivered pursuant to any Second-Lien Notes Document described in clause (a) above evidencing or governing any Obligations thereunder.

“Second-Lien Notes Indentures” means, collectively, (i) the indenture governing the Existing Floating Rate Second-Lien Notes, dated as of August 1, 2006 and (ii) the indenture governing the Existing Fixed Rate Second-Lien Notes, dated as of January 26, 2011, in each case as each such indenture may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Second-Lien Notes Obligations” means Obligations in respect of the Second-Lien Notes or arising under the Second-Lien Note Documents or any of them, including all fees and expenses of the trustee thereunder.

“Second-Lien Notes Trustee” means the party named as trustee in each of the Second-Lien Notes Indentures until a successor replaces it and, thereafter, means the successor.

“Second-Lien Security Documents” means the security agreements, pledge agreements, collateral assignments and related agreements, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interests in the Collateral for the benefit of the holders of the Second-Priority Lien Obligations, as contemplated by the Second-Priority Documents.

“Second-Priority Agents” means (a) the Second-Lien Notes Trustee and (b) the collateral agent for any Second-Lien Future Indebtedness (including the collateral agent under the Second-Lien Notes Collateral Documents).

“Second-Priority Documents” means the Second-Lien Notes Documents and any other document or instrument evidencing or governing any Second-Lien Future Indebtedness.

“Second-Priority Lien Obligations” means (a) the Second-Lien Notes Obligations and (b) all other Obligations in respect of, or arising under, the Second-Priority Documents, including all fees and expenses of the collateral agent for any Second-Lien Future Indebtedness.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Secured Notes” means the 11.75% Secured Notes due 2019 issued by the Issuers.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Documents” means the security agreements, pledge agreements, collateral assignments and related agreements, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interests in the Collateral as contemplated by the Indenture.

“Seller” means International Paper Company, a New York corporation.

“Senior Credit Documents” means the collective reference to a Credit Agreement, any notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time.

“Senior Lien Intercreditor Agreement” has the meaning ascribed to such term under “—Intercreditor Agreements—Senior Lien Intercreditor Agreement.”

“Senior Lien Obligations” has the meaning ascribed to such term under “—Intercreditor Agreements—Junior Lien Intercreditor Agreement.”

“Senior Subordinated Notes” means the 11.375% Senior Subordinated Notes due 2016 issued by the Issuers.

“Senior Subordinated Note Indenture” means the indenture among the Issuers, Wilmington Trust Company, as trustee, and the other parties thereto, dated as of August 1, 2006, with respect to the Senior Subordinated Notes, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Series” means with respect to the First-Priority Lien Secured Parties, each of (i) the secured parties under the First-Lien Revolving Facility (in their capacities as such), (ii) the holders of the Notes, the Collateral Agent and the Trustee (each in their capacity as such) and (iii) the Additional First-Lien Secured Parties that become subject to the Senior Lien Intercreditor Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Additional First-Lien Secured Parties).

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Similar Business” means a business, the majority of whose revenues are derived from the activities of the Company and its Subsidiaries as of the Issue Date or any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

“Specified Non-Core Assets” means hydro-electric dams and related assets.

“Sponsors” means (i) one or more investment funds controlled by Apollo Management, L.P. and its Affiliates (collectively, the “Apollo Sponsors”), (ii) any Person that forms a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) with any Apollo Sponsor, provided that any Apollo Sponsor (x) owns a majority of the voting power and (y) controls a majority of the Board of Directors of the Company and (iii) any other Affiliate of Apollo Management, L.P. that is neither a “portfolio company” (which means a company actively engaged in providing goods or services to unaffiliated customers), whether or not controlled, nor a company controlled by a “portfolio company”.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Company or any Subsidiary of the Company which the Company has determined in good faith to be customary in a Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subordinated Indebtedness” means (a) with respect to any Issuer, any Indebtedness of such Issuer which is by its terms subordinated in right of payment to the Notes, and (b) with respect to any Note Guarantor, any Indebtedness of such Note Guarantor which is by its terms subordinated in right of payment to its Note Guarantee.

“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Tax Distributions” means any distributions described in clause (12) of the covenant entitled “—Certain Covenants—Limitation on Restricted Payments.”

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture.

“Total Assets” means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Company, calculated on a pro forma basis after giving effect to any acquisition or disposition of a Person or business subsequent to the date of such balance sheet and consummated substantially contemporaneously with or prior to the time of calculation.

“Transactions” refers collectively to (i) the offering of the Initial Notes and the use of proceeds therefrom, (ii) the Cash Tender Offer and the redemption of any remaining Existing First Lien Notes, (iii) entry into the New First-Lien Revolving Facility and the ABL Facility, as described in the final offering circular for the Initial Notes, (iv) the Acquisition and the transactions related thereto, (v) the offering of the Second Lien Notes and the Senior Subordinated Notes and (vi) borrowings made pursuant to the Original Credit Agreement in connection with the Acquisition.

“Treasury Rate” means, as of the applicable redemption date, the yield to maturity as of such redemption date of the most recently issued United States Treasury security as displayed by Bloomberg LP (or any successor service) on screens PX1 through PX8 (or any screens that may replace such screens on such service) that has a remaining term most nearly equal to the period from such redemption date, as determined by the Issuers, to January 15, 2015; provided, however, that if the period from such redemption date to January 15, 2015 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Officer” means:

(1) any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the

Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject, and

(2) who shall have direct responsibility for the administration of the Indenture.

“Trustee” means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

“Unrestricted Cash” means cash or Cash Equivalents of the Company or any of its Restricted Subsidiaries that would not appear as “restricted” on a consolidated balance sheet of the Company and its Subsidiaries.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries; provided, further, however, that either

(a) the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or

(b) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under the covenant described under “—Certain Covenants—Limitation on Restricted Payments.”

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

(x)(1) the Company could Incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” or (2) the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation, and

(y) no Event of Default shall have occurred and be continuing.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

Notwithstanding anything to the contrary herein, and without any further condition, qualification or action hereunder, subsidiaries designated as Unrestricted Subsidiaries as of the Issue Date under the Indenture, among the Issuers, Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as trustee, and the other parties thereto dated June 11, 2009, governing the Issuers’ 11 1/2% Senior Secured Notes due 2014, will be Unrestricted Subsidiaries.

“U.S. Government Obligations” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock multiplied by the amount of such payment, by (2) the sum of all such payments.

“Wholly Owned Restricted Subsidiary” is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares required to be held by Foreign Subsidiaries) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

BOOK-ENTRY; DELIVERY AND FORM

Except as set forth below, the additional exchange notes will initially be issued in registered, global notes in global form without coupons (“Global Notes”). Each Global Note shall be deposited with the Trustee, as custodian for, and registered in the name of The Depository Trust Company (“DTC”) or a nominee thereof. The additional senior secured notes, to the extent validly tendered and accepted and directed by their holders in their letters of transmittal, will be exchanged through book-entry electronic transfer for the global note.

Except as set forth below, the Global Notes may be transferred, in whole but not in part, solely to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below.

The Global Notes

We expect that, pursuant to procedures established by DTC, (i) upon the issuance of the Global Notes, DTC or its custodian will credit, on its internal system, the principal amount at maturity of the individual beneficial interests represented by such Global Notes to the respective accounts of persons who have accounts with such depositary (“participants”) and (ii) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Such accounts initially will be designated by or on behalf of the holders of the additional senior secured notes and ownership of beneficial interests in the Global Notes will be limited to participants or persons who hold interests through participants. Holders may hold their interests in the Global Notes directly through DTC if they are participants in such system, or indirectly through organizations that are participants in such system.

So long as DTC or its nominee is the registered owner or holder of the notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Notes for all purposes under the indenture. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with DTC’s procedures, in addition to those provided for under the indenture with respect to the notes.

Payments of the principal of, and premium (if any) and interest (including additional interest, if any) on, the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the issuer, the Trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

We expect that DTC or its nominee, upon receipt of any payment of principal of, and premium (if any) and interest (including additional interest, if any) on the Global Notes, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in the ordinary way through DTC’s same-day funds system in accordance with DTC rules and will be settled in same-day funds. If a holder requires physical delivery of a Certificated Security, such holder must transfer its interest in a Global Note, in accordance with the normal procedures of DTC and with the procedures set forth in the indenture.

DTC has advised us that it will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the indenture, DTC will exchange the Global Notes for Certificated Securities, which it will distribute to its participants and which will include legends with applicable transfer restrictions for such notes.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under New York banking law, a “banking organization” within the meaning of the New York banking law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for issues of U.S. and non-U.S. equity, corporate and municipal debt issues that participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the DTC system is also available to indirect participants such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. None of us, the Trustee or any paying agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Securities

A Global Note is exchangeable for certificated notes in fully registered form without interest coupons (“Certificated Securities”) only in the following limited circumstances:

•	DTC notifies us that it is unwilling or unable to continue as depositary for the Global Note and we fail to appoint a successor depositary within 90 days of such notice, or

•	there shall have occurred and be continuing an event of default with respect to the notes under the indenture and DTC shall have requested the issuance of Certificated Securities.

Certificated Securities may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer the notes will be limited to such extent.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

Subject to the limitations and qualifications set forth herein (including Exhibit 8.1 hereto), this discussion is the opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, our U.S. federal income tax counsel. The following is a discussion of the material U.S. federal income tax considerations relevant to the exchange of additional senior secured notes for exchange notes pursuant to the exchange offer and the ownership and disposition of exchange notes acquired by U.S. Holders and non-U.S. Holders (each as defined below and collectively referred to as “Holders”) pursuant to the exchange offer, but does not purport to be a complete analysis of all the potential tax considerations. This summary is based on the Code, Treasury Regulations issued thereunder, and administrative and judicial interpretations thereof, all as of the date of this prospectus and all of which are subject to change (perhaps with retroactive effect).

This summary does not represent a detailed description of the U.S. federal income tax consequences to Holders in light of their particular circumstances. In addition, it does not represent a detailed description of the U.S. federal income tax consequences applicable to Holders that are subject to special treatment under the U.S. federal income tax laws, such as financial institutions, regulated investment companies, real estate investment trusts, individual retirement and other tax deferred accounts, dealers or traders in securities or currencies, life insurance companies, partnerships or other passthrough entities (or investors therein), tax-exempt organizations, U.S. expatriates, non-U.S. trusts and estates that have U.S. beneficiaries, persons holding notes as a hedge or hedged against currency risk, in an integrated or conversion transaction, as a position in a constructive sale or straddle, or U.S. Holders whose “functional currency” is other than the U.S. dollar. This summary does not address U.S. federal tax consequences other than U.S. federal income tax consequences (such as estate or gift taxes), the recently enacted Medicare tax on certain investment income, the alternative minimum tax or the consequences under the tax laws of any foreign, state or local jurisdiction. The discussion deals only with notes held as “capital assets” within the meaning of Section 1221 of the Code. We have not requested a ruling from the Internal Revenue Service (the “IRS”) on the tax consequences of owning the notes. As a result, the IRS could disagree with portions of this discussion.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes:

•	a citizen or resident alien individual of the United States;

•	a corporation that is organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (i) that is subject to the primary supervision of a court within the United States and under the control of one or more U.S. persons, or (ii) that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

For purposes of this discussion, the term “non-U.S. Holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes, an individual, corporation, trust, or estate and that is not a U.S. Holder.

If an entity treated as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a partner in such an entity will depend on the status of the partner and the activities of the entity. Partners in such entities that are considering exchanging additional senior secured notes for exchange notes pursuant to the exchange offer should consult their own tax advisors.

Prospective investors should consult their own tax advisors concerning the particular U.S. federal income tax consequences of exchanging additional senior secured notes for exchange notes pursuant to the exchange offer and owning and disposing exchange notes acquired pursuant to the exchange offer, as well as the consequences arising under other federal tax laws and the laws of any other taxing jurisdiction.

Possible Alternative Treatment

We may be obligated to pay amounts in excess of the stated interest or principal on the additional exchange notes, including as described under “Description of Additional Exchange Notes—Registration Rights; Additional Interest,” “Description of Additional Exchange Notes—Registration Rights; Additional Interest,” “Description of Additional Exchange Notes—Optional Redemption,” “Description of Additional Exchange Notes—Optional Redemption,” “Description of Additional Exchange Notes—Change of Control” and “Description of Additional Exchange Notes—Change of Control.” These potential payments may implicate the provisions of Treasury Regulations relating to “contingent payment debt instruments.” According to the applicable Treasury Regulations, certain contingencies will not cause a debt instrument to be treated as a contingent payment debt instrument if such contingencies, as of the date of issuance, are remote or incidental. We intend to take the position that the foregoing contingencies are remote or incidental, and, accordingly, we do not intend to treat the additional exchange notes as contingent payment debt instruments. Our position that such contingencies are remote or incidental is binding on a Holder, unless such Holder discloses its contrary position in the manner required by applicable Treasury Regulations. Our position is not, however, binding on the IRS, and if the IRS were to successfully challenge this position, a Holder might be required to accrue ordinary interest income on the additional exchange notes at a rate in excess of the stated interest rate, and to treat as ordinary interest income any gain realized on the taxable disposition of an exchange note. The remainder of this discussion assumes that the additional exchange notes will not be treated as contingent payment debt instruments. Holders should consult their own tax advisors regarding the possible application of the contingent payment debt instrument rules to the additional exchange notes.

Certain U.S. Federal Income Tax Considerations for U.S. Holders

Exchange Offer

Exchanging an additional senior secured note for an additional exchange note pursuant to the exchange offer will not be treated as a taxable exchange for U.S. federal income tax purposes. Consequently, U.S. Holders will not recognize gain or loss upon receipt of an additional exchange note. The holding period for an additional exchange note will include the holding period for the additional senior secured note and the initial basis in an additional exchange note will be the same as the adjusted basis in the additional senior secured note.

Stated Interest

Generally, the amount of any stated interest payments on an additional exchange note will be treated as “qualified stated interest” for U.S. federal income tax purposes and will be taxable to a U.S. Holder as ordinary interest income in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes.

Market Discount and Bond Premium

Market Discount. If a U.S. Holder purchased an additional senior secured note (which will be exchanged for an additional exchange note pursuant to the exchange offer) for an amount that is less than its “revised issue price,” the amount of the difference should be treated as market discount for U.S. federal income tax purposes. Any market discount applicable to an additional senior secured note should carry over to the additional exchange note received in exchange therefor. The amount of any market discount will be treated as de minimis and disregarded if it is less than one-quarter of one percent of the revised issue price of the additional senior secured note, multiplied by the number of complete years to maturity. For this purpose, the “revised issue price” of an additional senior secured note equals the issue price of the additional senior secured note. The “issue price” of a note is the first price at which a substantial amount of the notes is sold for cash to investors other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The rules described below do not apply to a U.S. Holder if such holder purchased an additional senior secured note that has de minimis market discount.

Under the market discount rules, a U.S. Holder is required to treat any principal payment on, or any gain on the sale, exchange, redemption or other disposition of, an additional exchange note as ordinary income to the extent of any accrued market discount (on the additional senior secured note or the additional exchange note) that has not previously been included in income. If a U.S. Holder disposes of an additional exchange note in an otherwise nontaxable transaction (other than certain specified nonrecognition transactions), such holder will be required to include any accrued market discount as ordinary income as if such holder had sold the additional exchange note at its then fair market value. In addition, such holder may be required to defer, until the maturity of the additional exchange note or its earlier disposition in a taxable transaction, the deduction of a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the additional senior secured note or the additional exchange note received in exchange therefor.

Market discount accrues ratably during the period from the date on which such holder acquired the additional senior secured note through the maturity date of the exchange note (for which the additional senior secured note was exchanged), unless such holder makes an irrevocable election to accrue market discount under a constant yield method. Such holder may elect to include market discount in income currently as it accrues (either ratably or under the constant yield method), in which case the rule described above regarding deferral of interest deductions will not apply. If such holder elects to include market discount in income currently, such holder’s adjusted basis in an exchange note will be increased by any market discount included in income. An election to include market discount currently will apply to all market discount obligations acquired during or after the first taxable year in which the election is made, and the election may not be revoked without the consent of the IRS.

Bond Premium. If a U.S. Holder purchased an additional senior secured note (which will be exchanged for an additional exchange note pursuant to the exchange offer) for an amount in excess of the principal amount of the additional senior secured note, the excess will be treated as bond premium. Any bond premium applicable to an additional senior secured note should carry over to the additional exchange note received in exchange therefor. A U.S. Holder may elect to reduce the amount required to be included in income each year with respect to interest on its note by the amount of amortizable bond premium allocable to that year, based on the additional exchange note’s yield to maturity. However, because the additional exchange notes may be redeemed by us prior to maturity at a premium, special rules apply that may reduce or eliminate the amount of premium that a U.S. Holder may amortize with respect to an exchange note. U.S. Holders should consult their tax advisors about these special rules. If a U.S. Holder makes the election to amortize bond premium, it will apply to all debt instruments (other than debt instruments the interest on which is excludible from gross income) that the U.S. Holder holds at the beginning of the first taxable year to which the election applies or thereafter acquires, and the election may not be revoked without the consent of the IRS.

Dispositions

A sale, exchange, redemption, retirement or other taxable disposition of an exchange note will result in taxable gain or loss to a U.S. Holder equal to the difference, if any, between the amount realized on the disposition (excluding amounts attributable to any accrued and unpaid stated interest, which will be taxed as ordinary income to the extent not previously so taxed) and the U.S. Holder’s adjusted tax basis in the exchange note. The amount realized will equal the sum of any cash and the fair market value of any other property received on the disposition. A U.S. Holder’s adjusted tax basis in an exchange note will equal the cost of such exchange note to such Holder, increased by any market discount previously included in gross income and reduced (but not below zero) by the amount of any amortizable bond premium taken into account with respect to the exchange note. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the exchange note (or the additional senior secured note exchanged therefor) is held for more than one year. Certain non-corporate U.S. Holders may be eligible for preferential rates of U.S. federal income tax in respect of long-term capital gains. The deductibility of capital losses is subject to limitations.

Certain U.S. Federal Tax Considerations for Non-U.S. Holders

Exchange Offer

Non-U.S. Holders will not recognize gain or loss upon receipt of an exchange note in exchange for an additional senior secured note pursuant to the exchange offer.

Interest

Subject to the discussion below of backup withholding, U.S. federal income or withholding tax will not apply to a non-U.S. Holder in respect of any payment of interest on the additional exchange notes, provided that such payment is not effectively connected with such non-U.S. Holder’s conduct of a U.S. trade or business and such non-U.S. Holder:

•	does not own actually or constructively own 10% or more of the capital or profits interest in Parent;

•	is not a controlled foreign corporation that is related to Parent under the applicable provisions of the Code; and

•	is not a bank whose receipt of interest on the additional exchange notes is described in section 881(c)(3)(A) of the Code; and

either (a) such non-U.S. Holder provides identifying information (i.e., name and address) to us on IRS Form W-8BEN (or successor form), and certifies, under penalty of perjury, that such non-U.S. Holder is not a U.S. person or (b) a financial institution holding the additional exchange notes on behalf of such non-U.S. Holder certifies, under penalty of perjury, that it has received such a certification from the beneficial owner and, when required, provides us with a copy.

If a non-U.S. Holder cannot satisfy the requirements described above, payments of interest made to such non-U.S. Holder will be subject to a 30% U.S. federal withholding tax, unless such Holder provides us with a properly executed (1) applicable IRS Form W-8BEN (or successor form) claiming an exemption from or reduction in withholding under an applicable income tax treaty or (2) IRS Form W-8ECI (or successor form) stating that interest paid on the additional exchange note is not subject to withholding tax because it is effectively connected with such Holder’s conduct of a trade or business in the United States (in which case such interest will be subject to tax as discussed below).

Dispositions

Any gain realized on the sale, exchange, retirement, redemption or other taxable disposition of an additional exchange note by a non-U.S. Holder will not be subject to U.S. federal income or withholding tax unless (1) such gain is effectively connected with the conduct of a trade or business in the United States by such non-U.S. Holder (in which case such gain will be subject to regular graduated U.S. tax rates as described above) or (2) such non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met (in which case such gain, net of certain U.S.-source losses, if any, will be subject to U.S. federal income tax at a flat rate of 30% (or at a reduced rate under an applicable income tax treaty)).

Effectively Connected Interest or Gain

If a non-U.S. Holder is engaged in a trade or business in the United States and interest on the additional exchange notes or gain from the disposition of the additional exchange notes is effectively connected with the conduct of that trade or business, such non-U.S. Holder will, subject to any applicable income tax treaty, be subject to U.S. federal income tax on such interest or gain on a net income basis in the same manner as if such non-U.S. Holder were a U.S. Holder. In addition, if such non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or a lower applicable treaty rate) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Information Reporting and Backup Withholding

U.S. Holders

A U.S. Holder may be subject to information reporting and backup withholding (currently at the rate of 28%) with respect to payments of stated interest and payments of the gross proceeds from the sale or other disposition (including a retirement or redemption) of an exchange note. Certain U.S. Holders (including corporations) are not subject to information reporting and backup withholding. A U.S. Holder will be subject to backup withholding if such U.S. Holder is not otherwise exempt and such U.S. Holder:

•	fails to furnish its correct taxpayer identification number (“TIN”), which, for an individual, is ordinarily his or her social security number;

•	is notified by the IRS that it is subject to backup withholding because it has previously failed to properly report payments of interest or dividends;

•	fails to certify, under penalties of perjury, that it has furnished a correct TIN and that the IRS has not notified the U.S. Holder that it is subject to backup withholding; or

•	otherwise fails to comply with applicable requirements of the backup withholding rules.

Non-U.S. Holders

A non-U.S. Holder will not be subject to backup withholding (currently at the rate of 28%) with respect to payments of interest to such non-U.S. Holder if we have received from such non-U.S. Holder the statement described above under “—Certain U.S. Federal Tax Considerations to Non-U.S. Holders—Interest” or the non-U.S. Holder otherwise establishes an exemption, provided that we do not have actual knowledge or reason to know that such non-U.S. Holder is a U.S. person. A non-U.S. Holder may, however, be subject to information reporting requirements with respect to payments of interest on the additional exchange notes.

Proceeds from the sale, exchange, retirement, redemption or other taxable disposition of the additional exchange notes made to or through a foreign office of a foreign broker without certain specified connections to the United States will not be subject to information reporting or backup withholding. A non-U.S. Holder may be subject to backup withholding and/or information reporting with respect to the proceeds of the sale, exchange, retirement, redemption or other taxable disposition of an exchange note within the United States or conducted through certain U.S.-related financial intermediaries, unless the payer receives the statement described above under “—Certain U.S. Federal Tax Considerations to Non-U.S. Holders—Interest” and does not have actual knowledge or reason to know that such non-U.S. Holder is a U.S. person, as defined under the Code, or such non-U.S. Holder otherwise establishes an exemption.

U.S. Holders and non-U.S. Holders

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a Holder’s U.S. federal income tax liability, and may entitle a Holder to a refund, provided the required information is timely furnished to the IRS.

PLAN OF DISTRIBUTION

Until 90 days after the date of this prospectus, all dealers effecting transactions in the additional exchange notes, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Each broker-dealer that receives additional exchange notes for its own account pursuant to the exchange offer must acknowledge that it (i) has not entered into any arrangement or understanding with the Issuers or an affiliate of the Issuers to distribute such additional exchange notes and (ii) will deliver a prospectus in connection with any resale of such additional exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of additional exchange notes received in exchange for additional senior secured notes where such additional senior secured notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days from the date on which the exchange offer registration statement is declared effective, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until                     , 2013, all dealers effecting transactions in the additional exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of additional exchange notes by broker-dealers. The additional exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the additional exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such additional exchange notes. Any broker-dealer that resells additional exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such additional exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of additional xchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days from the date on which the exchange offer registration statement is declared effective, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the reasonable fees and disbursements of one counsel for holders of the notes), other than commissions or concessions of any brokers or dealers, and will indemnify the holders of the notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the additional exchange notes and the enforceability of obligations under the additional exchange notes and guarantees being issued will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. Certain legal matters relating to the issuance and sale of the guarantees with respect to matters of California law will be passed upon for us by O’Melveny & Myers LLP, New York, New York.

EXPERTS

Independent Accountants

The consolidated financial statements as of December 31, 2011 and 2010, and for each of the three years in the period ended December 31, 2011, included in this prospectus and the related financial statement schedule included elsewhere in the Registration Statement, and the effectiveness of Verso Paper Holdings LLC’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports appearing herein and elsewhere in the Registration Statement (which reports (1) express an unqualified opinion on the consolidated financial statements and financial statement schedule and includes an explanatory paragraph to as to the effects of the retrospective presentation of separate consolidated statements of comprehensive income and (2) expresses an unqualified opinion on the effectiveness of internal control over financial reporting). Such financial statements and financial statement schedule have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual and quarterly reports and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C., 20549. Please call 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our filings will also be available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov. In addition, you may obtain these materials on our website. Our website address is www.versopaper.com. Information on our website does not constitute part of this prospectus and should not be relied upon in connection with making any decision with respect to the notes. Our reports and other information that we have filed, or may in the future file, with the SEC do not constitute part of this prospectus.

We have filed a registration statement on Form S-4 to register with the SEC the additional exchange notes to be issued in exchange for the additional senior secured notes. This prospectus is part of that registration statement. As allowed by the SEC’s rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. You should note that where we summarize in this prospectus the material terms of any contract, agreement or other document filed as an exhibit to the registration statement, the summary information provided in the prospectus is less complete than the actual contract, agreement or document. You should refer to the exhibits filed to the registration statement for copies of the actual contract, agreement or document.

We have not authorized anyone to give you any information or to make any representations about us or the transactions we discuss in this prospectus other than those contained in this prospectus. If you are given any information or representations about these matters that is not discussed in this prospectus, you must not rely on that information. This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law.

MANAGEMENT’S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING — VERSO PAPER HOLDINGS LLC

Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Securities Exchange Act of 1934. Under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, we conducted an evaluation of the effectiveness of Verso Paper Holdings LLC’s internal control over financial reporting as of December 31, 2011, based upon the guidelines established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Verso Paper Holdings LLC’s internal control over financial reporting includes policies and procedures that provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external reporting purposes in accordance with accounting principles generally accepted in the United States of America.

Based on the results of our evaluation, our management concluded that Verso Paper Holdings LLC’s internal control over financial reporting was effective as of December 31, 2011. We reviewed the results of management’s assessment with our Audit Committee.

The effectiveness of Verso Paper Holdings LLC’s internal control over financial reporting as of December 31, 2011, has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their attestation report which appears below.

REPORT OF DELOITTE & TOUCHE LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, ON CONSOLIDATED FINANCIAL STATEMENTS

To the Board of Directors and Members of Verso Paper Holdings LLC:

We have audited the accompanying consolidated balance sheets of Verso Paper Holdings LLC, and subsidiaries, (the “Company”), a wholly owned subsidiary of Verso Paper Finance Holdings LLC, as of December 31, 2011 and 2010, and the related consolidated statements of operations, comprehensive income, member’s equity, and cash flows for each of the three years in the period ended December 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2011 and 2010, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal control over financial reporting as of December 31, 2011, based on the criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 5, 2012 expressed an unqualified opinion on the Company’s internal control over financial reporting.

As discussed in Note 2 to the consolidated financial statements, the accompanying consolidated financial statements have been retrospectively adjusted for the presentation of separate consolidated statements of comprehensive income.

/s/ Deloitte & Touche LLP

Memphis, Tennessee

March 5, 2012 (October 17, 2012 as to the effects of the retrospective presentation of separate consolidated statements of comprehensive income, discussed in Note 2)

REPORT OF DELOITTE & TOUCHE LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, ON INTERNAL CONTROL OVER FINANCIAL REPORTING

To the Board of Directors and Members of Verso Paper Holdings LLC:

We have audited the internal control over financial reporting of Verso Paper Holdings LLC, and subsidiaries, (the “Company”), a wholly owned subsidiary of Verso Paper Finance Holdings LLC, as of December 31, 2011, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Report of Management on Internal Control Over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed by, or under the supervision of, the company’s principal executive and principal financial officers, or persons performing similar functions, and effected by the company’s board of directors, management, and other personnel to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of the inherent limitations of internal control over financial reporting, including the possibility of collusion or improper management override of controls, material misstatements due to error or fraud may not be prevented or detected on a timely basis. Also, projections of any evaluation of the effectiveness of the internal control over financial reporting to future periods are subject to the risk that the controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2011, based on the criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated financial statements as of and for the year ended December 31, 2011 of the Company and our report dated March 5, 2012 (October 17, 2012 as to the effects of the retrospective presentation of separate consolidated statements of comprehensive income, discussed in Note 2) expressed an unqualified opinion on those financial statements.

/s/ Deloitte & Touche LLP

Memphis, Tennessee

March 5, 2012

VERSO PAPER HOLDINGS LLC

CONSOLIDATED BALANCE SHEETS

	December 31,
(Dollars in thousands)	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$94,795	$152,706
Accounts receivable, net	128,213	107,012
Inventories	166,876	142,516
Prepaid expenses and other assets	3,238	3,792

Total current assets	393,122	406,026

Property, plant, and equipment, net	934,699	972,711
Reforestation	13,671	13,826
Intangibles and other assets, net	102,950	127,350
Goodwill	—	10,551

Total assets	$1,444,442	$1,530,464

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$110,589	$124,774
Accrued liabilities	139,682	118,923

Total current liabilities	250,271	243,697

Long-term debt	1,201,077	1,172,736
Other liabilities	54,278	42,614

Total liabilities	1,505,626	1,459,047

Commitments and contingencies (Note 16)	—	—
Equity:
Paid-in-capital	321,110	318,690
Retained deficit	(353,636)	(231,019)

Accumulated other comprehensive loss	(28,658)	(16,254)

Total (deficit) equity	(61,184)	71,417
Total liabilities and equity	$1,444,442	$1,530,464

Included in the balance sheet line items above are related-party balances as follows (Note 14):
Accounts receivable	$10,016	$12,248
Intangibles and other assets, net	23,305	23,305
Accounts payable	743	808
Accrued liabilities	126	—
Long-term debt	23,305	23,305

See notes to consolidated financial statements.

VERSO PAPER HOLDINGS LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
(Dollars in thousands)	2011	2010	2009
Net sales	$1,722,489	$1,605,316	$1,360,854
Costs and expenses:
Cost of products sold — (exclusive of depreciation, amortization, and depletion)	1,460,290	1,410,770	1,242,743
Depreciation, amortization, and depletion	125,295	127,367	132,682
Selling, general, and administrative expenses	78,007	70,989	61,655
Goodwill impairment	10,551	—	—
Restructuring and other charges	24,464	—	979

Total operating expenses	1,698,607	1,609,126	1,438,059

Operating income (loss)	23,882	(3,810)	(77,205)

Interest income	(1,614)	(124)	(241)
Interest expense	122,213	122,528	116,130
Other (income) loss, net	25,812	(734)	(273,796)

Net income (loss)	$(122,529)	$(125,480)	$80,702

Included in the financial statement line items above are related-party transactions as follows (Notes 14):
Net sales	$157,961	$175,912	$138,760
Purchases included in cost of products sold	6,983	6,213	4,625
Interest income	(1,515)	—	—
Interest expense	1,515	—	—

See notes to consolidated financial statements.

VERSO PAPER HOLDINGS LLC

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Year Ended December 31,
(Dollars in thousands)	2011	2010	2009
Net income (loss)	$(122,529)	$(125,480)	$80,702
Other comprehensive income (loss):
Derivative financial instruments:
Effective portion of net unrealized losses	(5,188)	(9,466)	(12,317)
Reclassification from accumulated other comprehensive loss to net income (loss)	2,838	8,786	40,234
Defined benefit pension plan:
Pension liability adjustment	(12,079)	(3,834)	(413)
Amortization of net loss and prior service cost	2,002	1,874	1,342
Other	23	(45)	(144)

Other comprehensive income (loss)	(12,404)	(2,685)	28,702

Comprehensive income (loss)	$(134,933)	$(128,165)	$109,404

See notes to consolidated financial statements.

VERSO PAPER HOLDINGS LLC

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBER’S EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2011, 2010, and 2009

(Dollars in thousands)	Paid-in- Capital	Retained Deficit	Accumulated Other Comprehensive Income (Loss)	Total Member’s Equity
Balance — December 31, 2008	$301,110	$(167,135)	$(42,271)	$91,704
Parent company contributions	15,281	(3,569)	—	11,712
Cash distributions	—	(15,459)	—	(15,459)
Net income	—	80,702	—	80,702
Other comprehensive income	—	—	28,702	28,702
Equity award expense	632	—	—	632

Balance — December 31, 2009	317,023	(105,461)	(13,569)	197,993
Cash distributions	—	(78)	—	(78)
Net loss	—	(125,480)	—	(125,480)
Other comprehensive loss	—	—	(2,685)	(2,685)
Equity award expense	1,667	—	—	1,667

Balance — December 31, 2010	318,690	(231,019)	(16,254)	71,417
Cash distributions	—	(88)	—	(88)
Net loss	—	(122,529)	—	(122,529)
Other comprehensive loss	—	—	(12,404)	(12,404)
Equity award expense	2,420	—	—	2,420

Balance — December 31, 2011	$321,110	$(353,636)	$(28,658)	$(61,184)

See notes to consolidated financial statements.

VERSO PAPER HOLDINGS LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
(Dollars in thousands)	2011	2010	2009
Cash Flows From Operating Activities:
Net income (loss)	$(122,529)	$(125,480)	$80,702
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, amortization, and depletion	132,363	127,367	132,682
Amortization of debt issuance costs	5,036	5,290	5,264
Accretion of discount on long-term debt	4,101	3,721	2,081
Loss (gain) on early extinguishment of debt	26,091	(255)	(31,266)
Loss on disposal of fixed assets	323	3	533
Goodwill impairment	10,551	—	—
Equity award expense	2,420	1,667	632
Change in unrealized losses on derivatives, net	—	—	27,378
Other, net	(6,132)	(4,691)	532
Changes in assets and liabilities:
Accounts receivable	(21,201)	(2,723)	(21,752)
Inventories	(24,360)	19,885	27,855
Prepaid expenses and other assets	(801)	8,076	(17,363)
Accounts payable	(14,185)	23,778	(16,344)
Accrued liabilities	22,885	19,183	(10,799)

Net cash provided by operating activities	14,562	75,821	180,135

Cash Flows From Investing Activities:
Proceeds from sale of fixed assets	228	453	83
Transfers to restricted cash	23,839	(25,073)	—
Capital expenditures	(90,272)	(73,646)	(34,216)

Net cash used in investing activities	(66,205)	(98,266)	(34,133)

Cash Flows From Financing Activities:
Proceeds from long-term debt	394,618	27,438	352,837
Debt issuance costs	(10,800)	(1,971)	(10,270)
Repayments of long-term debt	(389,998)	—	(442,868)
Cash distributions	(88)	(78)	(15,459)

Net cash provided by (used in) financing activities	(6,268)	25,389	(115,760)

Change in cash and cash equivalents	(57,911)	2,944	30,242
Cash and cash equivalents at beginning of period	152,706	149,762	119,520

Cash and cash equivalents at end of period	$94,795	$152,706	$149,762

See notes to consolidated financial statements.

VERSO PAPER HOLDINGS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2011 AND 2010, AND FOR THE YEARS ENDED DECEMBER 31, 2011, 2010, AND 2009

1.	SUMMARY OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Business — The accompanying consolidated financial statements for Verso Paper Holdings LLC, a Delaware limited liability company, or “Verso Holdings,” include the accounts of Verso Holdings and its subsidiaries. Unless otherwise noted, references to “Company,” “we,” “us,” and “our” refer collectively to Verso Holdings and its subsidiaries. Verso Paper Finance Holdings LLC, or “Verso Finance,” is our sole member and direct parent.

We began operations on August 1, 2006, when we acquired the assets and certain liabilities comprising the business of the Coated and Supercalendered Papers Division of International Paper Company, or “International Paper.” We were formed by affiliates of Apollo Global Management, LLC, or “Apollo,” for the purpose of consummating the acquisition from International Paper, or the “Acquisition.” Verso Paper Corp., of which we are an indirect, wholly owned subsidiary, went public on May 14, 2008, with an initial public offering, “IPO,” of 14 million shares of common stock.

We operate in the following three market segments: coated and supercalendered papers; hardwood market pulp; and other, consisting of specialty papers. Our core business platform is as a producer of coated freesheet, coated groundwood, and uncoated supercalendered papers. These products are used in catalogs, magazines, retail inserts, and commercial print.

Basis of Presentation —This report contains the financial statements of Verso Holdings as of December 31, 2011 and 2010, and for the years ended December 31, 2011, 2010, and 2009. Variable interest entities for which Verso Holdings is the primary beneficiary are also consolidated. All material intercompany balances and transactions are eliminated.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America, or “GAAP,” requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

Revenue Recognition — Sales are net of rebates, allowances, and discounts. Revenue is recognized when the customer takes title and assumes the risks and rewards of ownership. Revenue is recorded at the time of shipment for terms designated f.o.b. (free on board) shipping point. For sales transactions designated f.o.b. destination, which include export sales, revenue is recorded when the product is delivered to the customer’s site and when title and risk of loss are transferred.

Shipping and Handling Costs — Shipping and handling costs, such as freight to customer destinations, are included in Cost of products sold in the accompanying consolidated statements of operations. These costs, when included in the sales price charged for our products, are recognized in Net sales.

Planned Maintenance Costs — Maintenance costs for major planned maintenance shutdowns in excess of $0.5 million are deferred over the period in which the maintenance shutdowns occur and expensed ratably over the period until the next major planned shutdown, since we believe that operations benefit throughout that period from the maintenance work performed. Other maintenance costs are expensed as incurred.

Environmental Costs and Obligations — Costs associated with environmental obligations, such as remediation or closure costs, are accrued when such costs are probable and reasonably estimable. Such accruals are adjusted as further information develops or circumstances change. Costs of future expenditures for environmental obligations are discounted to their present value when the expected cash flows are reliably determinable.

Equity Compensation — We account for equity awards in accordance with Financial Accounting Standards Board, or “FASB,” Accounting Standards Codification, or “ASC,” Topic 718, Compensation — Stock Compensation. ASC Topic 718 requires employee equity awards to be accounted for under the fair value method. Accordingly, share-based compensation is measured at the grant date based on the fair value of the award. We use the straight-line attribution method to recognize share-based compensation over the service period of the award.

Income Taxes — Verso Holdings is a limited liability corporation and is not subject to federal income taxes. We account for our state income taxes in accordance with ASC Topic 740, Income Taxes.

Fair Value of Financial Instruments — The carrying amounts for cash and cash equivalents, restricted cash, accounts receivable, accounts payable and accrued liabilities, and amounts receivable from or due to related parties approximate fair value due to the short maturity of these instruments. We determine the fair value of our long-term debt based on market information and a review of prices and terms available for similar obligations. See also Note 7, Note 9, Note 12, and Note 13 for additional information regarding the fair value of financial instruments.

Cash and Cash Equivalents — Cash and cash equivalents include highly liquid investments with a maturity of three months or less at the date of purchase.

Inventories and Replacement Parts and Other Supplies — Inventory values include all costs directly associated with manufacturing products: materials, labor, and manufacturing overhead. These values are presented at the lower of cost or market. Costs of raw materials, work-in-progress, and finished goods are determined using the first-in, first-out method. Replacement parts and other supplies are stated using the average cost method and are reflected in Inventories and Intangibles and other assets on the consolidated balance sheet (see also Note 3 and Note 5).

Property, Plant, and Equipment — Property, plant, and equipment is stated at cost, net of accumulated depreciation. Interest is capitalized on projects meeting certain criteria and is included in the cost of the assets. The capitalized interest is depreciated over the same useful lives as the related assets. Expenditures for major repairs and improvements are capitalized, whereas normal repairs and maintenance are expensed as incurred. Interest cost of $3.7 million was capitalized in 2011, and $1.3 million was capitalized in 2010.

Depreciation and amortization are computed using the straight-line method for all assets over the assets’ estimated useful lives. Estimated useful lives are as follows:

Years
Building	20 - 40
Machinery and equipment	10 - 20
Furniture and office equipment	3 - 10
Computer hardware	3 - 6
Leasehold improvements	Over the terms of the lease or the useful life of the improvements

Reforestation — Timberlands are stated at cost, including capitalized costs attributable to reforestation efforts (i.e., costs for site preparation, planting stock, labor, herbicide, fertilizer, and any other costs required to establish timber on land that was previously not forested). From August 1, 2006 (date of Acquisition) through December 31, 2011, we have been primarily engaged in developing our hybrid poplar woodlands. Costs attributable to timberlands are charged against income as trees are cut. The rate charged will be determined annually based on the relationship of incurred costs to estimated current merchantable volume.

Goodwill and Intangible Assets — We account for goodwill and other intangible assets in accordance with ASC Topic 350, Intangibles — Goodwill and Other. Intangible assets primarily consist of trademarks, customer- related intangible assets, and patents obtained through business acquisitions. The useful lives of trademarks were determined to be indefinite and, therefore, these assets are not amortized. Customer-related intangible assets are amortized over their estimated useful lives of approximately twenty-five years. Patents are amortized over their remaining legal lives of ten years. The impairment evaluation of the carrying amount of goodwill and other intangible assets with indefinite lives is conducted annually or more frequently if events or changes in circumstances indicate that an asset might be impaired.

Goodwill is evaluated at the reporting unit level and has been allocated to the “Coated” segment. The evaluation for goodwill impairment is performed by applying a two-step test. The first step is to compare the fair value of the reporting unit with its carrying amount, including goodwill. If the fair value of the reporting unit is less than its carrying amount, goodwill is considered impaired and the loss is measured by performing step two, which involves using a hypothetical purchase price allocation to determine the implied fair value of the goodwill and compare it to the carrying value of the goodwill. An impairment loss is recognized to the extent the implied fair value of the goodwill is less than the carrying amount of the goodwill. In 2011, we recognized a goodwill impairment charge of $10.5 million. We have no goodwill remaining as of December 31, 2011.

Impairment of Long-Lived Assets — Long-lived assets are reviewed for impairment upon the occurrence of events or changes in circumstances that indicate that the carrying value of the assets may not be recoverable, as measured by comparing their net book value to the estimated undiscounted future cash flows generated by their use. Impaired assets are recorded at estimated fair value, determined principally using discounted cash flows.

Allowance for Doubtful Accounts — We maintain an allowance for doubtful accounts for estimated losses resulting from the inability of customers to make required payments. We manage credit risk related to our trade accounts receivable by continually monitoring the creditworthiness of our customers to whom credit is granted in the normal course of business. Trade accounts receivable balances for sales to unaffiliated customers were approximately $113.2 million at December 31, 2011, compared to $87.2 million at December 31, 2010.

We establish our allowance for doubtful accounts based upon factors surrounding the credit risks of specific customers, historical trends, and other information. Based on this assessment, an allowance is maintained that represents what is believed to be ultimately uncollectible from such customers. The allowance for doubtful accounts was approximately $0.9 million at December 31, 2011, compared to $0.8 million at December 31, 2010. Bad debt expense was $0.2 million for each of the years ended December 31, 2011 and 2010, compared to $0.4 million for the year ended December 31, 2009.

Deferred Financing Costs — We capitalize costs incurred in connection with borrowings or establishment of credit facilities. These costs are amortized as an adjustment to interest expense over the life of the borrowing or life of the credit facility using the effective interest method. In the case of early debt principal repayments, we adjust the value of the corresponding deferred financing costs with a charge to interest expense, and similarly adjust the future amortization expense.

Asset Retirement Obligations — In accordance with ASC Topic 410, Asset Retirement and Environmental Obligations, a liability and an asset are recorded equal to the present value of the estimated costs associated with the retirement of long-lived assets where a legal or contractual obligation exists. The liability is accreted over time, and the asset is depreciated over its useful life. Our asset retirement obligations under this standard relate to closure and post-closure costs for landfills. Revisions to the liability could occur due to changes in the estimated costs or timing of closure or possible new federal or state regulations affecting the closure.

On December 31, 2011, we had $0.8 million of restricted cash included in other assets in the accompanying consolidated balance sheet related to an asset retirement obligation in the state of Michigan. This cash deposit is required by the state and may only be used for the future closure of a landfill. The following table presents an analysis related to our asset retirement obligations included in Other liabilities in the accompanying consolidated balance sheets:

	Year Ended December 31,
(Dollars in thousands)	2011	2010
Asset retirement obligations, January 1	$13,660	$13,300
Accretion expense	816	831
Settlement of existing liabilities	(1,625)	(1,278)
Adjustment to existing liabilities	(1,618)	807

Asset retirement obligations, December 31	$11,233	$13,660

In addition to the above obligations, we may be required to remove certain materials from our facilities, or to remediate in accordance with current regulations that govern the handling of certain hazardous or potentially hazardous materials. At this time, any such obligations have an indeterminate settlement date, and we believe that adequate information does not exist to reasonably estimate any such potential obligations. Accordingly, we will record a liability for such remediation when sufficient information becomes available to estimate the obligation.

Derivative Financial Instruments — Derivative financial instruments are recognized as assets or liabilities in the financial statements and measured at fair value. The effective portion of the changes in the fair value of derivative financial instruments that qualify and are designated as cash flow hedges are recorded in Accumulated other comprehensive loss. Changes in the fair value of derivative financial instruments that are entered into as economic hedges are recognized in current earnings. We use derivative financial instruments to manage our exposure to energy prices and interest rate risk.

Pension Benefits — Pension plans cover substantially all of our employees. The defined benefit plan is funded in conformity with the funding requirements of applicable government regulations. Prior service costs are amortized on a straight-line basis over the estimated remaining service periods of employees. Certain employees are covered by defined contribution plans. Our contributions to these plans are based on a percentage of employees’ compensation or employees’ contributions. These plans are funded on a current basis.

Alternative Fuel Tax Credit — Until December 31, 2009, the United States government provided an excise tax credit to taxpayers for the use of alternative fuel mixtures in their businesses equal to $0.50 per gallon of alternative fuel contained in the mixture. In January and February 2009, the Internal Revenue Service certified that our operations at our Androscoggin and Quinnesec mills qualified for the alternative fuel mixture tax credit. As a result of our use of an alternative fuel mixture containing “black liquor,” a byproduct of pulp production, at our Androscoggin and Quinnesec mills, we recognized $238.9 million of alternative fuel mixture tax credits in the year ended December 31, 2009, including approximately $10 million for claims pending at December 31, 2009. The amount recognized in fiscal 2009 includes amounts received for claims for use of the alternative fuel mixture from September 2008 through December 2009. The tax credit, as it relates to liquid fuels derived from biomass, expired on December 31, 2009.

2.	RECENT ACCOUNTING DEVELOPMENTS

ASC Topic 220, Comprehensive Income. Accounting Standards Update, or “ASU,” No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income, changes the existing guidance on the presentation of comprehensive income. Entities will have the option of presenting the components of net income and other comprehensive income in either a single continuous statement of comprehensive income or in two separate but consecutive statements. Entities no longer have the option of presenting the components of other comprehensive income within the statement of changes in stockholders’ equity. We have adopted this guidance with retrospective application as of January 1, 2009, and have presented total comprehensive income in our Consolidated Statements of Comprehensive Income and have included conforming changes to our condensed consolidating financial information in Note 19. In December 2011, the Financial Accounting Standards Board, or “FASB,” issued ASU No. 2011-12, “Comprehensive Income — Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05,” which defers changes in ASU No. 2011-05 that related to the presentation of reclassification adjustments. The adoption of the remaining guidance provided in ASU No. 2011-05 will result in a change to our current presentation of comprehensive income but will have no impact on our financial condition, results of operations, or cash flows.

ASC Topic 310, Receivables. ASU No. 2010-20, Receivables (Topic 310): Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses, requires additional disclosures to facilitate financial statement users’ evaluation of (i) the nature of credit risk inherent in an entity’s portfolio of financing receivables, (ii) how that risk is analyzed and assessed in arriving at the allowance for credit losses, and (iii) the changes and reasons for those changes in the allowance for credit losses. The amendments in ASU No. 2010-20 affect all entities with financing receivables, excluding short-term trade accounts receivable or receivables measured at fair value or lower of cost or fair value. ASU No. 2011-01 temporarily deferred the effective date for disclosures related to troubled debt restructurings to coincide with the effective date of a proposed accounting standard update related to troubled debt restructurings. ASU No. 2010-20 became effective for our financial statements as of December 31, 2010, as it relates to disclosures required as of the end of a reporting period. Disclosures that relate to activity during a reporting period are required for our financial statements that include periods beginning on or after January 1, 2011. The adoption of ASU No. 2010-20 had no impact on our consolidated financial statements or disclosures because the new guidance only affects disclosure requirements and all of our trade accounts receivable are short-term.

ASC Topic 350, Intangibles — Goodwill and Other. ASU No. 2011-08, Intangibles — Goodwill and Other (Topic 350): Testing Goodwill for Impairment, is intended to simplify goodwill impairment testing by adding a qualitative review step to assess whether the required quantitative impairment analysis that exists today is necessary. Under the new guidance, an entity will not be required to calculate the fair value of a business that contains recorded goodwill unless it concludes, based on the qualitative assessment, that it is more likely than not that the fair value of that business is less than its book value. If such a decline in fair value is deemed more likely than not to have occurred, then the quantitative goodwill impairment test prescribed by current accounting principles must be completed; otherwise, goodwill is deemed to be not impaired and no further testing is required until the next annual test date (or sooner if conditions or events before that date raise concerns of potential impairment in the business). The amended goodwill impairment guidance does not affect the manner in which a company estimates fair value. ASU No. 2011-08 is effective for annual and interim goodwill impairment tests performed by us beginning January 1, 2012. Earlier adoption is permitted. We do not expect the adoption of this guidance to have any impact on our consolidated financial statements.

ASU No. 2010-28, Intangibles — Goodwill and Other (Topic 350): When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts, modifies Step 1 of the goodwill impairment test. For reporting units with zero or negative carrying amounts, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. Our adoption of ASU No. 2010-28, effective January 1, 2011, did not have an impact on our consolidated financial statements, as it was not more likely than not that a goodwill impairment exists.

ASC Topic 820, Fair Value Measurements and Disclosures. ASU No. 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs, provides clarifying guidance on how to measure fair value and additional disclosure requirements. The update does not extend the use of fair value accounting, but does provide guidance on how it should be applied where it is already required or permitted under current GAAP. ASU No. 2011-04 is effective for annual and interim periods beginning after December 15, 2011, which for us is January 1, 2012, and will not have a material impact on our consolidated financial statements.

ASU No. 2010-06, Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements, provides guidance relating to fair value measurement disclosures. This guidance was effective for interim or annual reporting periods beginning after December 15, 2009, except for certain Level 3 disclosures, which were effective for interim or annual reporting periods beginning after December 15, 2010. Because ASU No. 2010-06 only affected disclosure requirements, our adoption of the initial requirements for the quarterly period ended March 31, 2010, and our adoption of the remaining provisions for the quarterly period ended March 31, 2011, had no impact on our consolidated financial statements.

Other new accounting pronouncements issued but not effective until after December 31, 2011, are not expected to have a significant effect on our consolidated financial statements.

3.	INVENTORIES

Inventories by major category included the following:

	December 31,
(Dollars in thousands)	2011	2010
Raw materials	$27,953	$27,709
Woodyard logs	5,931	3,863
Work-in-process	19,120	16,416
Finished goods	87,585	67,817
Replacement parts and other supplies	26,287	26,711

Inventories	$166,876	$142,516

4.	PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment were as follows:

	December 31,
(Dollars in thousands)	2011	2010
Land and land improvements	$37,101	$37,346
Building and leasehold improvements	188,201	181,985
Machinery, equipment, and other	1,330,275	1,244,153
Construction-in-progress	31,955	38,640

Property, plant, and equipment, gross	1,587,532	1,502,124

Accumulated depreciation	(652,833)	(529,413)

Property, plant, and equipment, net	$934,699	$972,711

Depreciation expense for the year ended December 31, 2011 was $130.5 million. This includes $7.1 million of accelerated depreciation of property, plant, and equipment over a reduced remaining useful life due to the permanent shutdown of three paper machines, which is presented in Restructuring and other charges on the consolidated statements of operations. Depreciation expense was $124.9 million and $125.2 million for the years ended December 31, 2010, and 2009, respectively.

5.	INTANGIBLES AND OTHER ASSETS

Intangibles and other assets consist of the following:

	December 31,
(Dollars in thousands)	2011	2010
Amortizable intangible assets:
Customer relationships, net of accumulated amortization of $6.7 million on December 31, 2011, and $5.7 million on December 31, 2010	$6,620	$7,570
Patents, net of accumulated amortization of $0.6 million on December 31, 2011, and $0.5 million on December 31, 2010	526	641

Total amortizable intangible assets	7,146	8,211

Unamortizable intangible assets:
Trademarks	21,473	21,473
Other assets:
Financing costs, net of accumulated amortization of $16.1 million on December 31, 2011, and $18.5 million on December 31, 2010	24,093	24,800
Deferred major repair	12,294	12,009
Deferred software cost, net of accumulated amortization of $0.8 million on December 31, 2011, and December 31, 2010	725	414
Replacement parts, net	4,257	4,535
Loan to affiliate	23,305	23,305
Restricted cash	3,560	27,399
Other	6,097	5,204

Total other assets	74,331	97,666

Intangibles and other assets	$102,950	$127,350

Amounts reflected in depreciation, amortization, and depletion expense related to intangibles and other assets are as follows:

(Dollars in thousands)	2011	2010	2009
Intangible amortization	$1,065	$1,265	$1,415
Software amortization	$483	940	1,880

The estimated future amortization expense for intangible assets over the next five years is as follows:

(Dollars in thousands)
2012	$915
2013	815
2014	715
2015	615
2016	567

During the fiscal quarter ended September 30, 2011, based on a combination of factors, including the difficult market conditions which have resulted in a decline in customer demand and excess capacity in the coated paper markets and high raw material, energy, and distribution costs which have challenged the profitability of our products, we concluded that sufficient indicators existed to require us to perform an interim goodwill impairment analysis as of September 30, 2011. During the fourth quarter of 2011, we completed the second step of the goodwill impairment test by comparing the fair value of the reporting unit to the fair value of its identifiable assets and liabilities to determine the implied fair value of goodwill. Upon finalizing our analysis, we determined that the carrying value of the “Coated” reporting unit exceeded its fair value, and we recognized a goodwill impairment charge of $10.5 million. The fair value of the reporting unit was estimated using the expected present value of the reporting unit’s future cash flows, public company trading multiples and comparable transaction multiples for recent industry transactions. Inputs into these methods use information that is not generally observable (Level 3 inputs). The present value of our future cash flows was based on our estimates of future revenue, expected manufacturing and operating costs including changes in working capital and capital expenditures. These assumptions were determined by management utilizing our internal operating plan, growth rates for revenues and operating expenses, and margin assumptions. An additional key assumption under this approach is the discount rate, which was derived from our analysis of the weighted average cost of capital of representative public companies. Public company trading multiples and comparable recent transaction multiples are based on information derived from public company data and business acquisitions that would be considered representative of the industry. The results of these methods are weighted based on management’s evaluation of the relevance of each approach, with the income approach receiving the greatest weighting. Also as part of the second step of the goodwill impairment test, we estimated the fair value of the identifiable assets and liabilities of the reporting unit, which involves the use of unobservable inputs. The more significant estimates relate to machinery and equipment and identifiable intangible assets. The fair value of machinery and equipment was developed based on estimated replacement cost less depreciation factors for deterioration. Fair values of the identifiable intangible assets include our customer relationship assets and trade names and are based on future cash flows attributed to these assets discounted to their present value.

We may also be required to periodically measure certain other assets at fair value on a nonrecurring basis, including long-lived assets and other intangible assets. During the year ended December 31, 2011, we did not record any impairment charges on long-lived assets or other intangible assets as no significant events occurred requiring non-financial assets and liabilities, other than goodwill, to be measured at fair value (subsequent to initial recognition). During the years ended December 31, 2010 and 2009, we did not record any impairment charges on long-lived assets, goodwill, or other intangible assets as no significant events requiring non-financial assets and liabilities to be measured at fair value occurred.

6.	ACCRUED LIABILITIES

A summary of accrued liabilities is as follows:

	December 31,
(Dollars in thousands)	2011	2010
Accrued interest	$48,391	$48,606
Payroll and employee benefit costs	48,930	47,981
Accrued sales rebates	15,039	13,677
Restructuring costs	10,763	—
Derivatives	10,047	2,327
Accrued taxes — other than income	1,404	1,461
Freight and other	5,108	4,871

Accrued liabilities	$139,682	$118,923

7.	LONG-TERM DEBT

A summary of long-term debt is as follows:

		December 31, 2011			December 31, 2010
(Dollars in thousands)	Original Maturity	Interest Rate	Balance	Fair Value	Balance	Fair Value
Revolving Credit Facility	8/1/2012	—	$—	$—	$—	$—
11.5% Senior Secured Notes(1)	7/1/2014	11.50%	302,820	316,260	332,135	384,125
9.13% Second Priority Senior Secured Notes	8/1/2014	9.13%	—	—	337,080	347,192
8.75% Second Priority Senior Secured Notes(2)	2/1/2019	8.75%	394,736	257,063	—	—
Second Priority Senior Secured Floating Rate Notes	8/1/2014	4.18%	180,216	112,635	180,216	162,194
11.38% Senior Subordinated Notes	8/1/2016	11.38%	300,000	122,550	300,000	300,750
Chase NMTC Verso Investment Fund LLC
Loan from Verso Paper Finance Holdings LLC	12/29/2040	6.50%	23,305	23,305	23,305	23,305

Total debt			1,201,077	831,813	1,172,736	1,217,566

(1)	Par value of $315,000 on December 31, 2011, and $350,000 on December 31, 2010.
(2)	Par value of $396,000 on December 31, 2011.

We determine the fair value of our long-term debt based on market information and a review of prices and terms available for similar obligations.

Amounts included in interest expense related to long-term debt and amounts of cash interest payments on long- term debt are as follows:

	Year Ended December 31,
(Dollars in thousands)	2011	2010	2009
Interest expense	$120,861	$118,506	$111,263
Cash interest paid	117,043	115,405	90,713
Debt issuance cost amortization(1)	5,036	5,290	5,264

(1)	Amortization of debt issuance cost is included in interest expense.

Revolving Credit Facility. Our $200 million revolving credit facility had no amounts outstanding, $40.8 million in letters of credit issued, and $159.2 million available for future borrowing as of December 31, 2011. The indebtedness under the revolving credit facility bears interest, payable quarterly, at a rate equal to LIBOR plus 3% or prime plus 2% per year. We are required to pay a commitment fee to the lenders in respect of unutilized commitments under the revolving credit facility at a rate equal to 0.5% per year and customary letter of credit and agency fees. The indebtedness under the revolving credit facility is guaranteed jointly and severally by Verso Paper Finance Holdings, LLC (“Verso Finance”) and each of our subsidiaries, subject to certain exceptions, and the indebtedness and guarantees are senior secured obligations of Verso Holdings and the guarantors, respectively. The indebtedness under the revolving credit facility and related guarantees are secured by first priority liens, subject to permitted liens, on substantially all of Verso Holdings’, Verso Finance’s, and the subsidiary guarantors’ tangible and intangible assets. The revolving credit facility matures on August 1, 2012.

On February 17, 2012, we obtained $100.0 million of commitments with respect to the syndication of a new accounts receivable securitization facility and approximately $55.0 million of commitments to provide a new and/or extended revolving facility under our existing senior secured revolving credit facility. The accounts receivable facility will bear interest at an initial rate of LIBOR plus 2.00% and the revolving facility will bear interest at an initial rate of LIBOR plus 4.50%. The terms and conditions of our existing revolving credit facility remain in full force and effect and have not been altered by these new commitments.

11.5% Senior Secured Notes due 2014. In June 2009 and January 2010, we issued $325 million and $25 million, respectively, aggregate principal amount of 11.5% senior secured notes due 2014. On March 14, 2011, we repurchased and retired a total of $35 million aggregate principal amount of the notes. The notes bear interest, payable semi-annually, at the rate of 11.5% per year. The notes are guaranteed jointly and severally by each of our subsidiaries, subject to certain exceptions, and the notes and guarantees are senior secured obligations of Verso Holdings and the guarantors, respectively. The notes and related guarantees are secured by first priority liens, subject to permitted liens, on substantially all of Verso Holdings’ and the guarantors’ tangible and intangible assets. The notes mature on July 1, 2014.

8.75% Second Priority Senior Secured Notes due 2019. On January 26, 2011, and February 10, 2011, we issued $360 million and $36 million, respectively, aggregate principal amount of 8.75% second priority senior secured notes due 2019. The notes bear interest, payable semi-annually, at the rate of 8.75% per year. The notes are guaranteed jointly and severally by each of our subsidiaries, subject to certain exceptions, and the notes and guarantees are senior secured obligations of Verso Holdings and the guarantors, respectively. The notes and related guarantees are secured by second priority liens, subject to permitted liens, on substantially all of Verso Holdings’ and the guarantors’ tangible and intangible assets, excluding securities of Verso Holdings’ affiliates. The notes mature on February 1, 2019.

The net proceeds from the issuance of the 8.75% second priority senior secured notes on January 26, 2011, after deducting the discount, underwriting fees and offering expenses, were $347.8 million. On January 26, 2011, and February 9, 2011, we used a total of $326.1 million of the net proceeds to repurchase and retire a total of $310.5 million aggregate principal amount of its 9.13% second priority senior secured notes due 2014 pursuant to a tender offer. On March 11, 2011, we paid $27.8 million from the remaining net proceeds and available cash to redeem the remaining outstanding $26.6 million aggregate principal amount of its 9.13% second priority senior secured notes due 2014. Following such repurchases and redemption, there are no longer any outstanding 9.13% second priority senior secured notes due 2014, and we recognized a total loss of $22.5 million, including the write-off of unamortized debt issuance costs. The net proceeds from the issuance of the 8.75% second priority senior secured notes on February 10, 2011, including a premium and after deducting the underwriting fees and offering expenses, were $36.1 million. On March 14, 2011, we used these net proceeds to redeem and retire $35 million aggregate principal amount of its 11.5% senior secured notes due 2014. As a result of such repurchase, we recognized a loss of $3.6 million, including the write-off of unamortized debt issuance costs.

Second Priority Senior Secured Floating Rate Notes due 2014. In August 2006, we issued $250 million aggregate principal amount of second priority senior secured floating rate notes due 2014. As of December 31, 2011, we had repurchased and retired a total of $70 million aggregate principal amount of the notes. The notes bear interest, payable quarterly, at a rate equal to LIBOR plus 3.75% per year. As of December 31, 2011, the interest rate on the notes was 4.18% per year. The notes are guaranteed jointly and severally by each of our subsidiaries, subject to certain exceptions, and the notes and guarantees are senior secured obligations of Verso Holdings and the guarantors, respectively. The notes and related guarantees are secured by second priority liens, subject to permitted liens, on substantially all of Verso Holdings’ and the guarantors’ tangible and intangible assets, excluding securities of Verso Holdings’ affiliates. The notes mature on August 1, 2014.

11.38% Senior Subordinated Notes due 2016. In August 2006, we issued $300 million aggregate principal amount of 11.38% senior subordinated notes due 2016. The notes bear interest, payable semi-annually, at the rate of 11.38% per year. The notes are guaranteed jointly and severally by each of our subsidiaries, subject to certain exceptions, and the notes and guarantees are unsecured senior subordinated obligations of Verso Holdings and the guarantors, respectively. The notes mature on August 1, 2016.

Loan from Verso Paper Finance Holdings LLC/ Verso Paper Holdings LLC. On December 29, 2010, Verso Quinnesec REP LLC, an indirect, wholly owned subsidiary, entered into a financing transaction with Chase NMTC Verso Investment Fund, LLC, the “Investment Fund,” a consolidated variable interest entity (see Note 17 — New Market Tax Credit Entities). Under this arrangement, we loaned $23.3 million to Verso Finance, our parent company, pursuant to a 6.5% loan due December 29, 2040, and Verso Finance, in turn, loaned the funds on similar terms to the Investment Fund. The Investment Fund then contributed the loan proceeds to certain community development entities, which, in turn, loaned the funds on similar terms to Verso Quinnesec REP LLC as partial financing for the renewable energy project at our mill in Quinnesec, Michigan.

The payments required under the long-term debt listed above during the years following December 31, 2011, are set forth below:

(Dollars in thousands)
2012	$—
2013	—
2014	495,216
2015	—
2016	300,000
2017 and thereafter	419,305

Total long-term debt	$1,214,521

At December 31, 2011, we were in compliance with the covenants in our debt agreements.

8.	OTHER LIABILITIES

Other liabilities consist of the following:

	December 31,
(Dollars in thousands)	2011	2010
Pension benefit obligation	$28,803	$17,873
Asset retirement obligations	11,233	13,660
Non-controlling interests	7,923	7,821
Deferred compensation	2,672	1,547
Derivatives	2,296	178
Other	1,351	1,535

Other liabilities	$54,278	$42,614

Certain previously reported amounts have been reclassified to agree with current presentation.

In 2011, non-controlling interests and deferred compensation liabilities are presented separately and prior year amounts have been reclassified to conform to the current year presentation. As a result, the Other category at December 31, 2010, decreased by $9.4 million from the amount previously reported.

9.	RETIREMENT PLANS

Defined Benefit Plan

We maintain defined benefit pension plans that provide retirement benefits to hourly employees at the Androscoggin, Bucksport, and Sartell mills who were hired prior to July 1, 2004. These employees generally are eligible to participate in the pension plan upon completion of one year of service and attainment of age 21. Hourly employees at Bucksport and Sartell who are classified as new hires, and who are not recalled, on or after May 1, 2011, are not eligible to participate in the pension plan, and other employees hired after June 30, 2004, who are not eligible to participate in the pension plans, receive an additional company contribution to their accounts under our 401(k) savings plan (see “Other Benefits” discussion below). The pension plans provide defined benefits based on years of credited service times a specified flat dollar benefit rate.

During 2011, a curtailment loss of $1.9 million was recognized in Restructuring and other charges on the consolidated statements of operations due to a reduction in headcount associated with the paper machine shutdowns. The curtailment loss included $0.4 million of amortization of prior service cost and a net actuarial loss of $1.5 million.

The following table summarizes the components of net periodic pension cost for the years ended December 31, 2011, 2010, and 2009:

	Year Ended December 31,
(Dollars in thousands)	2011	2010	2009
Components of net periodic pension cost:
Service cost	$6,694	$6,107	$6,328
Interest cost	2,521	2,088	1,537
Expected return on plan assets	(2,234)	(1,849)	(1,234)
Curtailment	1,921	—	—
Amortization of prior service cost	1,176	1,784	1,023
Amortization of actuarial loss	393	90	319

Net periodic pension cost	$10,471	$8,220	$7,973

The following table provides detail on prior service cost and net actuarial loss recognized in Accumulated other comprehensive income at December 31, 2011 and 2010:

(Dollars in thousands)	2011	2010
Amounts recognized in Accumulated other comprehensive income:
Prior service cost	$3,885	$5,493
Net actuarial loss	19,828	8,143

The estimated net actuarial loss and prior service cost that will be amortized from Accumulated other comprehensive income into net periodic pension cost during 2012 is $1.5 million and $0.8 million, respectively. We expect no plan assets to be returned to the company in 2012.

We make contributions that are sufficient to fully fund our actuarially determined costs, generally equal to the minimum amounts required by the Employee Retirement Income Security Act (ERISA). In 2012, we expect to make cash contributions of approximately $9.7 million to the pension plans. We made contributions of $9.6 million in 2011, $4.9 million in 2010, and $6.9 million in 2009.

The following table sets forth a reconciliation of the plans’ benefit obligation, plan assets and funded status at December 31, 2011 and 2010:

	Year Ended December 31,
(Dollars in thousands)	2011	2010
Change in Projected Benefit Obligation:
Benefit obligation at beginning of period	$47,131	$35,137
Service cost	6,693	6,107
Interest cost	2,521	2,088
Actuarial loss	10,647	4,405
Benefits paid	(793)	(606)
Curtailment	1,487	—

Benefit obligation on December 31	$67,686	$47,131

Change in Plan Assets:
Plan assets at fair value, beginning of fiscal year	$29,258	$22,515
Actual net return (loss) on plan assets	801	2,420
Employer contributions	9,617	4,929
Benefits paid	(793)	(606)

Plan assets at fair value, end of fiscal year	$38,883	$29,258

Unfunded projected benefit obligation recognized in other liabilities on the consolidated balance sheets	$(28,803)	$(17,873)

The accumulated benefit obligation at December 31, 2011 and 2010, is $67.7 million and $47.1 million, respectively.

The following table summarizes expected future pension benefit payments:

(Dollars in thousands)
2012	$1,582
2013	1,807
2014	2,044
2015	2,318
2016	2,648
2017-2021	22,026

We evaluate our actuarial assumptions annually as of December 31 (the measurement date) and consider changes in these long-term factors based upon market conditions and the requirements of ASC Topic 715. These assumptions are used to calculate benefit obligations as of December 31 of the current year, and pension expense to be recorded for the following year. The discount rate assumption reflects the yield on a portfolio of high quality fixed-income instruments that have a similar duration to the plans’ liabilities. The expected long-term rate of return assumption reflects the average return expected on the assets invested to provide for the plans’ liabilities.

The actuarial assumptions used in the defined benefit pension plans were as follows:

	2011	2010	2009
Weighted average assumptions used to determine benefit obligations as of December 31:
Discount rate	4.30%	5.40%	6.00%
Rate of compensation increase	N/A	N/A	N/A
Weighted average assumptions used to determine net periodic pension cost for the fiscal year:
Discount rate	5.40	6.00	6.00
Rate of compensation increase	N/A	N/A	N/A
Expected long-term return on plan assets	6.50	7.50	7.50

The following table provides the pension plan’s asset allocation on December 31, 2011 and 2010:

	Allocation of Plan Assets
	2011 Targeted Allocation	Allocation on December 31, 2011	2010 Targeted Allocation	Allocation on December 31, 2010

Other securities:	70% -80%		52.0%
Money market funds		3.0%		—
Fixed income funds		65.0		47.0%
Other funds		3.0		—
Equity securities:	20% -30%		48.0%
Domestic equity funds — large cap		21.0%		29.3%
Domestic equity funds — small cap		4.0		5.5
International equity funds		4.0		18.2

ASC Topic 820 provides a common definition of fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The fair value framework requires the categorization of assets and liabilities into three levels based upon the assumptions used to value the assets or liabilities (see Note 13 – Fair Value of Financial Instruments for more detail).

The following table sets forth by level, within the fair value hierarchy, the pension plans’ assets at fair value as of December 31, 2011 and 2010. Certain previously reported amounts have been reclassified in order to conform to our current year presentation. Such reclassification had no effect on total assets fair value or classification by level within the fair value hierarchy.

(Dollars in thousands)	Total	Level 1	Level 2	Level 3
December 31, 2011
Pooled funds(1):
Fixed income funds(2)	$25,274	$—	$25,274	$—
Domestic equity funds — large cap	8,165	—	8,165	—
Domestic equity funds — small cap	1,555	—	1,555	—
International equity funds	1,555	—	1,555	—
Money market funds	1,167	—	1,167	—
Other funds(3)	1,167	—	1,167	—

Total assets at fair value	$38,883	$—	$38,883	$—

December 31, 2010
Pooled funds(1):
Fixed income funds(2)	$12,610	$—	$12,610	$—
Domestic equity funds — large cap	8,583	—	8,583	—
Domestic equity funds — small cap	1,595	—	1,595	—
International equity funds	5,318	—	5,318	—
Insurance company general account(4)
Fixed income funds	1,152	—	1,152	—

Total assets at fair value	$29,258	$—	$29,258	$—

(1)	Value is determined based on the net asset value of units held by the plan at period end.
(2)	This class consists of funds that invest primarily in corporate debt securities, U.S. federal government obligations, and mortgage- and asset-backed securities.
(3)	This class consists of funds that invest primarily in domestic and international corporate debt securities, U.S. federal and other governmental debt securities, real estate investment trusts, and commodity-linked investments.
(4)	Fair value is determined based upon the credited rate as determined by the fund manager. The credited rate changes periodically based upon returns of the underlying investments.

Our primary investment objective is to ensure, over the long-term life of the pension plans, an adequate pool of sufficiently liquid assets to support the benefit obligations. In meeting this objective, the pension plans seek to achieve a high level of investment return through long-term stock and bond investment strategies, consistent with a prudent level of portfolio risk. Any volatility in investment performance compared to investment objectives should be explainable in terms of general economic and market conditions. Our targeted pension fund asset allocation was updated during the second quarter of 2011. The expected return on plan assets assumption for 2012 will be 6.50 percent. The expected long-term rate of return on plan assets reflects the weighted-average expected long-term rates of return for the broad categories of investments currently held in the plans (adjusted for expected changes), based on historical rates of return for each broad category, as well as factors that may constrain or enhance returns in the broad categories in the future. The expected long-term rate of return on plan assets is adjusted when there are fundamental changes in expected returns in one or more broad asset categories and when the weighted-average mix of assets in the plans changes significantly.

Defined Contribution Plan

We sponsor a defined contribution plan to provide salaried and Quinnesec hourly employees an opportunity to accumulate personal funds and to provide additional benefits for retirement.

As determined by the provisions of the plan, we contribute annually a percentage of employee earnings. The percentage is based on age and years of credited service for employees who were hired prior to July 1, 2004 and a fixed percentage of earnings to employees who were hired after June 30, 2004. Expense under this plan was $7.6 million, $8.2 million and $8.4 million for the years ended December 31, 2011, 2010, and 2009, respectively.

Other Benefits

We sponsor a 401(k) plan to provide salaried and hourly employees an opportunity to accumulate personal funds and to provide additional benefits for retirement. Contributions may be made on a before-tax or after-tax basis to the plan. Such matching contributions were $8.6 million, $7.6 million and $5.7 million for the years ended December 31, 2011, 2010, and 2009, respectively. As determined by the provisions of the plan, we match the employees’ basic voluntary contributions; however, on April 3, 2009, we suspended the matching contributions to the 401(k) plan for exempt and non-exempt salaried employees in response to challenging economic conditions, which reduced expense by approximately $2.3 million in 2009. Effective January 2, 2010, we reinstated matching contributions for exempt and non-exempt salaried employees in accordance with the formula previously in effect (70% of the first 4% of the participant’s compensation contributed to the plan, plus 60% of the next 4% of the participant’s compensation contributed to the plan).

In 2009, we offered a voluntary early retirement program to certain eligible employees. The offer was accepted by 71 employees. Our voluntary early retirement program resulted in a charge of $4.2 million to Cost of products sold, consisting of separation and accrued medical and dental benefits.

We also initiated a reduction in workforce resulting in the elimination of eight positions in 2009. The reduction in workforce resulted in a charge of $0.5 million to Selling, general, and administrative expenses, consisting of separation and accrued medical and dental benefits.

10.	EQUITY AWARDS

Employees of the Company are eligible to receive equity awards from our parent, Verso Paper Corp. The Verso Paper Corp. 2008 Incentive Award Plan, as amended, or the “Incentive Plan,” authorizes the issuance of stock awards covering up to 4,250,000 shares of common stock of Verso Paper Corp. Under the Incentive Plan, stock awards may be granted to employees and non-employee directors upon approval by the board of directors. Verso Paper Corp. has issued non-qualified stock options to certain non-employee directors that vest upon grant and expire 10 years from the date of grant. Verso Paper Corp. also has issued time-based non-qualified stock options to officers and management employees in 2011, 2010, and 2009 and performance-based non-qualified stock options to an officer and management employees in 2009. The time-based options vest one to three years from the date of grant and expire seven years from the date of grant. The performance-based options vest one to three years from the date of grant based on the achievement of certain performance criteria tied to Verso Paper Corp.’s calculation of Adjusted EBITDA and expire seven years from the date of grant. In March 2011, Verso Paper Corp. revised the performance criteria for certain unvested performance-based stock options. The incremental increase of $0.1 million in the fair value of the modified options will be recognized over the remaining service period.

A summary of stock option plan activity (including the performance-based options) for the years ended December 31, 2011, 2010, and 2009 is provided below:

	Options Outstanding	Weighted Average Exercise Price	Weighted Average Grant Date Fair Value	Weighted Average Remaining Contractual Life (in years)	Aggregate Intrinsic Value (in thousands)
December 31, 2008	15,200	1.43	0.46

Options granted	1,083,202	3.55	2.07

Performance options granted	42,000	1.13	0.35
December 31, 2009(1)	1,140,402	3.43	1.99

Options granted	287,003	2.87	2.16
Forfeited	(36,650)	1.73	0.91
Exercised	(2,009)	1.09	0.34

December 31, 2010(1)	1,388,746	3.36	2.05

Options granted	430,855	5.63	4.13
Forfeited	(32,295)	3.97	2.68
Exercised	(5,807)	2.88	2.00

December 31, 2011(2)	1,781,499	3.90	2.59	5.1

Options exercisable on December 31, 2011(2)	823,068	3.40		4.8	$4
Options expected to vest as of December 31, 2011	1,035,192	4.02			—

(1)	On December 31, 2010 and 2009, there were an additional 19,094 and 41,998, respectively, of performance- based options for which the performance period had not begun. These options were treated as variable awards and had weighted average fair values of $2.40 and $2.09 at December 31, 2010 and 2009, respectively.
(2)	On December 31, 2011, options outstanding had exercise prices ranging from $0.71 to $5.93 and options exercisable had exercise prices ranging from $0.71 to $3.69.

We used the Black-Scholes option pricing model to estimate the fair value of stock options granted in 2011, 2010, and 2009 with the following assumptions:

	2011	2010	2009
Expected weighted-average life of options granted	3.0 -5.0 years	4.5 -5.0 years	5.0 years
Range of volatility rates based on historical industry volatility	90.65%	90.22%	31.82% -87.28%
Range of risk-free interest rates	1.18% - 2.16%	2.19% - 2.59%	1.49% - 2.73%
Expected dividend yield	—	—	—

Expected lives of options granted are determined using the simplified method of calculating expected life per ASC Topic 718-10-S99. Expected volatility is estimated using historical industry volatility blended with Verso Paper Corp.’s historical volatility. The dividend yield is assumed to be zero since we have no current plans to declare dividends. The risk-free interest rates are based on the market yield of U.S. Treasury securities.

On December 31, 2011, there was $2.0 million of unrecognized compensation cost related to stock options which is expected to be recognized over a weighted-average period of approximately 1.6 years. The total intrinsic value of options exercised in 2011 and 2010 was immaterial to our consolidated financial statements. Cash received and tax benefits realized from options exercised during 2011 and 2010 were also immaterial to our consolidated financial statements.

In 2011 Verso Paper Corp. issued 158,057 restricted stock awards to its executives and certain senior managers with a weighted-average grant date fair value of $5.70 per share, based on the closing market price of our common stock on the date of grant. On March 26, 2010, Verso Paper Corp. issued 90,445 restricted stock awards to its executives and certain senior managers with a grant date fair value of $3.01 per share, which is equal to the closing market price of our common stock on the date of grant. On September 21, 2009, Verso Paper Corp. issued 328,000 restricted stock awards to its executives and certain senior managers with a grant date fair value of $3.69 per share, which is equal to the closing market price of our common stock on the date of grant. The restrictions lapse in equal annual installments on each of the first three anniversaries of the date of grant. As of December 31, 2011, there was $1.0 million of unrecognized compensation cost related to restricted stock awards which is expected to be recognized over a weighted-average period of approximately 1.7 years. The restrictions on these shares automatically lapse in the event of a change of control as defined in the Incentive Plan.

Simultaneously with the consummation of Verso Paper Corp.’s IPO, the limited partnership agreement of Verso Paper Corp.’s parent, Verso Paper Management LP, or the “Partnership,” was amended to, among other things, change its equity structure from multiple classes of units representing limited partner interests in the Partnership to a single class of units representing such interests. The conversion from the prior multiple-class unit structure, or the “Legacy Units,” to a new single class of units in the Partnership was designed to correlate the equity structure of the Partnership with the post-IPO equity structure of Verso Paper Corp.

Certain members of our management have been granted Legacy Class B Units, which vest over a five-year period at the rate of 20% per year on each anniversary of the grant date. A summary of Legacy Class B Units activity for the years ended December 31, 2011, 2010, and 2009, is presented below:

	Units	Weighted Average Fair Value at Grant Date
Nonvested at December 31, 2008	255,612	3.40
Vested	(92,443)	3.40

Nonvested at December 31, 2009	163,169	3.40
Vested	(81,092)	3.40

Nonvested at December 31, 2010	82,077	3.40
Vested	(81,110)	3.40

Nonvested at December 31, 2011	967	3.38

Equity award expense for the years ended December 31, 2011, 2010, and 2009, respectively, was $2.4 million, $1.7 million, and $0.6 million.

11.	BUCKSPORT ENERGY ASSET INVESTMENT

We have a joint ownership interest with Bucksport Energy LLC, an unrelated third party, in a cogeneration power plant producing steam and electricity. The plant was built in 2000 and is located at and supports our mill in Bucksport, Maine. Each co-owner owns an undivided proportional share of the plant’s assets, and we account for this investment under the proportional consolidation method. We own 28% of the steam and electricity produced by the plant. We may purchase our remaining electrical needs from the plant at market rates. We are obligated to purchase the remaining 72% of the steam output from the plant at fuel cost plus a contractually fixed fee per unit of steam. Power generation and operating expenses are divided on the same basis as ownership. Balances included in the balance sheet at December 31, 2011 and 2010, related to this investment are as follows:

	December 31,
(Dollars in thousands)	2011	2010
Other receivables	$802	$65
Other current assets(1)	163	158

Total current assets	$965	$223

Property, plant, and equipment	$10,671	$10,671
Accumulated depreciation	(3,266)	(2,639)

Net property, plant, and equipment	$7,405	$8,032

Current liabilities	$(170)	$(159)

(1)	Represents primarily restricted cash which may be used only to fund the ongoing energy operations of this investment.

12.	DERIVATIVE INSTRUMENTS AND HEDGES

In the normal course of business, we utilize derivatives contracts as part of our risk management strategy to manage our exposure to market fluctuations in energy prices and interest rates. These instruments are subject to credit and market risks in excess of the amount recorded on the balance sheet in accordance with generally accepted accounting principles. Controls and monitoring procedures for these instruments have been established and are routinely reevaluated. Credit risk represents the potential loss that may occur because a party to a transaction fails to perform according to the terms of the contract. The measure of credit exposure is the replacement cost of contracts with a positive fair value. We manage credit risk by entering into financial instrument transactions only through approved counterparties. Market risk represents the potential loss due to the decrease in the value of a financial instrument caused primarily by changes in commodity prices. We manage market risk by establishing and monitoring limits on the types and degree of risk that may be undertaken.

Derivative instruments are recorded on the balance sheet as other assets or other liabilities measured at fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Where available, fair value is based on observable market prices or parameters or derived from such prices or parameters. Where observable prices or inputs are not available, valuation models may be applied. For a cash flow hedge accounted for under ASC Topic 815, changes in the fair value of the derivative instrument, to the extent that it is effective, are recorded in accumulated other comprehensive income and subsequently reclassified to earnings as the hedged transaction impacts net income. Any ineffective portion of a cash flow hedge is recognized currently in earnings. Cash flows from derivative contracts are reported as operating activities on the consolidated statements of cash flows.

We enter into fixed-price energy swaps as hedges designed to mitigate the risk of changes in commodity prices for future purchase commitments. These fixed-price swaps involve the exchange of net cash settlements, based on changes in the price of the underlying commodity index compared to the fixed price offering, at specified intervals without the exchange of any underlying principal. Historically, we have designated our energy hedging relationships as cash flow hedges under ASC Topic 815 with net gains or losses attributable to effective hedging recorded in Accumulated other comprehensive income and any ineffectiveness recognized in Cost of products sold. Amounts recorded in Accumulated other comprehensive income are expected to be reclassified into Cost of products sold in the period in which the hedged cash flows affect earnings. In 2011, we de-designated certain energy-related cash flow hedges which ceased to achieve high correlation. The amount in Accumulated other comprehensive income at the time the contracts were de-designated is transferred to earnings when the contracts settle, or sooner if management determines that the forecasted transaction is probable of not occurring. For these contracts and for all similar contracts initiated after we no longer achieved high correlation, gains or losses attributable to changes in fair value are recognized in current earnings. These derivative instruments continue to be utilized as economic hedges designed to mitigate the risk of changes in commodity prices for future energy purchase and sale commitments.

In February 2008, we entered into a $250 million notional value receive-variable, pay-fixed interest rate swap hedging the cash flow exposure of the quarterly variable-rate interest payments due to changes in the benchmark interest rate (three-month LIBOR) on our second priority senior secured floating-rate notes. During 2009, we repurchased $69.8 million of the hedged notes and de-designated the interest-rate swap hedging the interest payments on the debt. During 2010 and 2009, $0.3 million and $0.3 million of losses, respectively, were recognized in Other income, net in the consolidated statement of operations. The swap expired on February 1, 2010.

The following table presents information about the volume and fair value amounts of our derivative instruments:

	December 31, 2011			December 31, 2010
		Fair Value Measurements			Fair Value Measurements		Balance Sheet Location
(Dollars in thousands)	Notional Amount	Derivative Asset	Derivative Liability	Notional Amount	Derivative Asset	Derivative Liability
Derivative contracts designated as hedging instruments
Fixed price energy swaps — MMBtu’s	2,988,107	$—	$(4,680)	5,748,733	$142	$(2,505)	Other assets/ Accrued liabilities
Derivative contracts not designated as hedging instruments
Fixed price energy swaps — MMBtu’s	4,891,187	$—	$(7,663)	—	$—	$—	Accrued liabilities

The following tables present information about the effect of our derivative instruments on Accumulated other comprehensive income and the consolidated statements of operations:

	Loss Recognized in Accumulated OCI		Loss Reclassified from Accumulated OCI			Location of Loss on Statements of Operations
	December 31,		Year Ended December 31,
(Dollars in thousands)	2011	2010	2011	2010	2009
Derivative contracts designated as hedging instruments
Fixed price energy swaps(1)	$(4,826)	$(2,476)	$(2,838)	$(8,505)	$(36,723)	(2)
Interest rate swaps, receive-variable, pay-fixed	—	—	—	(281)	(3,511)	(3)

(1)	Net losses at December 31, 2011, are expected to be reclassified from Accumulated other comprehensive income into earnings within the next 23 months.
(2)	Location of loss reclassified from Accumulated OCI to earnings is included in Cost of products sold.
(3)	Location of loss reclassified from Accumulated OCI to earnings is included in Interest expense.

	Loss Recognized on Derivative Contracts			Loss Recognized on Derivative Contracts (Ineffective Portion)			Location of Loss on Statements of Operations
	Year Ended December 31,
(Dollars in thousands)	2011	2010	2009	2011	2010	2009
Derivative contracts designated as hedging instruments
Fixed price energy swaps(1)	$(1,121)	$(921)	$(4,652)	$(68)	$(132)	$(92)	(1)
Derivative contracts not designated as hedging instruments
Fixed price energy swaps	$(8,643)	$—	$—				(1)
Interest rate swaps, receive-variable, pay-fixed	—	—	(1,257)				(2)

(1)	Location of loss recognized in earnings is included in Cost of products sold.
(2)	Location of loss recognized in earnings is included in Interest expense and Other income, net.

13.	FAIR VALUE OF FINANCIAL INSTRUMENTS

We use fair value measurements for the initial recording of certain assets and liabilities, periodic remeasurement of certain assets and liabilities, and disclosures. Fair value is generally defined as the exit price at which an asset or liability could be exchanged in a current transaction between willing, unrelated parties, other than in a forced or liquidation sale. See discussion of the non-recurring fair value measurement related to long-lived assets, goodwill, and other intangible assets in Note 5 — Intangibles and Other Assets.

The fair value framework requires the categorization of assets and liabilities into three levels based upon the assumptions used to value the assets or liabilities. Level 1 provides the most reliable measure of fair value, whereas Level 3 generally requires significant management judgment. The three levels are defined as follows:

• Level 1:	Unadjusted quoted prices in active markets for identical assets or liabilities at the measurement date.
• Level 2:	Observable inputs other than those included in Level 1. For example, quoted prices for similar assets or liabilities in active markets or quoted prices for identical assets or liabilities in inactive markets.
• Level 3:	Unobservable inputs reflecting management’s own assumption about the inputs used in pricing the asset or liability at the measurement date.

The following table summarizes the balances of assets and liabilities measured at fair value on a recurring basis:

(Dollars in thousands)	Total	Level 1	Level 2	Level 3
December 31, 2011
Assets:
Deferred compensation assets	$2,672	$2,672	$—	$—
Regional Greenhouse Gas Initiative carbon credits	425	—	425	—
Liabilities:
Commodity swaps	$12,343	$—	$12,343	$—
Deferred compensation liabilities	2,672	2,672	—	—
December 31, 2010
Assets:
Commodity swaps	$142	$—	$142	$—
Deferred compensation assets	1,547	1,547	—	—
Regional Greenhouse Gas Initiative carbon credits	334	—	334	—
Liabilities:
Commodity swaps	$2,505	$—	$2,505	$—
Deferred compensation liabilities	1,547	1,547	—	—

Fair values are based on observable market data.

14.	RELATED PARTY TRANSACTIONS

Sales to and Purchases from xpedx and International Paper — We had net sales to xpedx, a subsidiary of International Paper, and its affiliated companies of approximately $158.0 million, $175.9 million and $138.8 million, for the years ended December 31, 2011, 2010, and 2009, respectively. For the year ended December 31, 2011, sales to xpedx and its affiliated companies accounted for approximately 9% of our net sales. We had purchases from related parties, primarily xpedx and its affiliated companies, of approximately $7.0 million, $6.2 million and $4.6 million, respectively, included in cost of products sold for the years ended December 31, 2011, 2010, and 2009, respectively.

Accounts receivable from and payable to xpedx and International Paper — We had accounts receivable from xpedx and its affiliated companies of approximately $9.9 million and $12.2 million for the years ended December 31, 2011 and 2010, respectively. We had accounts payable to related parties, primarily xpedx and its affiliated companies, of approximately $0.7 million and $0.8 million for the years ended December 31, 2011 and 2010, respectively.

Management Agreement — Subsequent to the Acquisition, we entered into a management agreement with Apollo, relating to the provision of certain financial and strategic advisory services and consulting services, which will expire on August 1, 2018. Under the management agreement, at any time prior to the expiration of the agreement, Apollo has the right to act, in return for additional fees to be mutually agreed by the parties to the management agreement, as our financial advisor or investment banker for any merger, acquisition, disposition, financing or the like if we decide to engage someone to fill such role. In the event that we are not able to come to an agreement with Apollo in connection with such role, at the closing of any merger, acquisition, disposition or financing or any similar transaction, we have agreed to pay Apollo a fee equal to 1% of the aggregate enterprise value (including the aggregate value of equity securities, warrants, rights and options acquired or retained; indebtedness acquired, assumed or refinanced; and any other consideration or compensation paid in connection with such transaction). We agreed to indemnify Apollo and its affiliates and their directors, officers and representatives for losses relating to the services contemplated by the management agreement and the engagement of affiliates of Apollo pursuant to, and the performance by them of the services contemplated by, the management agreement.

Distributions to Verso Finance — Verso Finance has a senior unsecured term loan which matures on February 1, 2013. The loan allows Verso Finance to pay interest either in cash or in kind through the accumulation of the outstanding principal amount. Verso Finance elected to exercise the PIK option for $5.5 million, $5.1 million, and $8.9 million of interest payments due in 2011, 2010, and 2009, respectively. Verso Finance has no independent operations; consequently, all cash flows used to service its remaining debt obligation will need to be received via distributions from us. We made negligible distributions to Verso Finance for the years ended December 31, 2011, 2010, and 2009. We have no obligation to make distributions to Verso Finance.

During 2009, we contributed $12.5 million to Verso Paper Finance Holdings One LLC to fund purchases of Verso Finance’s term loan. For the year ended December 31, 2009, Verso Paper Finance Holdings One LLC purchased $46.8 million of the term loan for a total purchase price of $12.4 million.

Verso Quinnesec Renewable Energy Project — On December 29, 2010, Verso Quinnesec REP LLC, an indirect, wholly owned subsidiary, entered into a financing transaction with Chase NMTC Verso Investment Fund, LLC, the “Investment Fund,” a consolidated variable interest entity (see Note 17 – New Market Tax Credit Entities). Under this arrangement, we loaned $23.3 million to Verso Finance pursuant to a 6.5% loan due December 29, 2040, and Verso Finance, in turn, loaned the funds on similar terms to the Investment Fund. The Investment Fund then contributed the loan proceeds to certain community development entities, which, in turn, loaned the funds on similar terms to Verso Quinnesec REP LLC as partial financing for the renewable energy project at our mill in Quinnesec, Michigan. As of December 31, 2011, we had a $23.3 million long-term receivable due from Verso Finance, representing these funds and accrued interest receivable of $0.1 million, while the Investment Fund had an outstanding loan of $23.3 million due to Verso Finance and accrued interest payable of $0.1 million. In addition, for the year ended December 31, 2011, we received interest payments of $1.5 million from Verso Finance; and the Investment Fund made interest payments of $1.5 million to Verso Finance.

Verso Paper Corp. — As of December 31, 2011 and 2010, we had $0.9 million in current payables due to Verso Paper Corp. and negligible current receivables due from Verso Paper Corp. We have made distributions to pay expenses on behalf of Verso Paper Corp. Distributions were negligible for 2011 and 2010, and were $2.9 million for 2009. During the first quarter of 2009, Verso Paper Corp. pushed down the assets, liabilities, and equity of Verso Fiber Farm LLC to Verso Paper LLC using a carryover basis.

15.	RESTRUCTURING AND OTHER CHARGES

In the fourth quarter of 2011, we permanently shut down the No. 2 coated groundwood paper machine at our mill in Bucksport, Maine, and two supercalendered paper machines at our mill in Sartell, Minnesota, thereby reducing annual production capacity by 193,000 tons. In conjunction with these closures, the Bucksport mill’s workforce was reduced by approximately 125 employees and the Sartell mill’s workforce was reduced by approximately 175 employees. The following table details the charges incurred related to the shutdown as included in Restructuring and other charges on our consolidated statements of operations for the year ended December 31, 2011:

(Dollars in thousands)	Total Restructuring Charges	Recognized and/or paid as of December 31, 2011	Remaining Costs to be Paid
Severance and benefit costs	$15,004	$4,331	$10,673
Accelerated depreciation of property, plant and equipment	7,068	7,068	—
Write-off of related spare parts and inventory	2,278	2,278	—
Other miscellaneous costs	114	24	90

Total restructuring costs	$24,464	$13,701	$10,763

The following details the changes in our associated shutdown liability during the year ended December 31, 2011 which is included in Accrued liabilities on our consolidated balance sheets:

(Dollars in thousands)	Year Ended December 31, 2011

Severance and benefit costs	$11,679
Purchase obligations	90
Severance and benefit payments	(1,006)

Balance of reserve at December 31, 2011	$10,763

In 2009, Restructuring and other charges on our consolidated statements of operations are comprised of transition and other costs (i.e., technology migration costs, consulting and legal fees, and other one-time costs), including those associated with the Acquisition. The charges for the year ended December 31, 2009 were $1.0 million. There were no restructuring and other charges for the year ended December 31, 2010.

16.	COMMITMENTS AND CONTINGENCIES

Operating Leases — We have entered into operating lease agreements, which expire at various dates through 2022, related to certain machinery and equipment used in our manufacturing process. Rental expense under operating leases amounted to $7.7 million, $7.0 million, and $6.8 million for the years ended December 31, 2011, 2010, and 2009, respectively.

The following table, as of December 31, 2011, represents the future minimum rental payments due under non-cancelable operating leases that have initial or remaining lease terms in excess of one year:

(Dollars in thousands)
2012	$6,908
2013	5,265
2014	3,397
2015	1,609
2016	800
Thereafter	1,697

Total	$19,676

Purchase obligations — We have entered into unconditional purchase obligations in the ordinary course of business for the purchase of certain raw materials, energy, and services. The following table, as of December 31, 2011, summarizes our unconditional purchase obligations:

(Dollars in thousands)
2012	$130,420
2013	98,751
2014	99,591
2015	98,505
2016	28,630
Thereafter	168,527

Total	$624,424

Severance Arrangements — Under our severance policy, and subject to certain terms and conditions, if the employment of a salaried employee of ours is terminated under specified circumstances, the employee is eligible to receive (1) a termination allowance equal to two weeks of his or her base salary for each full or partial year of applicable service with us, subject to a minimum of four weeks of base salary, and (2) if the employee is a participant in our annual incentive award plan (the “VIP”), a prorated and/or reduced portion of the incentive award otherwise payable under the VIP for the year in which his or her employment with us is terminated. We are obligated to provide certain severance benefits to Michael A. Jackson, President and Chief Executive Officer, under his employment agreement in the event of the termination of his employment by us without cause, by him for good reason, or due to his death or disability. We are obligated to provide certain severance benefits to other executive officers under their confidentiality and non-competition agreements in the event that their employment with us is terminated for any reason.

Thilmany, LLC — In connection with the Acquisition, we assumed a twelve-year supply agreement with Thilmany, LLC, or “Thilmany,” for the specialty paper products manufactured on paper machine No. 5 at our Androscoggin mill in Jay, Maine, which expires on June 1, 2017. The agreement requires Thilmany to pay us a variable charge for the paper purchased and a fixed charge for the availability of the No. 5 paper machine. We are responsible for the machine’s routine maintenance and Thilmany is responsible for any capital expenditures specific to the machine. Thilmany has the right to terminate the agreement if certain events occur.

General Litigation — We are involved in legal proceedings incidental to the conduct of our business. We do not believe that any liability that may result from these proceedings will have a material adverse effect on our financial statements.

17.	NEW MARKET TAX CREDIT ENTITIES

On December 29, 2010, we entered into a financing transaction with Chase Community Equity, LLC, or “Chase,” related to a $43 million renewable energy project at our mill in Quinnesec, Michigan, in which Chase made a capital contribution and Verso Finance made a loan to Chase NMTC Verso Investment Fund, LLC, the “Investment Fund,” under a qualified New Markets Tax Credit, or “NMTC,” program. The NMTC program was provided for in the Community Renewal Tax Relief Act of 2000, or the “Act,” and is intended to induce capital investment in qualified lower income communities. The Act permits taxpayers to claim credits against their Federal income taxes for up to 39% of qualified investments in the equity of community development entities, or “CDEs.” CDEs are privately managed investment institutions that are certified to make qualified low-income community investments, or “QLICIs.”

In connection with the financing, we loaned $23.3 million to Verso Finance pursuant to a 6.5% loan due December 29, 2040, and Verso Finance, in turn, loaned the funds on similar terms to the Investment Fund. The Investment Fund then contributed the loan proceeds to certain CDEs, which, in turn, loaned the funds on similar terms to Verso Quinnesec REP LLC, our indirect, wholly owned subsidiary, as partial financing for the renewable energy project. The proceeds of the loans from the CDEs (including loans representing the capital contribution made by Chase, net of syndication fees) are restricted for use on the renewable energy project. Restricted cash, after qualifying capital expenditures, of $0.3 million and $25.0 million held by Verso Quinnesec REP LLC at December 31, 2011 and 2010, respectively, is included in other assets in the accompanying consolidated balance sheet.

Simultaneously, Chase contributed $9.0 million in the Investment Fund, and as such, Chase is entitled to substantially all of the benefits derived from the NMTCs. This transaction also includes a put/call provision whereby we may be obligated or entitled to repurchase Chase’s interest. We believe that Chase will exercise the put option in December 2017 at the end of the recapture period. The value attributed to the put/call is de minimis. The NMTC is subject to 100% recapture for a period of seven years as provided in the Internal Revenue Code. We are required to be in compliance with various regulations and contractual provisions that apply to the NMTC arrangement. Non-compliance with applicable requirements could result in projected tax benefits not being realized and, therefore, require us to indemnify Chase for any loss or recapture of NMTCs related to the financing until such time as our obligation to deliver tax benefits is relieved. We do not anticipate any credit recaptures will be required in connection with this arrangement.

We have determined that the financing arrangement is a variable interest entity, or “VIE.” The ongoing activities of the VIE — collecting and remitting interest and fees and NMTC compliance — were all considered in the initial design and are not expected to significantly affect economic performance throughout the life of the VIE. Management considered the contractual arrangements that obligate us to deliver tax benefits and provide various other guarantees to the structure; Chase’s lack of a material interest in the underling economics of the project; and the fact that we are obligated to absorb losses of the VIE. We concluded that we were the primary beneficiary and consolidated the VIE in accordance with the accounting standard for consolidation. Chase’s contribution, net of syndication fees, is included in Other liabilities on the consolidated balance sheets. Direct costs incurred in structuring the arrangement are deferred and will be recognized as expense over the term of the notes. Incremental costs to maintain the structure during the compliance period will be recognized as incurred.

The following table summarizes the impact of the consolidated VIE as of December 31, 2011 and 2010:

	December 31,
(Dollars in thousands)	2011	2010
Current assets	$81	$25
Non-current assets	23,390	23,390

Total assets	$23,471	$23,415

Current liabilities	205	17
Long-term debt	23,305	23,305
Other non-current liabilities	7,923	7,712

Total liabilities	$31,433	$31,034

Amounts presented in the condensed consolidated balance sheets and the table above are adjusted for intercompany eliminations.

18.	INFORMATION BY INDUSTRY SEGMENT

Our reporting segments correspond to the following three market segments in which we operate: coated and supercalendered papers; hardwood market pulp; and other, consisting of specialty papers. We operate in one geographic segment, the United States. Our core business platform is as a producer of coated freesheet, coated groundwood, and uncoated supercalendered papers. These products are used in catalogs, magazines, retail inserts, and commercial print.

The following table summarizes the industry segments for the years ended December 31, 2011, 2010, and 2009:

	Year Ended December 31,
(Dollars in thousands)	2011	2010	2009
Net Sales:
Coated and supercalendered	$1,418,817	$1,314,961	$1,198,758
Hardwood market pulp	150,111	164,948	104,541
Other	153,561	125,407	57,555

Total	$1,722,489	$1,605,316	$1,360,854

Operating Income (Loss):
Coated and supercalendered	$3,470	(38,884)	(57,240)
Hardwood market pulp	33,357	49,267	(12,548)
Other	(12,945)	(14,193)	(7,417)

Total	$23,882	$(3,810)	$(77,205)

Depreciation, Amortization, and Depletion:
Coated and supercalendered	$98,370	$100,902	$110,415
Hardwood market pulp	17,249	18,313	17,916
Other	9,676	8,152	4,351

Total	$125,295	$127,367	$132,682

Capital Spending:
Coated and supercalendered	$65,227	$59,067	$28,604
Hardwood market pulp	23,695	11,017	3,869
Other	1,350	3,562	1,743

Total	$90,272	$73,646	$34,216

19.	CONDENSED CONSOLIDATING FINANCIAL INFORMATION

Presented below are our consolidating balance sheets, statements of operations, statements of comprehensive income, and statements of cash flows, as required by Rule 3-10 of Regulation S-X of the Securities Exchange Act of 1934, as amended. The consolidating financial statements have been prepared from our financial information on the same basis of accounting as the consolidated financial statements. Investments in our subsidiaries are accounted for under the equity method. Accordingly, the entries necessary to consolidate our subsidiaries that guaranteed the obligations under the debt securities described below are reflected in the Eliminations column.

Verso Holdings, the “Parent Issuer,” and its direct, 100% owned subsidiary, Verso Paper Inc., the “Subsidiary Issuer,” are the issuers of 11.5% senior secured fixed rate notes due 2014, 8.75% second priority senior secured notes due 2019, second priority senior secured floating rate notes due 2014, and 11.38% senior subordinated notes due 2016 (collectively, the “Notes”). The Notes are jointly and severally guaranteed on a full and unconditional basis by the Parent Issuer’s 100% owned subsidiaries, excluding the Subsidiary Issuer, Bucksport Leasing LLC, and Verso Quinnesec REP LLC, collectively, the “Guarantor Subsidiaries.” Chase NMTC Verso Investment Fund, LLC, a consolidated VIE of Verso Holdings, is a “Non-Guarantor Affiliate.”

Verso Paper Holdings LLC

Condensed Consolidating Balance Sheet

December 31, 2011

(Dollars in thousands)	Parent Issuer	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiary	Non- Guarantor Affiliate	Eliminations	Consolidated
ASSETS
Current assets	$—	$—	$393,041	$—	$81	$—	$393,122
Property, plant, and equipment, net	—	—	904,901	30,086	—	(288)	934,699
Intercompany/affiliate receivable	1,249,306	—	—	340	31,153	(1,280,799)	—
Investment in subsidiaries	(84,459)	—	356	—	—	84,103	—
Non-current assets(1)	—	—	115,461	1,076	30	54	116,621

Total assets	$1,164,847	$—	$1,413,759	$31,502	$31,264	$(1,196,930)	$1,444,442

LIABILITIES AND MEMBER’S EQUITY
Current liabilities	$48,259	$—	$201,814	$—	$205	$(7)	$250,271
Intercompany/affiliate payable	—	—	1,249,646	31,146	—	(1,280,792)	—
Long-term debt(2)	1,177,772	—	—	—	23,305	—	1,201,077
Other long-term liabilities	—	—	46,355	—	7,923	—	54,278
Member’s equity (deficit)	(61,184)	—	(84,056)	356	(169)	83,869	(61,184)

Total liabilities and equity	$1,164,847	$—	$1,413,759	$31,502	$31,264	$(1,196,930)	$1,444,442

(1)	Non-current assets of Guarantor Subsidiaries includes $23.3 million of a long-term note receivable from Verso Finance.
(2)	Long-term debt of Non-Guarantor Affiliate is payable to Verso Finance.

Verso Paper Holdings LLC

Condensed Consolidating Balance Sheet

December 31, 2010

(Dollars in thousands)	Parent Issuer	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiary	Non- Guarantor Affiliate	Eliminations	Consolidated
ASSETS
Current assets	$—	$—	$406,017	$5	$4	$—	$406,026
Property, plant, and equipment, net	—	—	962,857	9,854	—	—	972,711
Intercompany/affiliate receivable	1,222,061	—	3,843	—	31,021	(1,256,925)	—
Investment in subsidiaries	47,383	—	—	—	—	(47,383)	—
Non-current assets(1)	—	—	125,964	25,678	85	—	151,727

Total assets	$1,269,444	$—	$1,498,681	$35,537	$31,110	$(1,304,308)	$1,530,464

LIABILITIES AND MEMBER’S EQUITY
Current liabilities	$48,596	$—	$195,097	$—	$4	$—	$243,697
Intercompany/affiliate payable	—	—	1,222,061	34,864	—	(1,256,925)	—
Long-term debt(2)	1,149,431	—	—	—	23,305	—	1,172,736
Other long-term liabilities	—	—	34,793	—	7,821	—	42,614
Member’s equity	71,417	—	46,730	673	(20)	(47,383)	71,417

Total liabilities and equity	$1,269,444	$—	$1,498,681	$35,537	$31,110	$(1,304,308)	$1,530,464

(1)	Non-current assets of Guarantor Subsidiaries includes $23.3 million of a long-term note receivable from Verso Finance.
(2)	Long-term debt of Non-Guarantor Affiliate is payable to Verso Finance.

Verso Paper Holdings LLC

Condensed Consolidating Statements of Operations and Comprehensive Income

Year Ended December 31, 2011

(Dollars in thousands)	Parent Issuer	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiary	Non- Guarantor Affiliate	Eliminations	Consolidated
Net sales	$—	$—	$1,722,489	$—	$—	$—	$1,722,489
Cost of products sold (exclusive of depreciation, amortization, and depletion)	—	—	1,460,290	—	—	—	1,460,290
Depreciation, amortization, and depletion	—	—	125,121	174	55	(55)	125,295
Selling, general, and administrative expenses	—	—	78,038	(156)	125	—	78,007
Goodwill impairment	—	—	10,551	—	—	—	10,551
Restructuring and other charges	—	—	24,464	—	—	—	24,464
Interest income	(124,366)	—	(1,560)	(54)	(1,546)	125,912	(1,614)
Interest expense	124,366	—	121,883	361	1,515	(125,912)	122,213
Other, net	26,091	—	(279)	—	—	—	25,812
Equity in net loss of subsidiaries	(96,438)	—	—	—	—	96,438	—

Net loss	$(122,529)	$—	$(96,019)	$(325)	$(149)	$96,493	$(122,529)
Other comprehensive loss	(12,404)	—	(12,404)	—	—	12,404	(12,404)

Comprehensive loss	$(134,933)	$—	$(108,423)	$(325)	$(149)	$108,897	$(134,933)

Verso Paper Holdings LLC

Condensed Consolidating Statements of Operations and Comprehensive Income

Year Ended December 31, 2010

(Dollars in thousands)	Parent Issuer	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiary	Non- Guarantor Affiliate	Eliminations	Consolidated
Net sales	$—	$—	$1,605,316	$—	$—	$—	$1,605,316
Cost of products sold (exclusive of depreciation, amortization, and depletion)	—	—	1,410,770	—	—	—	1,410,770
Depreciation, amortization, and depletion	—	—	127,367	—	—	—	127,367
Selling, general, and administrative expenses	—	—	70,948	21	20	—	70,989
Interest income	(123,710)	—	(123)	(1)	(4)	123,714	(124)
Interest expense	123,710	—	122,524	4	4	(123,714)	122,528
Other, net	(255)	—	(734)	—	—	255	(734)
Equity in net loss of subsidiaries	(125,480)	—	—	—	—	125,480	—

Net loss	$(125,225)	$—	$(125,436)	$(24)	$(20)	$125,225	$(125,480)
Other comprehensive loss	(2,685)	—	(2,685)	—	—	2,685	(2,685)

Comprehensive loss	$(127,910)	$—	$(128,121)	$(24)	$(20)	$127,910	$(128,165)

Verso Paper Holdings LLC

Condensed Consolidating Statements of Operations and Comprehensive Income

Year Ended December 31, 2009

(Dollars in thousands)	Parent Issuer	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiary	Non- Guarantor Affiliate	Eliminations	Consolidated
Net sales	$—	$—	$1,360,854	$—	$—	$—	$1,360,854
Cost of products sold (exclusive of depreciation, amortization, and depletion)	—	—	1,242,743	—	—	—	1,242,743
Depreciation, amortization, and depletion	—	—	132,682	—	—	—	132,682
Selling, general, and administrative expenses	—	—	61,655	—	—	—	61,655
Restructuring and other charges	—	—	979	—	—	—	979
Interest income	(112,797)	—	(241)	—	—	112,797	(241)
Interest expense	112,797	—	116,130	—	—	(112,797)	116,130
Other, net	(31,266)	—	(273,796)	—	—	31,266	(273,796)
Equity in net income of subsidiaries	80,702	—	—	—	—	(80,702)	—

Net income	$111,968	$—	$80,702	$—	$—	$(111,968)	80,702
Other comprehensive income	28,702	—	28,702	—	—	(28,702)	28,702

Comprehensive income	$140,670	$—	$109,404	$—	$—	$(140,670)	109,404

Verso Paper Holdings LLC

Condensed Consolidating Statements of Cash Flows

Year Ended December 31, 2011

(Dollars in thousands)	Parent Issuer	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiary	Non- Guarantor Affiliate	Eliminations	Consolidated
Net cash provided by operating activities	$—	$—	$18,815	$(4,322)	$69	$—	$14,562

Cash flows from investing activities:
Proceeds from sale of fixed assets	—	—	228	—	—	—	228
Transfers to (from) restricted cash	—	—	(975)	24,814	—	—	23,839
Capital expenditures	—	—	(69,866)	(20,406)	—	—	(90,272)
Return of investment in subsidiaries	88	—	(88)	—	—	—	—

Net cash used in investing activities	88	—	(70,701)	4,408	—	—	(66,205)

Cash flows from financing activities:
Proceeds from long-term debt	394,618	—	—	—	—	—	394,618
Repayments of long-term debt	(389,998)	—	—	—	—	—	(389,998)
Debt issuance costs	(10,715)	—	1	(86)	—	—	(10,800)
Cash distributions	(88)	—	—	—	—	—	(88)
Repayment of advances to subsidiaries	389,998	—	(389,998)	—	—	—	—
Advances to subsidiaries	(383,903)	—	383,903	—	—	—	—

Net cash used in financing activities	(88)	—	(6,094)	(86)	—	—	(6,268)

Change in cash and cash equivalents	—	—	(57,980)	—	69	—	(57,911)
Cash and cash equivalents at beginning of period	—	—	152,702	—	4	—	152,706

Cash and cash equivalents at end of period	$—	$—	$94,722	$—	$73	$—	$94,795

Verso Paper Holdings LLC

Condensed Consolidating Statements of Cash Flows

Year Ended December 31, 2010

(Dollars in thousands)	Parent Issuer	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiary	Non- Guarantor Affiliate	Eliminations	Consolidated
Net cash provided by operating activities	$—	$—	$64,287	$3,818	$7,716	$—	$75,821

Cash flows from investing activities:
Proceeds from sale of fixed assets	—	—	453	—	—	—	453
Loan to affiliate	—	—	(23,305)	—	(31,017)	54,322	—
Transfers to restricted cash	—	—	—	(25,073)	—	—	(25,073)
Capital expenditures	—	—	(64,490)	(9,156)	—	—	(73,646)
Return of investment in subsidiaries	78	—	(78)	—	—	—	—

Net cash used in investing activities	78	—	(87,420)	(34,229)	(31,017)	54,322	(98,266)

Cash flows from financing activities:
Proceeds from long-term debt	27,438	—	—	—	—	—	27,438
Loan from affiliate	—	—	—	31,017	23,305	(54,322)	—
Debt issuance costs	(1,205)	—	(160)	(606)	—	—	(1,971)
Cash distributions	(78)	—	—	—	—	—	(78)
Advances to subsidiaries	(26,233)	—	26,233	—	—	—	—

Net cash provided by financing activities	(78)	—	26,073	30,411	23,305	(54,322)	25,389

Change in cash and cash equivalents	—	—	2,940	—	4	—	2,944
Cash and cash equivalents at beginning of period	—	—	149,762	—	—	—	149,762

Cash and cash equivalents at end of period	$—	$—	$152,702	$—	$4	$—	$152,706

Verso Paper Holdings LLC

Condensed Consolidating Statements of Cash Flows

Year Ended December 31, 2009

(Dollars in thousands)	Parent Issuer	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiary	Non- Guarantor Affiliate	Eliminations	Consolidated
Net cash provided by operating activities	$—	$—	$180,135	$—	$—	$—	$180,135

Cash flows from investing activities:
Proceeds from sale of fixed assets	—	—	83	—	—	—	83
Capital expenditures	—	—	(34,216)	—	—	—	(34,216)
Investment in subsidiaries	(39,449)	—	39,449	—	—	—	—
Return of investment in subsidiaries	15,459	—	(15,459)	—	—	—	—

Net cash used in investing activities	(23,990)	—	(10,143)	—	—	—	(34,133)

Cash flows from financing activities:
Debt issuance costs	(10,270)	—	—	—	—	—	(10,270)
Cash distributions	(15,459)	—	—	—	—	—	(15,459)
Advances to subsidiaries	(342,567)	—	342,567	—	—	—	—
Repayment of advances to subsidiaries	482,317	—	(482,317)	—	—	—	—
Proceeds from long-term debt	352,837	—	—	—	—	—	352,837
Payment on long-term debt	(442,868)	—	—	—	—	—	(442,868)

Net cash used in financing activities	23,990	—	(139,750)	—	—	—	(115,760)

Change in cash and cash equivalents	—	—	30,242	—	—	—	30,242
Cash and cash equivalents at beginning of period	—	—	119,520	—	—	—	119,520

Cash and cash equivalents at end of period	$—	$—	$149,762	$—	$—	$—	$149,762

20.	SUBSEQUENT EVENT

On February 17, 2012, we obtained $100.0 million of commitments with respect to the syndication of a new accounts receivable securitization facility and approximately $55.0 million of commitments to provide a new and/or extended revolving facility under our existing senior secured revolving credit facility. We intend to close the accounts receivable securitization facility within sixty days of the date the commitments were obtained. The commitments under the revolving facility will become effective on the earlier of the date when the existing revolving credit facility matures or is extended. The new facilities will each have a five-year maturity, subject to a springing maturity under certain circumstances with respect to debt instruments of Verso Holdings and Verso Finance that mature prior to the maturity date of the new credit facilities. The accounts receivable facility will bear interest at an initial rate of LIBOR plus 2.00%, and the new revolving facility will bear interest at an initial rate of LIBOR plus 4.50%. From and after the date of our financial statements covering a period of at least three full months after the effective date of the Facilities, the applicable margin for such borrowings will be adjusted based on the excess availability under the A/R Facility and total net first lien leverage ratio under the revolving facility.

The terms and conditions of our existing revolving credit facility remain in full force and effect and have not been altered by these new commitments.

VERSO PAPER HOLDINGS LLC

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)	September 30, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$10,129	$94,795
Accounts receivable, net	114,227	128,213
Inventories	140,985	166,876
Prepaid expenses and other assets	7,930	3,238

Total current assets	273,271	393,122

Property, plant, and equipment, net	818,716	934,699
Reforestation	12,899	13,671
Intangibles and other assets, net	110,902	102,950

Total assets	$1,215,788	$1,444,442

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$93,955	$110,589
Accrued liabilities	99,937	139,682

Total current liabilities	193,892	250,271

Long-term debt	1,221,919	1,201,077
Other liabilities	46,973	54,278

Total liabilities	1,462,784	1,505,626

Commitments and contingencies (Note 12)	—	—
Equity:
Paid-in-capital	323,378	321,110
Retained deficit	(548,268)	(353,636)
Accumulated other comprehensive loss	(22,106)	(28,658)

Total deficit	(246,996)	(61,184)

Total liabilities and equity	$1,215,788	$1,444,442

See notes to unaudited condensed consolidated financial statements.

VERSO PAPER HOLDINGS LLC

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands)	2012	2011	2012	2011
Net sales	$373,004	$456,836	$1,113,561	$1,272,207
Costs and expenses:
Cost of products sold — (exclusive of depreciation, amortization, and depletion)	301,833	375,554	962,298	1,066,562
Depreciation, amortization, and depletion	28,138	31,190	91,338	94,182
Selling, general, and administrative expenses	17,499	19,489	56,196	59,739
Restructuring and other charges	97,018	—	96,997	—

Total operating expenses	444,488	426,233	1,206,829	1,220,483

Operating income (loss)	(71,484)	30,603	(93,268)	51,724

Interest income	(381)	(391)	(1,143)	(1,215)
Interest expense	32,043	29,757	94,953	91,572
Other (income) loss, net	(21)	(44)	7,472	25,896

Net income (loss)	$(103,125)	$1,281	$(194,550)	$(64,529)

See notes to unaudited condensed consolidated financial statements.

VERSO PAPER HOLDINGS LLC

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands)	2012	2011	2012	2011
Net Loss	$(103,125)	$1,281	$(194,550)	$(64,529)
Other comprehensive income (loss):
Derivative financial instruments:
Effective portion of net unrealized losses	—	(4,295)	(1,365)	(5,632)
Reclassification from accumulated other comprehensive loss to net loss	409	633	5,564	2,488
Defined benefit pension plan amortization of net loss and and prior service cost	1,105	392	2,234	1,177
Other	—	3	119	6

Other comprehensive income (loss)	1,514	(3,267)	6,552	(1,961)

Comprehensive loss	$(101,611)	$(1,986)	$(187,998)	$(66,490)

See notes to unaudited condensed consolidated financial statements.

VERSO PAPER HOLDINGS LLC

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN MEMBER’S EQUITY

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

(Dollars in thousands)	Paid-in- Capital	Retained Deficit	Accumulated Other Comprehensive Income (Loss)	Total Member’s Equity (Deficit)
Balance — December 31, 2010	$318,690	$(231,019)	$(16,254)	$71,417
Net loss	—	(64,529)	—	(64,529)
Other comprehensive loss	—	—	(1,961)	(1,961)
Equity award expense	1,829	—	—	1,829

Balance — September 30, 2011	$320,519	$(295,548)	$(18,215)	$6,756

Balance — December 31, 2011	$321,110	$(353,636)	$(28,658)	$(61,184)
Cash distributions	—	(82)	—	(82)
Contribution from parent	18	—	—	18
Net loss	—	(194,550)	—	(194,550)
Other comprehensive income	—	—	6,552	6,552
Equity award expense	2,250	—	—	2,250

Balance — September 30, 2012	$323,378	$(548,268)	$(22,106)	$(246,996)

See notes to unaudited condensed consolidated financial statements.

VERSO PAPER HOLDINGS LLC

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
(Dollars in thousands)	2012	2011
Cash Flows From Operating Activities:
Net loss	$(194,550)	$(64,529)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization, and depletion	91,338	94,182
Amortization of debt issuance costs	3,697	3,776
Accretion of discount on long-term debt	1,288	3,070
Loss on early extinguishment of debt, net	8,244	26,091
Loss (gain) on disposal of fixed assets	(1,406)	214
Restructuring and other charges	75,676	—
Equity award expense	2,250	1,829
Other — net	(1,436)	(1,001)
Changes in assets and liabilities:
Accounts receivable	13,986	(17,815)
Inventories	12,128	(56,933)
Prepaid expenses and other assets	(5,623)	(5,195)
Accounts payable	(17,117)	4,147
Accrued liabilities	(25,420)	(35,469)

Net cash used in operating activities	(36,945)	(47,633)

Cash Flows From Investing Activities:
Proceeds from sale of fixed assets	1,562	228
Transfers (to) from restricted cash, net	589	20,453
Capital expenditures	(46,751)	(67,831)

Net cash used in investing activities	(44,600)	(47,150)

Cash Flows From Financing Activities:
Borrowings on revolving credit facilities	107,500	—
Payments on revolving credit facilities	(72,500)	—
Proceeds from long-term debt	341,191	394,618
Debt issuance costs	(24,265)	(10,838)
Repayments of long-term debt	(354,984)	(389,998)
Cash distributions	(63)	—

Net cash used in financing activities	(3,121)	(6,218)

Change in cash and cash equivalents	(84,666)	(101,001)
Cash and cash equivalents at beginning of period	94,795	152,706

Cash and cash equivalents at end of period	$10,129	$51,705

See notes to unaudited condensed consolidated financial statements.

VERSO PAPER HOLDINGS LLC

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2012, AND DECEMBER 31, 2011, AND FOR THE THREE-MONTH AND NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2012 AND 2011

1.	BACKGROUND AND BASIS OF PRESENTATION

The accompanying consolidated financial statements for Verso Paper Holdings LLC, a Delaware limited liability company, or “Verso Holding,” include the accounts of Verso Holdings and its subsidiaries. Unless otherwise noted, references to “Company,” “we,” “us,” and “our” refer collectively to Verso Holdings and its subsidiaries.

We operate in the following three market segments: coated papers; hardwood market pulp; and other, consisting of specialty papers. Our core business platform is as a producer of coated freesheet and coated groundwood papers. Our products are used primarily in media and marketing applications, including catalogs, magazines, and commercial printing applications such as high-end advertising brochures, annual reports, and direct-mail advertising.

This report contains the unaudited condensed consolidated financial statements of Verso Paper and Verso Holdings as of September 30, 2012, and for the three-month and nine-month periods ended September 30, 2012 and 2011. The December 31, 2011, condensed consolidated balance sheet data was derived from audited financial statements but does not include all disclosures required annually by accounting principles generally accepted in the United States of America, or “GAAP.” In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments that are necessary for the fair presentation of Verso Paper’s and Verso Holdings’ respective financial conditions, results of operations, and cash flows for the interim periods presented. Except as disclosed in the notes to the unaudited condensed consolidated financial statements, such adjustments are of a normal, recurring nature. Variable interest entities for which Verso Holdings is the primary beneficiary are consolidated. Intercompany balances and transactions are eliminated in consolidation. The results of operations and cash flows for the interim periods presented may not necessarily be indicative of full-year results. It is suggested that these financial statements be read in conjunction with the audited consolidated financial statements and notes thereto of Verso Holdings contained in their respective Annual Reports on Form 10-K for the year ended December 31, 2011.

2.	RECENT ACCOUNTING DEVELOPMENTS

ASC Topic 220, Comprehensive Income. Accounting Standards Update, or “ASU,” No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income, changes the existing guidance on the presentation of comprehensive income. Entities have the option of presenting the components of net income and other comprehensive income in either a single continuous statement of comprehensive income or in two separate but consecutive statements. Entities no longer have the option of presenting the components of other comprehensive income within the statement of changes in stockholders’ equity. ASU No. 2011-05 is effective on a retrospective basis for fiscal years, and interim periods within those years, beginning after December 15, 2011, which for us was the first quarter of 2012. In December 2011, the Financial Accounting Standards Board, or “FASB,” issued ASU No. 2011-12, Comprehensive Income — Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05, which defers changes in ASU No. 2011-05 that related to the presentation of reclassification adjustments. The adoption of the remaining guidance provided in ASU No. 2011-05 will result in a change to our current presentation of comprehensive income but will have no impact on our financial condition, results of operations, or cash flows.

ASC Topic 820, Fair Value Measurements and Disclosures. ASU No. 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs, provides clarifying guidance on how to measure fair value and additional disclosure requirements. The update does not extend the use of fair value accounting, but does provide guidance on how it should be applied where it is already required or permitted under current GAAP. ASU No. 2011-04 is effective for annual and interim periods beginning after December 15, 2011, which for us was January 1, 2012, and had no impact on our consolidated financial statements.

Other new accounting pronouncements issued but not effective until after September 30, 2012, are not expected to have a significant effect on our consolidated financial statements.

3.	SUPPLEMENTAL FINANCIAL STATEMENT INFORMATION

Inventories and Replacement Parts and Other Supplies — Inventory values include all costs directly associated with manufacturing products: materials, labor, and manufacturing overhead. These values are presented at the lower of cost or market. Costs of raw materials, work-in-progress, and finished goods are determined using the first-in, first-out method. Replacement parts and other supplies are stated using the average cost method and are reflected in Inventories and Intangibles and other assets on the accompanying condensed consolidated balance sheets (see also Note 4).

Inventories by major category include the following:

(Dollars in thousands)	September 30, 2012	December 31, 2011
Raw materials	$29,808	$27,953
Woodyard logs	7,166	5,931
Work-in-process	12,725	19,120
Finished goods	64,502	87,585
Replacement parts and other supplies	26,784	26,287

Inventories	$140,985	$166,876

During the nine months ended September 30, 2012, raw materials inventories with a carrying value of $3.7 million, work-in-process inventories with a carrying value of $1.2 million, and finished goods inventories with a carrying value of $3.3 million were reduced to their fair value of $0, due to fire loss.

In the third quarter of 2012, we completed a comprehensive assessment of the damage resulting from the fire and explosion at our paper mill in Sartell, Minnesota, and announced the decision to permanently close the mill. As a result of the closure, we recorded an inventory impairment charge of $5.6 million, which is included in Restructuring and other charges on our accompanying condensed consolidated statements of operations (see also Note 10).

Asset Retirement Obligations — In accordance with ASC Topic 410, Asset Retirement and Environmental Obligations, a liability and an asset are recorded equal to the present value of the estimated costs associated with the retirement of long-lived assets where a legal or contractual obligation exists. The liability is accreted over time, and the asset is depreciated over its useful life. Our asset retirement obligations under this standard relate to closure and post-closure costs for landfills. Revisions to the liability could occur due to changes in the estimated costs or timing of closure or possible new federal or state regulations affecting the closure.

On September 30, 2012, we had $0.8 million of restricted cash included in Intangibles and other assets in the accompanying condensed consolidated balance sheet related to an asset retirement obligation in the state of Michigan. This cash deposit is required by the state and may only be used for the future closure of a landfill.

The following table presents an analysis related to our asset retirement obligations included in Other liabilities in the accompanying condensed consolidated balance sheets:

	Nine Months Ended September 30,
(Dollars in thousands)	2012	2011
Asset retirement obligations, January 1	$11,233	$13,660
Accretion expense	614	607
Settlement of existing liabilities	(383)	(1,120)
Adjustment to existing liabilities	419	(1,619)

Asset retirement obligations, September 30	$11,883	$11,528

In addition to the above obligations, we may be required to remove certain materials from our facilities or to remediate them in accordance with current regulations that govern the handling of certain hazardous or potentially hazardous materials. At this time, any such obligations have an indeterminate settlement date, and we believe that adequate information does not exist to reasonably estimate any such potential obligations. Accordingly, we will record a liability for such remediation when sufficient information becomes available to estimate the obligation.

Property, Plant, and Equipment — Property, plant, and equipment is stated at cost, net of accumulated depreciation. Interest is capitalized on projects meeting certain criteria and is included in the cost of the assets. The capitalized interest is depreciated over the same useful lives as the related assets. Expenditures for major repairs and improvements are capitalized, whereas normal repairs and maintenance are expensed as incurred. For the three-month and nine-month periods ended September 30, 2012, interest costs of $1.4 million and $3.2 million, respectively, were capitalized. For the three-month and nine-month periods ended September 30, 2011, interest costs of $1.5 million and $2.9 million, respectively, were capitalized.

Depreciation is computed using the straight-line method over the assets’ estimated useful lives. Depreciation expense was $28.1 million and $90.6 million for the three-month and nine-month periods ended September 30, 2012, respectively, compared to $30.6 million and $92.7 million for the three-month and nine-month periods ended September 30, 2011, respectively.

During the nine months ended September 30, 2012, fixed assets with a carrying value of $6.4 million were reduced to a fair value of $0, due to fire loss.

As of September 30, 2012, we have received $40 million in advances from our insurance provider related to the charges incurred as a result of the fire. As of September 30, 2012, the net of cash advances received and deferred expenses incurred of $11.3 million is included in Accrued liabilities on our accompanying condensed consolidated balance sheet. Subsequent to September 30, we reached a settlement agreement with our insurance provider for property and business losses resulting from the fire and received additional proceeds of $44 million in the fourth quarter of 2012.

In the third quarter of 2012, we completed a comprehensive assessment of the damage resulting from the fire and explosion at our paper mill in Sartell, Minnesota, and announced the decision to permanently close the mill. As a result of the closure, we recorded a fixed asset impairment charge of $66.8 million, which is included in Restructuring and other charges on our accompanying condensed consolidated statements of operations (see also Note 10).

4.	INTANGIBLES AND OTHER ASSETS

Intangibles and other assets consist of the following:

(Dollars in thousands)	September 30, 2012	December 31, 2011
Amortizable intangible assets:
Customer relationships, net of accumulated amortization of $7.3 million on September 30, 2012, and $6.7 million on December 31, 2011	$6,020	$6,620
Patents, net of accumulated amortization of $0.7 million on September 30, 2012, and $0.6 million on December 31, 2011	440	526

Total amortizable intangible assets	6,460	7,146

Unamortizable intangible assets:
Trademarks	18,116	21,473
Other assets:
Financing costs, net of accumulated amortization of $7.0 million on September 30, 2012, and $16.1 million on December 31, 2011	35,248	24,093
Deferred major repair	14,769	12,294
Replacement parts, net	3,069	4,257
Loan to affiliate	23,305	23,305
Restricted cash	2,972	3,560
Other	6,963	6,822

Total other assets	86,326	74,331

Intangibles and other assets	$110,902	$102,950

Certain previously reported amounts have been reclassified to agree with current presentation.

In the third quarter of 2012, we completed a comprehensive assessment of the damage resulting from the fire and explosion at our paper mill in Sartell, Minnesota, and announced the decision to permanently close the mill. As a result of the closure, we performed an interim impairment analysis of our trademarks, which resulted in an impairment charge of $3.4 million, based on a projected reduction of revenues primarily as a result of a reduction in production capacity. The trademarks impairment charge is included in Restructuring and other charges on our accompanying condensed consolidated statements of operations (see also Note 10).

Amortization expense of intangibles was $0.2 million and $0.7 million for the three-month and nine-month periods ended September 30, 2012, respectively, compared to $0.3 million and $0.8 million for the three-month and nine-month periods ended September 30, 2011, respectively.

The estimated future amortization expense for intangible assets over the next five years is as follows:

(Dollars in thousands)
2012	$229
2013	815
2014	715
2015	615
2016	567

5.	DEBT

A summary of long-term debt is as follows:

		September 30, 2012			December 31, 2011
(Dollars in thousands)	Original Maturity	Interest Rate	Balance	Fair Value	Balance	Fair Value
Verso Paper Holdings LLC
Revolving Credit Facilities	5/4/2017	2.54%	$35,000	$35,000	$—	$—
11.5% Senior Secured Notes(1)	7/1/2014	11.50%	—	—	302,820	316,260
11.75% Senior Secured Notes(2)	1/15/2019	11.75%	341,395	358,800	—	—
11.75% Secured Notes	1/15/2019	11.75%	271,573	214,543	—	—
8.75% Second Priority Senior Secured Notes(3)	2/1/2019	8.75%	394,836	195,030	394,736	257,063
Second Priority Senior Secured Floating Rate Notes	8/1/2014	4.19%	13,310	9,650	180,216	112,635
11.38% Senior Subordinated Notes	8/1/2016	11.38%	142,500	82,355	300,000	122,550
Chase NMTC Verso Investment Fund LLC
Loan from Verso Paper Finance Holdings LLC	12/29/2040	6.50%	23,305	23,305	23,305	23,305

Total long-term debt			1,221,919	918,683	1,201,077	831,813

(1)	Par value of $ 315,000 on December 31, 2011.
(2)	Par value of $ 345,000 on September 30, 2012.
(3)	Par value of $ 396,000 on September 30, 2012 and December 31, 2011.

We determine the fair value of our long-term debt based on market information and a review of prices and terms available for similar obligations. Our debt is classified as Level 2 within the fair value hierarchy (see also Note 8).

Amounts included in interest expense related to long-term debt and amounts of cash interest payments on long-term debt are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands)	2012	2011	2012	2011
Interest expense	$32,194	$30,083	$94,460	$90,730
Cash interest paid	43,576	55,774	114,090	114,259
Debt issuance cost amortization(1)	1,274	1,216	3,697	3,776

(1)	Amortization of debt issuance cost is included in interest expense.

Revolving Credit Facilities. On May 4, 2012, we entered into new revolving credit facilities consisting of a $150.0 million asset-based loan facility, or “ABL Facility,” and a $50.0 million cash-flow facility, or “Cash Flow Facility.” The revolving credit facilities were used to repay the outstanding indebtedness under the existing $200.0 million revolving credit facility and will be used to provide ongoing working capital and for other general corporate purposes. In connection with the revolving credit facilities, debt issuance costs of approximately $9.3 million were deferred and will be amortized over the life of the credit facilities. The indebtedness under the revolving credit facilities bears interest at a floating rate based on a margin over a base rate or Eurocurrency rate. As of September 30, 2012, the weighted-average interest rate on outstanding advances was 2.54%. We are required to pay commitment fees to the lenders in respect of unutilized commitments under the revolving credit facilities and other customary fees. The indebtedness under the ABL Facility and related guarantees are secured by first-priority security interests, subject to permitted liens, in substantially all of Verso Holdings’, Verso Finance’s, and the subsidiary guarantors’ inventory and accounts receivable, or “ABL Priority Collateral,” and second-priority security interests, subject to permitted liens, in substantially all of their other assets, or “Notes Priority Collateral.” The indebtedness under the Cash Flow Facility and related guarantees are secured, pari passu with the 11.75% senior secured notes due 2019 and related guarantees, by first-priority security interests in the Notes Priority Collateral and second-priority security interests in the ABL Priority Collateral. The revolving credit facilities will mature on May 4, 2017, unless, on any of the dates that is 91 days prior to the earliest scheduled maturity of any of the second priority senior secured floating rate notes due 2014, the 11.38% senior subordinated notes, or the senior unsecured term loan, an aggregate principal amount in excess of $100.0 million of indebtedness under such existing second-lien notes, subordinated notes or senior unsecured term loan, as applicable, is outstanding, in which case the revolving credit facilities will mature on such earlier date. The ABL Facility had $35.0 million outstanding, $43.3 million in letters of credit issued, and $71.7 million available for future borrowing as of September 30, 2012. The Cash Flow Facility had no outstanding balance, no letters of credit issued, and $50.0 million available for future borrowing as of September 30, 2012.

11.5% Senior Secured Notes due 2014. On March 21, 2012, we repurchased and retired $270.6 million aggregate principal amount of 11.5% senior secured notes due 2014 and recognized a loss of $29.9 million, which is included in Other income (loss), net on our accompanying condensed consolidated statements of operations, on the early retirement of the notes, including the write-off of unamortized debt issuance costs and unamortized discount related to the notes. On April 30, 2012, we redeemed the remaining outstanding $44.4 million aggregate principal amount of the notes and recognized a loss of $4.6 million, which is included in Other income (loss), net on our accompanying condensed consolidated statements of operations, on the early retirement of the notes, including the write-off of unamortized debt issuance costs and unamortized discount related to the notes. Following these transactions, there are no outstanding 11.5% senior secured notes due 2014.

11.75% Senior Secured Notes due 2019. On March 21, 2012, we issued $345.0 million aggregate principal amount of 11.75% senior secured notes due 2019. The notes bear interest, payable semi-annually, at the rate of 11.75% per year. The notes are guaranteed jointly and severally by each of our subsidiaries, subject to certain exceptions, and the notes and guarantees are senior secured obligations of Verso Holdings and the guarantors, respectively. The indebtedness under the notes and related guarantees are secured, pari passu with the Cash Flow Facility and related guarantees, by first-priority security interests in the Notes Priority Collateral and second-priority security interests in the ABL Priority Collateral. The notes will mature on January 15, 2019.

We used $332.0 million of net proceeds from the notes issuance, after deducting the discount, underwriting fees and offering expenses, along with $0.6 million of available cash, to repurchase and retire $270.6 million and to redeem $44.4 million aggregate principal amount of its 11.5% senior secured notes due 2014. Debt issuance costs of approximately $10.1 million were deferred and will be amortized over the life of the notes.

11.75% Secured Notes due 2019. On May 11, 2012, we issued $271.6 million aggregate principal amount of 11.75% secured notes due 2019. The notes bear interest, payable semi-annually, at the rate of 11.75% per year. The notes are guaranteed jointly and severally by each of our subsidiaries, subject to certain exceptions, and the notes and guarantees are senior secured obligations of Verso Holdings and the guarantors, respectively. The notes and related guarantees are secured by security interests, subject to permitted liens, in substantially all of Verso Holdings’ and the guarantors’ tangible and intangible assets. The security interests securing the notes rank junior to those securing the obligations under the ABL Facility, the Cash Flow Facility, and the 11.75% senior secured notes due 2019 and rank senior to those securing the 8.75% second priority senior secured notes due 2019. The notes will mature on January 15, 2019.

We issued the notes pursuant to two separate exchange offers whereby it (a) issued $166.9 million aggregate principal amount of the notes and paid $5.0 million in cash in exchange for $166.9 million aggregate principal amount of its second priority senior secured floating rate notes due 2014 and (b) issued $104.7 million aggregate principal amount of the notes and paid $17.3 million in cash in exchange for $157.5 million aggregate principal amount of its 11.38% senior subordinated notes due 2016. Verso Holdings recognized a total gain of $26.3 million, net of the write-off of unamortized debt issuance costs, from the exchanges, which is included in Other income (loss), net on our accompanying condensed consolidated statements of operations. Following the exchanges, $13.3 million aggregate principal amount of the second priority senior secured floating rate notes and $142.5 million aggregate principal amount of the 11.38% senior subordinated notes remain outstanding. Debt issuance costs of approximately $5.4 million were deferred and will be amortized over the life of the notes.

As of September 30, 2012, we were in compliance with the covenants in our debt agreements.

6.	RETIREMENT PLANS

We maintain defined benefit pension plans that provide retirement benefits for current hourly employees at the Androscoggin and Bucksport mills, and prior hourly employees at the Sartell mill who were hired prior to July 1, 2004. After June 30, 2004, certain employees who are not eligible to participate in the pension plans receive an additional company contribution to their accounts under our 401(k) savings plan. The pension plans provide defined benefits based on years of credited service times a specified flat dollar benefit rate.

During the third quarter of 2012, a curtailment loss of $0.6 million, representing amortization of prior service costs, was recognized in Restructuring and other charges on the consolidated statements of operations due to a reduction in headcount associated with the closure of the Sartell mill.

The following table summarizes the components of net periodic benefit cost for the three-month and nine-month periods ended September 30, 2012 and 2011:

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands)	2012	2011	2012	2011
Components of net periodic benefit cost:
Service cost	$1,771	$1,674	$5,312	$5,021
Interest cost	719	631	2,157	1,892
Expected return on plan assets	(697)	(645)	(2,093)	(1,934)
Amortization of actuarial loss	368	99	1,106	296
Amortization of prior service cost	196	293	588	881
Curtailment	572	—	572	—

Net periodic benefit cost	$2,929	$2,052	$7,642	$6,156

We make contributions that are sufficient to fully fund our actuarially determined costs, generally equal to the minimum amounts required by the Employee Retirement Income Security Act, or “ERISA.” For the three months and nine months ended September 30, 2012, we made contributions of $6.7 million and $10.7 million, respectively, to the pension plans. For the three months and nine months ended September 30, 2011, we made contributions of $4.5 million and $7.8 million, respectively, to the pension plans. New legislation, titled Moving Ahead for Progress in the 21st Century, or “MAP-21,” has the effect of spreading the expected funding requirements over a longer period of time. This relief has had an immediate impact of reducing our estimated minimum funding requirement by $0.4 million for 2012. We plan to make no additional contributions to the pension plans during the remainder of 2012. After the enactment of MAP-21, our required contribution to the pension plan during 2013 will be $0.4 million for the 2012 plan year and $0 for the 2013 plan year.

ASC Topic 820 provides a common definition of fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The fair value framework requires the categorization of assets and liabilities into three levels based upon the assumptions used to value the assets or liabilities (see Note 8 — Fair Value of Financial Instruments for more detail).

The following table sets forth by level, within the fair value hierarchy, the pension plans’ assets at fair value as of September 30, 2012, and December 31, 2011.

(Dollars in thousands)	Total	Level 1	Level 2	Level 3
September 30, 2012
Fixed income funds	$33,805	$—	$33,805	$—
Domestic equity funds — large cap	11,303	—	11,303	—
Domestic equity funds — small cap	2,622	—	2,622	—
International equity funds	2,176	—	2,176	—
Money market funds	1,197	—	1,197	—
Other funds	536	—	536	—

Total assets at fair value	$51,639	$—	$51,639	$—

December 31, 2011
Fixed income funds	$25,274	$—	$25,274	$—
Domestic equity funds — large cap	8,165	—	8,165	—
Domestic equity funds — small cap	1,555	—	1,555	—
International equity funds	1,555	—	1,555	—
Money market funds	1,167	—	1,167	—
Other funds	1,167	—	1,167	—

Total assets at fair value	$38,883	$—	$38,883	$—

Fair value is determined based on the net asset value of units held by the plan at period end.

7.	DERIVATIVE INSTRUMENTS AND HEDGES

In the normal course of business, we utilize derivative contracts as part of our risk management strategy to manage our exposure to market fluctuations in energy prices and interest rates. These instruments are subject to credit and market risks in excess of the amount recorded on the balance sheet in accordance with GAAP. Controls and monitoring procedures for these instruments have been established and are routinely reevaluated. Credit risk represents the potential loss that may occur because a party to a transaction fails to perform according to the terms of the contract. The measure of credit exposure is the replacement cost of contracts with a positive fair value. We manage credit risk by entering into financial instrument transactions only through approved counterparties. Market risk represents the potential loss due to the decrease in the value of a financial instrument caused primarily by changes in commodity prices. We manage market risk by establishing and monitoring limits on the types and degree of risk that may be undertaken.

Derivative instruments are recorded on the balance sheet as other assets or other liabilities measured at fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Where available, fair value is based on observable market prices or parameters or derived from such prices or parameters. Where observable prices or inputs are not available, valuation models may be applied. For a cash flow hedge accounted for under ASC Topic 815, changes in the fair value of the derivative instrument, to the extent that it is effective, are recorded in Accumulated other comprehensive loss and are subsequently reclassified to earnings as the hedged transaction impacts net income. Any ineffective portion of a cash flow hedge is recognized currently in earnings. For hedges that are entered into as economic hedges, but not accounted for under ASC Topic 815, changes in the fair value of the derivative instrument are recorded in Cost of products sold in the current period. Cash flows from derivative contracts are reported as operating activities on the consolidated statements of cash flows. We enter into fixed-price energy swaps as hedges designed to mitigate the risk of changes in commodity prices for forecasted future purchase commitments. These fixed-price swaps involve the exchange of net cash settlements, based on changes in the price of the underlying commodity index compared to the fixed price offering, at specified intervals without the exchange of any underlying principal.

Historically, we designated our energy hedging relationships as cash flow hedges under ASC Topic 815 with net gains or losses attributable to effective hedging recorded in Accumulated other comprehensive loss and any ineffectiveness recognized in Cost of products sold. One of the requirements that must be evaluated when determining whether a contract qualifies for hedge accounting treatment is whether or not the contract is deemed effective. A contract is deemed effective if the change in the fair value of the derivative contract offsets, within a specified range, the change in the anticipated cash flows of the hedged transaction. The effectiveness of a hedging relationship must be tested at inception and quarterly thereafter. If the relationship fails this test at any time, hedge accounting treatment must be discontinued prospectively. The requirements necessary to apply hedge accounting are complex and must be documented at the inception as well as throughout the term of the contract. If we fail to accurately document these requirements, the contact is not eligible for hedge accounting treatment. The accompanying financial statements reflect the discontinuation of hedge accounting for certain contracts that failed to qualify for hedge accounting. Additionally, effective April 1, 2012, management elected to de-designate the remaining energy swaps that had previously been designated as cash flow hedges and to discontinue hedge accounting prospectively. As a result, all gains and losses from changes in the fair value of our derivative contracts subsequent to March 31, 2012, are recognized immediately in Cost of products sold. Prior to March 31, 2012, to the extent the hedge was effective, the change in fair value was deferred through Accumulated other comprehensive loss. The amount in Accumulated other comprehensive loss at the time a contract is de-designated is reclassified into Cost of products sold when the contract settles, or sooner if management determines that the forecasted transaction is probable of not occurring. Energy swaps continue to be utilized as economic hedges designed to mitigate the risk of changes in commodity prices for future energy purchase commitments.

The following table presents information about the volume and fair value amounts of our derivative instruments:

	September 30, 2012		December 31, 2011
(Dollars in thousands)	MMBtu’s	Fair Value Assets/ (Liabilities)	MMBtu’s	Fair Value Assets/ (Liabilities)
Derivative contracts designated as hedging instruments
Fixed price energy swaps
Notional amount	—		2,988,107
Accrued liabilities		$—		$(3,803)
Other liabilities		—		(877)
Derivative contracts not designated as hedging instruments
Fixed price energy swaps
Notional amount	5,341,872		4,891,187
Prepaid expenses and other assets		$177		$—
Intangibles and other assets, net		202		—
Accrued liabilities		(4,669)		(6,244)
Other liabilities		(185)		(1,419)

The following tables present information about the effect of our derivative instruments on Accumulated other comprehensive loss and the consolidated statements of operations:

	Loss Recognized in Accumulated OCI		Loss Reclassified from Accumulated OCI(1)		Gain (Loss) Recognized on Derivatives(1)
	Three Months Ended September 30,
(Dollars in thousands)	2012	2011	2012	2011	2012	2011
Derivative contracts designated as hedging instruments
Fixed price energy swaps	$—	$(4,295)	$—	$(633)	$—	$(890)
Derivative contracts not designated as hedging instruments
Fixed price energy swaps			$(409)	$—	$1,205	$—

	Loss Recognized in Accumulated OCI		Loss Reclassified from Accumulated OCI(1)		Loss Recognized on Derivatives(1)
	Nine Months Ended September 30,
(Dollars in thousands)	2012	2011	2012	2011	2012	2011
Derivative contracts designated as hedging instruments
Fixed price energy swaps	$(1,365)	$(5,632)	$(283)	$(2,488)	$(50)	$(1,348)
Derivative contracts not designated as hedging instruments
Fixed price energy swaps			$(5,281)	$—	$(1,112)	$—

Net losses of $0.6 million at September 30, 2012, are expected to be reclassified from Accumulated OCI into earnings within the next 12 months.

(1)	Loss reclassified from Accumulated OCI to earnings and gain (loss) recognized on derivatives is included in Cost of products sold.

8.	FAIR VALUE OF FINANCIAL INSTRUMENTS

We use fair value measurements for the initial recording of certain assets and liabilities, periodic remeasurement of certain assets and liabilities, and disclosures. Fair value is generally defined as the exit price at which an asset or liability could be exchanged in a current transaction between willing, unrelated parties, other than in a forced or liquidation sale.

The fair value framework requires the categorization of assets and liabilities into three levels based upon the assumptions used to value the assets or liabilities. Level 1 provides the most reliable measure of fair value, whereas Level 3 generally requires significant management judgment. The three levels are defined as follows:

• Level 1:	Unadjusted quoted prices in active markets for identical assets or liabilities at the measurement date.
• Level 2:	Observable inputs other than those included in Level 1. For example, quoted prices for similar assets or liabilities in active markets or quoted prices for identical assets or liabilities in inactive markets.
• Level 3:	Unobservable inputs reflecting management’s own assumption about the inputs used in pricing the asset or liability at the measurement date.

The following table summarizes the balances of assets and liabilities measured at fair value on a recurring basis:

(Dollars in thousands)	Total	Level 1	Level 2	Level 3
September 30, 2012
Assets:
Deferred compensation assets	$2,907	$2,907	$—	$—
Commodity swaps	379	—	379	—
Liabilities:
Commodity swaps	$4,854	$—	$4,854	$—
Deferred compensation liabilities	2,907	2,907	—	—
December 31, 2011
Assets:
Deferred compensation assets	$2,672	$2,672	$—	$—
Regional Greenhouse Gas Initiative carbon credits	425	—	425	—
Liabilities:
Commodity swaps	$12,343	$—	$12,343	$—
Deferred compensation liabilities	2,672	2,672	—	—

Fair values are based on observable market data.

9.	RELATED PARTY TRANSACTIONS

Management Agreement — In connection with the acquisition of our business from International Paper Company on August 1, 2006, we entered into a management agreement with certain affiliates of Apollo Management, L.P., or “Apollo,” relating to the provision of certain financial and strategic advisory services and consulting services, which will expire on August 1, 2018. Under the management agreement, at any time prior to the expiration of the agreement, Apollo has the right to act, in return for additional fees to be mutually agreed by the parties to the management agreement, as our financial advisor or investment banker for any merger, acquisition, disposition, financing or the like if we decide to engage someone to fill such role. In the event that we are not able to come to an agreement with Apollo in connection with such role, at the closing of any merger, acquisition, disposition or financing or any similar transaction, we have agreed to pay Apollo a fee equal to 1% of the aggregate enterprise value (including the aggregate value of equity securities, warrants, rights and options acquired or retained; indebtedness acquired, assumed or refinanced; and any other consideration or compensation paid in connection with such transaction). We agreed to indemnify Apollo and its affiliates and their directors, officers and representatives for losses relating to the services contemplated by the management agreement and the engagement of affiliates of Apollo pursuant to, and the performance by them of the services contemplated by, the management agreement.

Distributions to Verso Finance — Verso Paper Finance Holdings LLC (“Verso Finance”), our parent company, has a senior unsecured term loan which matures on February 1, 2013. The loan allows Verso Finance to pay interest either in cash or in kind through the accumulation of the outstanding principal amount. Verso Finance elected to exercise the PIK option for $4.5 million and $4.1 million of interest payments due in the first nine months of 2012 and 2011, respectively. Verso Finance has no independent operations; consequently, all cash flows used to service its remaining debt obligation will need to be received via distributions from us. We made negligible distributions on behalf of Verso Finance for the nine months ended September 30, 2012, and made no distributions for the same period in 2011. We have no obligation to make distributions to Verso Finance.

Verso Quinnesec Renewable Energy Project — On December 29, 2010, Verso Quinnesec REP LLC, an indirect, wholly-owned subsidiary, entered into a financing transaction with Chase NMTC Verso Investment Fund, LLC, or the “Investment Fund,” a consolidated variable interest entity (see Note 11 — New Market Tax Credit Entities). Under this arrangement, we loaned $23.3 million to Verso Finance at an interest rate of 6.5% per year and with a maturity of December 29, 2040, and Verso Finance, in turn, loaned the funds on similar terms to the Investment Fund. The Investment Fund then contributed the loan proceeds to certain community development entities, which, in turn, loaned the funds on similar terms to Verso Quinnesec REP LLC as partial financing for the renewable energy project at our mill in Quinnesec, Michigan. As of both September 30, 2012, and December 31, 2011, we had a $23.3 million long-term receivable due from Verso Finance, representing these funds and accrued interest receivable of $0.1 million, while the Investment Fund had an outstanding loan of $23.3 million due to Verso Finance and accrued interest payable of $0.1 million. In addition, for the three-month and nine-month periods ended September 30, 2012 and 2011, we recognized interest income from Verso Finance of $0.3 million and $1.1 million, respectively, and the Investment Fund recognized interest expense to Verso Finance of $0.3 million and $1.1 million, respectively.

Verso Paper — As of September 30, 2012 and December 31, 2011, we had $0.7 million and $0.9 million, respectively, in current payables due to Verso Paper. We have made distributions to pay expenses on behalf of Verso Paper. Distributions for the nine months ended September 30, 2012, were negligible. No distributions were made for the nine months ended September 30, 2011.

10.	RESTRUCTURING AND OTHER CHARGES

In the third quarter of 2012, we completed a comprehensive assessment of the damage resulting from the fire and explosion at our paper mill in Sartell, Minnesota, and announced the decision to permanently close the mill. The permanent closure of the Sartell mill reduced our annual coated groundwood paper capacity by 180,000 tons, or approximately 20%, and eliminated approximately 35,000 tons annually of supercalendered paper capacity. In conjunction with the closure, our workforce was reduced by approximately 265 employees. In 2011, we permanently shut down a paper machine at our mill in Bucksport, Maine, and two paper machines at the Sartell mill, thereby reducing our annual coated groundwood paper capacity by 193,000 tons.

The following table details the changes in our restructuring reserve liabilities associated with both the mill closure and the paper machine shutdowns during the nine months ended September 30, 2012, which are included in Accrued liabilities on our accompanying condensed consolidated balance sheets:

(Dollars in thousands)	Nine Months Ended September 30, 2012
Balance of reserve at December 31, 2011	$10,763
Severance and benefit costs	15,107
Severance and benefit payments	(20,082)
Other miscellaneous costs and payments	2,052

Balance of reserve at September 30, 2012	$7,840

The following table details the charges incurred related primarily to the mill closure as included in Restructuring and other charges on our accompanying condensed consolidated statements of operations for the three-month and nine-month periods ended September 30, 2012:

	Three Months Ended	Nine Months Ended
(Dollars in thousands)	September 30, 2012
Property and equipment impairment	$66,760	$66,760
Severance and benefit costs	16,209	16,274
Write-off of spare parts and inventory	5,558	5,330
Trademark impairment	3,358	3,358
Write-off of purchase obligations and commitments	2,439	2,439
Other miscellaneous costs	2,694	2,836

Total restructuring costs	$97,018	$96,997

Severance and benefit costs incurred in excess of severance and benefits costs accrued consist primarily of $0.6 million of pension curtailment and $0.5 million other charges, which were expensed as incurred.

We expect to incur approximately $10 million of additional restructuring charges over the next 12 months related to the closure of the Sartell mill. There were no restructuring and other charges for the three-month and nine-month periods ended September 30, 2011.

11.	NEW MARKET TAX CREDIT ENTITIES

In December 2010, we entered into a financing transaction with Chase Community Equity, LLC, or “Chase,” related to a $43 million renewable energy project at our mill in Quinnesec, Michigan, in which Chase made a capital contribution and Verso Finance made a loan to Chase NMTC Verso Investment Fund, LLC, or the “Investment Fund,” under a qualified New Markets Tax Credit, or “NMTC,” program. The NMTC program was provided for in the Community Renewal Tax Relief Act of 2000, or the “Act,” and is intended to induce capital investment in qualified lower income communities. The Act permits taxpayers to claim credits against their Federal income taxes for up to 39% of qualified investments in the equity of community development entities, or “CDEs.” CDEs are privately managed investment institutions that are certified to make qualified low-income community investments, or “QLICIs.”

In connection with the financing, we loaned $23.3 million to Verso Finance at an interest rate of 6.5% per year and with a maturity of December 29, 2040, and Verso Finance, in turn, loaned the funds on similar terms to the Investment Fund. The Investment Fund then contributed the loan proceeds to certain CDEs, which, in turn, loaned the funds on similar terms to Verso Quinnesec REP LLC, our indirect, wholly-owned subsidiary. The proceeds of the loans from the CDEs (including loans representing the capital contribution made by Chase, net of syndication fees) were used to partially fund the renewable energy project.

In December 2010, Chase also contributed $9.0 million to the Investment Fund and, by virtue of such contribution, is entitled to substantially all of the benefits derived from the NMTCs. This transaction includes a put/call provision whereby we may be obligated or entitled to repurchase Chase’s interest. We believe that Chase will exercise the put option in December 2017 at the end of the recapture period. The value attributed to the put/call is de minimis. The NMTC is subject to 100% recapture for a period of seven years as provided in the Internal Revenue Code. We are required to be in compliance with various regulations and contractual provisions that apply to the NMTC arrangement. Non-compliance with applicable requirements could result in projected tax benefits not being realized and, therefore, could require us to indemnify Chase for any loss or recapture of NMTCs related to the financing until such time as our obligation to deliver tax benefits is relieved. We do not anticipate any credit recaptures will be required in connection with this arrangement.

We have determined that the Investment Fund is a variable interest entity, or “VIE.” The ongoing activities of the Investment Fund — collecting and remitting interest and fees and NMTC compliance — were all considered in the initial design and are not expected to significantly affect economic performance throughout the life of the Investment Fund. Management considered the contractual arrangements that obligate us to deliver tax benefits and provide various other guarantees to the structure; Chase’s lack of a material interest in the underling economics of the project; and the fact that we are obligated to absorb losses of the Investment Fund. We concluded that we are the primary beneficiary and consolidated the Investment Fund, as a VIE, in accordance with the accounting standard for consolidation. Chase’s contribution, net of syndication fees, is included in other liabilities in the accompanying condensed consolidated balance sheets. Direct costs incurred in structuring the financing arrangement are deferred and will be recognized as expense over the term of the loans. Incremental costs to maintain the structure during the compliance period are recognized as incurred.

The following table summarizes the impact of the consolidated VIE as of September 30, 2012, and December 31, 2011:

(Dollars in thousands)	September 30, 2012	December 31, 2011
Current assets	$24	$81
Non-current assets	23,390	23,390

Total assets	$23,414	$23,471

Current liabilities	149	205
Long-term debt	23,305	23,305
Other non-current liabilities	7,923	7,923

Total liabilities	$31,377	$31,433

Amounts presented in the condensed consolidated balance sheets and the table above are adjusted for intercompany eliminations.

12.	COMMITMENTS AND CONTINGENCIES

Bucksport Energy LLC — At our mill in Bucksport, Maine, we have a joint ownership interest with Bucksport Energy LLC, an unrelated third party, in a cogeneration power plant producing steam and electricity that was built in 2000. Each co-owner owns an undivided proportional share of the plant’s assets, and we account for this investment under the proportional consolidation method. We own 28% of the steam and electricity produced by the plant. We may purchase our remaining electrical needs from the plant at market rates. We are obligated to purchase the remaining 72% of the steam output from the plant at fuel cost plus a contractually fixed fee per unit of steam. Power generation and operating expenses are divided on the same basis as ownership. As of September 30, 2012, we had $0.4 million of restricted cash which may be used only to fund the ongoing energy operations of this investment included in Intangibles and other assets in the accompanying condensed consolidated balance sheets.

Thilmany, LLC — We are a party to a long-term supply agreement with Thilmany, LLC, or “Thilmany,” for the manufacture of specialty paper products on paper machine no. 5 at our Androscoggin mill in Jay, Maine. The agreement, which expires on June 1, 2017, requires Thilmany to pay us a variable charge for the paper purchased and a fixed charge for the availability of the paper machine. We are responsible for the machine’s routine maintenance, and Thilmany is responsible for any capital expenditures specific to the machine. Thilmany has the right to terminate the agreement if certain events occur.

General Litigation — We are involved from time to time in legal proceedings incidental to the conduct of our business. We do not believe that any liability that may result from these proceedings will have a material adverse effect on our financial statements.

13.	INFORMATION BY INDUSTRY SEGMENT

Our reporting segments correspond to the following three market segments in which we operate: coated papers, including coated groundwood and coated freesheet; hardwood market pulp; and other, consisting of specialty papers. We operate primarily in one geographic segment, North America. Our products are used primarily in media and marketing applications, including catalogs, magazines, and commercial printing applications such as high-end advertising brochures, annual reports, and direct-mail advertising. Our assets are utilized across segments in our integrated mill system and are not identified by segment or reviewed by management on a segment basis.

The following table summarizes the industry segment data for the three-month and nine-month periods ended September 30, 2012 and 2011:

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands)	2012	2011	2012	2011
Net Sales:
Coated papers	$300,939	$374,606	$889,121	$1,046,948
Hardwood market pulp	35,035	40,312	104,168	112,255
Other	37,030	41,918	120,272	113,004

Total	$373,004	$456,836	$1,113,561	$1,272,207

Operating Income (Loss):
Coated papers(1)	$(72,654)	$23,408	$(87,754)	$36,262
Hardwood market pulp	3,860	10,488	8,112	26,803
Other	(2,690)	(3,293)	(13,626)	(11,341)

Total	$(71,484)	$30,603	$(93,268)	$51,724

Depreciation, Amortization, and Depletion:
Coated papers	$21,220	$24,281	$70,065	$74,200
Hardwood market pulp	4,725	4,376	13,523	12,853
Other	2,193	2,533	7,750	7,129

Total	$28,138	$31,190	$91,338	$94,182

Capital Spending:
Coated papers	$20,612	$19,612	$47,911	$47,173
Hardwood market pulp(2)	(5,421)	7,697	(3,209)	19,795
Other	488	516	2,049	863

Total	$15,679	$27,825	$46,751	$67,831

(1)	Included here is the effect of $97.0 million in Restructuring charges recognized in the third quarter of 2012, which is entirely attributable to the coated papers segment.
(2)	Included here is the effect, attributable to the pulp segment, of a $14.7 million cash inflow from govermental grants associated with a renewable energy project at our mill in Quinnesec, Michigan, due to spending in 2011.

14.	CONDENSED CONSOLIDATING FINANCIAL INFORMATION

Presented below are Verso Holdings’ consolidating balance sheets, statements of operations, statements of comprehensive income, and statements of cash flows, as required by Rule 3-10 of Regulation S-X of the Securities Exchange Act of 1934, as amended. The consolidating financial statements have been prepared from Verso Holdings’ financial information on the same basis of accounting as the consolidated financial statements. Investments in our subsidiaries are accounted for under the equity method. Accordingly, the entries necessary to consolidate Verso Holdings’ subsidiaries that guaranteed the obligations under the debt securities described below are reflected in the Eliminations column.

Verso Holdings, or the “Parent Issuer,” and its direct, 100% owned subsidiary, Verso Paper Inc., or the “Subsidiary Issuer,” are the issuers of the 11.75% senior secured notes due 2019, the 11.75% secured notes due 2019, the 8.75% second priority senior secured notes due 2019, the second priority senior secured floating rate notes due 2014, and the 11.38% senior subordinated notes due 2016, or collectively, the “Notes.” The Notes are jointly and severally guaranteed on a full and unconditional basis by the Parent Issuer’s direct and indirect, 100% owned subsidiaries, excluding the Subsidiary Issuer, Bucksport Leasing LLC, and Verso Quinnesec REP LLC, or collectively, the “Guarantor Subsidiaries.” Chase NMTC Verso Investment Fund, LLC, a consolidated VIE of Verso Holdings, is a “Non-Guarantor Affiliate.”

Verso Paper Holdings LLC

Condensed Consolidating Balance Sheet

September 30, 2012

(Dollars in thousands)	Parent Issuer	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiary	Non- Guarantor Affiliate	Eliminations	Consolidated
ASSETS
Cash and cash equivalents	$—	$—	$10,112	$—	$17	$—	$10,129
Accounts receivable, net	—	—	114,227	—	—	—	114,227
Inventories	—	—	140,985	—	—	—	140,985
Prepaid expenses and other assets	—	—	7,923	—	7	—	7,930

Current assets	—	—	273,247	—	24	—	273,271
Property, plant, and equipment, net	—	—	798,489	20,515	—	(288)	818,716
Intercompany/affiliate receivable	1,257,158	—	—	9,135	31,153	(1,297,446)	—
Investment in subsidiaries	(281,448)	—	(447)	—	—	281,895	—
Other non-current assets(1)	—	—	122,660	1,056	(10)	95	123,801

Total assets	$975,710	$—	$1,193,949	$30,706	$31,167	$(1,015,744)	$1,215,788

LIABILITIES AND MEMBER’S EQUITY
Accounts payable	$—	$—	$93,932	$7	$23	$(7)	$93,955
Accrued liabilities	24,092	—	75,719	—	126	—	99,937

Current liabilities	24,092	—	169,651	7	149	(7)	193,892
Intercompany/affiliate payable	—	—	1,266,293	31,146	—	(1,297,439)	—
Long-term debt(2)	1,198,614	—	—	—	23,305	—	1,221,919
Other long-term liabilities	—	—	39,050	—	7,923	—	46,973
Member’s (deficit) equity	(246,996)	—	(281,045)	(447)	(210)	281,702	(246,996)

Total liabilities and equity	$975,710	$—	$1,193,949	$30,706	$31,167	$(1,015,744)	$1,215,788

(1)	Non-current assets of Guarantor Subsidiaries includes $23.3 million of a long-term note receivable from Verso Finance.
(2)	Long-term debt of Non-Guarantor Affiliate is payable to Verso Finance.

Verso Paper Holdings LLC

Condensed Consolidating Balance Sheet December 31, 2011

(Dollars in thousands)	Parent Issuer	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiary	Non- Guarantor Affiliate	Eliminations	Consolidated
ASSETS
Cash and cash equivalents	$—	$—	$94,722	$—	$73	$—	$94,795
Accounts receivable, net	—	—	128,213	—	—	—	128,213
Inventories	—	—	166,876	—	—	—	166,876
Prepaid expenses and other assets	—	—	3,230	—	8	—	3,238

Current assets	—	—	393,041	—	81	—	393,122
Property, plant, and equipment, net	—	—	904,901	30,086	—	(288)	934,699
Intercompany/affiliate receivable	1,249,306	—	—	340	31,153	(1,280,799)	—
Investment in subsidiaries	(84,459)	—	356	—	—	84,103	—
Other non-current assets(1)	—	—	115,461	1,076	30	54	116,621

Total assets	$1,164,847	$—	$1,413,759	$31,502	$31,264	$(1,196,930)	$1,444,442

LIABILITIES AND MEMBER’S EQUITY
Accounts payable	$—	$—	$110,517	$—	$79	$(7)	$110,589
Accrued liabilities	48,259	—	91,297	—	126	—	139,682

Current liabilities	48,259	—	201,814	—	205	(7)	250,271
Intercompany/affiliate payable	—	—	1,249,646	31,146	—	(1,280,792)	—
Long-term debt(2)	1,177,772	—	—	—	23,305	—	1,201,077
Other long-term liabilities	—	—	46,355	—	7,923	—	54,278
Member’s (deficit) equity	(61,184)	—	(84,056)	356	(169)	83,869	(61,184)

Total liabilities and equity	$1,164,847	$—	$1,413,759	$31,502	$31,264	$(1,196,930)	$1,444,442

(1)	Other non-current assets of Guarantor Subsidiaries includes $23.3 million of a long-term note receivable from Verso Finance.
(2)	Long-term debt of Non-Guarantor Affiliate is payable to Verso Finance.

Verso Paper Holdings LLC

Condensed Consolidating Statements of Operations and Comprehensive Income

Three Months Ended September 30, 2012

(Dollars in thousands)	Parent Issuer	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiary	Non- Guarantor Affiliate	Eliminations	Consolidated
Net sales	$—	$—	$373,004	$—	$—	$—	$373,004
Cost of products sold (exclusive of depreciation, amortization, and depletion)	—	—	301,833	—	—	—	301,833
Depreciation, amortization, and depletion	—	—	27,869	269	14	(14)	28,138
Selling, general, and administrative expenses	—	—	17,925	(433)	7	—	17,499
Restructuring and other charges	—	—	97,018	—	—	—	97,018
Interest income	(33,050)	—	(381)	—	(387)	33,437	(381)
Interest expense	33,050	—	31,657	394	379	(33,437)	32,043
Other income, net	—	—	(21)	—	—	—	(21)
Equity in net loss of subsidiaries	(103,125)	—	—	—	—	103,125	—

Net loss	$(103,125)	$—	$(102,896)	$(230)	$(13)	$103,139	$(103,125)
Other comprehensive income	1,514	—	1,514	—	—	(1,514)	1,514

Comprehensive loss	$(101,611)	$—	$(101,382)	$(230)	$(13)	$101,625	$(101,611)

Verso Paper Holdings LLC

Condensed Consolidating Statements of Operations and Comprehensive Income

Nine Months Ended September 30, 2012

(Dollars in thousands)	Parent Issuer	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiary	Non- Guarantor Affiliate	Eliminations	Consolidated
Net sales	$—	$—	$1,113,561	$—	$—	$—	$1,113,561
Cost of products sold (exclusive of depreciation, amortization, and depletion)	—	—	962,298	—	—	—	962,298
Depreciation, amortization, and depletion	—	—	90,442	896	41	(41)	91,338
Selling, general, and administrative expenses	—	—	57,446	(1,274)	24	—	56,196
Restructuring and other charges	—	—	96,997	—	—	—	96,997
Interest income	(96,936)	—	(1,143)	—	(1,160)	98,096	(1,143)
Interest expense	96,936	—	93,796	1,181	1,136	(98,096)	94,953
Other loss (income), net	8,244	—	(772)	—	—	—	7,472
Equity in net loss of subsidiaries	(186,306)	—	—	—	—	186,306	—

Net loss	$(194,550)	$—	$(185,503)	$(803)	$(41)	$186,347	$(194,550)
Other comprehensive income	6,552	—	6,552	—	—	(6,552)	6,552

Comprehensive loss	$(187,998)	$—	$(178,951)	$(803)	$(41)	$179,795	$(187,998)

Verso Paper Holdings LLC

Condensed Consolidating Statements of Operations and Comprehensive Income

Three Months Ended September 30, 2011

(Dollars in thousands)	Parent Issuer	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiary	Non- Guarantor Affiliate	Eliminations	Consolidated
Net sales	$—	$—	$456,836	$—	$—	$—	$456,836
Cost of products sold (exclusive of depreciation, amortization, and depletion)	—	—	375,554	—	—	—	375,554
Depreciation, amortization, and depletion	—	—	31,184	6	14	(14)	31,190
Selling, general, and administrative expenses	—	—	19,528	(47)	8	—	19,489
Interest income	(30,881)	—	(380)	(11)	(387)	31,268	(391)
Interest expense	30,881	—	30,145	(380)	379	(31,268)	29,757
Other income, net	—	—	(44)	—	—	—	(44)
Equity in net income of subsidiaries	1,281	—	—	—	—	(1,281)	—

Net income	$1,281	$—	$849	$432	$(14)	$(1,267)	$1,281
Other comprehensive loss	(3,267)	—	(3,267)	—	—	3,267	(3,267)

Comprehensive loss	$(1,986)	$—	$(2,418)	$432	$(14)	$2,000	$(1,986)

Verso Paper Holdings LLC

Condensed Consolidating Statements of Operations and Comprehensive Income

Nine Months Ended September 30, 2011

(Dollars in thousands)	Parent Issuer	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiary	Non- Guarantor Affiliate	Eliminations	Consolidated
Net sales	$—	$—	$1,272,207	$—	$—	$—	$1,272,207
Cost of products sold (exclusive of depreciation, amortization, and depletion)	—	—	1,066,562	—	—	—	1,066,562
Depreciation, amortization, and depletion	—	—	94,164	18	41	(41)	94,182
Selling, general, and administrative expenses	—	—	59,730	(108)	117	—	59,739
Interest income	(93,398)	—	(1,162)	(53)	(1,160)	94,558	(1,215)
Interest expense	93,398	—	91,455	140	1,137	(94,558)	91,572
Other loss (income), net	26,091	—	(195)	—	—	—	25,896
Equity in net loss of subsidiaries	(38,438)	—	—	—	—	38,438	—

Net loss	$(64,529)	$—	$(38,347)	$3	$(135)	$38,479	$(64,529)
Other comprehensive loss	(1,961)	—	(1,961)	—	—	1,961	(1,961)

Comprehensive loss	$(66,490)	$—	$(40,308)	$3	$(135)	$40,440	$(66,490)

Verso Paper Holdings LLC

Condensed Consolidating Statements of Cash Flows

Nine Months Ended September 30, 2012

(Dollars in thousands)	Parent Issuer	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiary	Non- Guarantor Affiliate	Eliminations	Consolidated
Net cash used in operating activities	$—	$—	$(28,216)	$(8,673)	$(56)	$—	$(36,945)

Cash flows from investing activities:
Proceeds from sale of fixed assets	—	—	1,562	—	—	—	1,562
Transfers to (from) restricted cash	—	—	591	(2)	—	—	589
Return of investment in subsidiaries	63	—	(63)	—	—	—	—
Capital expenditures	—	—	(55,426)	8,675	—	—	(46,751)

Net cash used in investing activities	63	—	(53,336)	8,673	—	—	(44,600)

Cash flows from financing activities:
Borrowings on revolving credit facilities	107,500	—	—	—	—	—	107,500
Payments on revolving credit facilities	(72,500)	—	—	—	—	—	(72,500)
Proceeds from long-term debt	341,191	—	—	—	—	—	341,191
Repayments of long-term debt	(354,984)	—	—	—	—	—	(354,984)
Debt issuance costs	(24,265)	—	—	—	—	—	(24,265)
Cash distributions	(63)	—	—	—	—	—	(63)
Repayment of advances to subsidiaries	354,984	—	(354,984)	—	—	—	—
Advances to subsidiaries	(351,926)	—	351,926	—	—	—	—

Net cash used in financing activities	(63)	—	(3,058)	—	—	—	(3,121)

Change in cash and cash equivalents	—	—	(84,610)	—	(56)	—	(84,666)
Cash and cash equivalents at beginning of period	—	—	94,722	—	73	—	94,795

Cash and cash equivalents at end of period	$—	$—	$10,112	$—	$17	$—	$10,129

Verso Paper Holdings LLC

Condensed Consolidating Statements of Cash Flows

Nine Months Ended September 30, 2011

(Dollars in thousands)	Parent Issuer	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiary	Non- Guarantor Affiliate	Eliminations	Consolidated
Net cash used in operating activities	$—	$—	$(42,344)	$(5,302)	$13	$—	$(47,633)

Cash flows from investing activities:
Proceeds from sale of fixed assets	—	—	228	—	—	—	228
Transfers to (from) restricted cash	—	—	(544)	20,997	—	—	20,453
Capital expenditures	—	—	(52,221)	(15,610)	—	—	(67,831)

Net cash used in investing activities	—	—	(52,537)	5,387	—	—	(47,150)

Cash flows from financing activities:
Proceeds from long-term debt	394,618	—	—	—	—	—	394,618
Repayments of long-term debt	(389,998)	—	—	—	—	—	(389,998)
Debt issuance costs	(10,753)	—	—	(85)	—	—	(10,838)
Repayment of advances to subsidiaries	389,998	—	(389,998)	—	—	—	—
Advances to subsidiaries	(383,865)	—	383,865	—	—	—	—

Net cash used in financing activities	—	—	(6,133)	(85)	—	—	(6,218)

Change in cash and cash equivalents	—	—	(101,014)	—	13	—	(101,001)
Cash and cash equivalents at beginning of period	—	—	152,702	—	4	—	152,706

Cash and cash equivalents at end of period	$—	$—	$51,688	$—	$17	$—	$51,705

DELOITTE & TOUCHE LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, ON FINANCIAL STATEMENT SCHEDULE

To the Board of Directors and Members of Verso Paper Holdings LLC:

We have audited the consolidated financial statements of Verso Paper Holdings LLC, and subsidiaries, (the “Company”), a wholly-owned subsidiary of Verso Paper Finance Holdings LLC, as of December 31, 2011 and 2010, and for each of the three years in the period ended December 31, 2011, and the Company’s internal control over financial reporting as of December 31, 2011, and have issued our reports thereon dated March 5, 2012 (October 17, 2012 as to the effects of the retrospective presentation of separate consolidated statements of comprehensive income, discussed in Note 2); such consolidated financial statements and reports are included elsewhere in this form 10-K. Our audits also included the financial statement schedule of the Company. This consolidated financial statement schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audits. In our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

As discussed in Note 2 to the consolidated financial statements, the accompanying consolidated financial statements have been retrospectively adjusted for the presentation of separate consolidated statements of comprehensive income.

/s/ Deloitte & Touche LLP Memphis,

Tennessee

March 5, 2012

Schedule I – Valuation Accounts

Verso Paper Holdings LLC

For the Years Ended December 31, 2009, 2010 and 2011

(Dollars in thousands)	Balance at Beginning of Period	Charged to Cost and Expenses	Charge-off Against Allowances	Balance at End of Period
Allowance for uncollectible accounts included in Accounts receivable on the consolidated balance sheets
Year Ended December 31, 2009	$1,893	$432	$(1,356)	$969

Year Ended December 31, 2010	$969	$214	$(398)	$785

Year Ended December 31, 2011	$785	$156	$(33)	$908

VERSO PAPER HOLDINGS LLC

VERSO PAPER INC.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Verso Paper Holdings LLC is a limited liability company organized under the laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act, or the DLLC Act, provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to the standards and restrictions, if any, set forth in its limited liability company agreement.

Verso Paper Holdings LLC’s limited liability company agreement provides that the member shall be entitled to be indemnified and held harmless by us to the full extent permitted by law against all losses, claims, demands, costs, damages, liabilities, expenses of any nature (including attorneys’ fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings (civil, criminal, administrative, or investigative) in which the member may be involved, or threatened to be involved as a party or otherwise, relating to performance or nonperformance of any activity concerning us. To the extent permitted by law, the member may cause us to indemnify and hold harmless any managers and/or officers from and against any and all losses, claims, demands, costs, damages, liabilities, expenses of any nature (including attorneys’ fees and disbursements), judgments, fines settlements, and other amounts arising from any or all actions in connection with our business or by virtue of such person’s capacity as our agent. In addition, our limited liability company agreement provides that any and all of our indemnification obligations shall be satisfied only from our assets, and the member shall have no liability or responsibility therefor.

Verso Paper Inc. is a corporation organized under the laws of the state of Delaware. Section 145 of the Delaware General Corporation Law (the “DGCL”) permits each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

The bylaws of Verso Paper Inc. indemnify to the fullest extent of the law every director and officer against expenses incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the corporation.

Item 21.	Exhibits and Financial Statement Schedules

(a)	Exhibits

See the Exhibit Index immediately following the signature pages included in this Registration Statement.

(b)	Financial Statement Schedules

Schedules for the years ended December 31, 2011, 2010 and 2009, are as follows:

Schedule II—Consolidated valuation and qualifying accounts.

Schedule I, III, IV, and V are not applicable and have therefore been omitted.

Item 22.	Undertakings.

(a)	Each of the undersigned registrants hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)	Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d)	Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on the 11th day of February, 2013.

VERSO PAPER HOLDINGS LLC

By:	/s/ Robert P. Mundy
Robert P. Mundy Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David J. Paterson, Robert P. Mundy and Peter H. Kesser, or each of them individually, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent Registration Statement we may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ David J. Paterson David J. Paterson	President, Chief Executive Officer and Director (Principal Executive Officer)	February 11, 2013

/s/ Robert P. Mundy Robert P. Mundy	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 11, 2013

/s/ Michael E. Ducey Michael E. Ducey	Director	February 11, 2013

/s/ Scott M. Kleinman Scott M. Kleinman	Chairman of the Board and Director	February 11, 2013

/s/ David W. Oskin David W. Oskin	Director	February 11, 2013

/s/ L.H. Puckett, Jr. L.H. Puckett, Jr.	Director	February 11, 2013

/s/ David B. Sambur David B. Sambur	Director	February 11, 2013

/s/ Jordan C. Zaken Jordan C. Zaken	Director	February 11, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on the 11th day February, 2013.

VERSO PAPER INC.

By:	/s/ Robert P. Mundy
Robert P. Mundy
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David J. Paterson, Robert P. Mundy and Peter H. Kesser, or each of them individually, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent Registration Statement we may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ David J. Paterson David J. Paterson	President, Chief Executive Officer and Director (Principal Executive Officer)	February 11, 2013

/s/ Robert P. Mundy Robert P. Mundy	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 11, 2013

/s/ Scott M. Kleinman Scott M. Kleinman	Chairman of the Board and Director	February 11, 2013

/s/ David B. Sambur David B. Sambur	Director	February 11, 2013

/s/ Jordan C. Zaken Jordan C. Zaken	Director	February 11, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on the 11th day of February, 2013.

VERSO PAPER LLC

VERSO ANDROSCOGGIN LLC

VERSO BUCKSPORT LLC

VERSO SARTELL LLC

VERSO QUINNESEC LLC

VERSO MAINE ENERGY LLC

VERSO FIBER FARM LLC

NEXTIER SOLUTIONS CORPORATION

VERSO QUINNESEC REP HOLDING INC.

By:	/s/ Robert P. Mundy
Robert P. Mundy Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David J. Paterson, Robert P. Mundy and Peter H. Kesser, or each of them individually, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent Registration Statement we may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ David J. Paterson David J. Paterson	President, Chief Executive Officer and Director (Principal Executive Officer)	February 11, 2013

/s/ Robert P. Mundy Robert P. Mundy	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 11, 2013

/s/ Michael E. Ducey Michael E. Ducey	Director	February 11, 2013

/s/ Scott M. Kleinman Scott M. Kleinman	Chairman of the Board and Director	February 11, 2013

/s/ David W. Oskin David W. Oskin	Director	February 11, 2013

/s/ L.H. Puckett, Jr. L.H. Puckett, Jr.	Director	February 11, 2013

/s/ David B. Sambur David B. Sambur	Director	February 11, 2013

/s/ Jordan C. Zaken Jordan C. Zaken	Director	February 11, 2013

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
2.1	Agreement of Purchase and Sale dated as of June 4, 2006, among International Paper Company, Verso Paper Investments LP and Verso Paper LLC,(1) as amended by Amendment No. 1 to Agreement of Purchase and Sale dated as of August 1, 2006, among International Paper Company, Verso Paper Investments LP and Verso Paper LLC,(2) and Amendment No. 2 to Agreement of Purchase and Sale dated as of May 31, 2007, among International Paper Company, Verso Paper Investments LP and Verso Paper LLC.(2)

3.1	Certificate of Formation, as amended, of Verso Paper Holdings LLC.(3)

3.2	Amended and Restated Limited Liability Company Agreement of Verso Paper Holdings LLC.(3)

3.3	Certificate of Incorporation, as amended, of Verso Paper Inc.(1)

3.4	Bylaws of Verso Paper Inc.(1)

3.5	Certificate of Formation, as amended, of Verso Paper LLC.(4)

3.6	Amended and Restated Limited Liability Company Agreement of Verso Paper LLC.(4)

3.7	Certificate of Formation, as amended, of Verso Androscoggin LLC.(4)

3.8	Amended and Restated Limited Liability Company Agreement of Verso Androscoggin LLC.(4)

3.9	Certificate of Formation, as amended, of Verso Bucksport LLC.(4)

3.10	Amended and Restated Limited Liability Company Agreement of Verso Bucksport LLC.(4)

3.11	Certificate of Formation, as amended, of Verso Sartell LLC.(4)

3.12	Amended and Restated Limited Liability Company Agreement of Verso Sartell LLC.(4)

3.13	Certificate of Formation, as amended, of Verso Quinnesec LLC.(4)

3.14	Amended and Restated Limited Liability Company Agreement of Verso Quinnesec LLC.(4)

3.15	Certificate of Formation of Verso Maine Energy LLC.(4)

3.16	Limited Liability Company Agreement of Verso Maine Energy LLC.(4)

3.17	Certificate of Formation, as amended, of Verso Fiber Farm LLC.(4)

3.18	Amended and Restated Limited Liability Company Agreement of Verso Fiber Farm LLC.(4)

3.19	Amended and Restated Articles of Incorporation of nexTier Solutions Corporation.(4)

3.20	Bylaws of nexTier Solutions Corporation.(4)

3.21	Certificate of Incorporation of Verso Quinnesec REP Holding Inc.(4)

3.22	Bylaws of Verso Quinnesec REP Holding Inc.(4)

4.1	Indenture relating to 11.75% Senior Secured Notes due 2019, dated as of March 21, 2012, among Verso Paper Holdings LLC, Verso Paper Inc., the Guarantors named therein, and Wilmington Trust, National Association, as Trustee,(5) as supplemented by the First Supplemental Indenture dated as of March 29, 2012, among Verso Paper Holdings LLC, Verso Paper Inc., the Guarantors named therein, and Wilmington Trust, National Association, as Trustee,(6) as supplemented by the Second Supplemental Indenture dated as of January 31, 2013, among Verso Paper Holdings LLC, Verso Paper Inc., the Guarantors named therein, and Wilmington Trust, National Association, as Trustee.(7)

4.2	Indenture relating to 11.75% Secured Notes due 2019, dated as of May 11, 2012, among Verso Paper Holdings LLC, Verso Paper Inc., the Guarantors named therein, and Wilmington Trust, National Association, as Trustee.(8)

Exhibit Number	Description of Exhibit
4.3	Indenture relating to 8.75% Second Priority Senior Secured Notes due 2019, dated as of January 26, 2011, among Verso Paper Holdings LLC, Verso Paper Inc., the Guarantors named therein, and Wilmington Trust Company, as Trustee,(9) as supplemented by the First Supplemental Indenture dated as of February 10, 2011, among Verso Paper Holdings LLC, Verso Paper Inc., the Guarantors named therein, and Wilmington Trust Company, as Trustee.(10)

4.4	Indenture relating to Second Priority Senior Secured Floating Rate Notes due 2014, dated as of August 1, 2006, among Verso Paper Holdings LLC, Verso Paper Inc., the Guarantors named therein, and Wilmington Trust Company, as Trustee,(1) as supplemented by the First Supplemental Indenture dated as of May 30, 2009, among Verso Paper Holdings LLC, Verso Paper Inc., the Guarantors named therein, and Wilmington Trust Company, as Trustee,(11) as supplemented by the Second Supplemental Indenture dated as of January 10, 2011, among Verso Paper Holdings LLC, Verso Paper Inc., the Guarantors named therein, and Wilmington Trust Company, as Trustee,(11) and as supplemented by the Third Supplemental Indenture dated as of May 8, 2012, among Verso Paper Holdings LLC, Verso Paper Inc., the Guarantors named therein, and Wilmington Trust Company, as Trustee.(12)

4.5	Indenture relating to 11 3/8% Senior Subordinated Notes due 2016, dated as of August 1, 2006, among Verso Paper Holdings LLC, Verso Paper Inc., the Guarantors named therein, and Wilmington Trust Company, as Trustee,(1) as supplemented by the First Supplemental Indenture dated as of May 30, 2009, among Verso Paper Holdings LLC, Verso Paper Inc., the Guarantors named therein, and Wilmington Trust Company, as Trustee,(11) as supplemented by the Second Supplemental Indenture dated as of January 10, 2011, among Verso Paper Holdings LLC, Verso Paper Inc., the Guarantors named therein, and Wilmington Trust Company, as Trustee,(11) and as supplemented by the Third Supplemental Indenture dated as of May 8, 2012, among Verso Paper Holdings LLC, Verso Paper Inc., the Guarantors named therein, and Wilmington Trust Company, as Trustee.(12)

4.6	Registration Rights Agreement dated as of January 31, 2013, among Verso Paper Holdings LLC, Verso Paper Inc., the subsidiaries of Verso Paper Holdings LLC party thereto, and Citigroup Global Markets Inc., as exchange agent.(7)

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

5.2	Opinion of O’Melveny & Myers LLP.

8.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

10.1	Credit Agreement dated as of May 4, 2012, among Verso Paper Finance Holdings LLC, Verso Paper Holdings LLC, each of the subsidiaries of the borrower party thereto, the lenders party thereto, Citibank, N.A., as Administrative Agent, and Citigroup Global Markets Inc., Barclays Bank PLC and Credit Suisse Securities (USA) LLC, as Co-Syndication Agents, Joint Bookrunners and Joint Lead Arrangers.(12)

10.2	Credit Agreement dated as of May 4, 2012, among Verso Paper Finance Holdings LLC, Verso Paper Holdings LLC, each of the subsidiaries of the borrower party thereto, the lenders party thereto, Credit Suisse AG, Cayman Islands Branch, as Administrative Agent, and Citigroup Global Markets Inc., Barclays Bank PLC and Credit Suisse Securities (USA) LLC, as Co-Syndication Agents, Joint Bookrunners and Joint Lead Arrangers.(12)

10.3	Collateral Agreement dated as of January 26, 2011, among Verso Paper Holdings LLC, Verso Paper Inc., each Subsidiary party thereto, and Wilmington Trust Company, as Collateral Agent,(9) as amended by Amendment No. 1 to Collateral Agreement dated as of February 10, 2011, among Verso Paper Holdings LLC, Verso Paper Inc., each Subsidiary party thereto, and Wilmington Trust Company, as Collateral Agent.(11)

10.4	Collateral Agreement dated as of May 11, 2012, among Verso Paper Holdings LLC, each other pledgor identified therein, and Wilmington Trust, National Association, as Collateral Agent.(8)

10.5	Collateral Agreement dated as of August 1, 2006, among Verso Paper Holdings LLC, Verso Paper Inc., the Subsidiaries named therein, and Wilmington Trust Company, as Collateral Agent.(13)

Exhibit Number	Description of Exhibit
10.6	Guarantee and Collateral Agreement dated as of May 4, 2012, among Verso Paper Finance Holdings LLC, Verso Paper Holdings LLC, each other Pledgor identified therein, and Citibank, N.A., as Administrative Agent.(11)

10.7	Guarantee and Collateral Agreement dated as of May 4, 2012, among Verso Paper Finance Holdings LLC, Verso Paper Holdings LLC, each other Pledgor identified therein, and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent.(11)

10.8	Amended and Restated Guarantee and Collateral Agreement dated as of June 11, 2009, among Verso Paper Finance Holdings LLC, Verso Paper Holdings LLC, each other Pledgor identified therein, and Credit Suisse, Cayman Islands Branch, as Administrative Agent,(14) as amended by Letter Agreement, dated March 21, 2012 from Wilmington Trust, National Association, as Trustee, to Credit Suisse, Cayman Islands Branch, as Administrative Agent.(5)

10.9	Intercreditor Agreement dated as of August 1, 2006, among Credit Suisse, Cayman Islands Branch, as Intercreditor Agent, Wilmington Trust Company, as Trustee, Verso Paper Finance Holdings LLC, Verso Paper Holdings LLC, and the Subsidiaries party thereto,(1) as supplemented by Supplement No. 1 to Intercreditor Agreement dated as of May 29, 2009, among Verso Paper Five Corp., Verso Fiber Farm LLC, Verso Maine Energy LLC, Credit Suisse, Cayman Islands Branch, as Intercreditor Agent, and Wilmington Trust Company, as Trustee, (4) as supplemented by Supplement No. 2 to Intercreditor Agreement dated as of January 10, 2011, among Verso Quinnesec REP Holding Inc., Credit Suisse, Cayman Islands Branch, as Intercreditor Agent, and Wilmington Trust Company, as Trustee,(4) as supplemented by Joinder and Supplement No. 3 to Intercreditor Agreement dated as of January 26, 2011, among Wilmington Trust Company, as Trustee, Verso Paper Finance Holdings LLC, Verso Paper Holdings LLC, Verso Paper Inc., and the Subsidiaries party thereto,(9) as supplemented by Joinder and Supplement No. 4 to Intercreditor Agreement dated as of May 4, 2012, among Wilmington Trust, National Association, as Trustee, Citibank, N.A., as intercreditor agent, Wilmington Trust Company, as second-priority designated agent, Verso Paper Holdings LLC, Verso Paper Finance Holdings LLC and the subsidiaries of Verso Paper Holdings LLC named therein,(11) and as supplemented by Joinder and Supplement No. 5 to Intercreditor Agreement dated as of May 11, 2012, among Wilmington Trust, National Association, as Trustee, Citibank, N.A., as Intercreditor Agent, Wilmington Trust Company, as Second-Priority Designated Agent, Verso Paper Finance Holdings LLC, Verso Paper Holdings LLC and the subsidiaries of Verso Paper Holdings LLC named therein.(8)

10.10	Senior Lien Intercreditor Agreement dated as of May 4, 2012, among Verso Paper Holdings LLC, Verso Paper Finance Holdings LLC, the subsidiaries of Verso Paper Holdings LLC name therein, Citibank, N.A., as administrative agent and collateral agent under the credit agreement dated as of May 4, 2012, Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent under the credit agreement dated as of May 4, 2012, and Wilmington Trust, National Association, as the trustee and collateral agent under the indenture dated as of March 21, 2012,(11) as amended by Amendment No. 1 to the Senior Lien Intercreditor Agreement dated as of May 16, 2012, among Verso Paper Holdings, LLC, Verso Paper Finance Holdings LLC, the subsidiaries of Verso Paper Holdings LLC name therein, Citibank, N.A., as administrative agent and collateral agent under the credit agreement dated as of May 4, 2012, Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent under the credit agreement dated as of May 4, 2012, and Wilmington Trust, National Association, as the trustee and collateral agent under the indenture dated as of March 21, 2012.(11)

10.11	First-Priority Intercreditor Agreement dated as of May 4, 2012, among Verso Paper Holdings LLC, Verso Paper Finance Holdings LLC, the subsidiaries of Verso Paper Holdings LLC name therein, Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent under the credit agreement dated as of May 4, 2012, and Wilmington Trust, National Association, as the trustee and collateral agent under the indenture dated as of March 21, 2012.(11)

Exhibit Number	Description of Exhibit
10.12	Intercreditor Agreement dated as of May 11, 2012, among Verso Paper Holdings LLC, Verso Paper Finance Holdings LLC, the subsidiaries of Verso Paper Holdings LLC name therein, Citibank, N.A., as Intercreditor Agent, Citibank, N.A., as Administrative Agent under the Credit Agreement dated as of May 4, 2012, Credit Suisse AG, Cayman Islands Branch, as Administrative Agent under the Credit Agreement dated as of May 4, 2012, Wilmington Trust, National Association, as Trustee under the Indenture dated as of March 21, 2012 and Wilmington Trust, National Association, as Trustee and Collateral Agent under the Indenture dated as of May 11, 2012.(8)

10.13	Intellectual Property Security Agreement dated as of August 1, 2006, made by Verso Paper Finance Holdings LLC, Verso Paper Holdings LLC, Verso Paper Inc., Verso Paper LLC, Verso Androscoggin LLC, Verso Bucksport LLC, Verso Quinnesec LLC, Verso Sartell LLC, and nexTier Solutions Corporation in favor of Credit Suisse, Cayman Islands Branch, as Administrative Agent.(1)

10.14	Intellectual Property Security Agreement dated as of August 1, 2006, made by Verso Paper Holdings LLC, Verso Paper Inc., Verso Paper LLC, Verso Androscoggin LLC, Verso Bucksport LLC, Verso Quinnesec LLC, Verso Sartell LLC, and nexTier Solutions Corporation in favor of Wilmington Trust Company, as Collateral Agent.(1)

10.15	Credit Agreement dated January 31, 2007, among Verso Paper Finance Holdings LLC, Verso Paper Finance Holdings Inc., the Lenders party thereto, Credit Suisse, as Administrative Agent, and Citigroup Global Markets Inc., as Syndication Agent.(15)

10.16*	Management and Transaction Fee Agreement dated as of August 1, 2006, among Verso Paper LLC, Verso Paper Investments LP, Apollo Management V, L.P., and Apollo Management VI, L.P.(1)

10.17*	Third Amended and Restated Limited Partnership Agreement of Verso Paper Management LP dated as of May 20, 2008 (form).(16)

10.18*	Registration Rights Agreement dated as of May 20, 2008, among Verso Paper Corp., Verso Paper Investments LP, and the Individual Limited Partners (form).(17)

10.19*	Verso Paper Corp. Amended and Restated 2008 Incentive Award Plan.(18)

10.20*	Verso Paper Corp. 2008 Incentive Award Plan Stock Option Grant Notice and Stock Option Agreement for Non-Employee Directors (form).(19)

10.21*	Verso Paper Corp. 2008 Incentive Award Plan Stock Option Grant Notice and Stock Option Agreement for Executives (form).(20)

10.22*	Verso Paper Corp. 2008 Incentive Award Plan Restricted Stock Award Grant Notice and Restricted Stock Award Agreement for Executives (form).(20)

10.23*	Verso Paper Corp. Senior Executive Bonus Plan.(17)

10.24*	Verso Paper Corp. 2012 Bonus Plan.(18)

10.25*	Verso Paper Corp. 2009 Long-Term Cash Award Program for Executives.(21)

10.26*	Verso Paper Corp. 2012 Executive Long-Term Incentive Program.(22)

10.27*	Verso Paper Corp. Executive Retirement Program.(23)

10.29*	Verso Paper Deferred Compensation Plan, consisting of The CORPORATEplan for RetirementSM Executive Plan, Basic Plan Document, effective as of February 15, 2007, as amended and restated by the Adoption Agreement effective as of December 1, 2008, as further amended by the Verso Paper Deferred Compensation Plan Amendment effective as of April 10, 2009, and as further amended by the Second Amendment to Verso Paper Deferred Compensation Plan effective as of January 1, 2010.(23)

Exhibit Number	Description of Exhibit
10.30*	Employment Agreement dated as of April 20, 2012, between David J. Paterson and Verso Paper Corp.(24)

10.31*	Employment Agreement dated as of November 16, 2006, between Mike Jackson and Verso Paper Holdings LLC,(1) as supplemented by Letter Agreement dated as of November 16, 2006, between Verso Paper Holdings LLC and Mike Jackson,(1) as amended by First Amendment to Employment Agreement dated as of January 1, 2008, between Mike Jackson and Verso Paper Holdings LLC,(25) and Second Amendment to Employment Agreement dated as of December 31, 2008, between Mike Jackson and Verso Paper Holdings LLC.(26)

10.32*	Letter Agreement dated as of April 20, 2012, between Verso Paper Corp. and Michael A. Jackson.(24)

10.33*	Amended and Restated Confidentiality and Non-Competition Agreement between Verso Paper Corp. and each of its executives (form).(22)

10.34*	Indemnification Agreement between Verso Paper Corp. and its directors and executive officers (form).(17)

12	Computation of Ratio of Earnings to Fixed Charges.

21	Subsidiaries of Verso Paper Holdings LLC.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).

23.3	Consent of O’Melveny & Myers LLP (included in Exhibit 5.2).

23.4	Consent of Resource Information Systems, Inc.(27)

24	Powers of Attorney (included on signature pages of this Registration Statement).

25	Form T-1 (Wilmington Trust, National Association).

99.1	Letter of Transmittal (form).

99.2	Notice of Guaranteed Delivery (form).

99.3	Letter to Brokers (form).

99.4	Letter to Clients (form).

101.INS	XBRL Instance Document.

101.SCH	XBRL Taxonomy Extension Schema.

101.CAL	XBRL Taxonomy Extension Calculation Linkbase.

101.DEF	XBRL Taxonomy Extension Definition Linkbase.

101.LAB	XBRL Taxonomy Extension Label Linkbase.

101.PRE	XBRL Taxonomy Extension Presentation Linkbase.

(1)	Incorporated by reference to Amendment No. 1 to Verso Paper Holdings LLC’s Registration Statement on Form S-4 (Registration No. 333-142283), filed with the SEC on June 29, 2007.
(2)	Incorporated by reference to Amendment No. 1 to Verso Paper Corp.’s Registration Statement on Form S-1 (Registration No. 333-148201), filed with the SEC on February 13, 2008.
(3)	Incorporated by reference to Verso Paper Holdings LLC’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC on March 12, 2008.
(4)	Incorporated by reference to Verso Paper Holdings LLC’s Registration Statement on Form S-4 (Registration No. 333-174841), filed with the SEC on June 10, 2011.

(5)	Incorporated by reference to Verso Paper Corp.’s and Verso Paper Holdings LLC’s Current Report on Form 8-K, filed with the SEC on March 22, 2012.
(6)	Incorporated by reference to Verso Paper Corp.’s and Verso Paper Holdings LLC’s Current Report on Form 8-K, filed with the SEC on March 29, 2012.
(7)	Incorporated by reference to Verso Paper Corp.’s and Verso Paper Holdings LLC’s Current Report on Form 8-K, filed with the SEC on February 4, 2013.
(8)	Incorporated by reference to Verso Paper Corp.’s and Verso Paper Holdings LLC’s Current Report on Form 8-K, filed with the SEC on May 15, 2012.
(9)	Incorporated by reference to Verso Paper Corp.’s and Verso Paper Holdings LLC’s Current Report on Form 8-K, filed with the SEC on January 26, 2011.
(10)	Incorporated by reference to Verso Paper Corp.’s and Verso Paper Holdings LLC’s Current Report on Form 8-K, filed with the SEC on February 10, 2011.
(11)	Incorporated by reference to Verso Paper Holdings LLC’s and Verso Paper Inc.’s Registration Statement on Form S-4 (Registration No. 333-184490), filed with the SEC on October 18, 2012.
(12)	Incorporated by reference to Verso Paper Corp.’s and Verso Paper Holdings LLC’s Current Report on Form 8-K, filed with the SEC on May 9, 2012.
(13)	Incorporated by reference to Verso Paper Holdings LLC’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2009, filed with the SEC on August 14, 2009.
(14)	Incorporated by reference to Verso Paper Corp.’s and Verso Paper Holdings LLC’s Current Report on Form 8-K, filed with the SEC on June 11, 2009.
(15)	Incorporated by reference to Verso Paper Corp.’s Registration Statement on Form S-1 (Registration No. 333-148201), filed with the SEC on December 20, 2007.
(16)	Incorporated by reference to Amendment No. 5 to Verso Paper Corp.’s Registration Statement on Form S-1 (Registration No. 333-148201), filed with the SEC on May 8, 2008.
(17)	Incorporated by reference to Amendment No. 3 to Verso Paper Corp.’s Registration Statement on Form S-1 (Registration No. 333-148201), filed with the SEC on April 28, 2008.
(18)	Incorporated by reference to Verso Paper Corp.’s Proxy Statement for the 2012 Annual Meeting of Stockholders, filed with the SEC on April 14, 2012.
(19)	Incorporated by reference to Verso Paper Corp.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on March 5, 2009.
(20)	Incorporated by reference to Verso Paper Corp.’s Current Report on Form 8-K, filed with the SEC on September 25, 2009.
(21)	Incorporated by reference to Verso Paper Corp.’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2009, filed with the SEC on August 6, 2009.
(22)	Incorporated by reference to Verso Paper Corp.’s and Verso Paper Holdings LLC’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012, filed with the SEC on May 14, 2012.
(23)	Incorporated by reference to Verso Paper Corp.’s and Verso Paper Holdings LLC’s Current Report on Form 8-K, filed with the SEC on December 30, 2009.
(24)	Incorporated by reference to Verso Paper Corp.’s Current Report on Form 8-K, filed with the SEC on April 20, 2012.
(25)	Incorporated by reference to Amendment No. 2 to Verso Paper Corp.’s Registration Statement on Form S-1 (Registration No. 333-148201), filed with the SEC on April 2, 2008.
(26)	Incorporated by reference to Verso Paper Corp.’s and Verso Paper Holdings LLC’s Current Report on Form 8-K, filed with the SEC on January 2, 2009.
(27)	Incorporated by reference to Verso Paper Corp.’s and Verso Paper Holdings LLC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on March 6, 2012.
*	An asterisk denotes a management contract or compensatory plan or arrangement.